As filed with the Securities and Exchange Commission on April 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE FINANCE COMPANY

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Cayman Islands	1381	98-0366361
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard B. Barker

Noble Finance Company

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David L. Emmons

Clinton W. Rancher

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028	$510,130,204 (1)	100%	$510,130,204	$55,655.21 (2)
Guarantees of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028	—	—	—	— (3)

(1)

Represents the sum of (i) $129,297,917, the initial aggregate principal amount of the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”) issued pursuant to the Plan (as defined herein) and registered for resale hereby, and (ii) an additional $380,832,287 aggregate principal amount of Notes that may be issued if interest on the Notes is paid-in-kind through maturity.

(2)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the Notes being registered.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bully 1 (Switzerland) GmbH**	Switzerland	98-0568935
Noble BD LLC	Delaware	82-5210197
Noble Cayman SCS Holding Ltd	Cayman Islands	98-1350467
Noble Contracting II GmbH**	Switzerland	—
Noble Drilling (Guyana) Inc.***	Guyana	98-1405736
Noble Drilling (Norway) AS†	Norway	52-2239546
Noble Drilling (TVL) Ltd.	Cayman Islands	—
Noble Drilling (U.S.) LLC	Delaware	76-0295031
Noble Drilling Doha LLC‡	Doha, Qatar	—
Noble Drilling International GmbH**	Switzerland	98-0688632
Noble Drilling Services LLC (f/k/a Noble Drilling Services Inc.)	Delaware	76-0295033
Noble DT LLC	Delaware	84-3405555
Noble International Finance Company	Cayman Islands	98-0655893
Noble Leasing (Switzerland) GmbH**	Switzerland	98-0566694
Noble Leasing III (Switzerland) GmbH**	Switzerland	98-0631434
Noble Resources Limited	Cayman Islands	98-1096876
Noble Rig Holding 2 Limited	Cayman Islands	98-1461033
Noble Rig Holding I Limited	Cayman Islands	98-1443703
Noble SA Limited	Cayman Islands	98-1343368
Noble Services Company LLC	Delaware	85-3318770
Noble Services International Limited	Cayman Islands	98-1096893

*

Each additional registrant is a wholly-owned direct or indirect subsidiary of Noble Finance Company. Unless otherwise indicated, the address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone (281) 276-6100. The primary standard industrial classification code number of each of the additional registrants is 1381. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrants is Richard B. Barker, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone (281) 276-6100.

**	The address, including zip code, of such registrant’s principal executive offices is Dorfstrasse 19a, Baar Switzerland 6340.

***	The address, including zip code, of such registrant’s principal executive offices is 63 Hadfield & Cross Streets, Werk-en Rust, Georgetown, Demerara, Guyana.

†	The address, including zip code, of such registrant’s principal executive offices is Hinna Park Jåttåvågveien 7, Bygg B, PO Box 370, Stavanger, Norway 4067.

‡	The address, including zip code, of such registrant’s principal executive offices is Salam Globex Business Center, The Gate- Tower II, Office 807, 8th Level, PO Box 14023, West Bay, Doha, Qatar.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2021

PROSPECTUS

NOBLE FINANCE COMPANY

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

This prospectus relates to the resale, from time to time, by the selling securityholders identified in this prospectus of up to $510,130,204 aggregate principal amount (assuming interest is paid-in-kind through maturity) of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”) previously issued or to be issued by us.

We are registering the offer and sale of the Notes pursuant to registration rights we have granted under a registration rights agreement dated as of February 5, 2021. We have agreed to bear all of the expenses incurred in connection with the registration of the Notes. The selling securityholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Notes.

We are not selling any Notes under this prospectus, and we will not receive any proceeds from the sale of the Notes by the selling securityholders under this prospectus. Our registration of the Notes covered by this prospectus does not mean that the selling securityholders will offer or sell any of the Notes. The Notes to which this prospectus relates may be offered and sold from time to time directly by the selling securityholders or alternatively through underwriters, broker dealers, or agents. The selling securityholders will determine at what price they may sell the Notes offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” and “Selling Securityholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

There is currently no established public trading market for the Notes, and there can be no assurance that a public trading market will develop.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of the risks regarding an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

EXPLANATORY NOTE

As previously reported, on July 31, 2020 (the “Petition Date”), Noble Holding Corporation plc (formerly known as Noble Corporation plc), a public limited company incorporated under the laws of England and Wales (“Legacy Noble”), and certain of its subsidiaries, including Noble Finance Company (formerly known as Noble Corporation), an exempted company incorporated in the Cayman Islands with limited liability (“Finco”), filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). On September 4, 2020, the Debtors (as defined herein) filed with the Bankruptcy Court the Joint Plan of Reorganization of Noble Corporation plc and its Debtor Affiliates, which was subsequently amended on October 8, 2020 and October 13, 2020 and modified on November 18, 2020 (as amended, modified or supplemented, the “Plan”), and the related disclosure statement (the “Disclosure Statement”). On September 24, 2020, six additional subsidiaries of Legacy Noble (together with Legacy Noble and its subsidiaries that filed on the Petition Date, as the context requires, the “Debtors”) filed voluntary petitions in the Bankruptcy Court. The chapter 11 proceedings were jointly administered under the caption Noble Corporation plc, et al. (Case No. 20-33826) (the “Chapter 11 Cases”). On November 20, 2020, the Bankruptcy Court entered an order confirming the Plan.

In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date (as defined herein), Legacy Noble and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which Legacy Noble formed Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Parent”), as an indirect, wholly-owned subsidiary of Legacy Noble and transferred to Noble Parent substantially all of the subsidiaries and other assets of Legacy Noble. On February 5, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Chapter 11 Proceedings and Going Concern” for a description of the events that occurred on the Effective Date, including the issuance of ordinary shares of Noble Parent with a nominal value of $0.00001 per share (the “Ordinary Shares”). In accordance with the Plan, Legacy Noble and its remaining subsidiary will in due course be wound down and dissolved in accordance with applicable law. Noble Parent’s principal asset is all of the shares of Finco. Finco has no public equity outstanding. The consolidated financial statements of Noble Parent have been included in this registration statement because they include the accounts of Finco and Noble Parent conducts substantially all of its business through Finco and its subsidiaries. Finco was an indirect, wholly-owned subsidiary of Legacy Noble prior to the Effective Date and has been a direct, wholly-owned subsidiary of Noble Parent since the Effective Date.

On October 12, 2020, the Debtors entered into a Backstop Commitment Agreement (as amended, supplemented or modified, together with all exhibits and schedules thereto, the “Backstop Commitment Agreement”) with the backstop parties thereto (collectively, the “Backstop Parties”). On the Effective Date, pursuant to the Backstop Commitment Agreement and in accordance with the Plan, Noble Parent and Finco consummated a rights offering (the “Rights Offering”) of the Notes and associated Ordinary Shares at an aggregate subscription price of $200 million. On the Effective Date, Finco issued an aggregate principal amount of $216 million of Notes.

i

On the Effective Date, Finco entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties who received Notes under the Plan (the “RRA Noteholders”). Under the Registration Rights Agreement, RRA Noteholders have certain demand and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Pursuant to their underwritten offering registration rights, RRA Noteholders have the right to demand Finco register underwritten offerings of any or all of their Registrable Securities (as defined in the Registration Rights Agreement) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain RRA Noteholders may require Finco register an underwritten offering for an amount that would enable all remaining Registrable Securities to be included in such offering. In addition, the Registration Rights Agreement requires Finco to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by filing a registration statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Registration Rights Agreement.

Finco is filing the registration statement of which this prospectus forms a part pursuant to the foregoing obligation. The foregoing description of the Registration Rights Agreement is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Unless otherwise expressly set forth or as the context otherwise indicates, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, contained herein reflect the actual historical consolidated results of operations and financial condition of Legacy Noble or Finco, as applicable, for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of fresh start accounting, which Noble Parent and Finco adopted as of the Effective Date. Accordingly, such financial information may not be representative of Noble Parent’s or Finco’s, as applicable, performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise suggested by the context, all other information contained herein relates to Noble Parent or Finco, as applicable, following the Effective Date.

ii

ABOUT THIS PROSPECTUS

Unless we otherwise indicate, or unless the context requires otherwise, references in this prospectus to “Noble,” the “Company,” “we,” “us” and “our” refer collectively to Noble Parent and its consolidated subsidiaries, including Finco, when referring to periods following the Effective Date, and to Legacy Noble and its consolidated subsidiaries, including Finco, when referring to periods prior to the Effective Date.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). This prospectus provides you with a general description of us and the securities that may be offered by the selling securityholders. Because each of the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling securityholders pursuant to this prospectus, the selling securityholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling securityholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not, and the selling securityholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling securityholders are not, making any offer to sell the Notes in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Notes. Our business, financial condition, results of operations and prospects may have changed since such date.

We have not, and the selling securityholders have not, taken any action to permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Notes and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus, is not complete and does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the Explanatory Note and the information under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and the consolidated financial statements and the notes thereto appearing elsewhere in this prospectus before making an investment decision. Unless we otherwise indicate, or unless the context requires otherwise, references in this prospectus to “Noble,” the “Company,” “we,” “us” and “our” refer collectively to Noble Parent and its consolidated subsidiaries, including Finco, when referring to periods following the Effective Date, and to Legacy Noble and its consolidated subsidiaries, including Finco, when referring to periods prior to the Effective Date.

Our Company

Finco is a direct, wholly-owned and controlled subsidiary of Noble Parent. Noble is a leading offshore drilling contractor for the oil and gas industry. Noble provides contract drilling services to the international oil and gas industry with its global fleet of mobile offshore drilling units. Noble focuses on a balanced, high-specification fleet of floating and jackup rigs and the deployment of its drilling rigs in oil and gas basins around the world. The consolidated financial statements of Noble Parent have been included in this registration statement because they include the accounts of Finco and Noble Parent conducts substantially all its business through Finco and its subsidiaries. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921.

Contract Drilling Services

We report our contract drilling operations as a single reportable segment, Contract Drilling Services, which reflects how we manage our business. The mobile offshore drilling units comprising our offshore rig fleet operate in a global market for contract drilling services and are often redeployed to different regions due to changing demands of our customers, which consist primarily of large, integrated, independent and government-owned or controlled oil and gas companies throughout the world.

We typically provide contract drilling services under an individual contract, on a dayrate basis. Although the final terms of the contracts result from negotiations with our customers, many contracts are awarded based upon a competitive bidding process.

Generally, our contracts allow us to recover our mobilization and demobilization costs associated with moving a drilling unit from one regional location to another. When market conditions require us to assume these costs, our operating margins are reduced accordingly. For shorter moves, such as “field moves,” our customers have generally agreed to assume the costs of moving the unit in the form of a reduced dayrate or “move rate” while the unit is being moved. Under current market conditions, we are much less likely to receive full reimbursement of our mobilization and demobilization costs.

Contracts often contain early termination provisions permitting the customer to terminate the contract if the unit is lost or destroyed or if operations are suspended for a specified period of time due to breakdown of equipment or breach of contract. In addition, the terms of our drilling contracts permit the customer to terminate the contract after specified notice periods by tendering contractually specified termination amounts and, in often cases, without any payment or a modest payment.

During periods of depressed market conditions, such as the one we experienced for a number of years, our customers may attempt to renegotiate or repudiate their contracts with us although we seek to enforce our rights under our contracts. The renegotiations may include changes to key contract terms, such as pricing, termination and risk allocation.

Drilling Fleet

Noble is a leading offshore drilling contractor for the oil and gas sector. Noble owns and operates one of the most modern, versatile and technically advanced fleets of mobile offshore drilling units in the offshore drilling industry. Noble provides contract drilling services with a fleet of 19 offshore drilling units, consisting of seven floaters and 12 jackups at the date of this prospectus, focused largely on ultra-deepwater and high-specification drilling opportunities in both established and emerging regions worldwide. Each type of drilling rig is described further under “Business—Drilling Fleet.” At December 31, 2020, our fleet was located in Far East Asia, the Middle East, the North Sea, Oceania, South America and the US Gulf of Mexico.

Emergence from Chapter 11

On the Petition Date, Legacy Noble and certain of its subsidiaries, including Finco, filed the Chapter 11 Cases in the Bankruptcy Court. On September 4, 2020, the Debtors filed with the Bankruptcy Court the Plan, which was subsequently amended on October 8, 2020 and October 13, 2020 and modified on November 18, 2020, and the Disclosure Statement. On September 24, 2020, six additional subsidiaries of Legacy Noble filed the Chapter 11 Cases in the Bankruptcy Court. On November 20, 2020, the Bankruptcy Court entered an order confirming the Plan. In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date, Legacy Noble and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which Legacy Noble formed Noble Parent as an indirect, wholly-owned subsidiary of Legacy Noble and transferred to Noble Parent substantially all of the subsidiaries and other assets of Legacy Noble. On the Effective Date, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

On the Effective Date, pursuant to the Backstop Commitment Agreement and in accordance with the Plan, Noble Parent and Finco consummated the Rights Offering of the Notes and associated Ordinary Shares at an aggregate subscription price of $200 million. On the Effective Date, Finco issued an aggregate principal amount of $216 million of Notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Chapter 11 Proceedings and Going Concern” for a description of the events that occurred on the Effective Date, including the issuance of the Ordinary Shares, the Tranche 1 Warrants, the Tranche 2 Warrants and the Tranche 3 Warrants (each as defined herein). In accordance with the Plan, Legacy Noble and its remaining subsidiary will in due course be wound down and dissolved in accordance with applicable law.

Recent Events

Merger

On March 25, 2021, Noble Parent entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Duke Merger Sub, LLC, a wholly-owned subsidiary of Noble Parent (“Merger Sub”), and Pacific Drilling Company LLC (“Pacific Drilling”), pursuant to which Noble Parent would acquire Pacific Drilling in an all-stock transaction. The board of directors of Noble Parent (the “Board”) and the board of directors of Pacific Drilling have unanimously approved and adopted the Merger Agreement.

The Merger Agreement provides that, upon consummation of the Merger, Merger Sub will merge with and into Pacific Drilling (the “Merger”), with Pacific Drilling continuing as the surviving company and a wholly-owned subsidiary of Noble Parent. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each membership interest in Pacific Drilling (the “Membership Interests”) will be converted into the right to receive a number of Ordinary Shares equal to the Membership Interest Exchange Ratio (as defined below) and (b) each of Pacific Drilling’s warrants outstanding immediately prior to the Effective Time (the “Pacific Warrants”) will be converted into the right to receive a number of Ordinary Shares equal to the Warrant Exchange Ratio. For purposes of the Merger Agreement, the “Membership Interest Exchange Ratio” equals (i) 16,600,000, less the Pacific Warrant Consideration Shares (as defined below), divided by (ii) 2,500,000; and the “Warrant Exchange Ratio” means (a) the aggregate number of Ordinary Shares issuable pursuant to Section 5.1(f)(iii) of that certain Warrant Agreement, dated as of December 31, 2020, between Pacific Drilling and American Stock Transfer & Trust Company, LLC, as reasonably determined by the board of directors of Pacific Drilling pursuant to the terms thereof (the “Pacific Warrant Consideration Shares”), divided by (b) 441,176.

The Merger Agreement contains customary representations, warranties and covenants by Noble Parent, Merger Sub and Pacific Drilling. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Noble Parent and Pacific Drilling to conduct their respective businesses in the ordinary course of business and to refrain from taking specified actions without the consent of the other party. Pacific Drilling has also agreed not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations.

Completion of the Merger is subject to certain limited conditions, including that no injunction shall have been entered and continue to be in effect that prohibits the consummation of the Merger, the representations and warranties of the parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the parties having been performed or complied with in all material respects. Subject to the satisfaction or waiver of these conditions, the Merger is expected to close in the second quarter of 2021. Noble Parent conducts substantially all its business through Finco and its subsidiaries. Upon completion of the Merger, Noble Parent intends to contribute Pacific Drilling to Finco and to designate Pacific Drilling and its subsidiaries as unrestricted subsidiaries pursuant to the Exit Credit Facility (as defined herein) and the Notes. As a result, none of Pacific Drilling or its subsidiaries will become guarantors and none of their assets will secure the Exit Credit Facility or the Notes.

Voting and Support Agreement

Concurrently with the entry into the Merger Agreement, Noble Parent and certain equity holders of Pacific Drilling (each, a “Member” and, collectively, the “Members”), which collectively represent approximately 66% of the issued and outstanding Membership Interests and 64% of the Pacific Warrants, entered into voting and support agreements (collectively, the “Voting Agreements”) in connection with the Merger Agreement.

Among other things, each Voting Agreement requires that each Member that is party to such Voting Agreement (a) vote (or cause to be voted) its Membership Interests (i) in favor of the approval and adoption of the Merger, the Merger Agreement and all other transactions contemplated by the Merger Agreement, (ii) among other things, against any merger agreement or merger (other than the Merger Agreement, the Merger and the transactions contemplated thereby), any action or any other takeover proposal relating to Pacific Drilling, (b) be bound by certain other covenants and agreements relating to the Merger, including the delivery of any notices and documentation required to effect a “Drag-Along Sale” as defined in the Pacific Drilling limited liability company agreement, and (c) be bound by certain transfer restrictions with respect to such securities subject to certain exceptions.

The Voting Agreements will terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to its terms, (c) the date on which the Merger Agreement is modified or amended in a manner that (i) reduces the merger consideration to be paid pursuant to the terms of the Merger Agreement (including, without limitation, the Membership Interest Exchange Ratio or the Warrant Exchange Ratio), (ii) extends the end date of the Merger Agreement beyond June 30, 2021 or (iii) alters the allocation of liability among the parties to the Merger Agreement or the members of Pacific Drilling, including by adding or modifying any indemnification rights or obligations set forth in or contemplated by the Merger Agreement, (d) termination by mutual written consent of the Member and Noble Parent and (e) at any time upon notice by Noble Parent to the Members.

Merger Registration Rights Agreement

At the closing of the Merger, Noble Parent will enter into a registration rights agreement (the “Merger RRA”) with each of the holders identified therein (the “Merger RRA Holders”) pursuant to which, among other things, and subject to certain limitations set forth therein, certain Merger RRA Holders will have customary demand and piggyback registration rights. In addition, pursuant to the Merger RRA, certain Merger RRA Holders have the right to require Noble Parent, subject to certain limitations set forth therein, to effect a distribution of any or all of their Ordinary Shares by means of an underwritten offering. Noble Parent is not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Merger RRA Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $20 million.

Risk Factors

Investing in the Notes involves risks associated with our business, operating results and financial condition. You should carefully read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus for an explanation of these risks before investing in the Notes. These risks include, among others, the following:

•	risks related to the Notes, including the following:

•	the indenture governing the Notes contains operating and financial restrictions;

•

the value of the Collateral (as defined herein) on the Notes may not be sufficient to ensure repayment of the Notes, and it may be difficult to realize the value of the Collateral securing the Notes and the guarantees;

•	the liens on the Collateral securing the Notes and the guarantees thereof are junior and subordinate to the liens on the Collateral securing priority lien debt;

•	interest on the Notes may be paid in PIK interest;

•	risks related to our emergence from bankruptcy, including the following:

•	the effect of our recent emergence from bankruptcy on our business and relationships;

•	our actual financial results after emergence from bankruptcy may not be comparable to filed projections;

•	our historical financial information will not be indicative of future financial performance;

•	Legacy Noble’s ordinary shares were cancelled upon our emergence from bankruptcy;

•	the warrants Noble Parent issued pursuant to the Plan are exercisable for Ordinary Shares;

•	risks related to our business and operations, including the following:

•	the impact of the novel strain of coronavirus (“COVID-19”) pandemic;

•	our business depends on the level of activity in the oil and gas industry;

•	the offshore contract drilling industry is a highly competitive and cyclical business;

•	the over-supply of offshore rigs;

•	our ability to renew or replace existing contracts;

•	our current backlog of contract drilling revenue may not be ultimately realized;

•	our substantial dependence on several of our customers;

•	risks relating to operations in international locations;

•	our and our service providers’ failure to adequately protect sensitive information technology systems and critical data;

•	our failure to attract and retain skilled personnel;

•	supplier capacity constraints or shortages in parts or equipment or price increases;

•	risks associated with future acquisitions of other businesses or assets;

•

future sales or the availability for sale of substantial amounts of the Ordinary Shares could, if the Ordinary Shares are listed on a national securities exchange, adversely affect the trading price of the Ordinary Shares;

•	we are a holding company, and we are dependent upon cash flow from subsidiaries to meet our obligations;

•	risks related to the Merger, including the following:

•	the Merger may not be completed and the Merger Agreement may be terminated;

•	the integration of Pacific Drilling into the combined company may not be as successful as anticipated, and the combined company may not achieve the intended benefits;

•	financial and tax risks, including the following:

•	we may record impairment charges on property and equipment;

•	the Exit Credit Agreement (as defined herein) contains various restrictive covenants limiting the discretion of our management in operating our business;

•

the impact of a loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries on our tax rate on our worldwide earnings;

•	regulatory and legal risks, including the following:

•	the impact of governmental laws and regulations on our costs and drilling activity;

•	increasing attention to environmental, social and governance matters;

•	changes in, compliance with or our failure to comply with certain laws and regulations;

•	compliance with laws and regulations relating to the protection of the environment and of human health and safety; and

•	we are subject to litigation.

Our Offices

Finco’s principal executive offices are located at 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and its telephone number at that address is (281) 276-6100. Our website address is http://www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, and you should not consider such information part of this prospectus or rely on any such information in making your decision whether to purchase the Notes.

The Notes

The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the Notes, see “Description of the Notes” in this prospectus. For purposes of the description of the Notes included in this prospectus under this section and the “Description of the Notes,” references to (i) the “notes” refer to the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028, (ii) the “PIK notes” refer to additional notes that may be that may be issued if interest on the notes is paid-in-kind through maturity and (iii) “NFC,” the “Company,” “we,” “us” and “our” refer only to Noble Finance Company and do not include any of its subsidiaries. Capitalized terms used and not defined in this section have the meaning given them in the “Description of the Notes.”

Issuer	Noble Finance Company, an exempted company incorporated in the Cayman Islands with limited liability.

Notes to be Offered by the Selling Securityholders	$510,130,204 aggregate principal amount of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028, including up to an additional $380,832,287 aggregate principal amount of notes that may be issued if interest on the notes is paid-in-kind through maturity.

Maturity Date	The notes will mature on February 15, 2028.

Interest	The notes will bear interest, at our option for each interest payment date, at the per annum rates of (i) 11% payable in cash, (ii) 13%, with 6.5% per annum of such interest to be payable in cash and 6.5% per annum of such interest to be payable by issuing PIK notes, or (iii) 15%, with the entirety of such interest to be payable by issuing PIK notes. Interest on the notes will be paid semi-annually, in arrears, on February 15 and August 15, commencing August 15, 2021, to the holders of record at the close of business on the February 1 and August 1 immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes—General.”

Ranking	The notes:

•

rank equally in right of payment with all future senior indebtedness of the Company but, to the extent the value of the Collateral exceeds the aggregate amount of all Priority Lien Debt, are effectively senior to all of the Company’s unsecured senior indebtedness;

•	rank senior in right of payment to any existing and future subordinated obligations of the Company;

•

are effectively junior to any obligations of the Company that are either (i) secured by a Lien on the Collateral that is senior or prior to the Liens securing the notes, including the Permitted Liens securing Priority Lien Debt, and to other Permitted Liens, or (ii) secured with property or assets that do not constitute Collateral to the extent of the value of the assets securing such Indebtedness; and

•

are structurally subordinated to all future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Company’s Subsidiaries that do not guarantee the notes (but if a Pledgor that is not a guarantor has pledged the Capital Stock of a guarantor to secure the notes, then such pledge will be senior to the Preferred Stock and other liabilities of such Pledgor).

Optional Redemption	Within 120 days of any Change of Control, we (or the successor entity following such Change of Control) may redeem for cash all (but not less than all) of the outstanding notes, at a redemption price, if the redemption is (x) prior to (but not including) February 15, 2024, equal to the sum of (1) 106% of the principal amount of the notes to be redeemed plus (2) accrued and unpaid interest, if any, to, but excluding, the redemption date or (y) on or after February 15, 2024, equal to the redemption price applicable to the notes (expressed as a percentage of the principal amount of the notes to be redeemed) if redeemed during the 12-month period beginning on February 15, 2024 of the years indicated in the second immediately following paragraph.

Prior to February 15, 2024, we will be entitled at our option to redeem the notes, in whole or in part, at a redemption price equal to 106% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

The redemption price for the notes to be redeemed on any redemption date that is on or after February 15, 2024 will be equal to the applicable percentage set forth below of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 15 of the years indicated below:

YEAR	PERCENTAGE
2024	106.000%
2025	104.000%
2026	102.000%
2027 and thereafter	100.000%

See “Description of the Notes—Optional Redemption.”

Tax Redemption

The notes will be subject to redemption at any time, in whole but not in part, at a redemption price, if the redemption is (x) prior to (but not including) February 15, 2024, equal to 106% of the principal amount of the notes to be redeemed or (y) on or after February 15, 2024, equal to the redemption price applicable to the notes (expressed as a percentage of the principal amount of notes to be redeemed), in each case together with accrued and unpaid interest to, but not including, the Tax Redemption Date, plus all Additional Amounts then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the notes, we are or would be required to pay Additional Amounts, and we cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new paying agent but excluding the reincorporation or reorganization of the Company), and the requirement arises as a result of a Change in Tax Law.

See “Description of the Notes—Tax Redemption.”

Guarantees	The notes are guaranteed on a senior secured basis by each subsidiary guarantor. The notes guarantees of the notes by each subsidiary guarantor:

•	are a senior obligation of such subsidiary guarantor;

•	are secured by a second-priority security interest in the Collateral (subject to Permitted Liens) owned by such subsidiary guarantor;

•

rank equally in right of payment with all future senior indebtedness of such subsidiary guarantor but, to the extent the value of the Collateral exceeds the aggregate amount of all Priority Lien Debt, are effectively senior to all of such subsidiary guarantor’s unsecured senior indebtedness;

•	rank senior in right of payment to any existing and future subordinated obligations of such subsidiary guarantor; and

•

are effectively junior to any obligations of such subsidiary guarantor that are either (i) secured by a Lien on the Collateral that is senior or prior to the Liens securing such subsidiary guarantor’s notes guarantee, including the Permitted Liens, or (ii) secured with property or assets that do not constitute Collateral to the extent of the value of the assets securing such Indebtedness.

See “Description of the Notes—General” and “Description of the Notes—Notes Guarantee.”

Collateral	The notes and the notes guarantees are secured by second-priority security interests (subject to Permitted Liens) in the Collateral. Subject to the terms described under “Description of the Notes—Collateral—Release,” the Collateral consists of substantially all of the property and assets of the Company and the subsidiary guarantors, other than Excluded Property, and the pledge of the Capital Stock of the Company and some or all of the Capital Stock of certain subsidiary guarantors. See “Description of the Notes—Collateral.”

Certain Covenants	The indenture governing the Notes restricts our ability and the ability of our restricted subsidiaries to, among other things:

•	incur or guarantee additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions on account of capital stock;

•	purchase or redeem capital stock or subordinated indebtedness;

•	make investments;

•	create liens;

•	enter into agreements that restrict the ability of our restricted subsidiaries to pay dividends or make other payments to us;

•	sell assets;

•	consolidate or merge with or into other companies or transfer all or substantially all of our assets; and

•	engage in transactions with affiliates.

These limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any proceeds from the sale of the notes by the selling securityholders pursuant to this prospectus. See “Use of Proceeds.”

Absence of a Public Market	There is currently no established public trading market for the notes, and there can be no assurance that a public trading market will develop.

Risk Factors	Investing in the notes involves significant risks. You should carefully read and consider the information beginning on page 10 of this prospectus under “Risk Factors” and all other information in this prospectus before deciding to invest in the notes.

RISK FACTORS

Investing in the Notes involves significant risks. Before making an investment decision, you should carefully consider the specific risk factors set forth below, together with the other information included elsewhere in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially impaired, in which case the price of the Notes could decline significantly and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.” We expect that the risks related to our emergence from bankruptcy and our business identified below are also applicable to Pacific Drilling and its business, given that Pacific Drilling is engaged in the same business as Noble and recently emerged from bankruptcy.

Risks Related to the Notes

The indenture governing the Notes contains operating and financial restrictions that may restrict Finco’s business and financing activities.

The primary restrictive covenants contained in the indenture under which the Notes were issued limit Finco’s ability and the ability of certain of its subsidiaries to pay dividends or make other distributions or repurchase or redeem its capital stock and certain indebtedness, create liens securing certain indebtedness, incur certain indebtedness, consolidate, merge or transfer all or substantially all of its properties and assets, enter into transactions with affiliates and dispose of assets and use proceeds from the dispositions of assets.

Finco’s ability to comply with the covenants and restrictions contained in the indenture governing the Notes may be affected by events beyond its control. If market or other economic conditions deteriorate, Finco’s ability to comply with these covenants and restrictions may be impaired. A failure to comply with the covenants, ratios or tests in the indenture governing the Notes, if not cured or waived, could have a material adverse effect on Finco’s business, financial condition and results of operations. Finco’s existing and future indebtedness may have cross-default and cross-acceleration provisions. Upon the triggering of any such provision, the relevant creditor may:

•	not be required to lend any additional amounts to Finco;

•

elect to declare all borrowings outstanding due to them, together with accrued and unpaid interest and fees, to be due and payable (and, with respect to Finco’s secured indebtedness, foreclose on the collateral securing such indebtedness);

•	elect to require that all obligations accrue interest at the default rate provided therein, if such rate has not already been imposed;

•	have the ability to require Finco to apply all of its available cash to repay such borrowings; and/or

•	prevent Finco from making debt service payments under its other agreements,

any of which could result in an event of default under the Notes.

If any of Finco’s existing indebtedness were to be accelerated, there can be no assurance that it would have, or be able to obtain, sufficient funds to repay such indebtedness in full. Even if new financing were available, it may be on terms that are less attractive to Finco than the Exit Credit Facility or the Notes or it may not be on terms that are acceptable to Finco. For additional information, see “Description of the Notes.”

The value of the Collateral securing the Notes may not be sufficient to ensure repayment of the Notes because the holders of obligations under the Exit Credit Facility and other first-priority lien obligations will be paid first from the proceeds of the Collateral. It may be difficult to realize the value of the Collateral securing the Notes and the guarantees.

Finco’s indebtedness and other obligations under the Exit Credit Facility and other priority lien debt are secured by a first-priority lien on the Collateral securing the Notes and the guarantees thereof. The liens securing the Notes and the guarantees thereof are effectively junior to the liens securing obligations under the Exit Credit Facility and other priority lien obligations, so that proceeds of the Collateral will be applied first to repay those first lien obligations before any such proceeds are applied to pay any amounts due on the Notes. Accordingly, if Finco defaults on the Notes, Finco cannot assure you that the collateral agent would receive enough money from the sale of the Collateral to repay you. In addition, Finco has specified rights to issue additional notes (including Notes used to pay PIK interest) and other parity lien obligations that would be secured by liens on the Collateral on an equal and ratable basis with the Notes. See “—The Collateral securing the Notes and related guarantees may be diluted under certain circumstances.” If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due on the Notes and any other parity lien obligations, then your claims against Finco’s remaining assets to repay any amounts still outstanding under the Notes would be unsecured. The Exit Credit Facility permits Finco to incur additional indebtedness thereunder, and the indenture governing the Notes permits Finco to incur additional obligations secured by liens that have priority over the Notes in certain circumstances, as well as incur additional obligations secured by liens with the same priority as the liens securing the Notes.

By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be sold in a short period of time, if at all. In addition, a portion of the Collateral includes assets that may only be usable, and thus retain value, as part of Finco’s existing operating businesses. Finco also cannot assure you that the fair market value of the Collateral will exceed the principal amount of the debt secured thereby. Additionally, the value of the assets to be pledged as Collateral for the Notes and the guarantees could be impaired in the future as a result of changing economic conditions, commodity prices, environmental concerns, Finco’s failure to implement its business strategy, competition and other future trends. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the Collateral securing the Notes and the guarantees thereof will rank equal in right of payment with all of Finco’s other unsecured unsubordinated indebtedness and other obligations, including accounts payable. Additionally, in the event that a bankruptcy case is commenced by or against Finco, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the Notes and all other obligations secured thereby on a priority and pari passu basis, holders of Notes would not be entitled to receive, among other things, post-petition interest, fees or expenses or adequate protection on account of any “undersecured” portion of their claims. Likewise, Finco cannot assure you that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation.

In addition, the Collateral securing the Notes will be subject to other liens permitted under the terms of the Exit Credit Facility, the indenture governing the Notes and the Senior Lien Intercreditor Agreement (as defined herein), whether existing now or arising on or after the date the Notes are issued. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Collateral securing the Notes. The indenture governing the Notes does not require that Finco maintain any amount of Collateral or maintain a specific ratio of indebtedness to asset values.

With respect to some of the Collateral to be pledged, the collateral agent’s liens and ability to foreclose on the Collateral are also limited by the need to meet certain requirements, such as obtaining third-party consents, paying court fees that may be based on the principal amount of the parity lien obligations and making additional filings. If it is unable to obtain these consents, pay such fees or make these filings, the liens may be invalid and the applicable holders and lenders will not be entitled to the Collateral or any recovery with respect thereto. Finco cannot assure you that any such required consents, fee payments or filings can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain Collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral, without the appropriate consents, fees and filings, may be limited.

In the event of a foreclosure on the Collateral under the Exit Credit Facility and other priority lien debt (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from the Collateral may not be sufficient to satisfy the Notes and other parity lien obligations because such proceeds would, under the Senior Lien Intercreditor Agreement, first be applied to satisfy Finco’s obligations under the Exit Credit Facility and other priority lien obligations. Only after all of Finco’s obligations under the Exit Credit Facility and such other priority lien obligations have been satisfied will proceeds from the Collateral be applied to satisfy Finco’s obligations under the Notes and other parity lien obligations. In addition, in the event of a foreclosure on the Collateral, the proceeds from such foreclosure may not be sufficient to satisfy Finco’s obligations under the Notes and other parity lien obligations.

Pursuant to the terms contained in the Exit Credit Facility and the indenture governing the Notes, Finco and its Restricted Subsidiaries (as defined herein) may sell Collateral and other assets. Upon any such sale, all or a portion of the interest in any asset sold may no longer constitute Collateral. The indenture governing the Notes contains a covenant concerning the use of the proceeds from any sale of assets, including the use of those proceeds to pay debt or reinvest in Finco’s business. Although Finco may seek to reinvest proceeds from any asset sales, any assets in which Finco reinvests may not constitute Collateral or be as profitable to Finco as the assets sold. Additionally, the indenture governing the Notes does not require that the Notes be secured by at least a specified amount of Collateral, whether expressed as a minimum ratio of the value of such Collateral to the amount of the Notes or otherwise.

The liens securing the Notes will be released automatically if the liens securing the Exit Credit Facility are released.

An active trading market may not develop for the Notes.

There has been no trading market for the Notes, and Finco does not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in Finco’s financial performance or prospects or in the prospects for companies in Finco’s industry generally. As a result, an active trading market may not develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price. You should not purchase the Notes unless you understand, and know you can bear, all of the investment risks involving the Notes.

Finco’s subsidiaries that are not guarantors of the Notes have no obligation, except in the circumstances described herein, to pay amounts due under the Notes.

The Notes are guaranteed by all of Finco’s subsidiaries that guarantee the Exit Credit Facility. Except for such guarantors of the Notes and pledges of equity in certain guarantors directly owned by certain non-guarantors, Finco’s subsidiaries will have no obligation, contingent or otherwise (except in the circumstances described herein), to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes and guarantees will be structurally subordinated to all existing and future indebtedness and other obligations of any non-guarantor subsidiary, other than indebtedness and other liabilities owed to Finco by such non-guarantor subsidiaries and, in the case of certain non-guarantors, the pledge of equity in certain guarantors directly owned by such non-guarantors. In the event of insolvency, liquidation, reorganization, dissolution or other winding up of any non-guarantor subsidiary, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets (other than, with respect to certain non-guarantors, the pledges of the equity in certain guarantors directly owned by them) before the holders of the Notes would be entitled to any payment. As a result, your ability to make a claim against Finco’s non-guarantor subsidiaries may be limited.

Finco may in the future have additional non-guarantor subsidiaries and your ability to make a claim against such subsidiaries may also be limited. In addition, the indenture governing the Notes permits all of these non-guarantor subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, any of Finco’s subsidiaries that provide guarantees of the Notes will be automatically released from those guarantees upon the occurrence of certain events, including (i) a sale or other disposition of such guarantor that results in such guarantor no longer being a Restricted Subsidiary (as defined herein) or (ii) upon the dissolution or liquidation of such guarantor.

If any guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the Notes. See “Description of the Notes—Notes Guarantee.”

A guarantee and any lien granted by a subsidiary could be voided if it constitutes a fraudulent transfer or fraudulent conveyance under federal bankruptcy law, similar state law or the insolvency laws of foreign jurisdictions, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws and the insolvency laws of foreign jurisdictions, Finco’s guarantees of (including for all purposes of the discussion under this caption, liens granted by Finco’s subsidiaries to secure) the Notes can be voided, or claims under the guarantees may be subordinated to all other debts of that subsidiary if, among other things, the subsidiary, at the time it incurred the indebtedness evidenced by its guarantee or, in some jurisdictions, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence of the obligations under the guarantee;

•	was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The guarantees of the Notes may also be voided, without regard to the above factors, if a court finds that the subsidiary entered into the guarantee with the actual intent to hinder, delay or defraud its other creditors.

A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantee. If a court were to void a guarantee, you would no longer have a claim against that subsidiary. Sufficient funds to repay the Notes may not be available from other sources, including the remaining subsidiaries providing guarantees, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indenture governing the Notes contains a provision intended to limit the guarantors’ liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. Finco cannot assure you that this provision will protect the guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the Notes in full when due. Such provision may not be sufficient to protect the guarantees from being voided under fraudulent transfer laws.

A financial failure by Finco or its subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

A financial failure by Finco or its subsidiaries could affect payment of the Notes if a bankruptcy court were to substantively consolidate Finco and its subsidiaries. If a bankruptcy court substantively consolidated Finco and its subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of Notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the Notes could occur through the “cramdown” provisions of the Bankruptcy Code. Under these provisions, the Notes could be restructured over your objections as to their general terms, including principal amount, interest rate and maturity.

The liens on the Collateral securing the Notes and the guarantees thereof are junior and subordinate to the liens on the Collateral securing the obligations under the Exit Credit Facility and other priority lien debt.

The Notes and the guarantees are secured by second-priority liens in the Collateral granted by Finco and certain of its subsidiaries and any existing or future subsidiary in the future in accordance with the provisions of the indenture governing the Notes, subject to certain permitted liens, exceptions and encumbrances described in the indenture governing the Notes and the security documents relating to the Notes. All obligations arising under the Exit Credit Facility are secured by first-priority liens on the same Collateral that secure the Notes on a second-priority basis. The Senior Lien Intercreditor Agreement provides, among other things, that if the collateral agent or any Parity Lien Secured Party (as defined herein) obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, pursuant to the exercise of remedies under any second lien security document or by the exercise of any rights available to it under applicable law as a result of any distribution of or in respect of any Collateral or proceeds in any of Finco’s or its guarantors’ bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding or through any other exercise of remedies, at any time prior to the payment in full of the obligations under the Exit Credit Facility and other priority lien debt, then it will hold such Collateral, proceeds or payment in trust for the lenders under the Exit Credit Facility and the other holders of priority lien obligations and transfer such Collateral, proceeds or payment, as the case may be, to the priority lien collateral agent as promptly as practicable. See “—The value of the Collateral securing the Notes may not be sufficient to ensure repayment of the Notes because the holders of obligations under the Exit Credit Facility and other first-priority lien obligations will be paid first from the proceeds of the Collateral. It may be difficult to realize the value of the Collateral securing the Notes and the guarantees.”

In addition, if Finco defaults under the Exit Credit Facility or any other priority lien debt, the lenders under such priority lien debt could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable and foreclose on the pledged assets.

The Collateral securing the Notes and related guarantees may be diluted under certain circumstances.

The indenture governing the Notes permits Finco to incur additional secured indebtedness, including additional notes (including Notes used to pay PIK interest), parity lien obligations and other priority lien obligations, including bank financing, subject to Finco’s compliance with the applicable restrictive covenants. See “Description of the Notes—Certain Covenants—Limitation on Indebtedness” and “Description of the Notes—Certain Covenants—Limitation on Liens.”

Any additional notes issued under the indenture governing the Notes would be guaranteed by the same subsidiary guarantors and would have the same liens and security interests, with the same priority, as the Notes. As a result, the Collateral securing the Notes would be shared by any additional notes Finco may issue under the indenture governing the Notes, and an issuance of such additional notes would dilute the value of the Collateral compared to the aggregate principal amount of Notes outstanding. The issuance of any such notes would also dilute the value of the Collateral. In addition, the indenture governing the Notes and Finco’s other security documents permit it and certain of its subsidiaries to incur additional priority lien debt and parity lien obligations, in some (but not all) instances limited to a threshold amount, by issuing additional debt securities under one or more new indentures or by borrowing additional amounts under the Exit Credit Facility or under different instruments. Any additional priority lien debt or parity lien obligations secured by the same Collateral would dilute the value of the noteholders’ rights to the Collateral.

The realizable value of the Collateral may not be sufficient to pay the Notes and other future parity obligations in full after repayment of all priority lien obligations.

Certain of Finco’s offshore rigs constitute a substantial portion of the value of the Collateral securing the Notes and priority lien obligations (including the Exit Credit Facility). The offshore contract drilling industry is currently in a period characterized by low demand for drilling services and excess rig supply. Such over-supply of offshore rigs continues to contribute to depressed demand for Finco’s rigs. Further declines in demand for Finco’s rigs may cause the value of the Collateral to decline. See “—Risks Related to Our Business and Operations—The offshore contract drilling industry is a highly competitive and cyclical business with intense price competition. We have competitors who are larger and have more financial resources than us. If we are unable to compete successfully, our profitability may be materially reduced” and “—Risks Related to Our Business and Operations—The over-supply of offshore rigs continues to contribute to depressed dayrates and demand for our rigs, which may remain unchanged for some time and, therefore, is expected to further adversely impact our revenues and profitability.”

Under the Exit Credit Facility and the indenture governing the Notes, Finco could incur a substantial amount of additional priority lien obligations and parity lien obligations, and debt secured by collateral not including the Collateral securing the Notes. In the event of a default or liquidation, there may not be sufficient realizable value of the Collateral to first repay all priority lien obligations outstanding at such time and then repay the Notes and any other outstanding parity lien obligations.

Holders of the Notes will not control decisions regarding the Collateral, even during an event of default.

Under the Senior Lien Intercreditor Agreement between the Senior Credit Facility Agent (as defined herein), the collateral agent and the Grantors (as defined herein) party thereto, the Senior Credit Facility Agent will generally be entitled to receive and apply all proceeds of any Collateral to the repayment in full of the obligations under the Exit Credit Facility and under Finco’s other priority lien obligations before any such proceeds will be available to repay obligations under the Notes and other parity lien obligations. In addition, the Senior Credit Facility Agent will generally be entitled to sole control of all decisions and actions, including foreclosure, with respect to Collateral, even if an event of default under the Notes has occurred, and neither the holders of Notes nor the collateral agent will generally be entitled to independently exercise remedies with respect to the Collateral until the discharge of Finco’s obligations under the Exit Credit Facility and under Finco’s other priority lien obligations, unless and until a “Standstill Period” has elapsed (see “Description of the Notes—Collateral—First Lien-Second Lien Intercreditor Arrangements—Standstill Period; Permitted Enforcement Action”). In addition, the Senior Credit Facility Agent will be entitled, without the consent of holders of Notes or the collateral agent, to amend the terms of the Exit Credit Facility and the security documents securing Finco’s priority lien obligations and to release the priority lien on any Collateral in certain circumstances.

Furthermore, because the holders of priority lien obligations will control the disposition of the Collateral securing such priority lien obligations and the Notes, if there were an event of default under the Notes, the holders of the priority lien obligations could decide, for a specified time period, not to proceed against the Collateral, regardless of whether or not there is a default under such priority lien obligations. During such time period, unless and until discharge of the priority lien obligations, including the Exit Credit Facility, has occurred, the sole right of the holders of the Notes will be to hold a lien on the Collateral.

At any time that obligations that have the benefit of priority liens on the Collateral are outstanding, if the holders of such indebtedness release the Collateral for any reason whatsoever, including, without limitation, in connection with any sale of assets, the parity lien on such Collateral securing the Notes will be automatically released without any action by the holders of the Notes. The Collateral so released will no longer secure Finco’s and the subsidiary guarantors’ obligations under the Notes. See “Description of the Notes—Collateral—First Lien-Second Lien Intercreditor Arrangements.”

Pursuant to the Senior Lien Intercreditor Agreement, in the event of certain insolvency or liquidation proceedings, the Parity Lien Secured Parties will not raise any objection, contest or oppose, and each Parity Lien Secured Party will waive any claim to any financing by such debtor(s)-in-possession or the liens on the Collateral securing such financing or to any use, sale or lease of cash Collateral, subject to certain exceptions.

Pursuant to the Senior Lien Intercreditor Agreement, in the event of certain insolvency or liquidation proceedings related to the Grantors or their subsidiaries, the Parity Lien Secured Parties (as defined herein) will not raise any objection, contest or oppose, and each Parity Lien Secured Party will waive any claim to any DIP Financing (as defined herein) or to any DIP Financing Liens (as defined herein), or to any use, sale or lease of Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless the Priority Lien Agent (as defined herein) opposes or objects to such DIP Financing, such DIP Financing Liens or such use of cash collateral or the DIP Cap (as defined herein) is exceeded, among other exceptions. Additionally, no Parity Lien Secured Party shall propose, support or enter into any DIP Financing prior to the discharge of the priority lien obligations without the consent of the Priority Lien Agent, in its sole discretion, unless liens securing such DIP Financing rank junior to the priority Liens and such DIP Financing does not refinance any parity lien obligations which are repaid in cash prior to the discharge of the priority lien obligations. See “Description of the Notes—Collateral—First Lien-Second Lien Intercreditor Arrangements—Certain Agreements With Respect to Insolvency or Liquidation Proceedings.”

Finco will in most cases have control over the Collateral, and the sale of particular assets by it could reduce the pool of assets securing the Notes.

The security documents relating to the Collateral allow Finco to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents (as defined herein)), to operate the Collateral, to alter the Collateral and to collect, invest and dispose of any income thereon. To the extent Finco sells or takes actions that reduce the value of the Collateral, it will reduce the pool of assets securing the Notes and the related guarantees.

The rights of holders of Notes to the Collateral securing the Notes may be adversely affected by the failure to record or perfect liens on the Collateral and other issues generally associated with the realization of liens on the Collateral.

Applicable law requires that a lien on certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the Collateral securing the Notes may not be perfected with respect to the claims of the Notes if the collateral agent is not able to take the actions necessary to perfect any of these liens. Moreover, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. Furthermore, even though it may constitute an event of default under the indenture governing the Notes, a third-party creditor could gain priority over one or more liens on the Collateral securing the Notes by recording an intervening lien or liens. In addition, the lien of the collateral agent will be subject to practical challenges generally associated with the realization of liens on Collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If the collateral agent is unable to obtain these consents or make these filings, the liens may be invalid and the holders of the Notes will not be entitled to the Collateral or any recovery with respect thereto. Finco cannot assure you that the collateral agent will be able to obtain any such consent or make any such filing. Finco also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.

Rights of holders of Notes in the Collateral may be adversely affected by bankruptcy proceedings. In addition, the value of the Collateral securing the Notes may not be sufficient for a bankruptcy court to grant post-petition interest on the Notes in a bankruptcy case against Finco or any of the guarantors. Should the amount of Finco’s obligations under the Notes, together with the amount of its obligations under the Exit Credit Facility, and any other priority lien obligations or parity lien obligations, equal or exceed the value at foreclosure of the Collateral securing such obligations, the holders of the Notes will be deemed to have an unsecured claim for the difference between the outstanding principal amount of Notes, on the one hand, and the proceeds from realization on the Collateral available to be applied to the outstanding principal amount of Notes, on the other hand.

The right of the collateral agent to repossess and dispose of the Collateral upon acceleration is likely to be significantly impaired by federal bankruptcy law (separate and apart from the limitations set forth in the Senior Lien Intercreditor Agreement) if bankruptcy proceedings are commenced in the United States by or against Finco prior to or possibly even after the collateral agent has repossessed and disposed of the Collateral.

Under the Bankruptcy Code, a secured creditor, such as the collateral agent acting for the holders of the Notes, is prohibited from repossessing its security from a debtor, such as us, in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditors’ interest in the collateral. Adequate protection may include cash payments or the granting of additional security such as replacement liens, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. However, pursuant to the terms of the Senior Lien Intercreditor Agreement, the holders of the Notes agreed not to file or prosecute any motion for “adequate protection” based on their interest in the Collateral and not to object to any request for “adequate protection” by the priority lien collateral agent or any holder of priority lien obligations or to the objection by the priority lien collateral agent or any holder of priority lien obligations claiming a lack of “adequate protection,” subject to certain exceptions. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the Notes could be delayed following commencement of a bankruptcy case, (2) whether or when the collateral agent would repossess or dispose of the Collateral or (3) whether or to what extent holders of the Notes would be compensated for any delay in payment of loss of value of the Collateral through the requirements of “adequate protection.”

Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due under the Exit Credit Facility and other priority lien obligations and on the parity lien obligations, the holders of the Notes would have secured claims only to the extent of the value (if any) of the Collateral available to them in accordance with the Senior Lien Intercreditor Agreement, and unsecured claims equal to the amount that the obligations under the Notes exceed such value of the Collateral, rendering the claims of the holders of the Notes “undersecured.” Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Upon a finding by a bankruptcy court that the Notes are undersecured, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the Collateral. In addition, based on such a finding of under-collateralization, the unsecured portion of the Notes would not be entitled to receive “adequate protection” under U.S. bankruptcy laws. Finally, if any payments of post-petition interest were made at the time of such a finding of under-collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

Additionally, the collateral agent’s ability to foreclose on the Collateral on the noteholders’ behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the collateral agent’s lien on the Collateral. The debtor or trustee in a bankruptcy case may seek to void an alleged lien on the Collateral for the benefit of the bankruptcy estate, and it may be able to successfully do so if the lien is not properly perfected or was perfected within a specified period of time (generally 90 days) prior to the initiation of such proceeding. If the lien is avoided, a creditor may hold no lien and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if Finco became a debtor in a bankruptcy case.

In addition to the waiver with respect to adequate protection set forth above, under the terms of the Senior Lien Intercreditor Agreement, the holders of the Notes also waive certain other important rights to which secured creditors may be entitled in a bankruptcy proceeding, as described in “Description of the Notes—Collateral—First Lien-Second Lien Intercreditor Arrangements.” These waivers could adversely impact the ability of the holders of the Notes to recover amounts owed to them in a bankruptcy proceeding.

In addition, a bankruptcy court may decide to substantively consolidate Finco and some or all of its subsidiaries in the bankruptcy proceeding. If a bankruptcy court substantively consolidated Finco and some or all of its subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities that are so consolidated. Such a ruling would expose holders of Notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, a forced restructuring of the Notes could occur through the “cramdown” provisions of the U.S. Bankruptcy Code. Under those provisions, the Notes could be restructured over holders’ objections as to their general terms, including with respect to interest rate and maturity.

Any future pledge of Collateral may be avoidable in bankruptcy.

Any future pledge of Collateral in favor of the collateral agent, including pursuant to security documents, may be avoidable by the pledgor (a debtor in possession) or by its trustee in bankruptcy as a preferential transfer under U.S. law if certain events or circumstances exist or occur, including, among others, if:

•	the pledgor is insolvent at the time of the pledge;

•	the pledge permits the holder of the Notes to receive a greater recovery than if the pledge had not been given; and

•	a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

There are circumstances other than repayment or discharge of the Notes under which the guarantee of a subsidiary guarantor will be automatically released with respect to the Notes.

Under various circumstances, the guarantee of a subsidiary guarantor may be released without your consent, including:

•	if Finco exercises its legal defeasance option or its covenant defeasance option as described under “Description of the Notes—Discharge and Defeasance”;

•

upon the dissolution or liquidation of such subsidiary guarantor, if immediately after giving effect thereto, Finco will be in compliance with certain covenants under the indenture governing the Notes;

•

if such subsidiary guarantor is designated as an Unrestricted Subsidiary (as defined herein) as described in “Description of the Notes—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”; and

•	in other circumstances specified in the Senior Lien Intercreditor Agreement, including in connection with the exercise of remedies by the priority lien collateral agent.

In addition, a guarantee will be automatically released in connection with a sale, transfer or disposition of the capital stock of a subsidiary guarantor, if as a result of such sale, transfer or disposition, such subsidiary guarantor is no longer a Restricted Subsidiary and, immediately after giving effect thereto, Finco will be in compliance with certain covenants under the indenture governing the Notes. See “Description of the Notes—Notes Guarantee.”

If a bankruptcy petition were filed by or against Finco or a subsidiary guarantor, holders of the Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the Notes.

If a bankruptcy petition were filed by or against Finco or a guarantor under the Bankruptcy Code, the claim by any holder of the Notes for the principal amount of the Notes may be limited to an amount equal to the sum of:

•	the original issue price for the Notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, the holders of the Notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the Notes, even if sufficient funds are available.

Interest on the Notes may be paid in PIK interest rather than cash, which will increase the amount of Finco’s indebtedness.

Finco will be entitled to pay PIK interest on the Notes at its option. As a result, Finco cannot assure you that it will make cash interest payments on the Notes. The payment of interest through PIK interest will increase the amount of Finco’s indebtedness and increase the risks associated with its level of indebtedness.

Risks Related to Our Emergence from Bankruptcy

We recently emerged from bankruptcy, which may adversely affect our business and relationships.

It is possible that our having filed for bankruptcy and our recent emergence from the Chapter 11 Cases may adversely affect our business and relationships with our vendors, suppliers, service providers, customers, employees and other third parties. Many risks exist as a result of the Chapter 11 Cases and our emergence, including the following:

•	we may have difficulty obtaining acceptable and sufficient financing to execute our business plan;

•	key suppliers, vendors and customers, may among other things, renegotiate the terms of our agreements, attempt to terminate their relationship with us or require financial assurances from us;

•	our ability to renew existing contracts and obtain new contracts on reasonably acceptable terms and conditions may be adversely affected;

•	our ability to attract, motivate and retain key employees and executives may be adversely affected; and

•	competitors may take business away from us, and our ability to compete for new business and attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could have a material and adverse effect on our operations, financial condition and reputation. We cannot assure you that having been subject to bankruptcy protection will not adversely affect our operations in the future.

Our actual financial results after emergence from bankruptcy may not be comparable to our projections filed with the Bankruptcy Court in the course of the Chapter 11 Cases.

In connection with the Disclosure Statement we filed with the Bankruptcy Court, and the hearing to consider confirmation of the Plan, we prepared projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon our emergence from the Chapter 11 Cases. Those projections were prepared solely for the purpose of the Chapter 11 Cases and have not been and will not be updated and should not be relied upon by investors. At the time they were prepared, the projections reflected numerous assumptions concerning our anticipated future performance with respect to then prevailing and anticipated market and economic conditions that were and remain beyond our control and that may not materialize. We have not reviewed the projections or the assumptions on which they were based after our emergence. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks, and the assumptions underlying the projections or valuation estimates may prove to be wrong in material respects. Actual results may vary significantly from those contemplated by the projections. As a result, investors should not rely on these projections.

Our historical financial information will not be indicative of future financial performance as a result of the implementation of the Plan and the transactions contemplated thereby, as well as our adoption of fresh start accounting following emergence.

Our capital structure was significantly impacted by the Plan. Under fresh start accounting rules that became applicable to us upon the Effective Date, assets and liabilities will be adjusted to fair values and our accumulated deficit will be reset to zero. Accordingly, because fresh start accounting rules apply, our financial condition and results of operations following emergence from the Chapter 11 Cases will not be comparable to the financial condition and results of operations reflected in our historical financial statements from before February 5, 2021.

Legacy Noble’s ordinary shares were cancelled upon our emergence from bankruptcy.

Upon our emergence from the Chapter 11 Cases, Legacy Noble’s ordinary shares were cancelled and Noble Parent issued the Ordinary Shares. Noble Parent intends to apply for a listing of the Ordinary Shares on a national securities exchange. However, we can provide no assurance when Noble Parent will apply for listing of the Ordinary Shares, whether the Ordinary Shares will be approved for listing, whether an active trading market will develop for the Ordinary Shares or as to the liquidity of such trading market for the Ordinary Shares.

The warrants Noble Parent issued pursuant to the Plan are exercisable for Ordinary Shares, and the exercise of such equity instruments would have a dilutive effect to shareholders of Noble Parent.

On the Effective Date and pursuant to the Plan, Noble Parent issued 8,333,081 Tranche 1 Warrants and 8,333,081 Tranche 2 Warrants to the holders of Legacy Notes (as defined herein) and 2,777,698 Tranche 3 Warrants to the holders of Legacy Noble’s ordinary shares outstanding prior to the Effective Date. The warrants are exercisable for one Ordinary Share per warrant at initial exercise price of $19.27 per Tranche 1 Warrant, $23.13 per Tranche 2 Warrant and $124.40 per Tranche 3 Warrant, in each case as may be adjusted from time to time pursuant to the applicable warrant agreements. The Tranche 1 Warrants and the Tranche 2 Warrants are exercisable until 5:00 p.m., Eastern time, on February 4, 2028 and the Tranche 3 Warrants are exercisable until 5:00 p.m., Eastern time, on February 4, 2026. The Tranche 1 and Tranche 2 Warrants have Black-Scholes protections. The exercise of these warrants into Ordinary Shares would have a dilutive effect to the holdings of Noble Parent’s existing shareholders.

Risks Related to Our Business and Operations

Public health issues, including epidemics or pandemics such as COVID-19 have resulted in, and may in the future cause, significant adverse consequences for our business and financial position.

Public health issues, such as the COVID-19 pandemic, our mitigation efforts necessitated by COVID-19, and the effect from the actual and potential disruption of operations of our business partners, suppliers and customers, have had, and may in the future have, a material negative impact on our business and results of operations. In addition, if new strains of COVID-19 develop or sufficient amounts of approved vaccines or new vaccines do not become available, are not widely administered for a significant period of time, or otherwise prove ineffective, the negative impact of COVID-19 on the global economy, and, in turn, on our business and results of operations, could be material.

In response to COVID-19, governmental authorities around the world took various actions over time to mitigate the spread of COVID-19, such as imposing mandatory closures of non-essential business facilities, seeking voluntary closures of certain businesses, and imposing restrictions on, or advisories with respect to, travel, business operations and public gatherings or interactions. In addition, individuals and entities implemented measures in response to the pandemic and the governmental actions, as well as made changes to personal behaviors, such as requiring employees to work remotely, suspending non-essential travel worldwide for employees, discouraging or canceling employee attendance at in-person work-related meetings, and social distancing and isolating from others.

We have taken and will continue to take precautionary measures intended to mitigate the risk to our business, employees, customers, suppliers and the communities in which we operate. Our operational employees have been, and currently are, able to work on site and on our rigs, due in part to various precautionary measures with little or no material negative impact on the business and results of operations, such as requiring individuals to verify they have not experienced any COVID-19 related symptoms, or been in close contact with someone showing such symptoms or having recently tested positive for COVID-19, before they are permitted to travel to the work site or rig; quarantining any operational employees on a rig who have shown signs of COVID-19 (regardless of whether such employee has been confirmed to be infected); and imposing social distancing requirements in various areas of the rig, such as in the dining hall, work and meeting spaces, and sleeping quarters. Other precautionary measures that have contributed to our ability to continue operations have nonetheless had a material negative impact on the business and results of operations, such as requiring individuals to isolate in a designated facility or repurposed hotel for up to 14 days and test negative for COVID-19 prior to being permitted to travel to our rigs, which has resulted in an increase in the cost of operations. We are also actively assessing and planning for various operational contingencies; however, we cannot guarantee that any actions taken by us, including the precautionary measures noted above, will be effective in preventing an interruption of operations from an outbreak of COVID-19 or absence due to COVID-19 infection resulting in the vacancy of essential positions on one or more of our rigs. To the extent there is an outbreak of COVID-19 or vacancy of essential positions on one or more of our rigs, we may have to temporarily shut down operations thereof, which could result in significant downtime and have significant adverse consequences for our business and results of operations. In addition, most of our non-operational employees are now working remotely, which increases various logistical challenges, inefficiencies and operational risks. For instance, working remotely may increase the risk of security breaches or other cyber-incidents or attacks, loss of data, fraud and other disruptions as a consequence of more employees accessing sensitive and critical information from remote locations via network infrastructure and internet services not arranged, established or secured by the Company.

Governmental authorities have implemented and continue to develop policies with the goal of re-opening various sectors of the economy. However, certain jurisdictions have returned, or may in the future return, to restrictions based upon increases in new COVID-19 cases. The COVID-19 pandemic may continue unabated or worsen during the upcoming months, which may cause governmental authorities to implement restrictions on businesses and society, resulting in the re-opening of the economy being further curtailed. In complying with travel restrictions and mandatory quarantine measures imposed by governmental authorities and navigating surges in COVID-19 cases in various jurisdictions, we have experienced, and may continue to experience, increased difficulties, delays and expenses in moving our personnel to and from our operating locations. We have been unable, and may in the future be unable, to pass along these increased expenses to our customers. Additionally, disruptions to the ability of our suppliers, manufacturers and service providers to supply labor, parts, equipment or services in the jurisdictions in which we operate, whether as a result of government actions, labor shortages, travel restrictions, or the inability to source labor, parts or equipment from affected locations or other effects related to COVID-19, have increased our operating costs, increased the risk of rig downtime and negatively impacted our ability to meet our commitments to customers and may continue to do so in the future.

These conditions have had significant adverse consequences for the financial condition of many of our customers and resulted in, and may in the future result in, reductions to their drilling and production expenditures and delays or cancellations of projects, thereby decreasing demand for our services. We have experienced customers seeking price reductions for our services, payment deferrals and termination of our contracts; customers seeking to not perform under our contracts based on a force majeure claim; and customers that are unable or unwilling to timely pay outstanding receivables owed to us, all of which present liquidity challenges for us. In addition, we have experienced, and may in the future experience, pressure to reduce dayrates on existing contracts and idle or suspend existing operations. Any early termination payment made in connection with an early contract termination may not fully compensate us for the loss of the contract or may result in a negative impact to our projected future earnings due to the accounting treatment of such a termination payment under applicable accounting requirements. Accordingly, the actual amount of revenues earned may be substantially lower than the backlog reported.

The factors described above, including the ultimate duration and scope of the COVID-19 pandemic (including any potential future outbreaks and the success of vaccination programs), the impact on customers, suppliers, manufacturers and service providers, the timing to return to normal economic conditions, the impact on our operations, the demand for our services, and any permanent behavioral changes that the pandemic may cause, have had, and may continue to have, a material negative impact on our business, results of operations and financial condition, have previously contributed to our ability to continue as a going concern, and could in the future raise substantial doubt about our ability to continue as a going concern. We cannot predict when this negative impact will end, or whether it may worsen.

Our business and results of operations have been materially and negatively impacted and our market value has substantially declined due to depressed market conditions which are the result of, in part, the dramatic drop in the oil price, the development of additional onshore oil and gas resources and the oversupply of offshore drilling rigs.

Crude oil prices have been in a steep decline since late 2014 and dropped to as low as approximately $30 per barrel in January 2016. Oil prices have partially recovered to a price of approximately $68 per barrel on March 10, 2021, but have been volatile and have not recovered to 2014 levels. As a result of the oil price environment prior to the significant drop in 2014, the offshore drilling business flourished with high utilization and high dayrates, and a large number of offshore drilling rigs were constructed to take advantage of the market. Also, many in our industry extended the lives of older rigs rather than retiring these rigs. These factors have led to a significant oversupply of drilling rigs while our customers have greatly reduced their planned offshore exploration and development spending in response to the depressed price of oil.

During the same period, onshore crude oil production in the United States (“US”) rose sharply. While the cost of production onshore varies, in some cases it may be less than the cost of production in offshore fields where our rigs are designed to operate, especially deepwater fields. Additionally, onshore production is perceived as yielding more consistent results and posing lower regulatory risk than offshore production. This increase in onshore US production has had a negative impact on the price of oil and the demand for our services. Further, given the reduced oil price and often the lower operating costs onshore, many of our customers have allocated more of their capital budgets to onshore exploration activities than offshore exploration activities, particularly deepwater exploration activities, which has also led to a decrease in the demand for offshore drilling services since 2014.

These factors have affected market conditions and led to a material decline in the demand for our services since 2014, the dayrates we are paid by our customers and the level of utilization of our drilling rigs. These poor market conditions, which may continue into the foreseeable future, in turn, have led to a material deterioration in our results of operations. There can be no assurance as to if, when or to what extent the current depressed market conditions, and our business, results of operations or enterprise value, will improve. Further, even if the price of oil and gas were to increase dramatically, we cannot assure you that there would be any increase in demand for our services.

Our business depends on the level of activity in the oil and gas industry. Adverse developments affecting the industry, including a decline in the price of oil or gas, reduced demand for oil and gas products and increased regulation of drilling and production, could have a material adverse effect on our business, financial condition and results of operations.

Demand for drilling services depends on a variety of economic and political factors and the level of activity in offshore oil and gas exploration and development and production markets worldwide. As noted above, the price of oil and gas, and market expectations of potential changes in the price, significantly affect this level of activity, as well as dayrates that we can charge customers for our services. However, higher prices do not necessarily translate into increased drilling activity because our clients take into account a number of considerations when they decide to invest in offshore oil and gas resources, including expectations regarding future commodity prices. The price of oil and gas and the level of activity in offshore oil and gas exploration and development are extremely volatile and are affected by numerous factors beyond our control, including:

•	the cost of exploring for, developing, producing and delivering oil and gas;

•	the ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels and pricing;

•	expectations regarding future energy prices;

•	increased supply of oil and gas resulting from onshore hydraulic fracturing activity and shale development;

•	the relative cost of offshore oil and gas exploration versus onshore oil and gas production;

•

worldwide production and demand for oil and gas (including the over-supply of oil and gas as a result of the COVID-19 pandemic and actions by OPEC and other oil and gas producing nations (together with OPEC, “OPEC+”)), which are impacted by changes in the rate of economic growth in the global economy;

•	potential acceleration in the development, and the price and availability, of alternative fuels or energy sources;

•	the level of production in non-OPEC countries;

•	worldwide financial instability or recessions;

•	regulatory restrictions or any moratorium on offshore drilling;

•	the discovery rate of new oil and gas reserves either onshore or offshore;

•	the rate of decline of existing and new oil and gas reserves;

•	available pipeline and other oil and gas transportation capacity;

•	oil refining capacity;

•	the ability of oil and gas companies to raise capital;

•	limitations on liquidity and available credit;

•	advances in exploration, development and production technology either onshore or offshore;

•	technical advances affecting energy consumption, including the displacement of hydrocarbons through increasing transportation fuel efficiencies;

•	merger and divestiture activity among oil and gas producers;

•	the availability of, and access to, suitable locations from which our customers can produce hydrocarbons;

•	adverse weather conditions, including hurricanes, typhoons, cyclones, winter storms and rough seas, the frequency and severity of which may be increased due to climate change;

•	the occurrence or threat of epidemic or pandemic diseases or any governmental response to such occurrence or threat;

•	tax laws, regulations and policies;

•	laws and regulations related to environmental matters, including those addressing alternative energy sources, the phase-out of fossil fuel vehicles and the risks of global climate change;

•	the political environment of oil-producing regions, including uncertainty or instability resulting from civil disorder, an outbreak or escalation of armed hostilities or acts of war or terrorism; and

•	the laws and regulations of governments regarding exploration and development of their oil and gas reserves or speculation regarding future laws or regulations.

Adverse developments affecting the industry as a result of one or more of these factors, including any further decline in the price of oil and gas from their current levels or the failure of the price of oil and gas to recover to a level that encourages our clients to expand their capital spending, the inability of our customers to access capital on economically advantageous terms, including as a result of the increasing focus on climate change by investors, a global recession, reduced demand for oil and gas products, increased supply due to the development of new onshore drilling and production technologies, and increased regulation of drilling and production, particularly if several developments were to occur in a short period of time, would have a material adverse effect on our business, financial condition and results of operations. The current level of oil and gas prices has had a material adverse effect on demand for our services since 2014 and is expected to continue to have a material adverse effect on our business and results of operations.

The offshore contract drilling industry is a highly competitive and cyclical business with intense price competition. We have competitors who are larger and have more financial resources than us. If we are unable to compete successfully, our profitability may be materially reduced.

The offshore contract drilling industry is a highly competitive and cyclical business characterized by high capital and operating costs and evolving capability of newer rigs. Drilling contracts are traditionally awarded on a competitive bid basis. Price competition, rig availability, location and rig suitability and technical specifications are the primary factors in determining which rig is qualified for a job, and additional factors are considered when determining which contractor is awarded a job, including experience of the workforce, efficiency, safety performance record, condition of equipment, operating integrity, reputation, industry standing and client relations. Our future success and profitability will partly depend upon our ability to keep pace with our customers’ demands with respect to these factors. In the past several years, the pace of consolidation in our industry has increased, leading to the creation of a number of larger and financially stronger competitors. If we are unable, or our customers believe that we are unable, to compete with the scale and financial strength of these larger competitors, it could harm our competitiveness and our ability to secure new drilling contracts. Moreover, certain of our competitors have engaged, or may in the future engage, in bankruptcy proceedings, debt refinancing transactions, management changes or other strategic initiatives in an attempt to reduce operating costs to maintain a position in the market, which could result in such competitors emerging with stronger or healthier balance sheets and, in turn, an improved ability to compete with us in the future. Further, if current competitors, or new market entrants, implement new technical capabilities, services or standards that are more attractive to our customers or price their product offerings more competitively, it could have a material adverse effect on our business, financial condition and results of operations.

In addition to intense competition, our industry has historically been cyclical. The offshore contract drilling industry is currently in a period characterized by low demand for drilling services and excess rig supply. Periods of low demand or excess rig supply intensify the competition in the industry and have resulted in, and are expected to continue to result in, many of our rigs earning substantially lower dayrates or being idle for long periods of time. We cannot provide you with any assurances as to when such period will end, and when there will be higher demand for contract drilling services or a meaningful reduction in the number of drilling rigs.

The over-supply of offshore rigs continues to contribute to depressed dayrates and demand for our rigs, which may remain unchanged for some time and, therefore, is expected to further adversely impact our revenues and profitability.

Prior to the current downturn, we experienced an extended period of high utilization and high dayrates, and industry participants materially increased the supply of drilling rigs by building new drilling rigs, including some that have not yet entered service. This increase in supply, combined with the decrease in demand for drilling rigs resulting from the substantial decline in the price of oil that began in 2014, has resulted in an oversupply of drilling rigs, which has contributed to the decline in utilization and dayrates.

We are currently experiencing competition from newbuild rigs that have either already entered the market or are available to enter the market. The entry of these rigs into the market has resulted in lower dayrates for both newbuilds and existing rigs rolling off their current contracts. Lower utilization and dayrates have adversely affected our revenues and profitability and may continue to do so for some time in the future. In addition, our competitors may relocate rigs to geographic markets in which we operate, which could exacerbate excess rig supply and result in lower dayrates and utilization in those markets. To the extent that the drilling rigs currently under construction or on order do not have contracts upon their completion, there may be increased price competition as such vessels become operational, which could lead to a further reduction in dayrates and in utilization, and we may be required to idle additional drilling rigs. Rig operators may take lower dayrates and shorter contract durations on older rigs to keep their rigs operational and avoid scrapping or retiring them. As a result, our business, financial condition and results of operations would be materially adversely affected.

We may not be able to renew or replace expiring contracts, and our customers may terminate or seek to renegotiate or repudiate our drilling contracts or may have financial difficulties that prevent them from meeting their obligations under our drilling contracts.

Since the market downturn began at the end of 2014, the new customer contracts we have entered into have generally had less favorable terms, including dayrates, than contracts entered into prior to the downturn. In addition, for some of our older rigs we were unable to find any replacement contracts. Our ability to renew contracts that expire or obtain new contracts and the terms of any such contracts will depend on market conditions and our customers’ expectations and assumptions of future oil prices and other factors.

Our customers may generally terminate our drilling contracts if a drilling rig is destroyed or lost or if we have to suspend drilling operations for a specified period of time as a result of a breakdown of major equipment or, in some cases, due to other events beyond the control of either party. In the case of nonperformance and under certain other conditions, our drilling contracts generally allow our customers to terminate without any payment to us. The terms of some of our drilling contracts permit the customer to terminate the contract after a specified notice period by tendering contractually specified termination amounts and, in some cases, without any payment. These termination payments, if any, may not fully compensate us for the loss of a contract. The early termination of a contract may result in a rig being idle for an extended period of time and a reduction in our contract backlog and associated revenue, which could have a material adverse effect on our business, financial condition and results of operations. Moreover, if any of our long-term contracts were to be terminated early, such termination could affect our future earnings flow and could have material adverse effect on our future financial condition and results of operations, even if we were to receive the contractually specified termination amount.

In addition, during periods of depressed market conditions, such as the one we are currently experiencing, we are subject to an increased risk of our customers seeking to renegotiate or repudiate their contracts. The ability of our customers to perform their obligations under drilling contracts with us may also be adversely affected by the financial condition of the customer, restricted credit markets, economic downturns and industry downturns. We may elect to renegotiate the rates we receive under our drilling contracts downward if we determine that to be a reasonable business solution. If our customers cancel or are unable to perform their obligations under their drilling contracts, including their payment obligations, and we are unable to secure new contracts on a timely basis on substantially similar terms or if we elect to renegotiate our drilling contracts and accept terms that are less favorable to us, it could have a material adverse effect on our business, financial condition and results of operations.

Our current backlog of contract drilling revenue may not be ultimately realized.

Generally, contract backlog only includes future revenues under firm commitments; however, from time to time, we may report anticipated commitments under letters of intent or award for which definitive agreements have not yet been, but are expected to be, executed. We may not be able to perform under these contracts as a result of operational or other breaches or due to events beyond our control, and we may not be able to ultimately execute a definitive agreement in cases where one does not currently exist. Moreover, we can provide no assurance that our customers will be able to or willing to fulfill their contractual commitments to us or that they will not seek to renegotiate or repudiate their contracts, especially during the current industry downturn. The terms of some of our drilling contracts permit the customer to terminate the contract after specified notice periods by tendering contractually specified termination amounts and, in certain cases, without any payment. In estimating backlog, we make certain assumptions about applicable dayrates for our longer-term contracts with dayrate adjustment mechanisms (like certain of our contracts with Royal Dutch Shell plc (“Shell”)). We cannot assure you that actual results will mirror these assumptions. Our inability to perform under our contractual obligations or to execute definitive agreements, our customers’ inability or unwillingness to fulfill their contractual commitments to us, including as a result of contract repudiations or our decision to accept less favorable terms on our drilling contracts, or the failure of actual results to reflect the assumptions we use to estimate backlog for certain contracts, may have a material adverse effect on our business, financial condition and results of operations.

We are substantially dependent on several of our customers, including Equinor ASA, Exxon Mobil Corporation, Saudi Arabian Oil Company and Shell, and the loss of any of these customers would have a material adverse effect on our financial condition and results of operations.

Any concentration of customers increases the risks associated with any possible termination or nonperformance of drilling contracts, failure to renew contracts or award new contracts or reduction of their drilling programs. Equinor ASA (“Equinor”), Exxon Mobil Corporation (“ExxonMobil”), Saudi Arabian Oil Company (“Saudi Aramco”) and Shell accounted for approximately 14.3 percent, 26.6 percent, 13.8 percent and 21.7 percent, respectively, of our consolidated operating revenues and approximately 3.6 percent, 44.2 percent, 17.0 percent and 26.3 percent, respectively, of our backlog for the year ended December 31, 2020. This concentration of customers increases the risks associated with any possible termination or nonperformance of contracts, in addition to our exposure to credit risk. If any of these customers were to terminate or fail to perform their obligations under their contracts and we were not able to find other customers for the affected drilling units promptly, our financial condition and results of operations could be materially adversely affected.

Our business involves numerous operating hazards.

Our operations are subject to many hazards inherent in the drilling business, including:

•	well blowouts;

•	fires;

•	collisions or groundings of offshore equipment and helicopter accidents;

•	punch-throughs;

•	mechanical or technological failures;

•	failure of our employees or third-party contractors to comply with our internal environmental, health and safety guidelines;

•	pipe or cement failures and casing collapses, which could release oil, gas or drilling fluids;

•	geological formations with abnormal pressures;

•	loop currents or eddies;

•	failure of critical equipment;

•	toxic gas emanating from the well;

•	spillage handling and disposing of materials; and

•	adverse weather conditions, including hurricanes, typhoons, tsunamis, cyclones, winter storms and rough seas, the frequency and severity of which may be increased due to climate change.

These hazards could cause personal injury or loss of life, suspend drilling operations, result in regulatory investigation or penalties, seriously damage or destroy property and equipment, result in claims by employees, customers or third parties, cause environmental damage and cause substantial damage to oil and gas producing formations or facilities. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, and failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any of the hazards we face could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks relating to operations in international locations.

We operate in various regions throughout the world that may expose us to political and other uncertainties, including risks of:

•	seizure, nationalization or expropriation of property or equipment;

•	monetary policies, government credit rating downgrades and potential defaults, and foreign currency fluctuations and devaluations;

•	limitations on the ability to repatriate income or capital;

•	complications associated with repairing and replacing equipment in remote locations;

•	repudiation, nullification, modification or renegotiation of contracts;

•	limitations on insurance coverage, such as war risk coverage, in certain areas;

•	import-export quotas, wage and price controls and imposition of trade barriers;

•	delays in implementing private commercial arrangements as a result of government oversight;

•	compliance with and changes in taxation rules or policies;

•	compliance with and changes in various jurisdictional regulatory or financial requirements, including rig flagging and local ownership requirements;

•	other forms of government regulation and economic conditions that are beyond our control and that create operational uncertainty;

•	governmental corruption;

•	the occurrence or threat of epidemic or pandemic diseases or any government response to such occurrence or threat;

•	piracy; and

•	terrorist acts, war, revolution and civil disturbances.

Further, we operate or have operated in certain less-developed countries with legal systems that are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings. Examples of challenges of operating in these countries include:

•	procedural requirements for temporary import permits, which may be difficult to obtain; and

•	the effect of certain temporary import permit regimes, where the duration of the permit does not coincide with the general term of the drilling contract.

Our ability to do business in a number of jurisdictions is subject to maintaining required licenses and permits and complying with applicable laws and regulations. For example, all of our drilling units are subject to regulatory requirements of the flag state where the drilling unit is registered. The flag state requirements are international maritime requirements and, in some cases, further interpolated by the flag state itself. In addition, each of our drilling units must be “classed” by a classification society, signifying that such drilling rig has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the flag state. If any drilling unit loses its flag, does not maintain its class or fails any periodical survey or special survey, the drilling unit will be unable to carry on operations and will be unemployable and uninsurable.

Jurisdictions where we operate may attempt to impose requirements that our drilling units operating in such a jurisdiction have some local ownership or be registered under the flag of that jurisdiction, or both. If our debt agreements do not permit us to change the flag of a rig to a certain jurisdiction or register a rig under the flag of that jurisdiction (and consequently comply with local ownership requirements), and if we are otherwise unable to successfully object to registration, we may no longer be able to operate in that country. Any such inability to carry on operations in jurisdictions where we operate or desire to operate, or our failure to comply with any other laws and regulations of the countries where we operate, could have a material adverse effect on our results of operations.

In addition, OPEC initiatives, as well as other governmental actions, may continue to cause oil price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies, which may continue. In addition, some governments favor or effectively require the awarding of drilling contracts to local contractors, require use of a local agent, require partial local ownership or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete and our results of operations.

In June 2016, the UK held a referendum in which voters approved an exit from the EU (“Brexit”). The UK exited the EU on January 31, 2020, consistent with the terms of the EU-UK Withdrawal Agreement, with a transition period that ended on December 31, 2020. On January 1, 2021, the UK left the EU Single Market and Customs Union as well as all EU policies and international agreements. As a result, the free movement of persons, goods, services and capital between the UK and the EU ended, and the EU and the UK formed two separate markets and two distinct regulatory and legal spaces. On December 24, 2020, the European Commission reached a trade agreement with the UK on the terms of its future cooperation with the EU. The trade agreement offers UK and EU companies preferential access to each other’s markets, ensuring imported goods will be free of tariffs and quotas (subject to rules of origin requirements). Uncertainty exists regarding the ultimate impact of this trade agreement, as well as the extent of possible financial, trade, regulatory and legal implications of Brexit. Brexit also contributes to global political and economic uncertainty, which may cause, among other consequences, volatility in exchange rates and interest rates, and changes in regulations. The Company provides contract drilling services to the international oil and gas industry and our fleet operates globally across multiple locations. Based on our global operating model and the versatility and marketability of our fleet, we do not expect the impact of Brexit to be significant to the Company.

Operating and maintenance costs of our rigs may be significant and may not correspond to revenue earned.

Our operating expenses and maintenance costs depend on a variety of factors including: crew costs, costs of provisions, equipment, insurance, maintenance and repairs, and shipyard costs, many of which are beyond our control. Our total operating costs are generally related to the number of drilling rigs in operation and the cost level in each country or region where such drilling rigs are located. Equipment maintenance costs fluctuate depending upon the type of activity that the drilling rig is performing and the age and condition of the equipment. Operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues. While operating revenues may fluctuate as a function of changes in dayrate, costs for operating a rig may not be proportional to the dayrate received and may vary based on a variety of factors, including the scope and length of required rig preparations and the duration of the contractual period over which such expenditures are amortized. Any investments in our rigs may not result in an increased dayrate for or income from such rigs. A disproportionate amount of operating and maintenance costs in comparison to dayrates could have a material adverse effect on our business, financial condition and results of operations.

Drilling contracts with national oil companies may expose us to greater risks than we normally assume in drilling contracts with non-governmental clients.

Contracts with national oil companies are often non-negotiable and may expose us to greater commercial, political and operational risks than we assume in other contracts, such as exposure to materially greater environmental liability and other claims for damages (including consequential damages) and personal injury related to our operations, or the risk that the contract may be terminated by our client without cause on short-term notice, contractually or by governmental action, under certain conditions that may not provide us an early termination payment, collection risks and political risks. In addition, our ability to resolve disputes or enforce contractual provisions may be negatively impacted with these contracts. We can provide no assurance that the increased risk exposure will not have an adverse impact on our future operations or that we will not increase the number of rigs contracted to national oil companies with commensurate additional contractual risks.

Operational interruptions or maintenance or repair work may cause our customers to suspend or reduce payment of dayrates until operation of the respective drilling rig is resumed, which may lead to loss of revenue or termination or renegotiation of the drilling contract.

If our drilling rigs are idle for reasons that are not related to the ability of the rig to operate, our customers are entitled to pay a waiting, or standby, rate that is lower than the full operational rate. In addition, if our drilling rigs are taken out of service for maintenance and repair for a period of time that exceeds the scheduled maintenance periods set forth in our drilling contracts, we will not be entitled to payment of dayrates until the rig is able to work. Several factors could cause operational interruptions, including:

•	breakdowns of equipment and other unforeseen engineering problems;

•	work stoppages, including labor strikes;

•	shortages of material and skilled labor;

•	delays in repairs by suppliers;

•	surveys by government and maritime authorities;

•	periodic classification surveys;

•	inability to obtain permits;

•	severe weather, strong ocean currents or harsh operating conditions;

•	force majeure events; and

•	the occurrence or threat of epidemic or pandemic diseases or any government response to such occurrence or threat.

If the interruption of operations exceeds a determined period due to an event of force majeure, our customers have the right to pay a rate that is significantly lower than the waiting rate for a period of time and, thereafter, may terminate the drilling contracts related to the subject rig. Suspension of drilling contract payments, prolonged payment of reduced rates or termination of any drilling contract as a result of an interruption of operations as described herein could materially adversely affect our business, financial condition and results of operations.

We may have difficulty obtaining or maintaining insurance in the future and our insurance coverage and contractual indemnity rights may not protect us against all the risks and hazards we face.

We do not procure insurance coverage for all of the potential risks and hazards we may face. Furthermore, no assurance can be given that we will be able to obtain insurance against all of the risks and hazards we face or that we will be able to obtain or maintain adequate insurance at rates and with deductibles or retention amounts that we consider commercially reasonable. In addition, our insurance carriers may interpret our insurance policies such that they do not cover losses for which we make claims.

Although we maintain insurance in the geographic areas in which we operate, pollution, reservoir damage and environmental risks generally are not fully insurable. Our insurance policies may not adequately cover our losses or may have exclusions of coverage for some losses. We do not have insurance coverage or for all risks, including loss of hire insurance on most of the rigs in our fleet. Uninsured exposures may include expatriate activities prohibited by US laws and regulations, radiation hazards, cyber risks, certain loss or damage to property onboard our rigs and losses relating to shore-based terrorist acts or strikes. In addition, our insurance may not cover losses associated with pandemics such as the COVID-19 pandemic. Furthermore, the damage sustained to offshore oil and gas assets in the United States as a result of hurricanes has negatively impacted certain aspects of the energy insurance market, resulting in more restrictive and expensive coverage for US named windstorm perils due to the price or lack of availability of coverage. Accordingly, we have in the past self-insured the rigs in the US Gulf of Mexico for named windstorm perils. We currently have US windstorm coverage for most of our US fleet subject to certain limits, but will continue to monitor the insurance market conditions in the future and may decide not to, or be unable to, purchase named windstorm coverage for some or all of the rigs operating in the US Gulf of Mexico.

Under our drilling contracts, liability with respect to personnel and property is customarily assigned on a “knock-for-knock” basis, which means that we and our customers assume liability for our respective personnel and property, irrespective of the fault or negligence of the party indemnified. Although our drilling contracts generally provide for indemnification from our customers for certain liabilities, including liabilities resulting from pollution or contamination originating below the surface of the water, enforcement of these contractual rights to indemnity may be limited by public policy and other considerations and, in any event, may not adequately cover our losses from such incidents. There can also be no assurance that those parties with contractual obligations to indemnify us will necessarily be in a financial position to do so. During depressed market periods such as the one in which we currently operate, the contractual indemnity provisions we are able to negotiate in our drilling contracts may require us to assume more risk than we would during normal market periods.

If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our business, financial condition and results of operations.

Our failure to adequately protect our sensitive information technology systems and critical data and our service providers’ failure to protect their systems and data could have a material adverse effect on our business, results of operations and financial condition.

We increasingly depend on information technology systems that we manage, and others that are managed by our third-party service and equipment providers, to conduct our day-to-day operations, including critical systems on our drilling units, and these systems are subject to risks associated with cyber incidents or attacks. It has been reported that unknown entities or groups have mounted cyber-attacks on businesses and other organizations solely to disable or disrupt computer systems, disrupt operations and, in some cases, steal data. In addition, the US government has issued public warnings that indicate that energy assets might be specific targets of cybersecurity threats. Also, in response to the COVID-19 pandemic, many of our non-operational employees are working remotely, which increases logistical challenges, inefficiencies and operational risks. Working remotely has significantly increased the use of online conferencing services and remote networking, which enable employees to work outside of our corporate infrastructure and, in some cases, use their own personal devices. This remote work model has resulted in an increased demand for information technology resources and may expose us to additional risks of security breaches or other cyber-incidents or attacks, loss of data, fraud and other disruptions as a consequence of more employees accessing sensitive and critical information from remote locations. Due to the nature of cyber-attacks, breaches to our systems or our service or equipment providers’ systems could go undetected for a prolonged period of time. While the Company has a cybersecurity program, a significant cyber-attack could disrupt our operations and result in downtime, loss of revenue, harm to the Company’s reputation, or the loss, theft, corruption or unauthorized release of critical data of us or those with whom we do business as well as result in higher costs to correct and remedy the effects of such incidents. If our or our service or equipment providers’ systems for protecting against cyber incidents or attacks prove to be insufficient and an incident were to occur, it could have a material adverse effect on our business, financial condition and results of operations, along with our reputation. Even though we carry cyber insurance that may provide insurance coverage under certain circumstances, we might suffer losses as a result of a security breach that exceeds the coverage available under our policy or for which we do not have coverage.

In addition, laws and regulations governing data privacy and the unauthorized disclosure of confidential or protected information, including the European Union General Data Protection Regulation and recent legislation in various US states, pose increasingly complex compliance challenges and potentially elevate costs, and any failure to comply with these laws and regulations could result in significant penalties and legal liability.

Upgrades, refurbishment and repair of rigs are subject to risks, including delays and cost overruns, that could have an adverse impact on our available cash resources and results of operations.

We will continue to make upgrades, refurbishment and repair expenditures to our fleet from time to time, some of which may be unplanned. In addition, we may reactivate rigs that have been cold or warm stacked and make selective acquisitions of rigs. Our customers may also require certain shipyard reliability upgrade projects for our rigs. These projects and other efforts of this type are subject to risks of cost overruns or delays inherent in any large construction project as a result of numerous factors, including the following:

•	shortages of equipment, materials or skilled labor;

•	work stoppages and labor disputes;

•	unscheduled delays in the delivery of ordered materials and equipment;

•	local customs strikes or related work slowdowns that could delay importation of equipment or materials;

•	weather interferences;

•	difficulties in obtaining necessary permits or approvals or in meeting permit or approval conditions;

•	design and engineering problems;

•	inadequate regulatory support infrastructure in the local jurisdiction;

•	latent damages or deterioration to hull, equipment and machinery in excess of engineering estimates and assumptions;

•	unforeseen increases in the cost of equipment, labor and raw materials, particularly steel;

•	unanticipated actual or purported change orders;

•	client acceptance delays;

•	disputes with shipyards and suppliers;

•	delays in, or inability to obtain, access to funding;

•	shipyard availability, failures and difficulties, including as a result of financial problems of shipyards or their subcontractors; and

•	failure or delay of third-party equipment vendors or service providers.

The failure to complete a rig upgrade, refurbishment or repair on time, or at all, may result in related loss of revenues, penalties, or delay, renegotiation or cancellation of a drilling contract or the recognition of an asset impairment. Additionally, capital expenditures could materially exceed our planned capital expenditures. Moreover, when our rigs are undergoing upgrade, refurbishment and repair, they may not earn a dayrate during the period they are out of service. If we experience substantial delays and cost overruns in our shipyard projects, it could have a material adverse effect on our business, financial condition and results of operations. We currently have no new rigs under construction.

Failure to attract and retain skilled personnel or an increase in personnel costs could adversely affect our operations.

We require skilled personnel to operate and provide technical services and support for our drilling units. In the past, during periods of high demand for drilling services and increasing worldwide industry fleet size, shortages of qualified personnel have occurred. During the last few years of reduced demand, there were layoffs of qualified personnel, who often find work with competitors or leave the industry. As a result, if market conditions improve and we seek to reactivate warm or cold stacked rigs, upgrade our working rigs or purchase additional rigs, we may face shortages of qualified personnel, which would impair our ability to attract qualified personnel for our new or existing drilling units, impair the timeliness and quality of our work and create upward pressure on personnel costs, any of which could adversely affect our operations.

Supplier capacity constraints or shortages in parts or equipment, supplier production disruptions, supplier quality and sourcing issues or price increases could increase our operating costs, decrease our revenues and adversely impact our operations.

Our reliance on third-party suppliers, manufacturers and service providers to secure equipment used in our drilling operations exposes us to volatility in the quality, price and availability of such items. Certain specialized parts and equipment we use in our operations may be available only from a single or small number of suppliers. During the last few years of reduced demand, many of these third-party suppliers reduced their inventories of parts and equipment and, in some cases, reduced their production capacity. If the market for our services improves and we seek to reactivate warm or cold stacked rigs, upgrade our working rigs or purchase additional rigs, these reductions could make it more difficult for us to find equipment and parts for our rigs. A disruption or delay in the deliveries from such third-party suppliers, capacity constraints, production disruptions, price increases, defects or quality-control issues, recalls or other decreased availability or servicing of parts and equipment could adversely affect our ability to reactivate rigs, upgrade working rigs, purchase additional rigs or meet our commitments to customers on a timely basis, adversely impact our operations and revenues by resulting in uncompensated downtime, reduced dayrates, the incurrence of liquidated damages or other penalties or the cancellation or termination of contracts, or increase our operating costs.

We may contemplate future mergers or acquisitions as part of our business strategy. Acquisitions of other businesses or assets present various risks and uncertainties.

We may pursue growth through the mergers or acquisition of businesses or assets that we believe will enable us to strengthen or broaden our business. We may be unable to implement this element of our strategy if we cannot identify suitable companies, businesses or assets, reach agreement on potential strategic acquisitions on acceptable terms or for other reasons. Moreover, mergers and acquisitions involve various risks, including, among other things, (i) difficulties relating to integrating an acquired business and unanticipated changes in customer and other third-party relationships subsequent to acquisition, (ii) diversion of management’s attention from day-to-day operations, (iii) failure to realize anticipated benefits, such as cost savings and revenue enhancements, (iv) potentially substantial transaction costs associated with acquisitions and (v) potential impairment resulting from the overpayment for an acquisition.

Future mergers or acquisitions may require us to obtain additional equity or debt financing, which may not be available on attractive terms. Moreover, to the extent a transaction financed by non-equity consideration results in goodwill, it will reduce our tangible net worth, which might have an adverse effect on credit availability.

Acts of terrorism, piracy and political and social unrest could affect the markets for drilling services, which may have a material adverse effect on our results of operations.

Acts of terrorism and social unrest, brought about by world political events or otherwise, have caused instability in the world’s financial and insurance markets in the past and may occur in the future. Such acts could be directed against companies such as ours. In addition, acts of terrorism, piracy and social unrest could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services. Insurance premiums could increase and coverage may be unavailable in the future. Government regulations may effectively preclude us from engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future.

Our drilling contracts do not generally provide indemnification against loss of capital assets or loss of revenues resulting from acts of terrorism, piracy or political or social unrest. We have limited insurance for our assets providing coverage for physical damage losses resulting from risks, such as terrorist acts, piracy, vandalism, sabotage, civil unrest, expropriation and acts of war, and we do not carry insurance for loss of revenues resulting from such risks.

Fluctuations in exchange rates and nonconvertibility of currencies could result in losses to us.

We may experience currency exchange losses when revenues are received or expenses are paid in nonconvertible currencies, when we do not hedge an exposure to a foreign currency, when the result of a hedge is a loss or if any counterparty to our hedge were to experience financial difficulties. We may also incur losses as a result of an inability to collect revenues due to a shortage of convertible currency available to the country of operation, controls over currency exchange or controls over the repatriation of income or capital.

We are a holding company, and we are dependent upon cash flow from subsidiaries to meet our obligations.

We currently conduct our operations through our subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Unless they are guarantors of our indebtedness, our subsidiaries do not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may also limit our ability to obtain the cash that we require from our subsidiaries to pay our debt service obligations. Applicable tax laws may also subject such payments to us by our subsidiaries to further taxation.

Future sales or the availability for sale of substantial amounts of the Ordinary Shares, or the perception that these sales may occur, could, if the Ordinary Shares are listed on a national securities exchange, impair the ability of Noble Parent to raise capital through future sales of equity securities.

Pursuant to the Memorandum of Association of Noble Parent, the share capital of Noble Parent is $6,000 divided into 500,000,000 ordinary shares of a par value of $0.00001 each and 100,000,000 shares of a par value of $0.00001, each of such class or classes having the rights as the Board may determine from time to time. On April 1, 2021, there were 43,536,636 Ordinary Shares outstanding and 6,463,182 Penny Warrants (as defined herein) issued and outstanding. In addition, as of April 1, 2021, 8,332,910 Tranche 1 Warrants, 8,332,910 Tranche 2 Warrants and 2,777,698 Tranche 3 Warrants were outstanding and exercisable. Noble Parent also has 7,716,049 Ordinary Shares authorized and initially reserved for issuance pursuant to equity awards under the Noble Corporation 2021 Long-Term Incentive Plan.

A large percentage of the Ordinary Shares are held by a relatively small number of investors. Noble Parent entered into a registration rights agreement with certain of those investors pursuant to which it has agreed to file a registration statement with the SEC to facilitate potential future sales of such Ordinary Shares by them. Noble Parent intends to apply for a listing of the Ordinary Shares on a national securities exchange. If the Ordinary Shares are listed on a national securities exchange, sales of a substantial number of the Ordinary Shares in the public markets, or even the perception that these sales might occur (such as upon the filing of the aforementioned registration statement), could impair the ability of Noble Parent to raise capital for our operations through a future sale of, or pay for acquisitions using, equity securities.

In connection with the Merger, Noble Parent is expected to issue a substantial number of Ordinary Shares as consideration for the Merger. At the closing of the Merger, Noble Parent will also grant registration rights covering those Ordinary Shares pursuant to the Merger RRA.

Certain shareholders own a significant portion of our outstanding equity securities, and their interests may not always coincide with the interests of other holders of the Ordinary Shares.

As noted above, a large percentage of the Ordinary Shares are held by a relatively small number of investors. As a result, these investors could have significant influence over all matters presented to Noble Parent’s shareholders for approval, including election and removal of directors, change in control transactions and the outcome of all actions requiring a majority shareholder approval. This influence would likely directly impact decisions made by Noble Parent as our sole shareholder.

The interests of these investors in Noble Parent may not always coincide with the interests of the other holders of the Ordinary Shares, and the concentration of control in these investors may limit other shareholders’ ability to influence corporate matters. The concentration of ownership and voting power of these investors may also delay, defer or even prevent an acquisition by a third party or other change of control of Noble Parent and may make some transactions more difficult or impossible without their support, even if such events are in the bests interests of other shareholders. If the Ordinary Shares are listed on a national securities exchange, this concentration and voting power may adversely affect the trading price of the Ordinary Shares, which could adversely affect the ability of Noble Parent to provide us with capital for our operations, if needed.

Risks Related to the Merger

The Merger may not be completed and the Merger Agreement may be terminated in accordance with its terms. Failure to complete the Merger could negatively impact our future businesses and financial results.

The Merger is subject to a number of conditions that must be satisfied, including, among other things, the absence of any law or injunction prohibiting the consummation of the Merger. The conditions to the completion of the Merger, some of which are beyond our control, may not be satisfied or waived in a timely manner or at all, and, accordingly, the Merger may be delayed or may not be completed.

The Merger Agreement may be terminated by either Noble Parent or Pacific Drilling if the Merger is not completed by June 30, 2021, except that this right to terminate the Merger Agreement will not be available to any party if the failure of the closing of the Merger to occur is due to such party’s material breach of any representation, warranty, covenant or other agreement of such party under the Merger Agreement. Noble Parent, Merger Sub and Pacific Drilling can also mutually decide to terminate the Merger Agreement at any time. In addition, Noble Parent and Pacific Drilling may elect to terminate the Merger Agreement in certain other circumstances as further detailed in the Merger Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

If the transactions contemplated by the Merger Agreement are not completed for any reason, our ongoing business and financial results may be adversely affected and, without realizing any of the benefits of having completed the transactions, we will be subject to a number of risks, including the following:

•	we will be required to pay our costs relating to the transactions, which are substantial, such as legal, accounting and financial advisory fees, whether or not the transactions are completed;

•	time and resources committed by our management to matters relating to the transactions could otherwise have been devoted to pursuing other beneficial opportunities;

•	we may experience negative reactions from employees, customers or vendors; and

•

since the Merger Agreement restricts the conduct of our business prior to completion of the Merger, we may not have been able to take certain actions during the pendency of the Merger that would have benefitted us as an independent company and the opportunity to take such actions may no longer be available.

In addition, any delay in completing the Merger may significantly reduce the synergies and other benefits that we expect to achieve if we successfully complete the Merger within the expected timeframe and integrate the respective businesses.

The integration of Pacific Drilling into the combined company may not be as successful as anticipated, and the combined company may not achieve the intended benefits or do so within the intended timeframe.

The Merger involves numerous operational, strategic, financial, accounting, legal, tax and other risks, including potential liabilities associated with the acquired business. Difficulties in integrating Pacific Drilling into the combined company may result in the combined company performing differently than expected, in operational challenges or in the delay or failure to realize anticipated expense-related efficiencies, and could have an adverse effect on the financial condition, results of operations or cash flows of Noble. Potential difficulties that may be encountered in the integration process include, among other factors:

•

the inability to successfully integrate the businesses of Pacific Drilling into the combined company, operationally and culturally, in a manner that permits Noble to achieve the full revenue and cost savings anticipated from the Merger;

•	complexities associated with managing a larger, more complex, integrated business;

•	not realizing anticipated synergies;

•	the inability to retain key employees and otherwise integrate personnel from the two companies and the loss of key employees;

•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Merger;

•	difficulty or inability to comply with the covenants of the debt of the combined company;

•	integrating relationships with customers, vendors and business partners;

•

performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Merger and integrating Pacific Drilling’s operations into the combined company; and

•	the disruption of, or the loss of momentum in, each company’s ongoing business or inconsistencies in standards, controls, procedures and policies.

Additionally, the success of the Merger will depend, in part, on the combined company’s ability to realize the anticipated benefits and cost savings from combining Noble’s and Pacific Drilling’s businesses. The anticipated benefits and cost savings of the Merger may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that Noble does not currently foresee. Some of the assumptions that Noble has made, such as the achievement of certain synergies, may not be realized.

As noted above, certain shareholders own a substantial percentage of the Ordinary Shares of Noble Parent. Certain of such shareholders may also hold a substantial number of shares of Pacific Drilling. As a result, the risks relating to concentrated ownership of the Ordinary Shares, described in “—Risks Related to Our Business and Operations—Future sales or the availability for sale of substantial amounts of the Ordinary Shares, or the perception that these sales may occur, could, if the Ordinary Shares are listed on a national securities exchange, impair the ability of Noble Parent to raise capital through future sales of equity securities” above, would be increased.

Financial and Tax Risks

We may record impairment charges on property and equipment, including rigs and related capital spares.

We evaluate the impairment of property and equipment, which include rigs and related capital spares, whenever events or changes in circumstances (including a decision to cold stack, retire or sell rigs) indicate that the carrying amount of an asset may not be recoverable. An impairment loss on our property and equipment may exist when the estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Any impairment loss recognized represents the excess of the asset’s carrying value over the estimated fair value. As part of this analysis, we make assumptions and estimates regarding future market conditions. To the extent actual results do not meet our estimated assumptions, for a given rig or piece of equipment, we may take an impairment loss in the future. In addition, we may also take an impairment loss on capital spares and other capital equipment when we deem the value of those items has declined due to factors like obsolescence, deterioration or damage. Based upon our impairment analyses for the years ended December 31, 2020 and 2019, we recorded impairment charges of $3.9 billion and $615.3 million, respectively, on various rigs and certain capital spares during those periods. There can be no assurance that we will not have to take additional impairment charges in the future if current depressed market conditions persist, or that we will be able to return cold stacked rigs to service in the time frame and at the reactivation costs or at the dayrates that we projected. It is reasonably possible that the estimate of undiscounted cash flows may change in the near term, resulting in the need to write down the affected assets to their corresponding estimated fair values.

The Exit Credit Agreement contains various restrictive covenants limiting the discretion of our management in operating our business.

The Exit Credit Agreement contains various restrictive covenants that may limit our management’s discretion in certain respects. In particular, the Exit Credit Agreement limits Finco’s ability and the ability of its restricted subsidiaries to, among other things and subject to certain limitations and exceptions, (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or distributions on capital stock or redeem or repurchase capital stock; (iii) make investments; (iv) repay, redeem or amend certain indebtedness; (v) sell stock of its subsidiaries; (vi) transfer or sell assets; (vii) create, incur or assume liens; (viii) enter into transactions with certain affiliates; (ix) merge or consolidate with or into any other person or undergo certain other fundamental changes; and (x) enter into certain burdensome agreements. In addition, the Exit Credit Agreement obligates Finco and its restricted subsidiaries to comply with certain financial maintenance covenants and, under certain conditions, to make mandatory prepayments and reduce the amount of credit available under the Exit Credit Facility, all as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Post-emergence Debt—Senior Secured Exit Revolving Credit Facility.” Such mandatory prepayments and commitment reductions may affect cash available for use in the Company’s business. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in all obligations under the Exit Credit Facility to be declared due and payable immediately and all commitments thereunder to be terminated.

Changes in the method of determining the London Interbank Offered Rate, or the replacement of the London Interbank Offered Rate with an alternative reference rate, may adversely affect interest expense related to outstanding debt.

The loans outstanding under the Exit Credit Facility bear interest at a rate per annum equal to the applicable margin plus, at Finco’s option, either: (i) the reserve-adjusted London Interbank Offered Rate (“LIBOR”) or (ii) a base rate. On July 27, 2017, the Financial Conduct Authority in the UK, which regulates LIBOR, announced that it intends to phase out LIBOR as a benchmark by the end of 2021. It is unclear if LIBOR will cease to exist at the end of 2021, when it is intended to be phased out or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. While the Exit Credit Facility, which has a term that extends beyond 2021, contains “fallback” provisions providing for alternative rate calculations upon the occurrence of certain events related to the phase-out of LIBOR, these “fallback” provisions may not adequately address the actual changes to LIBOR or successor rates. Although the Secured Overnight Financing Rate is expected to be the alternative rate that replaces LIBOR, we cannot predict what margin adjustments and related terms would be negotiated in connection with the “fallback” provisions. As a result, our interest expense could increase. In addition, the overall financial markets may be disrupted as a result of the phase-out or replacement of LIBOR. Uncertainty as to the nature of such potential phase-out and alternative reference rates or disruption in the financial market could have a material adverse effect on our financial condition, results of operations and cash flows.

A loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries could result in a higher tax rate on our worldwide earnings, which could result in a material adverse effect on our financial condition and results of operations.

Income tax returns that we file will be subject to review and examination. We recognize the benefit of income tax positions we believe are more likely than not to be sustained upon challenge by a tax authority. If any tax authority successfully challenges our operational structure, intercompany pricing policies or the taxable presence of our subsidiaries in certain countries, if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure, or if we lose a material tax dispute in any country, our effective tax rate on our worldwide earnings could increase substantially and result in a material adverse effect on our financial condition.

Our consolidated effective income tax rate may vary substantially from one reporting period to another.

We cannot provide any assurances as to what our consolidated effective income tax rate will be because of, among other matters, uncertainty regarding the nature and extent of our business activities in any particular jurisdiction in the future and the tax laws of such jurisdictions, as well as potential changes in the UK, US, Switzerland and other tax laws, regulations or treaties or the interpretation or enforcement thereof, changes in the administrative practices and precedents of tax authorities or any reclassification or other matter (such as changes in applicable accounting rules) that increases the amounts we have provided for income taxes or deferred tax assets and liabilities in our consolidated financial statements. For example, the Organization for Economic Cooperation and Development (“OECD”) has issued its final reports on Base Erosion and Profit Shifting, which generally focus on situations where profits are earned in low-tax jurisdictions, or payments are made between affiliates from jurisdictions with high tax rates to jurisdictions with lower tax rates. Certain countries within which we operate have recently enacted changes to their tax laws in response to the OECD recommendations or otherwise and these and other countries may enact changes to their tax laws or practices in the future (prospectively or retroactively), which may have a material adverse effect on our financial position, operating results and/or cash flows.

In addition, as a result of frequent changes in the taxing jurisdictions in which our drilling rigs are operated and/or owned, changes in the overall level of our income and changes in tax laws, our consolidated effective income tax rate may vary substantially from one reporting period to another. Income tax rates imposed in the tax jurisdictions in which our subsidiaries conduct operations vary, as does the tax base to which the rates are applied. In some cases, tax rates may be applicable to gross revenues, statutory or negotiated deemed profits or other bases utilized under local tax laws, rather than to net income. Our drilling rigs frequently move from one taxing jurisdiction to another to perform contract drilling services. In some instances, the movement of drilling rigs among taxing jurisdictions will involve the transfer of ownership of the drilling rigs among our subsidiaries. If we are unable to mitigate the negative consequences of any change in law, audit, business activity or other matter, this could cause our consolidated effective income tax rate to increase and cause a material adverse effect on our financial position, operating results and/or cash flows.

Pension expenses associated with our retirement benefit plans may fluctuate significantly depending upon changes in actuarial assumptions, future investment performance of plan assets and legislative or other regulatory actions.

A portion of our current and retired employee population is covered by pension and other post-retirement benefit plans, the costs of which are dependent upon various assumptions, including estimates of rates of return on benefit plan assets, discount rates for future payment obligations, mortality assumptions, rates of future cost growth and trends for future costs. In addition, funding requirements for benefit obligations of our pension and other post-retirement benefit plans are subject to legislative and other government regulatory actions. Future changes in estimates and assumptions associated with our pension and other post-retirement benefit plans could have a material adverse effect on our financial condition, results of operations, cash flows and/or financial disclosures.

Regulatory and Legal Risks

Governmental laws and regulations may add to our costs, result in delays, or limit our drilling activity.

Our business is affected by public policy and laws and regulations relating to the energy industry in the geographic areas where we operate.

The drilling industry is dependent on demand for services from the oil and gas exploration and production industry, and accordingly, we are directly affected by the adoption of laws and regulations that for economic, environmental or other policy reasons curtail exploration and development drilling for oil and gas. We may be required to make significant capital expenditures to comply with governmental laws and regulations. Governments in some foreign countries are increasingly active in regulating and controlling the ownership of concessions, the exploration for oil and gas, and other aspects of the oil and gas industries. There is increasing attention in the United States and worldwide concerning the issue of climate change and the effect of greenhouse gases (“GHGs”) and other sustainability and energy transition matters. This increased attention may result in new environmental laws or regulations that may unfavorably impact us, our suppliers and our customers.

The modification of existing laws or regulations or the adoption of new laws or regulations that result in the curtailment of exploratory or developmental drilling for oil and gas could materially and adversely affect our operations by limiting drilling opportunities increasing our cost of doing business, discouraging our customers from drilling for hydrocarbons, disrupting revenue through permitting or similar delays, or subjecting us to liability. For example, on January 20, 2021, the Acting Secretary for the Department of the Interior signed an order effectively suspending new fossil fuel leasing and permitting on federal lands, including in the US Gulf of Mexico, for 60 days. Then on January 27, 2021, President Biden issued an executive order indefinitely suspending new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and gas permitting and leasing practices. Demand for our services could be diminished during this review period. Further, to the extent that the review results in the development of additional restrictions on offshore drilling, limitations on the availability of offshore leases, or restrictions on the ability to obtain required permits, it could have a material adverse impact on our operations by reducing drilling opportunities and the demand for our services.

Increasing attention to environmental, social and governance matters may impact our business and financial results.

In recent years, increasing attention has been given to corporate activities related to environmental, social and governance (“ESG”) matters in public discourse and the investment community. A number of advocacy groups, both domestically and internationally, have campaigned for governmental and private action to promote change at public companies related to ESG matters, including through the investment and voting practices of investment advisers, public pension funds, universities and other members of the investing community. These activities include increasing attention and demands for action related to climate change and energy transition matters, such as promoting the use of substitutes to fossil fuel products and encouraging the divestment of fossil fuel equities, as well as pressuring lenders and other financial services companies to limit or curtail activities with fossil fuel companies. If this were to continue, it could have a material adverse effect on Noble Parent’s ability to access equity capital markets. Members of the investment community have begun to screen companies such as ours for sustainability performance, including practices related to GHGs and climate change. If we are unable to find economically viable, as well as publicly acceptable, solutions that reduce our GHG emissions and/or GHG intensity for new and existing projects, we could experience additional costs or financial penalties, delayed or cancelled projects, and/or reduced production and reduced demand for hydrocarbons, which could have a material adverse effect on our earnings, cash flows and financial condition.

Any violation of anti-bribery or anti-corruption laws, including the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, or similar laws and regulations could result in significant expenses, divert management attention, and otherwise have a negative impact on us.

We operate in countries known to have a reputation for corruption. We are subject to the risk that we, our affiliated entities or their respective officers, directors, employees and agents may take action determined to be in violation of such anti-corruption laws, including the US Foreign Corrupt Practices Act of 1977 (the “FCPA”), the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and similar laws in other countries. Any violation of the FCPA, UK Bribery Act or other applicable anti-corruption laws could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, financial condition and results of operations. In addition, actual or alleged violations could damage our reputation and ability to do business. Further, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Changes in, compliance with, or our failure to comply with the certain laws and regulations may negatively impact our operations and could have a material adverse effect on our results of operations.

Our operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:

•	the environment and the health and safety of personnel;

•	the importing, exporting, equipping and operation of drilling rigs;

•	currency exchange controls;

•	oil and gas exploration and development;

•	taxation of offshore earnings and earnings of expatriate personnel; and

•	use and compensation of local employees and suppliers by foreign contractors.

Public and governmental scrutiny of the energy industry has resulted in increased regulations being proposed and often implemented. In addition, existing regulations might be revised or reinterpreted, new laws, regulations and permitting requirements might be adopted or become applicable to us, our rigs, our customers, our vendors or our service providers, and future changes in laws and regulations could significantly increase our costs and could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be required to post additional surety bonds to secure performance, tax, customs and other obligations relating to our rigs in jurisdictions where bonding requirements are already in effect and in other jurisdictions where we may operate in the future. These requirements would increase the cost of operating in these countries, which could materially adversely affect our business, financial condition and results of operations.

From time to time, new rules, regulations and requirements regarding oil and gas development have been proposed and implemented by the Bureau of Ocean Energy Management (“BOEM”), the Bureau of Safety and Environmental Enforcement (“BSEE”) or the United States Congress, as well as other jurisdictions outside the United States, that could materially limit or prohibit, and increase the cost of, offshore drilling. For example, in July 2016, BOEM and BSEE finalized a rule revising and adding requirements for drilling on the US Arctic Outer Continental Shelf. Similarly, in April 2016, BSEE announced a final blowout preventer systems and well control rule. BSEE also finalized a rule in September 2016 concerning production safety systems for oil and natural gas operations on the Outer Continental Shelf. BSEE issued final rules amending both the September 2016 production safety systems rule and the April 2016 blowout preventer systems and well control rule in September 2018 and May 2019, respectively. BSEE also published a proposed rule in December 2020 that would revise the 2016 rule concerning drilling on the US Arctic Outer Continental Shelf. In addition, BOEM released a Notice to Lessees and Operators in the Outer Continental Shelf (“NTL”) in September 2016 that updated offshore bonding requirements. The NTL was only partially implemented before being rescinded and replaced by a proposed rule addressing offshore bonding published in October 2020. However, on January 20, 2021, President Biden issued executive orders freezing the issuance of new rules pending further review and directing all executive departments and agencies to review and consider suspending, revising, or rescinding all regulations issued between January 20, 2017 and January 20, 2021 determined to be inconsistent with President Biden’s environmental and climate goals. To the extent these recent proposed and final rules are reviewed and determined to be inconsistent under the executive orders, BOEM and BSEE could issue new rules reinstating the requirements of the 2016 rules and/or reimplement the NTL.

We are also subject to increasing regulatory requirements and scrutiny in the North Sea jurisdictions and other countries. New rules, regulations and requirements, or a return to the requirements of the 2016 versions of the BSEE and BOEM regulations, including the adoption of new safety requirements and policies relating to the approval of drilling permits, restrictions on oil and gas development and production activities in the US Gulf of Mexico and elsewhere, implementation of safety and environmental management systems, mandatory third party compliance audits, and the promulgation of numerous Notices to Lessees or similar new regulatory requirements outside of the United States, may impact our operations by causing increased costs, delays and operational restrictions. If new regulations, policies, operating procedures and the possibility of increased legal liability resulting from the adoption or amendment of rules and regulations applicable to our operations in the United States or other jurisdictions are viewed by our current or future customers as a significant impairment to expected profitability on projects, then they could discontinue or curtail their offshore operations in the impacted region, thereby adversely affecting our operations by limiting drilling opportunities or imposing materially increased costs.

We could also be affected by challenges and restrictions to offshore operations by environmental groups, costal states and the federal government. For example, in December 2018, environmental groups challenged incidental harassment authorizations issued by the National Marine Fisheries Service that allow companies to conduct air gun seismic surveys for oil and gas exploration off the Atlantic coast. The attorney generals for ten US coastal states also intervened as plaintiffs. The litigation concluded in October 2020 and the authorizations expired in November 2020. Restrictions on authorizations needed to conduct seismic surveys could impact our customers’ ability to identify oil and gas reserves, thereby reducing demand for our services. Several coastal states have also taken steps to prohibit offshore drilling. For example, California passed laws in September 2018 barring the construction of new oil drilling-related infrastructure in state waters. Similarly, in November 2018, voters in Florida approved an amendment to the state constitution that would ban oil and gas drilling in offshore state waters. Such initiatives could reduce opportunities for our customers and thereby reduce demand for our services. In addition, the federal government has taken steps to restrict offshore drilling opportunities. For example, on January 20, 2021, the Acting Secretary for the Department of the Interior signed an order effectively suspending new fossil fuel leasing and permitting on federal lands, including in the US Gulf of Mexico, for 60 days. Then on January 27, 2021, President Biden issued an executive order indefinitely suspending new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and gas permitting and leasing practices. Demand for our services could be diminished during this review period. Further, to the extent that the review results in the development of additional restrictions on offshore drilling, limitations on the availability of offshore leases, or restrictions on the ability to obtain required permits, it could have a material adverse impact on our operations by reducing drilling opportunities and the demand for our services.

Adverse effects may continue as a result of the uncertainty of ongoing inquiries, investigations and court proceedings, or additional inquiries and proceedings by federal or state regulatory agencies or private plaintiffs. In addition, we cannot predict the outcome of any of these inquiries or whether these inquiries will lead to additional legal proceedings against us, civil or criminal fines or penalties, or other regulatory action, including legislation or increased permitting requirements. Legal proceedings or other matters against us, including environmental matters, suits, regulatory appeals, challenges to our permits by citizen groups and similar matters, might result in adverse decisions against us. The result of such adverse decisions, both individually or in the aggregate, could be material and may not be covered fully or at all by insurance.

Our operations are subject to numerous laws and regulations relating to the protection of the environment and of human health and safety, and compliance with these laws and regulations could impose significant costs and liabilities that exceed our current expectations.

Substantial costs, liabilities, delays and other significant issues could arise from environmental, health and safety laws and regulations covering our operations, and we may incur substantial costs and liabilities in maintaining compliance with such laws and regulations. Our operations are subject to extensive international conventions and treaties, and national or federal, state and local laws and regulations, governing environmental protection, including with respect to the discharge of materials into the environment and the security of chemical and industrial facilities. These laws govern a wide range of environmental issues, including:

•	the release of oil, drilling fluids, natural gas or other materials into the environment;

•	air emissions from our drilling rigs or our facilities;

•	handling, cleanup and remediation of solid and hazardous wastes at our drilling rigs or our facilities or at locations to which we have sent wastes for disposal;

•	restrictions on chemicals and other hazardous substances; and

•

wildlife protection, including regulations that ensure our activities do not jeopardize endangered or threatened animals, fish and plant species, nor destroy or modify the critical habitat of such species.

Various governmental authorities have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits, or the release of oil or other materials into the environment, may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the imposition of stricter conditions on or revocation of permits, the issuance of moratoria or injunctions limiting or preventing some or all of our operations, delays in granting permits and cancellation of leases, or could affect our relationship with certain consumers.

There is an inherent risk of the incurrence of environmental costs and liabilities in our business, some of which may be material, due to the handling of our customers’ hydrocarbon products as they are gathered, transported, processed and stored, air emissions related to our operations, historical industry operations, and water and waste disposal practices. For example, we, as an operator of mobile offshore drilling units in navigable US waters and certain offshore areas, including the US Outer Continental Shelf, are liable for damages and for the cost of removing oil spills for which we may be held responsible, subject to certain limitations. Our operations may involve the use or handling of materials that are classified as environmentally hazardous. Environmental laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. Joint, several or strict liability may be incurred without regard to fault under certain environmental laws and regulations for the remediation of contaminated areas and in connection with past, present or future spills or releases of natural gas, oil and wastes on, under, or from past, present or future facilities. Private parties may have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage arising from our operations. In addition, increasingly strict laws, regulations and enforcement policies could materially increase our compliance costs and the cost of any remediation that may become necessary. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us.

Our business may be adversely affected by increased costs due to stricter pollution control equipment requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. Also, we might not be able to obtain or maintain from time to time all required environmental regulatory approvals for our operations. If there is a delay in obtaining any required environmental regulatory approvals, or if we fail to obtain and comply with them, the operation or construction of our facilities could be prevented or become subject to additional costs. In addition, the steps we could be required to take to bring certain facilities into regulatory compliance could be prohibitively expensive, and we might be required to shut down, divest or alter the operation of those facilities, which might cause us to incur losses.

We make assumptions and develop expectations about possible expenditures related to environmental conditions based on current laws and regulations and current interpretations of those laws and regulations. If the interpretation of laws or regulations, or the laws and regulations themselves, change, our assumptions may change, and new capital costs may be incurred to comply with such changes. In addition, new environmental laws and regulations might adversely affect our operations, as well as waste management and air emissions. For instance, governmental agencies could impose additional safety requirements, which could affect our profitability. Further, new environmental laws and regulations might adversely affect our customers, which in turn could affect our profitability.

Finally, although some of our drilling rigs will be separately owned by our subsidiaries, under certain circumstances a parent company and all of the unit-owning affiliates in a group under common control engaged in a joint venture could be held liable for damages or debts owed by one of the affiliates, including liabilities for oil spills under environmental laws. Therefore, it is possible that we could be subject to liability upon a judgment against us or any one of our subsidiaries.

Unionization efforts and labor regulations in certain countries in which we operate could materially increase our costs or limit our flexibility.

Certain of our employees and contractors in international markets are represented by labor unions or work under collective bargaining or similar agreements, which are subject to periodic renegotiation. Efforts may be made from time to time to unionize portions of our workforce. In addition, we may be subject to strikes or work stoppages and other labor disruptions in the future. Additional unionization efforts, new collective bargaining agreements or work stoppages could materially increase our costs, reduce our revenues or limit our operational flexibility.

Any failure to comply with the complex laws and regulations governing international trade could adversely affect our operations.

The shipment of goods, services and technology across international borders subjects our business to extensive trade laws and regulations. Import activities are governed by unique customs laws and regulations in each of the countries of operation. Moreover, many countries, including the United States, control the export and re-export of certain goods, services and technology and impose related export recordkeeping and reporting obligations. Governments also may impose economic sanctions against certain countries, persons and other entities that may restrict or prohibit transactions involving such countries, persons and entities. US sanctions, in particular, are targeted against certain countries that are heavily involved in the petroleum and petrochemical industries, which includes drilling activities.

The laws and regulations concerning import activity, export recordkeeping and reporting, export control and economic sanctions are complex and constantly changing. These laws and regulations may be enacted, amended, enforced or interpreted in a manner materially impacting our operations. Shipments can be delayed and denied export or entry for a variety of reasons, some of which are outside our control and some of which may result from failure to comply with existing legal and regulatory regimes. Shipping delays or denials could cause unscheduled operational downtime. Any failure to comply with applicable legal and regulatory trading obligations could also result in criminal and civil penalties and sanctions, such as fines, imprisonment, debarment from government contracts, seizure of shipments and loss of import and export privileges.

Currently, we do not, nor do we intend to, operate in countries that are subject to significant sanctions and embargoes imposed by the US government or identified by the US government as state sponsors of terrorism, such as the Crimean region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria. The US sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. There can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines or other penalties and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the US government as state sponsors of terrorism. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into drilling contracts with individuals or entities in countries subject to significant US sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments.

We are subject to litigation that could have an adverse effect on us.

We are, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, asbestos and other toxic tort claims, environmental claims or proceedings, employment matters, issues related to employee or representative conduct, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend or pursue such matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and there can be no assurance as to the ultimate outcome of any litigation. Litigation may have an adverse effect on us because of potential negative outcomes, legal fees, the allocation of management’s time and attention, and other factors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this prospectus, including those regarding the impact of our emergence from bankruptcy on our business and relationships, Noble Parent’s plan to list its equity on a national securities exchange, the global COVID-19 pandemic and agreements regarding production levels among members of OPEC+, and any expectations we may have with respect thereto, and those regarding rig demand, peak oil, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy (including our business strategy post-emergence from bankruptcy), impairments, repayment of debt, credit ratings, liquidity, borrowings under any credit facilities or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing, benefits or results of acquisitions or dispositions (including the benefits of the proposed Merger, our plans, objectives, expectations and intentions related to the Merger and the expected timing of completion of the Merger), and timing for compliance with any new regulations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “shall,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this prospectus and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including but not limited to risks and uncertainties relating to our emergence from bankruptcy (including but not limited to our ability to improve our operating structure, financial results and profitability and to maintain relationships with suppliers, customers, employees and other third parties following emergence from bankruptcy), the Merger (including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the outcome of any legal proceedings that may be instituted against Noble or Pacific Drilling following announcement of the business combination, the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy conditions to the closing of the proposed transaction, the risk that the Merger disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions contemplated by the Merger Agreement, the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, costs related to the proposed transaction, changes in applicable laws or regulations, the possibility that Noble or Pacific Drilling may be adversely affected by other economic, business, and/or competitive factors and the ability of the combined company to improve its operating structure, financial results and profitability and to maintain relationships with suppliers, customers, employees and other third parties), the effects of public health threats, pandemics and epidemics, such as the ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations (including as a result of the change in the US presidential administration), compliance with or changes in regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. Actual results could differ materially from those expressed as a result of various factors. These factors include those described under “Risk Factors” in this prospectus. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating an investment in the Notes.

USE OF PROCEEDS

The Notes offered hereby are being registered for the account of the selling securityholders identified in this prospectus. See “Selling Securityholders.” All net proceeds from the sale of the Notes will go to the selling securityholders. We will not receive any proceeds from the sale of the Notes by the selling securityholders pursuant to this prospectus. The selling securityholders will pay any underwriting fees, discounts or commissions and transfer taxes relating to the sale of the Notes. We will pay all other costs, fees and expenses incurred in effecting the registration of the Notes covered by this prospectus, including, without limitation, the SEC registration fee with respect to the Notes covered by this prospectus, reasonable fees and expenses of our counsel, auditors and accountants and reasonable fees and expenses of underwriters to the extent customarily paid by issuers or sellers of securities.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) of Finco gives effect to the Plan, including the financing transactions contemplated thereunder. The Pro Forma Financial Information presents the financial information of Finco assuming the Plan’s Effective Date had occurred on December 31, 2020 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2020 for the unaudited pro forma condensed consolidated statement of operations.

The Pro Forma Financial Information presented herein is provided for informational and illustrative purposes only and is not necessarily indicative of the financial results that would have been achieved had the events and transactions occurred on the dates assumed, nor is such financial data necessarily indicative of the results of operations in future periods. Adjustments are based on available information and certain assumptions that the Company believes are reasonable and supportable. The Pro Forma Financial Information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and notes included elsewhere in this prospectus.

Asset, liability and warrant valuations for fresh start accounting adjustments are preliminary. Changes in the values of assets and liabilities and changes in assumptions from those reflected in the preliminary unaudited pro forma condensed consolidated balance sheet and the preliminary unaudited pro forma condensed consolidated statement of operations could significantly impact the reported values of assets and liabilities. Accordingly, the amounts shown are not final and are subject to changes and revisions, which may be material. Fresh start balances reflected as of the Plan’s Effective Date will also differ due to transactions occurring between December 31, 2020 and the Plan’s Effective Date. As such, the Pro Forma Financial Information is not intended to represent Finco’s actual post-Effective Date financial condition and results of operations, and any differences could be material.

Finco’s historical financial statements will not be comparable to Finco’s financial statements after emergence from Chapter 11 due to the effects of the Plan and the adoption and application of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852, Reorganizations (“ASC Topic 852”) under accounting principles generally accepted in the United States of America (“GAAP”). The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Reorganization Adjustments

The Reorganization Adjustments column of the Pro Forma Financial Information gives effect to the consummation of the Plan, including the following transactions:

•	Legacy Noble’s previously outstanding ordinary shares and equity-based awards were cancelled, extinguished and discharged against the issue of Noble Parent’s Tranche 3 Warrants;

•	all amounts outstanding under the 2017 Credit Facility (as defined herein), including the interest, were paid in full;

•	all of our then outstanding senior notes were settled for Noble Parent’s Ordinary Shares, Tranche 1 Warrants and Tranche 2 Warrants;

•	the issuance of 50 million Ordinary Shares of Noble Parent;

•	professional services fees incurred after December 31, 2020 through the Effective Date; and

•	the issuance of Finco’s $216 million of Notes and our entry into the new $675.0 million Exit Credit Facility with initial borrowings of $177.5 million.

Fresh Start Adjustments

We adopted fresh start accounting in accordance with ASC Topic 852 as of the Effective Date of our emergence from reorganization under Chapter 11, resulting in reorganized Finco becoming the successor (solely for purposes of the Pro Forma Financial Information, the “Successor”) for financial reporting purposes. In accordance with ASC Topic 852, with the application of fresh start accounting, the Company allocated its reorganization value to its individual assets based on their estimated fair values in conformity with ASC Topic 805, “Business Combinations.” Liabilities subject to compromise of the predecessor entity (solely for purposes of the Pro Forma Financial Information, the “Predecessor”) were either reinstated or extinguished as part of the reorganization.

The Successor enterprise value of the reorganized Company, as approved by the Bankruptcy Court in support of the Plan, was estimated to be $1.3 billion, which represented the mid-point of a determined range. A pro forma reorganization value of approximately $1.8 billion was then determined by adding non-interest bearing liabilities and cash adjustments to the $1.3 billion enterprise value. The Company’s enterprise value was determined with the assistance of a third-party valuation expert who used available comparable market data and quotations, discounted cash flow analysis and other internal financial information and projections. Our estimates of fair value are inherently subject to significant uncertainties and contingencies beyond our control. Accordingly, there can be no assurance that the estimates, assumptions, valuations, appraisals and financial projections will be realized, and actual results could vary materially. Moreover, the value of Noble Parent’s and Finco’s shares subsequent to our emergence from bankruptcy may differ materially from the equity presented for accounting purposes under GAAP.

NOBLE FINANCE COMPANY AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Balance Sheet

(Unless otherwise indicated, dollar amounts are in thousands)

As of December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments
	Historical	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$343,332	$(218,374)	(a)	$—		$124,958
Accounts receivable, net	147,863	—		—		147,863
Taxes receivable	30,767	—		—		30,767
Accounts receivable from affiliates	31,214	—		—		31,214
Prepaid expenses and other current assets	50,469	—		(10,687)	(h)	39,782

Total current assets	603,645	(218,374)		(10,687)		374,584

Intangible assets				113,389	(i)	113,389
Property and equipment, at cost	4,777,697	—		(3,584,366)	(j)	1,193,331
Accumulated depreciation	(1,200,628)	—		1,200,628	(j)	—

Property and equipment, net	3,577,069	—		(2,383,738)		1,193,331

Other assets	84,584	13,236	(b)(d)(e)	(12,859)	(h)	84,961

Total assets	$4,265,298	$(205,138)		$(2,293,895)		$1,766,265

Liabilities
Current liabilities
Accounts payable	$83,649	$11,056	(c)	$—		$94,705
Accrued payroll and related costs	36,516	—		—		36,516
Taxes payable	36,819	—		—		36,819
Other current liabilities	49,820	20,464	(c)	(34,990)	(h)	35,294

Total current liabilities	206,804	31,520		(34,990)		203,334

Long-term debt	—	351,454	(d)	42,046	(k)	393,500
Deferred income taxes	9,292	(17,387)	(e)	29,610	(e)	21,515
Other liabilities	108,039	21,018	(c)	(24,896)	(h)	104,161
Liabilities subject to compromise	4,154,555	(4,154,555)	(c)	—		—

Total liabilities	4,478,690	(3,767,950)		11,770		722,510

Shareholders’ equity
Common stock (Predecessor)	26,125	(26,125)	(g)	—		—
Common stock (Successor)	—	1	(g)	—		1
Additional paid-in-capital (Predecessor)	766,714	(766,714)	(g)	—		—
Additional paid-in-capital (Successor)	—	1,043,754	(g)	—		1,043,754
Retained earnings (accumulated deficit)	(948,219)	3,311,896	(f)	(2,363,677)	(l)	—
Accumulated other comprehensive loss	(58,012)	—		58,012	(l)	—

Total shareholders’ equity	(213,392)	3,562,812		(2,305,665)		1,043,755

Total liabilities and equity	$4,265,298	$(205,138)		$(2,293,895)		$1,766,265

NOBLE FINANCE COMPANY AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

(Unless otherwise indicated, dollar amounts are in thousands)

Year Ended December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments					Transaction Accounting Adjustments
	Historical	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma (including reorganization items, net)	Removal of Reorganization Items, net	Pro Forma
Operating revenues
Contract drilling services	$909,236	$—		$(58,373)	(q)	$850,863	$—	$850,863
Reimbursables and other	55,036	—		—		55,036	—	55,036

	964,272	—		(58,373)		905,899	—	905,899

Operating costs and expense
Contract drilling services	566,231	3,708	(m)(p)	—		569,939	—	569,939
Reimbursables	48,188	—		—		48,188	—	48,188
Depreciation and amortization	372,560	—		(295,702)	(r)	76,858	—	76,858
General and administrative	37,798	4,520	(m)	—		42,318	—	42,318
Loss on impairment	3,915,408	—		—		3,915,408	—	3,915,408

	4,940,185	8,228		(295,702)		4,652,711	—	4,652,711

Operating loss	(3,975,913)	(8,228)		237,329		(3,746,812)	—	(3,746,812)
Other income (expense)
Interest expense, net of amounts capitalized	(164,653)	113,981	(n)	—		(50,672)	—	(50,672)
Gain on extinguishment of debt, net	17,254	—		—		17,254	—	17,254
Interest income and other, net	9,014	—		—		9,014	—	9,014
Reorganization items, net	(50,778)	2,511,937	(o)	(2,333,510)	(l)	127,649	(127,649)	—

Loss from continuing operations before income taxes	(4,165,076)	2,617,690		(2,096,181)		(3,643,567)	(127,649)	(3,771,216)
Income tax benefit (provision)	260,403	17,281	(s)	(17,376)	(s)	260,308	—	260,308

Net loss	$(3,904,673)	$2,634,971		$(2,113,557)		$(3,383,259)	$(127,649)	$(3,510,908)

NOBLE FINANCE COMPANY AND SUBSIDIARIES

Notes to Pro Forma Unaudited Condensed Consolidated Financial Information

(Unless otherwise indicated, dollar amounts are in thousands)

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated statement of operations, unaudited pro forma condensed consolidated balance sheet and explanatory notes present the Pro Forma Financial Information of Finco assuming the consummation of the Plan had occurred on December 31, 2020 for the unaudited condensed consolidated balance sheet and on January 1, 2020 for the unaudited condensed consolidated statement of operations.

The following are descriptions of the columns included in the accompanying Pro Forma Financial Statements:

•	Historical—Represents the historical condensed consolidated statement of operations and historical condensed consolidated balance sheet of Finco as of and for the period ended December 31, 2020.

•

Reorganization and Fresh Start Adjustments—Represents reorganization adjustments as of and for the year ended December 31, 2020, assuming the Effective Date of the Plan had occurred on December 31, 2020 for the unaudited condensed consolidated balance sheet and January 1, 2020 for the unaudited condensed consolidated statement of operations, and for the adoption of fresh start accounting.

•

Removal of Reorganization Items, net—These are non-recurring expenses, gains and losses that are realized or incurred as a direct result of the Chapter 11 Cases recorded under “Reorganization items, net.” Such amounts relate to Finco’s Predecessor period and have been removed for a fair presentation of pro forma statement of operations.

Note 2. Pro Forma Adjustments

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

Reorganization Adjustments

(a) Cash and cash equivalents

Pro forma changes in cash and cash equivalents include the following sources and used of cash:

Proceeds from the Notes	$200,000
Proceeds from the Exit Credit Facility	177,500
Payment of issuance costs for Exit Credit Facility	(10,139)
Payment of professional service fees, including success fees	(35,641)
Payment of Predecessor 2017 Credit Facility and related accrued interest	(550,019)
Payment of recurring debt fees	(75)

Change in Cash and cash equivalents	$(218,374)

(b) Other assets

Capitalization of $15.1 million of deferred financing fee related to the Successor Exit Credit Facility.

(c) Liabilities subject to compromise

Liabilities subject to compromise settled in accordance with the Plan and the resulting gain was determined as follows:

4.900% senior notes due Aug. 2020	$62,535
4.625% senior notes due Mar. 2021	79,936
3.950% senior notes due Mar. 2022	21,213
7.750% senior notes due Jan. 2024	397,025
7.950% senior notes due Apr. 2025	450,000
7.875% senior notes due Feb. 2026	750,000
6.200% senior notes due Aug. 2040	393,596
6.050% senior notes due Mar. 2041	395,002
5.250% senior notes due Mar. 2042	483,619
8.950% senior notes due Apr. 2045	400,000
2017 Credit Facility	545,000
Accrued and unpaid interest	110,301
Accounts payable and other liabilities	37,359
Litigation	8,000
Lease liabilities	20,969

Total consolidated liabilities subject to compromise	$4,154,555

Less: Payment of Predecessor 2017 Credit Facility and related accrued interest	$(550,019)
Less: Issuance of Ordinary Shares of Noble Parent	(879,297)
Less: Issuance of Tranche 1 Warrants and Tranche 2 Warrants	(141,029)
Reinstatement of Accounts Payable	(11,056)
Reinstatement of Other current liabilities	(20,464)
Reinstatement of Other Noncurrent Liabilities	(21,018)

Gain on settlement of liabilities subject to compromise	$2,531,672

(d) Long-term debt

Reflects outstanding net borrowings under the Notes and the Exit Credit Facility:

Draw on Successor Exit Credit Facility	$177,500
Issuance of Notes	216,000
Discount on Notes	(16,000)
Reclass of Notes deferred financing cost from other assets	(1,718)
Additional deferred financing cost on Notes	(2,706)
Backstop premium paid in equity, treated as deferred financing cost	(21,622)

Long-term debt, net of issuance costs	$351,454

(e) Deferred income taxes

Reflects the write off of US deferred tax and valuation allowance balances due to cancellation of debt. New deferred tax balances were established for favorable contracts with customers due to adoption of fresh start accounting.

(f) Retained earnings and Predecessor equity

The decrease in accumulated deficit resulted from the following:

Gain on settlement of Liabilities subject to compromise	$2,531,672
Professional service fees, including success fees	(28,013)
Cancellation of Predecessor equity and stock compensation	792,839
Recurring debt fees	(75)
Issue of Tranche 3 Warrants to existing equity holders	(1,807)
Adjustments to tax	17,280

Change in Predecessor retained earnings	$3,311,896

(g) Ordinary Shares and Additional paid-in-capital

Reflects the issuance of 50 million Ordinary Shares of Noble Parent and the Tranche 1 Warrants, Tranche 2 Warrants and Tranche 3 Warrants per the Plan. The successor balance reflects the equity issued by Noble Parent and pushed down to Finco.

Fresh Start Adjustments

(h) Other assets and liabilities

Reflects an adjustment of capitalized deferred costs and deferred revenue due to the adoption of fresh start accounting.

(i) Intangible assets

Reflects the preliminary fair value adjustment of favorable contracts with customers due to the adoption of fresh start accounting.

(j) Property and equipment, net

Reflects the preliminary fair value adjustment of $2,384 million to Finco’s property and equipment, net due to the adoption of fresh start accounting.

(k) Long-term debt

Reflects a fair value adjustment to the carrying value of the Notes due to adoption of fresh start accounting.

(l) Impact of Fresh Start Accounting

For the unaudited pro forma condensed consolidated balance sheet, reflects the cumulative impact of fresh start accounting adjustments and the elimination of Predecessor accumulated other comprehensive loss and accumulated deficit. For the unaudited pro forma condensed consolidated statement of operations, reflects the cumulative impact of fresh start accounting adjustments, excluding tax impacts.

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

Reorganization Adjustments

(m) Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued.

(n) Interest Expense

The adjustment reflects change of interest expense as a result of the Plan. The Plan provides for the repayment and settlement of Predecessor company 2017 Credit Facility and senior notes, respectively. Upon emergence, Finco entered into a new Exit Credit Facility and issued Notes with interest rate of LIBOR+4.75% and 15% payable semi-annually by paid in kind notes, respectively. The pro forma adjustments to interest expense was calculated as follows:

Reversal of Predecessor interest expense including amortization of deferred financing costs	$(162,156)
Pro forma interest on the Successor Exit Credit Facility and Notes	45,286
Amortization of Successor deferred financing costs	2,889

Pro forma adjustment for interest expense	$(113,981)

Assuming an increase in interest rates on the Exit Credit Facility and the Notes of 1/8%, pro forma interest would increase by $0.5 million.

(o) Reorganization Items, net

The adjustment represents the estimated remaining costs that were directly attributable to the Chapter 11 reorganization including the following:

Professional fees	$(1,189)
Acceleration of unrecognized Predecessor share-based compensation	(18,546)
Gain on settlement of liabilities subject to compromise	2,531,672

Pro forma adjustment to reorganization items, net	$2,511,937

(p) Includes $600 thousand related to the rejection of an executory contract per the Plan.

Fresh Start Adjustments

(q) Revenue

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(r) Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new preliminary asset values as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Removal of Predecessor depreciation expense	$(372,560)
Pro forma depreciation expense	76,858

Pro forma adjustment for depreciation and amortization	$(295,702)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(s) Income Tax

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate and which are reasonably expected to occur.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist you in understanding our financial position at December 31, 2020 and 2019, and our results of operations for each of the years in the three-year period ended December 31, 2020. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus.

Executive Overview

We provide contract drilling services to the international oil and gas industry with our global fleet of mobile offshore drilling units. Our business strategy focuses on a balanced, high-specification fleet of both floating and jackup rigs, and the deployment of our drilling rigs in established and emerging offshore oil and gas basins around the world.

We emphasize safe operations, environmental stewardship, social responsibility, and robust governance to sustain the superior performance and maximize stakeholder value achieved through our qualified and well-trained crews, the care of our surroundings and local communities, an effective management system, and a superior fleet. We also carefully manage rig operating costs through innovative systems and processes, including the use of data analytics and predictive maintenance technology.

As of the date of this prospectus, our fleet of 19 drilling rigs consisted of seven floaters and 12 jackups strategically deployed worldwide. We typically employ each drilling unit under an individual contract, and many contracts are awarded based upon a competitive bidding process.

Our 2020 financial and operating results from continuing operations include:

•	operating revenues totaling $1.0 billion, a decrease of 26% from prior year;

•

net loss attributable to Noble Corporation of $4.0 billion, or $15.86 per diluted share, which includes a $3.9 billion before-tax impairment charge recognized on 16 of our rigs and certain capital spare equipment; and

•	net cash provided by operating activities totaling $273.2 million, an increase of 46% from prior year.

Demand for our services is highly competitive and, in significant part, a function of the worldwide demand for oil and gas and the global supply of mobile offshore drilling units. Since late 2014, the offshore drilling industry has experienced a severe and prolonged downturn stemming from the combination of an oversupply of competing drilling rigs that resulted from the new build rig influx of the 2010s, weak and volatile crude oil prices, and the advancement of onshore opportunities and technology. The Company entered 2020 cautiously optimistic with the prospects for the offshore drilling market continuing to improve; however, the combined effects of the pandemic and the steep decline in the demand for oil have resulted in significantly reduced global economic activity. These factors in concert led to heightened competition for opportunities to re-contract our rigs upon the expiration of existing contracts.

Recent Events

Emergence from Chapter 11. In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date, Legacy Noble and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which Legacy Noble transferred to Noble Parent substantially all of the subsidiaries and other assets of Legacy Noble. On the Effective Date, Legacy Noble successfully completed its financial restructuring and Legacy Noble and its debtor affiliates emerged from the Chapter 11 Cases. For additional information regarding the Chapter 11 Cases, see “—Chapter 11 Proceedings and Going Concern” below.

As a result of the financial restructuring, Noble emerged from bankruptcy on the Effective Date with a substantially de-levered balance sheet and less than $400.0 million of debt. Noble’s capital structure as of the

Effective Date includes a $675.0 million revolving credit facility, of which $177.5 million is drawn as of March 10, 2021, and $216.0 million of Notes. On the Effective Date, Legacy Noble’s ordinary shares were cancelled and Ordinary Shares were issued to Legacy Noble’s former bondholders. Certain former bondholders and former equity holders of Legacy Noble were also issued warrants to purchase shares of Noble Parent.

Paragon Matter. In August 2014, Legacy Noble completed the Spin-off through a pro rata distribution of all of the ordinary shares of its wholly-owned subsidiary, Paragon Offshore plc (“Paragon Offshore”), to the holders of Legacy Noble’s ordinary shares. Paragon Offshore filed for protection under chapter 11 of the Bankruptcy Code in February 2016, and in connection with Paragon Offshore’s emergence from bankruptcy in July 2017, all claims it may have had against Legacy Noble were transferred to a litigation trust. In December 2017, a litigation trust filed fraudulent conveyance and related claims relating to the Spin-off in an action against Legacy Noble and certain of its subsidiaries (the “Noble Defendants”), as well as certain of Legacy Noble’s and then current and former officers and directors (the “Individual Defendants”).

On February 3, 2021, the Noble Defendants, the Individual Defendants and the litigation trust entered into a global settlement. Pursuant to the global settlement, among other things, the Debtors made a $7.7 million payment to the litigation trust, and all claims brought against all defendants, including the Noble Defendants and Individual Defendants were settled and released. The global settlement was subject to approval by the Delaware Court, which approval was granted on February 24, 2021. See “Note 16—Commitments and Contingencies” to our consolidated financial statements included elsewhere in this prospectus for more information.

Merger. On March 25, 2021, Noble Parent entered into the Merger Agreement with Merger Sub and Pacific Drilling, pursuant to which Noble Parent would acquire Pacific Drilling in an all-stock transaction. The Board of Noble Parent and the board of directors of Pacific Drilling have unanimously approved and adopted the Merger Agreement.

The Merger Agreement provides that, upon consummation of the Merger, Merger Sub will merge with and into Pacific Drilling, with Pacific Drilling continuing as the surviving company and a wholly-owned subsidiary of Noble Parent. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (a) each Membership Interest in Pacific Drilling will be converted into the right to receive a number of Ordinary Shares equal to the Membership Interest Exchange Ratio and (b) each Pacific Warrant will be converted into the right to receive a number of Ordinary Shares equal to the Warrant Exchange Ratio.

The Merger Agreement contains customary representations, warranties and covenants by Noble Parent, Merger Sub and Pacific Drilling. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Noble Parent and Pacific Drilling to conduct their respective businesses in the ordinary course of business and to refrain from taking specified actions without the consent of the other party. Pacific Drilling has also agreed not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations.

Completion of the Merger is subject to certain limited conditions, including that no injunction shall have been entered and continue to be in effect that prohibits the consummation of the Merger, the representations and warranties of the parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the parties having been performed or complied with in all material respects. Subject to the satisfaction or waiver of these conditions, the Merger is expected to close in the second quarter of 2021. Noble Parent conducts substantially all its business through Finco and its subsidiaries. Upon completion of the Merger, Noble Parent intends to contribute Pacific Drilling to Finco and to designate Pacific Drilling and its subsidiaries as unrestricted subsidiaries pursuant to the Exit Credit Facility and the Notes. As a result, none of Pacific Drilling or its subsidiaries will become guarantors and none of their assets will secure the Exit Credit Facility or the Notes.

Voting and Support Agreement. Concurrently with the entry into the Merger Agreement, Noble Parent and the Members of Pacific Drilling, which collectively represent approximately 66% of the issued and outstanding Membership Interests and 64% of the Pacific Warrants, entered into the Voting Agreements in connection with the Merger Agreement.

Among other things, each Voting Agreement requires that each Member that is party to such Voting Agreement (a) vote (or cause to be voted) its Membership Interests (i) in favor of the approval and adoption of the Merger, the Merger Agreement and all other transactions contemplated by the Merger Agreement, (ii) among other things, against any merger agreement or merger (other than the Merger Agreement, the Merger and the transactions contemplated thereby), any action or any other takeover proposal relating to Pacific Drilling, (b) be bound by certain other covenants and agreements relating to the Merger, including the delivery of any notices and documentation required to effect a “Drag-Along Sale” as defined in the Pacific Drilling limited liability company agreement, and (c) be bound by certain transfer restrictions with respect to such securities subject to certain exceptions.

The Voting Agreements will terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to its terms, (c) the date on which the Merger Agreement is modified or amended in a manner that (i) reduces the merger consideration to be paid pursuant to the terms of the Merger Agreement (including, without limitation, the Membership Interest Exchange Ratio or the Warrant Exchange Ratio), (ii) extends the end date of the Merger Agreement beyond June 30, 2021 or (iii) alters the allocation of liability among the parties to the Merger Agreement or the members of Pacific Drilling, including by adding or modifying any indemnification rights or obligations set forth in or contemplated by the Merger Agreement, (d) termination by mutual written consent of the Member and Noble Parent and (e) at any time upon notice by Noble Parent to the Members.

Merger Registration Rights Agreement. At the closing of the Merger, Noble Parent will enter into the Merger RRA with the Merger RRA Holders pursuant to which, among other things, and subject to certain limitations set forth therein, certain Merger RRA Holders will have customary demand and piggyback registration rights. In addition, pursuant to the Merger RRA, certain Merger RRA Holders have the right to require Noble Parent, subject to certain limitations set forth therein, to effect a distribution of any or all of their Ordinary Shares by means of an underwritten offering. Noble Parent is not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Merger RRA Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $20 million.

Outlook

The offshore drilling industry remains highly competitive. We believe the convergence of events in 2020 and early 2021 have lengthened an already challenging and slow recovery in our industry. Despite these challenges and demand projections, we believe that oil and gas demand will rebalance and oil and gas will remain an important portion of the world’s energy mix. We expect that the return of stable oil demand and prices coupled with the continued attrition of rigs in the global offshore fleet will bring improved market conditions for our services.

Noble emerged from the Chapter 11 Cases with a high-specification fleet of 19 rigs, balanced across jackups and floaters. Our floating and jackup drilling fleet is among the youngest, most modern and versatile in the industry, with the majority of our rigs having been delivered since 2011, and is well positioned to compete as market dynamics improve. Our fleet consists predominately of technologically advanced units, equipped with sophisticated systems and components prepared to execute our customers’ increasingly complicated offshore drilling programs safely and with greater efficiency, contributing to an overall reduction of our carbon footprint. We remain committed to safely and efficiently serving the needs of our customers globally and we set several company safety records during 2020.

At December 31, 2020, we had a total contract drilling services backlog of approximately $1.6 billion, which includes a commitment of approximately 67 percent of available days for 2021. For additional information regarding our backlog, see “—Contract Drilling Services Backlog” below.

Chapter 11 Proceedings and Going Concern

On the Petition Date, Legacy Noble and certain of its subsidiaries, including Finco, filed the Chapter 11 Cases in the Bankruptcy Court. On September 4, 2020, the Debtors filed with the Bankruptcy Court the Plan, which was subsequently amended on October 8, 2020 and October 13, 2020 and modified on November 18, 2020, and the Disclosure Statement. On September 24, 2020, six additional subsidiaries of Legacy Noble filed the Chapter 11 Cases in the Bankruptcy Court. As a result of the filing of the Chapter 11 Cases, Legacy Noble’s board of directors determined to cancel Legacy Noble’s share ownership policy applicable to the officers and directors. Noble is currently considering an appropriate policy subsequent to its emergence from bankruptcy.

The filing of the Chapter 11 Cases constituted events of default that accelerated the Company’s obligations under the indentures governing our then outstanding senior notes and under our 2017 Credit Facility. In addition, the unpaid principal and interest due under our then outstanding senior notes and 2017 Credit Facility became immediately due and payable. However, any efforts to enforce such payment obligations with respect to such senior notes and 2017 Credit Facility were automatically stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement were subject to the applicable provisions of the Bankruptcy Code. We elected not to make the semiannual interest payment due in respect of the Senior Notes due 2024 (the “2024 Notes”), which was due on July 15, 2020, and did not made any additional interest payments due on any senior notes through the Effective Date.

On the Petition Date, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, and as amended by the First Amendment thereto dated as of August 20, 2020, the “Restructuring Support Agreement”) with an ad hoc group of certain holders of approximately 70% of the aggregate outstanding principal amount of the Senior Notes due 2026 (the “Guaranteed Notes”) and an ad hoc group of certain holders of approximately 45% of the aggregate outstanding principal amount of our other then outstanding senior notes, taken as a whole (the “Legacy Notes”). Legacy Noble entered into the Backstop Commitment Agreement with the Backstop Parties on October 12, 2020, pursuant to which the issuance of the Notes were fully backstopped by the Ad Hoc Guaranteed Group and the Ad Hoc Legacy Group (each as defined in the Restructuring Support Agreement). Participation in the Rights Offering was offered to the holders of the Guaranteed Notes and the Legacy Notes. On November 20, 2020, the Bankruptcy Court entered an order confirming the Plan. On the Effective Date, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

On the Effective Date, and pursuant to the terms of the Plan:

•

Noble Parent appointed five new members to the Board to replace all of the directors who had served on the board of directors of Legacy Noble, other than the director also serving as President and Chief Executive Officer, who was appointed to the Board pursuant to the Plan;

•	Noble Parent terminated and cancelled all common stock and equity-based awards of Legacy Noble that were outstanding immediately prior to the Effective Date;

•	Noble Parent transferred 31.7 million Ordinary Shares with a nominal value of $0.00001 per share to holders of the Guaranteed Notes in cancellation of the Guaranteed Notes;

•

Noble Parent transferred 2.1 million Ordinary Shares, approximately 8.3 million seven-year warrants with Black-Scholes protection (the “Tranche 1 Warrants”) with an exercise price of $19.27 and approximately 8.3 million seven-year warrants with Black-Scholes protection (the “Tranche 2 Warrants”) with an exercise price of $23.13 to holders of the Legacy Notes in cancellation of the Legacy Notes;

•	Noble Parent issued approximately 7.7 million Ordinary Shares and Notes to participants in the Rights Offering at an aggregate subscription price of $200 million;

•	Noble Parent issued approximately 5.6 million Ordinary Shares to the Backstop Parties as Holdback Securities (as defined in the Backstop Commitment Agreement);

•

Noble Parent issued approximately 1.7 million Ordinary Shares to the Backstop Parties in respect of their backstop commitment to subscribe for Unsubscribed Securities (as defined in the Backstop Commitment Agreement);

•	Noble Parent issued approximately 1.2 million Ordinary Shares to the Backstop Parties in connection with the payment of the Backstop Premiums (as defined in the Backstop Commitment Agreement);

•

Noble Parent issued 2.8 million five-year warrants with no Black-Sholes protection (the “Tranche 3 Warrants” and, together with the Tranche 1 Warrants and the Tranche 2 Warrants, the “Emergence Warrants”) with an exercise price of $124.40 to the holders of Legacy Noble’s ordinary shares outstanding prior to the Effective Date;

•

Finco entered into a senior secured revolving credit agreement (the “Exit Credit Agreement”) providing for a $675.0 million senior secured revolving credit facility (with a $67.5 million sublimit for the issuance of letters of credit thereunder) (the “Exit Credit Facility”);

•

Noble Parent entered into an exchange agreement (the “Exchange Agreement”) with certain Backstop Parties which provided that, as soon as reasonably practicable after the Effective Date, the other parties to such agreement would deliver to Noble Parent an aggregate of approximately 6.5 million Ordinary Shares issued pursuant to the Plan in exchange for the issuance of penny warrants to purchase up to approximately 6.5 million Ordinary Shares, with an exercise price of $0.01 per share (the “Penny Warrants”), which were exchanged on a one-for-one basis for Ordinary Shares issued to certain initial holders of Ordinary Shares;

•	Finco entered into the indenture governing the Notes;

•	Noble Parent entered into a registration rights agreement with certain parties who received Ordinary Shares under the Plan; and

•	Finco entered into the Registration Rights Agreement with certain parties who received Notes under the Plan.

Management Incentive Plan. The Plan contemplated that on or after the Effective Date, (i) Noble Parent would adopt a long-term incentive plan and authorize and reserve 7.7 million Ordinary Shares for issuance pursuant to equity incentive awards to be granted under such plan, and (ii) the initial awards under such plan would consist of at least 40% of such shares and be made as soon as practicable after the Effective Date on the terms and conditions as determined by the Board; provided that at least 40% of such initial awards would be in the form of time-based vesting awards vesting over a period of no shorter than three years and no longer than four years. As contemplated by the Plan, on February 18, 2021, Noble Parent adopted a long-term incentive plan and authorized and reserved 7.7 million Ordinary Shares for issuance pursuant to equity incentive awards to be granted under such plan.

Sources of Cash for Plan Distribution. All cash required for payments made by Noble Parent under the Plan on the Effective Date was obtained from cash on hand, proceeds of the Rights Offering and proceeds of the Exit Credit Facility.

Going Concern. Legacy Noble performed the required assessments in conjunction with the filing of its Form 10-Q for the three months ended March 31, 2020 and determined, at that time, that substantial doubt about its ability to continue as a going concern existed. Subsequent to emergence from the Chapter 11 Cases, Noble performed a reassessment and concluded there was no longer substantial doubt regarding its ability to continue as a going concern one year from the date of filing its Form 10-K for the year ended December 31, 2020. This was primarily due to the cancellation of Legacy Noble’s outstanding debt obligations and increased liquidity with the Exit Credit Agreement. Management’s assessment was based on the relevant conditions that were known and reasonably knowable at the issuance date and included Noble’s post-emergence financial condition and liquidity sources, forecasted future cash flows, contractual obligations and commitments and other conditions that could adversely affect its ability to meet its obligations through one year from the issuance date of such Form 10-K.

Impairment

As more thoroughly described in “Note 6—Loss on Impairment” to our consolidated financial statements included elsewhere in this prospectus, we evaluate our property and equipment for impairment whenever there are changes in facts that suggest that the value of the asset is not recoverable. An impairment loss is recognized when and to the extent that an asset’s carrying value exceeds its estimated fair value. As part of this analysis, we make assumptions and estimates regarding future market conditions. To the extent actual results do not meet our estimated assumptions for a given rig or piece of equipment, we may take an impairment loss in the future.

During the years ended December 31, 2020, 2019 and 2018, we recognized non-cash, before-tax impairment charges of $3.9 billion, $615.3 million and $802.1 million, respectively, related to certain rigs and related capital spares. These impairments were driven by factors such as customer suspensions of drilling programs, contract cancellations, a further reduction in the number of new contract opportunities, capital spare equipment obsolescence, and our belief that a drilling unit is no longer marketable and is unlikely to return to service.

There can be no assurance that we will not have to take additional impairment charges in the future if current depressed market conditions persist, or that we will be able to return cold stacked rigs to service in the time frame and at the reactivation costs or at the dayrates that we projected. It is reasonably possible that the estimate of undiscounted cash flows may change in the near term, resulting in the need to write down the affected assets to their corresponding estimated fair values.

Contract Drilling Services Backlog

We maintain a backlog of commitments for contract drilling services. Our contract drilling services backlog reflects estimated future revenues attributable to signed drilling contracts. While backlog did not include any letters of intent as of December 31, 2020, in the past we have included in backlog certain letters of intent that we expect to result in binding drilling contracts.

We calculate backlog for any given unit and period by multiplying the full contractual operating dayrate for such unit by the number of days remaining in the period, and include certain assumptions based on the terms of certain contractual arrangements, discussed in the notes to the table below. For the four rigs contracted with ExxonMobil mentioned below, we utilize the current market rate, adjusted for a moderate discount rate, as described in footnote (3) to the backlog table below. The reported contract drilling services backlog does not include amounts representing revenues for mobilization, demobilization and contract preparation, which are not expected to be significant to our contract drilling services revenues, amounts constituting reimbursables from customers or amounts attributable to uncommitted option periods under drilling contracts or letters of intent.

The table below presents the amount of our contract drilling services backlog and the percent of available operating days committed for the periods indicated:

		Year Ending December 31, (1)
	Total	2021	2022	2023	2024	2025 - 2027
	(In thousands)
Contract Drilling Services Backlog
Floaters (2) (3)	$1,143,849	$433,614	$337,359	$130,603	$61,195	$181,078
Jackups (4)	468,204	241,998	181,110	45,096	—	—

Total	$1,612,053	$675,612	$518,469	$175,699	$61,195	$181,078

Percent of Available Days Committed (5)
Floaters (3)		84%	65%	24%	14%	14%
Jackups		57%	37%	7%	— %	— %

Total		67%	47%	13%	5%	5%

(1)

Represents a twelve-month period beginning January 1. Some of our drilling contracts provide customers with certain early termination rights and, in limited cases, those termination rights require minimal or no notice and minimal financial penalties.

(2)

Two of our long-term drilling contracts with Shell, the Noble Globetrotter I and Noble Globetrotter II, contain a dayrate adjustment mechanism that utilizes an average of market rates that match a set of distinct technical attributes and is subject to a modest discount, beginning on the fifth-year anniversary of the contract and continuing every six months thereafter. On December 12, 2016, we amended those drilling contracts with Shell. As a result of the amendments, each of the contracts now has a contractual dayrate floor of $275,000 per day. Once the dayrate adjustment mechanism becomes effective and following any idle periods, the dayrate for these rigs will not be lower than the higher of (i) the contractual dayrate floor or (ii) the market rate as calculated under the adjustment mechanism. The impact to contract backlog from these amendments has been reflected in the table above and the backlog calculation assumes that, after any idle period at the contractual stacking rate, each rig will work at its respective dayrate floor for the remaining contract term.

(3)

Noble entered into a multi-year Commercial Enabling Agreement (the “CEA”) with ExxonMobil in February 2020. Under the CEA, dayrates earned by each rig will be updated at least twice per year to the prevailing market rate, subject to a scale-based discount and a performance bonus that appropriately aligns the interests of Noble and ExxonMobil. Under the CEA, the table above includes awarded and remaining term of nine and a half years related to the Noble Tom Madden, six months to each of the Noble Bob Douglas and Noble Sam Croft and one year to the Noble Don Taylor. Under the CEA, ExxonMobil may reassign terms among rigs. The aforementioned additional backlog included in the table above was estimated using the current market rate, adjusted for a moderate discount rate.

(4)

In April 2020, we received notice from Saudi Aramco to suspend operations on the Noble Scott Marks for a period of up to 12 months. Beginning in early May 2020, we idled the Noble Scott Marks at a rate of $0 per day. The impact to contract backlog has been reflected in the table above and the backlog calculation assumes that, upon completion of the suspension period, the rig will resume operations at the contracted dayrate for the remaining contract term.

(5)

Percent of available days committed is calculated by dividing the total number of days our rigs are operating under contract for such period by the product of the number of our rigs and the number of calendar days in such period.

The amount of actual revenues earned and the actual periods during which revenues are earned may be materially different than the backlog amounts and backlog periods presented in the table above due to various factors, including, but not limited to, the impact of the COVID-19 pandemic and related mitigation efforts on the demand for oil, current oversupply of oil, shipyard and maintenance projects, unplanned downtime, the operation of market benchmarks for dayrate resets, achievement of bonuses, weather conditions, reduced standby or mobilization rates and other factors that result in applicable dayrates lower than the full contractual operating dayrate. In addition, amounts included in the backlog may change because drilling contracts may be varied or modified by mutual consent or customers may exercise early termination rights contained in some of our drilling contracts or decline to enter into a drilling contract after executing a letter of intent. As a result, our backlog as of any particular date may not be indicative of our actual operating results for the periods for which the backlog is calculated. See “Risk Factors—Risks Related to Our Business and Operations—Our current backlog of contract drilling revenue may not be ultimately realized.”

For the year ended December 31, 2020, ExxonMobil, Shell, Saudi Aramco and Equinor represented approximately 44.2 percent, 26.3 percent, 17.0 percent and 3.6 percent of our backlog, respectively.

Results of Operations

During 2020, the global mitigation efforts associated with preventing the spread of COVID-19 and production level disputes among OPEC+ members had significant adverse consequences for the financial condition of our customers, and uncertainty about the financial viability of offshore projects, resulting in contract delays, suspension and terminations as well as customers seeking to re-negotiate contracts to secure price reductions. Preliminary demand data compiled by the International Energy Agency (the “IEA”) indicates global liquid fuels consumption declined by 9 million barrels per day in 2020, the largest decline in IEA data since 1980. As a consequence, throughout 2020, we were under pressure to reduce dayrates on existing contracts and idle or suspend existing operations, and market dayrates for new contracts were lower compared to the end of 2019.

2020 Compared to 2019

Net loss from continuing operations attributable to Noble for the year ended December 31, 2020 was $4.0 billion, or $15.86 per diluted share, on operating revenues of $1.0 billion, compared to a net loss from continuing operations for the year ended December 31, 2019 of $696.8 million, or $2.79 per diluted share, on operating revenues of $1.3 billion.

As a result of Noble conducting substantially all of its business through Finco and its subsidiaries, the financial position and results of operations for Finco, and the reasons for material changes in the amount of revenue and expense items between December 31, 2020 and December 31, 2019, would be the same as the information presented below regarding Noble in all material respects, with the exception of operating income (loss). During the years ended December 31, 2020 and 2019, Finco’s operating loss was $100.6 million and $138.8 million lower, respectively, than that of Noble. The operating loss difference is primarily a result of expenses related to ongoing litigation, administration, and Chapter 11 bankruptcy charges directly attributable to Noble for operations support and stewardship-related services. In the years ended December 31, 2020 and 2019, Noble recorded a $15.0 million gain and a $100.0 million expense related to ongoing litigation, which was not recognized by Finco.

Key Operating Metrics

Operating results for our contract drilling services segment are dependent on three primary metrics: operating days, dayrates and operating costs. We also track rig utilization, which is a function of operating days and the number of rigs in our fleet. For more information on operating costs, see “—Contract Drilling Services” below.

The following table presents the average rig utilization, operating days and average dayrates for our rig fleet for the years ended December 31, 2020 and 2019:

	Average Rig Utilization (1)		Operating Days (2)			Average Dayrates (2)
	December 31,		December 31,			December 31,
	2020	2019	2020	2019	% Change	2020	2019		% Change
Jackups	71%	93%	3,147	4,054	(22)%	$132,722	$128,002		4%
Floaters	60%	62%	2,354	2,729	(14)%	208,723	266,442	(3)	(22)%

Total	66%	78%	5,501	6,783	(19)%	$165,276	$183,706	(3)	(10)%

(1)

We define utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet, excluding newbuild rigs under construction.

(2)

An operating day is defined as a calendar day during which a rig operated under a drilling contract. We define average dayrates as revenue from contract drilling services earned per operating day. Operating days include standby days which typically have a lower dayrate.

(3)

Includes the impact of the Noble Bully II contract buyout during the year ended December 31, 2019. Exclusive of this item, the average dayrate for the year ended December 31, 2019 would have been $205,304 for floaters and $159,106 for total rigs.

Contract Drilling Services

The following table presents the operating results for our contract drilling services segment for the years ended December 31, 2020 and 2019 (dollars in thousands):

	Year Ended December 31,		Change
	2020	2019	$	%
Operating revenues:
Contract drilling services	$909,236	$1,246,058	$(336,822)	(27)%
Reimbursables and other (1)	55,036	59,380	(4,344)	(7)%

	$964,272	$1,305,438	$(341,166)	(26)%

Operating costs and expenses:
Contract drilling services	$567,487	$698,343	$(130,856)	(19)%
Reimbursables (1)	48,188	49,061	(873)	(2)%
Depreciation and amortization	374,129	440,221	(66,092)	(15)%
General and administrative	121,196	168,792	(47,596)	(28)%
Loss on impairment	3,915,408	615,294	$3,300,114	536%

	5,026,408	1,971,711	3,054,697	155%

Operating loss	$(4,062,136)	$(666,273)	$(3,395,863)	510%

(1)

We record reimbursements from customers for out-of-pocket expenses as operating revenues and the related direct costs as operating expenses. Changes in the amount of these reimbursables generally do not have a material effect on our financial position, results of operations or cash flows.

Operating Revenues. The $336.8 million decrease in contract drilling services revenues for the year ended December 31, 2020 as compared to the same period of 2019 was composed of a $330.1 million decrease due to a decreased number of operating days and a $6.7 million decrease from lower dayrates. The revenue decrease was due to decreases in both floater fleet revenues and jackup fleet revenues of $235.8 million and $101.0 million, respectively.

The $235.8 million revenue decrease in our floater fleet for the year ended December 31, 2020 is attributable to a $276.0 million decrease mainly due to fewer operating days on two rigs, the Noble Bully II, which completed its contract in late 2019, and the Noble Clyde Boudreaux, which completed its contract in the middle of 2020. These decreases were partially offset by an increase of $30.4 million primarily due to the Noble Sam Croft returning to service following its reactivation near the end of the three months ended March 31, 2019 and the Noble Don Taylor, which had time between contracts in 2019 related to contract preparation. Floater fleet revenue was also impacted by a decline in dayrates of $32.2 million as the legacy contract for the Noble Don Taylor and the legacy assignment for the Noble Globetrotter I were completed in early 2019. These revenue reductions were partially offset by a $42.0 million increase in revenues associated with an increase in dayrates on various other rigs, including a $17.1 million increase in revenue on the Noble Sam Croft as a result of starting a new contract at a higher dayrate in 2020.

The $101.0 million revenue decrease in our jackup fleet for the year ended December 31, 2020 is attributable to a $118.5 million decrease due to fewer operating days on the Noble Regina Allen mainly due to the rig relocating to Trinidad and Tobago from Canada to start a new contract, the Noble Sam Hartley which had downtime in between contracts in 2020 during which it was warm-stacked, the Noble Scott Marks contract being suspended in May 2020 for a period of up to 12 months, the Noble Houston Colbert which was warm-stacked for five months in 2019 as compared to eight months in 2020, the Noble Joe Beall which completed its final contract in early 2020 and was subsequently sold later in 2020, and the Noble Sam Turner and the Noble Hans Deul which were warm-stacked in early 2020 after their contract completions. This decrease was partially offset by an increase in revenue of $34.0 million primarily due to increased operating days on the Noble Tom Prosser, as well as the Noble Johnny Whitstine and the Noble Joe Knight being placed into service in 2019. Adjusting for the effect of operating days on the average dayrates, there was also a net decrease of revenue of $16.5 million due to a decline in dayrates across the jackup fleet.

Operating Costs and Expenses. Contract drilling services costs decreased $130.9 million for the year ended December 31, 2020 as compared to the same period of 2019. The primary cost decreases were due to: (i) a $52.5 million decrease due to rigs that had fewer operating days or were idled, (ii) a $37.3 million decrease across our active fleet in 2020 compared to 2019 mainly due to reductions in repair and maintenance activity, transportation costs and personnel-related expenses, (iii) a $35.6 million decrease due to the retirement of the Noble Bully I, Noble Bully II, Noble Danny Adkins, Noble Joe Beall, Noble Jim Day and Noble Paul Romano during 2020 and (iv) a $23.4 million decrease in overhead across our fleet from lower personnel-related expenses in 2020 compared to 2019. These decreases were partially offset by a $9.9 million increase in expenses due to the Noble Joe Knight commencing operations in September 2019. Due to the effects of the ongoing COVID-19 pandemic, we experienced a $9.8 million increase primarily in labor expenses across our fleet in 2020.

Depreciation and amortization decreased $66.1 million for the year ended December 31, 2020 as compared to the same period of 2019. The decline was due to the effect of rig impairments recorded during 2019 and 2020.

Loss on Impairments. We recorded a loss on impairment of $3.9 billion for the year ended December 31, 2020 as compared to a loss on impairment of $615.3 million for the same period of 2019. We impaired the carrying value to estimated fair value for seven floaters and nine jackups and certain capital spare equipment during 2020 and two floaters and certain capital spare equipment during 2019. We impaired the carrying value to estimated fair value for the Noble Bully II during 2019, of which $265.0 million was attributable to our former joint venture partner. For additional information, see “Note 6—Loss on Impairment” to our consolidated financial statements included elsewhere in this prospectus.

Other Income and Expenses

General and Administrative Expenses. General and administrative expenses decreased $47.6 million during the year ended December 31, 2020 as compared to the same period of 2019, primarily as a result of a reduction to Noble’s ongoing litigation charge of $53.5 million, partially offset by an increase in Finco’s litigation charge of $7.5 million.

Pre-Petition Charges. Noble incurred $14.4 million of pre-petition charges during the year ended December 31, 2020 as compared to no charges for the same period of 2019. These costs relate to attorneys’ and financial advisors’ fees and other professional fees incurred in connection with the Chapter 11 Cases, prior to the Petition Date.

Reorganization Items, Net. Noble incurred net charges of $23.9 million for reorganization items during the year ended December 31, 2020 as compared to no charges for the same period of 2019. Finco incurred net charges of $50.8 million for reorganization items during the year ended December 31, 2020 as compared to no charges for the same period of 2019. These costs relate to attorneys’ and financial advisors’ fees, write-off of deferred financing costs and debt discounts, revisions of estimated claims, adjustments to legal contingencies and other professional fees incurred in connection with the Chapter 11 Cases.

Interest Expense. Interest expense decreased $114.8 million during the year ended December 31, 2020 as compared to the same period of 2019. This decrease was primarily due to the Bankruptcy Court ordering a stay on all interest expense starting on the Petition Date; therefore, we did not incur any interest expense after July 31, 2020 and the retirement of our 2015 Credit Facility (as defined herein) in December 2019. For additional information, see “Note 7—Debt” to our consolidated financial statements included elsewhere in this prospectus.

Income Tax Benefit. Our income tax benefit increased by $221.9 million for the year ended December 31, 2020 as compared to the same period of 2019.

Significant items included in the income tax benefit for the year ended December 31, 2020 are as follows:

•	Tax benefits related to the following:

•	gross benefit of $192.4 million related to the impairment of rigs and certain capital spares partially offset by a corresponding increase in valuation allowance of $92.7 million;

•	the application of the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “CARES Act”) of $39.0 million;

•	release of reserves related to the closure of the 2012- 2017 US tax audit of $111.9 million; and

•	tax impact of an internal restructuring net of resulting adjustment to the valuation allowance of $17.9 million.

•	Tax expenses related to the following:

•	a 2019 US return-to-provision adjustment and resulting adjustment to the valuation allowance of $21.2 million;

•	an increase in United Kingdom (“UK”) valuation allowance of $31.1 million; and

•	an increase in non-US tax reserves of $7.8 million.

Significant items included in the income tax benefit in the same period of 2019 are as follows:

•	Tax benefits related to the following:

•	release of reserves related to the closure of the 2010-2011 US tax audit of $33.7 million; and

•	reversal of UK valuation allowance of $19.2 million.

•	Tax expense related to an internal restructuring of $36.8 million.

Excluding the tax impact of the significant items as outlined above and other immaterial items, our income tax benefit increased by $25.0 million. This increase is primarily a result of an increase in US taxable losses partially offset by non-US recurring tax expense.

2019 Compared to 2018

Information related to a comparison of our results of operations for our fiscal year ended December 31, 2019 compared to our fiscal year ended December 31, 2018 is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020.

Liquidity and Capital Resources

As a result of the financial restructuring through the Chapter 11 Cases, Noble emerged with a new $675.0 million revolving credit facility and $216.0 million of Notes. At emergence, Legacy Noble’s ordinary shares were cancelled and Ordinary Shares were issued to Legacy Noble’s former bondholders. Certain former bondholders and former equity holders of Legacy Noble were also issued warrants to purchase shares of Noble Parent.

Post-emergence Debt

Senior Secured Exit Revolving Credit Facility

On the Effective Date, Finco and Noble International Finance Company (“NIFCO”) entered into the Exit Credit Agreement providing for the $675.0 million Exit Credit Facility and cancelled all debt that existed immediately prior to the Effective Date. The Exit Credit Facility matures on July 31, 2025. Subject to the satisfaction of certain conditions, Finco may from time to time designate one or more of Finco’s other wholly-owned subsidiaries as additional borrowers under the Exit Credit Agreement (collectively with Finco and NIFCO, the “Borrowers”). As of the Effective Date, $177.5 million of loans were outstanding, and $8.8 million of letters of credit were issued, under the Exit Credit Facility.

All obligations of the Borrowers under the Exit Credit Agreement, certain cash management obligations and certain swap obligations are unconditionally guaranteed, on a joint and several basis, by Finco and certain of its direct and indirect subsidiaries (collectively with the Borrowers, the “Credit Parties”), including a guarantee by each Borrower of the obligations of each other Borrower under the Exit Credit Agreement. All such obligations, including the guarantees of the Exit Credit Facility, are secured by senior priority liens on substantially all assets of, and the equity interests in, each Credit Party, including all of the rigs owned by the Company as of the Effective Date or acquired thereafter and certain assets related thereto, in each case, subject to certain exceptions and limitations described in the Exit Credit Agreement.

The loans outstanding under the Exit Credit Facility bear interest at a rate per annum equal to the applicable margin plus, at Finco’s option, either: (i) the reserve-adjusted LIBOR or (ii) a base rate, determined as the greatest of (x) the prime loan rate as published in the Wall Street Journal, (y) the federal funds effective rate plus 1/2 of 1% and (z) the reserve-adjusted one-month LIBOR plus 1%. The applicable margin is initially 4.75% per annum for LIBOR loans and 3.75% per annum for base rate loans and will be increased by 50 basis points after July 31, 2024, and may be increased by an additional 50 basis points under certain conditions described in the Exit Credit Agreement.

The Borrowers are required to pay a quarterly commitment fee to each lender under the Exit Credit Agreement, which accrues at a rate per annum equal to 0.50% on the average daily unused portion of such lender’s commitments under the Exit Credit Facility. The Borrowers are also required to pay customary letter of credit and fronting fees.

Borrowings under the Exit Credit Agreement may be used for working capital and other general corporate purposes. Availability of borrowings under the Exit Credit Agreement is subject to the satisfaction of certain conditions, including restrictions on borrowings if, after giving effect to any such borrowings and the application of the proceeds thereof, (i) the aggregate amount of Available Cash (as defined in the Exit Credit Agreement) would exceed $100 million, (ii) the Consolidated First Lien Net Leverage Ratio (as defined in the Exit Credit Agreement) would be greater than 5.50 to 1.00 and the aggregate principal amount outstanding under the Exit Credit Facility would exceed $610 million, or (iii) the Asset Coverage Ratio (as described below) would be less than 2.00 to 1.00.

Mandatory prepayments and, under certain circumstances, commitment reductions are required under the Exit Credit Facility in connection with (i) certain asset sales, asset swaps and events of loss (subject to reinvestment rights if no event of default exists) and (ii) certain debt issuances. Available Cash in excess of $150 million is also required to be applied periodically to prepay loans (without a commitment reduction). The loans under the Exit Credit Facility may be voluntarily prepaid, and the commitments thereunder voluntarily terminated or reduced, by the Borrowers at any time without premium or penalty, other than customary breakage costs.

The Exit Credit Agreement obligates Finco and its restricted subsidiaries to comply with the following financial maintenance covenants:

•

as of the last day of each fiscal quarter in 2021, Adjusted EBITDA (as defined in the Exit Credit Agreement) is not permitted to be lower than (i) $70 million for the four fiscal quarter period ending March 31, 2021, (ii) $40 million for the four fiscal quarter period ending June 30, 2021 and (iii) $25 million for the four fiscal quarter periods ending on each of September 30, 2021 and December 31, 2021;

•

as of the last day of each fiscal quarter ending on or after March 31, 2022, the ratio of Adjusted EBITDA to Cash Interest Expense (as defined in the Exit Credit Agreement) is not permitted to be less than (i) 2.00 to 1.00 for each four fiscal quarter period ending on or after March 31, 2022 until June 30, 2024, and (ii) 2.25 to 1.00 for each four fiscal quarter period ending thereafter; and

•

for each fiscal quarter ending on or after June 30, 2021, the ratio of (i) Asset Coverage Aggregate Rig Value (as defined in the Exit Credit Agreement) to (ii) the aggregate principal amount of loans and letters of credit outstanding under the Exit Credit Facility (the “Asset Coverage Ratio”) as of the last day of any such fiscal quarter is not permitted to be less than 2.00 to 1.00.

The Exit Credit Facility contains affirmative and negative covenants, representations and warranties and events of default that the Company considers customary for facilities of this type.

Notes Indenture

On the Effective Date, pursuant to the Backstop Commitment Agreement and in accordance with the Plan, Noble Parent and Finco consummated the Rights Offering of Notes and associated Ordinary Shares at an aggregate subscription price of $200 million. On the Effective Date, Finco issued an aggregate principal amount of $216 million of Notes, which includes the aggregate subscription price of $200 million plus a backstop fee of $16 million which was paid in kind. For additional information regarding the Notes, see “Description of the Notes.”

Sources and Uses of Cash

Our principal sources of capital in 2020 were cash generated from operating activities, funding from our 2017 Credit Facility and the CARES Act. Cash on hand during 2020 was primarily used for the following:

•	normal recurring operating expenses;

•	fees and expenses related to the Chapter 11 Cases; and

•	capital expenditures.

Our currently anticipated cash flow needs, both in the short-term and long-term, may include the following:

•	normal recurring operating expenses;

•	planned and discretionary capital expenditures; and

•	repayments of debt and interest.

We currently expect to fund these cash flow needs with cash generated by our operations, cash on hand, borrowings under our Exit Credit Facility and potential issuances of equity or long-term debt.

On March 27, 2020, the 45th President of the United States signed the CARES Act into law. The CARES Act makes significant changes to various areas of US federal income tax law by, among other things, allowing a five-year carryback period for 2018, 2019 and 2020 net operating losses (“NOLs”), accelerating the realization of remaining alternative minimum tax credits and increasing the interest expense limitation under Section 163(j) for years 2019 and 2020. The Company recognized an income tax benefit of $39.0 million as a result of the application of the CARES Act in its 2020 financial statements. Such $39.0 million tax benefit was comprised primarily of a current income tax receivable of $151.4 million, partially offset by non-cash deferred tax expense of $112.4 million related to NOL utilization. As of December 31, 2020, we had received $134.0 million of the income tax receivable related to the CARES Act, along with an additional receipt of $4.4 million of related interest.

Net cash provided by operating activities was $273.2 million for the year ended December 31, 2020 as compared to $186.8 million for the year ended December 31, 2019. The increase in net cash provided by operating activities for the year ended December 31, 2020 was primarily attributable to $151.2 million in tax refunds received offset by a reduction in cash flows from operating activity. We had working capital of $383.9 million and negative working capital of $94.8 million at December 31, 2020 and December 31, 2019, respectively.

Net cash used in investing activities for the year ended December 31, 2020 was $121.5 million as compared to $256.0 million for the year ended December 31, 2019. The variance primarily relates to the purchase and preparation of the Noble Joe Knight and the preparation of the Noble Johnny Whitstine to commence operations for their contracts in the fourth quarter and the second quarter of 2019, respectively.

Net cash provided by financing activities for the year ended December 31, 2020 was $107.4 million as compared to net cash used in financing activities of $200.7 million for the year ended December 31, 2019. The variance primarily relates to higher net borrowings of $108.9 million in the year ended December 31, 2020 as compared to net repayments of only $65.0 million in the year ended December 31, 2019 and the $106.7 million purchase of Shell’s non-controlling interest in the Bully I and Bully II joint ventures in the year ended December 31, 2019.

In March 2019, we completed cash tender offers for our Senior Notes due 2020 (the “2020 Notes”), our Senior Notes due 2021 (the “2021 Notes”), our Senior Notes due 2022 (the “2022 Notes”) and the 2024 Notes. Pursuant to such tender offers, we purchased $440.9 million aggregate principal amount of these senior notes for $400.0 million, plus accrued interest, using borrowings under the 2015 Credit Facility and cash on hand.

At December 31, 2020, we had a total contract drilling services backlog of approximately $1.6 billion, which includes a commitment of 67.0 percent of available days for 2021. For additional information regarding our backlog, see “—Contract Drilling Services Backlog.”

Capital Expenditures

Capital expenditures totaled $148.2 million, $306.4 million and $281.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. Capital expenditures during 2020 consisted of the following:

•	$65.8 million for sustaining capital;

•	$23.9 million in major projects, including subsea and other related projects; and

•	$58.5 million for rebillable capital modifications.

Our total capital expenditure estimate for 2021 is expected to range between $170.0 million and $190.0 million, of which approximately $80.0 to $90.0 million is currently anticipated to be spent for sustaining capital.

From time to time we consider possible projects that would require expenditures that are not included in our capital budget, and such unbudgeted expenditures could be significant. In addition, while liquidity and preservation of capital remains our top priority, we will continue to evaluate acquisitions of drilling units from time to time.

Pre-emergence Debt

2017 Credit Facility

In December 2017, Noble Cayman Limited, a Cayman Islands company and a wholly-owned indirect subsidiary of Finco, NIFCO, a Cayman Islands company and a wholly-owned indirect subsidiary of Finco, and Noble Holding UK Limited, a company incorporated under the laws of England and Wales and a wholly-owned direct subsidiary of Legacy Noble (“NHUK”), as parent guarantor, entered into a senior unsecured credit agreement (as amended, the “2017 Credit Facility”). In July 2019, we executed a first amendment to our 2017 Credit Facility, which, among other things, reduced the maximum aggregate amount of commitments thereunder from $1.5 billion to $1.3 billion. As a result of such reduction in the maximum aggregate amount of commitments, we recognized a net loss of approximately $0.7 million in the year ended December 31, 2019.

Prior to the filing of the Chapter 11 Cases, the 2017 Credit Facility was scheduled to mature in January 2023. Borrowings were available for working capital and other general corporate purposes. The 2017 Credit Facility provided for a letter of credit sub-facility in the amount of $15.0 million, with the ability to increase such amount up to $500.0 million with the approval of the lenders. The 2017 Credit Facility had provisions that varied the applicable interest rates for borrowings based upon our debt ratings. Borrowings under the 2017 Credit Facility bore interest at LIBOR plus an applicable margin. NHUK guaranteed the obligations of the borrowers under the 2017 Credit Facility. In addition, certain indirect subsidiaries of Legacy Noble that owned rigs were guarantors under the 2017 Credit Facility.

In April 2020, we borrowed $100.0 million under the 2017 Credit Facility to pay down our indebtedness under the Seller Loans (as defined herein) as further described below. At December 31, 2020, we had $545.0 million of borrowings outstanding under the 2017 Credit Facility. At December 31, 2020, we had $8.8 million of letters of credit issued under the 2017 Credit Facility and an additional $6.0 million in letters of credit and surety bonds issued under unsecured or cash collateralized bilateral arrangements.

The filing of the Chapter 11 Cases constituted events of default that accelerated the Company’s obligations under the indentures governing our then outstanding senior notes and under our 2017 Credit Facility. In addition, the unpaid principal and interest due under our then outstanding senior notes and 2017 Credit Facility became immediately due and payable. However, any efforts to enforce such payment obligations with respect to such senior notes and 2017 Credit Facility were automatically stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement were subject to the applicable provisions of the Bankruptcy Code. See “Note 1—Organization and Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus for additional information.

On the Effective Date, all outstanding obligations under the 2017 Credit Facility were terminated and the holders of claims under the 2017 Credit Facility had such obligations refinanced through the Exit Credit Facility. On the Effective Date, all liens and security interests granted to secure such obligations were terminated and are of no further force and effect.

2015 Credit Facility

Effective January 2018, in connection with entering into the 2017 Credit Facility, we amended our $300.0 million senior unsecured credit facility that would have matured in January 2020 and was guaranteed by our indirect, wholly-owned subsidiaries, Noble Holding (U.S.) LLC and Noble Holding International Limited (“NHIL”), a finance subsidiary of Finco, (as amended, the “2015 Credit Facility”). As a result of the 2015 Credit Facility’s reduction in the aggregate principal amount of commitments, we recognized a net loss of approximately $2.3 million in the year ended December 31, 2018. On December 20, 2019, we repaid $300.0 million of outstanding borrowings and terminated the 2015 Credit Facility.

Seller Loans

In February 2019, we purchased the Noble Joe Knight for $83.8 million with a $53.6 million seller-financed secured loan (the “2019 Seller Loan”). The 2019 Seller Loan had a term of four years and required a 5% principal payment at the end of the third year with the remaining 95% of the principal due at the end of the term. The 2019 Seller Loan bore a cash interest rate of 4.25% and the equivalent of a 1.25% interest rate paid-in-kind over the four-year term of the 2019 Seller Loan. Based on the terms of the 2019 Seller Loan, the 1.25% paid-in-kind interest rate was accelerated into the first year, resulting in an overall first year interest rate of 8.91%, of which only 4.25% was payable in cash. Thereafter, the paid-in-kind interest ended and the cash interest rate of 4.25% was payable for the remainder of the term.

In September 2018, we purchased the Noble Johnny Whitstine for $93.8 million with a $60.0 million seller-financed secured loan (the “2018 Seller Loan” and, together with the 2019 Seller Loan, the “Seller Loans”). The 2018 Seller Loan had a term of four years and required a 5% principal payment at the end of the third year with the remaining 95% of the principal due at the end of the term. The 2018 Seller Loan bore a cash interest rate of 4.25% and the equivalent of a 1.25% interest rate paid-in-kind over the four-year term of the 2018 Seller Loan. Based on the terms of the 2018 Seller Loan, the 1.25% paid-in-kind interest rate was accelerated into the first year, resulting in an overall first year interest rate of 8.91%, of which only 4.25% was payable in cash. Thereafter, the paid-in-kind interest ended and the cash interest rate of 4.25% was payable for the remainder of the term.

Both of the Seller Loans were guaranteed by Finco and each was secured by a mortgage on the applicable rig and by the pledge of the shares of the applicable single-purpose entity that owned the relevant rig. Each Seller Loan contained a debt to total capitalization ratio requirement that such ratio not exceed 0.55 at the end of each fiscal quarter, a $300.0 million minimum liquidity financial covenant and an asset and revenue covenant substantially similar to the Guaranteed Notes, as well as other covenants and provisions customarily found in secured transactions, including a cross default provision. Each Seller Loan required immediate repayment on the occurrence of certain events, including the termination of the drilling contract associated with the relevant rig or circumstances in connection with a material adverse effect.

In April 2020, the Company agreed with the lender under the Seller Loans to pay off 85% of the outstanding principal amount of the Seller Loans in exchange for a discount to the outstanding loan balance. On April 20, 2020, the Company made a payment of $48.1 million under the 2019 Seller Loan and $53.6 million under the 2018 Seller Loan, and, upon the lender’s receipt of such payment, interest ceased accruing, and the financial covenants set forth in the agreements relating to the Seller Loans ceased to apply. On July 20, 2020, at the conclusion of the 90-day period following the payment date, all outstanding amounts were reduced to zero, all security was released, and the Seller Loans were terminated.

As a result of the early repayment of the Seller Loans and the conclusion of the 90-day period following the payment date, we recognized gains of approximately $17.3 million in the year ended December 31, 2020.

Senior Notes

In March 2019, we completed cash tender offers for the 2020 Notes, the 2021 Notes, the 2022 Notes and the 2024 Notes. Pursuant to such tender offers, we purchased $440.9 million aggregate principal amount of these senior notes for $400.0 million, plus accrued interest, using cash on hand and borrowings under the 2015 Credit Facility. As a result of these transactions, we recognized a net gain of approximately $31.3 million.

On the Effective Date, in accordance with the Plan, all outstanding obligations under our senior notes were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan.

Share Capital

Prior to our emergence from bankruptcy, the declaration and payment of dividends by Legacy Noble required the authorization of the board of directors of Legacy Noble, provided that such dividends on issued share capital could be paid only out of Legacy Noble’s “distributable reserves” on its statutory balance sheet in accordance with English law. Therefore, Legacy Noble was not permitted to pay dividends out of share capital, which included share premium. Legacy Noble had not paid dividends since the third quarter of 2016. The payment of future dividends by Noble Parent will depend on the Company’s results of operations, financial condition, cash requirements, future business prospects, contractual and indenture restrictions and other factors deemed relevant by the Board; however, at this time, we do not expect that Noble Parent would pay any dividends in the foreseeable future.

At Legacy Noble’s 2020 Annual General Meeting, Legacy Noble’s shareholders authorized its board of directors to increase share capital through the issuance of up to approximately 8.7 million ordinary shares (at then current nominal value of $0.01 per share). That authority to allot shares expired on the Effective Date. Other than shares issued to Legacy Noble’s directors under the Noble Corporation 2017 Director Omnibus Plan, the authority was not used to allot shares during the year ended December 31, 2020. Pursuant to the Amended and Restated Memorandum of Association of Noble Parent, the share capital of Noble Parent is $6,000 divided into 500,000,000 ordinary shares of a par value of $0.00001 each and 100,000,000 shares of a par value of $0.00001, each of such class or classes having the rights as the Board may determine from time to time. Pursuant to the Memorandum of Association of Finco, the share capital of Finco is $55,000,000 divided into 400,000,000 shares of a par value of $0.10 each and 15,000,000 preferred shares of a par value of $1.00 each.

In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of Legacy Noble’s equity interests outstanding prior to the Effective Date, including all equity-based awards, were cancelled and all such equity interests have no further force or effect after the Effective Date. Pursuant to the Plan, the holders of Legacy Noble’s ordinary shares, par value $0.01 per share, outstanding prior to the Effective Date received their pro rata share of the Tranche 3 Warrants to acquire Ordinary Shares.

Share Repurchases

Under English law, Legacy Noble was only permitted to purchase its own shares by way of an “off-market purchase” in a plan approved by shareholders. No shareholder authority to repurchase shares of Legacy Noble was in effect at the Effective Date, and there is currently no share repurchase plan in place for Noble Parent. During the years ended December 31, 2020, 2019 and 2018, Legacy Noble did not repurchase any of its shares.

Summary of Contractual Cash Obligations and Commitments

The following table summarizes our contractual cash obligations and commitments (in thousands):

		Payments Due by Period
		For the Years Ending December 31,
	Total	2021	2022	2023	2024	2025	Thereafter	Other
Contractual Cash Obligations
Debt obligations (1)	$3,997,926	$3,997,926	$—	$—	$—	$—	$—	$—
Interest payments (1)	110,301	110,301	—	—	—	—	—	—
Operating leases	42,040	8,594	5,545	3,567	3,629	3,687	17,018	—
Pension plan contributions	140,046	19,390	11,791	12,375	12,663	13,200	70,627	—
Tax reserves (2)	42,501	—	—	—	—	—	—	42,501

Total contractual cash obligations	$4,332,814	$4,136,211	$17,336	$15,942	$16,292	$16,887	$87,645	$42,501

(1)

Debt obligations and interest payments are included in “Liabilities subject to compromise.” Since the Petition Date, the Company operated as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with provisions of the Bankruptcy Code. On the Effective Date, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. See “Note 2—Chapter 11 Proceedings” to our consolidated financial statements included elsewhere in this prospectus.

(2)

Tax reserves are included in “Other” due to the difficulty in making reasonably reliable estimates of the timing of cash settlements to taxing authorities. See “Note 12—Income Taxes” to our consolidated financial statements included elsewhere in this prospectus.

At December 31, 2020, we had other commitments that we are contractually obligated to fulfill with cash if the obligations are called. These obligations include letters of credit that guarantee our performance as it relates to our drilling contracts, tax and other obligations in various jurisdictions. These letters of credit obligations are not normally called, as we typically comply with the underlying performance requirement.

The following table summarizes our other commercial commitments at December 31, 2020 (in thousands):

	Total	Amount of Commitment Expiration Per Period
		2021	2022	2023	2024	2025	Thereafter
Total letters of credit and commercial commitments	$14,840	$9,184	$—	$—	$—	$—	$5,656

Guarantees of Registered Securities Prior to Emergence

NHIL is a finance subsidiary of Finco and, prior to our emergence from the Chapter 11 Cases on the Effective Date, had issued the following registered securities, which, together with the indentures governing such registered securities, were cancelled on the Effective Date in accordance with the Plan: the 2020 Notes, the 2021 Notes, the 2022 Notes, the 2024 Notes, the Senior Notes due 2025, the Senior Notes due 2040, the Senior Notes due 2041, the Senior Notes due 2042 and the Senior Notes due 2045. Finco had fully and unconditionally guaranteed these registered securities and no other subsidiary of Finco had guaranteed these registered securities.

Financial Information about Guarantors, Issuers of Guaranteed Securities, Affiliates Whose Securities Collateralize a Registrant’s Securities and Consolidated Subsidiaries

As described herein, the Notes issued by Finco have been fully and unconditionally guaranteed, jointly and severally, on a senior secured second-priority basis, by the direct and indirect subsidiaries of Finco that are Credit Parties under the Exit Credit Facility (the “Guarantors”). The Notes and such guarantees are secured by second priority liens on the collateral securing the obligations under the Exit Credit Facility, including, among other things, (i) a pledge of the equity interests in Finco, (ii) pledges of the equity interests in the Guarantors and (iii) a lien on substantially all of the assets of Finco and the Guarantors (including the equity interests in substantially all of the other direct subsidiaries of Finco and the Guarantors), in each case, subject to certain exceptions and limitations (collectively, the “Collateral”). The Collateral also includes mortgages on certain rigs owned by the Company as of the Effective Date. We are providing the following information about the Guarantors and the Collateral in compliance with Rules 13-01 and 13-02 of Regulation S-X.

Note Guarantees

The guarantees by the Guarantors are unconditional, irrevocable, joint and several senior obligations of each Guarantor and rank equally in right of payment with all future senior indebtedness of such Guarantor and effectively senior to all of such Guarantor’s unsecured senior indebtedness. The guarantees rank senior in right of payment to any existing and future subordinated obligations of such Guarantor and are effectively junior to any obligations of such Guarantor that are secured by senior liens on the Collateral or secured by assets which do not constitute Collateral. Under the indenture governing the Notes, a Guarantor may be released and relieved of its obligations under its guarantee under certain circumstances, including: (1) upon Finco’s exercise of legal defeasance in accordance with the relevant provisions of the indenture governing the Notes, (2) in the event of any sale or other disposition of all of the capital stock of any Guarantor in compliance with the provisions of the indenture governing the Notes, (3) upon the dissolution or liquidation of a Guarantor, (3) with the requisite consent of the noteholders, (4) if such Guarantor is properly designated as an unrestricted subsidiary in accordance with the indenture governing the Notes, (5) upon the release or discharge of the Guarantor’s obligations under its guarantee or (6) with respect to certain future immaterial guarantors, upon a written notice from Finco to the trustee for the Notes.

Finco is a holding company with no significant operations or material assets other than the direct and indirect equity interests it holds in the Guarantors and other non-guarantor subsidiaries. Finco conducts its operations primarily through its subsidiaries. As a result, its ability to pay principal and interest on the Notes is dependent on the cash flow generated by its subsidiaries and their ability to make such cash available to Finco by dividend or otherwise. The Guarantors’ earnings will depend on their financial and operating performance, which will be affected by general economic, industry, financial, competitive, operating, legislative, regulatory and other factors beyond Finco’s control. Any payments of dividends, distributions, loans or advances to Finco by the Guarantors could also be subject to restrictions on dividends under applicable local law in the jurisdictions in which the Guarantors operate. In the event that Finco does not receive distributions from the Guarantors, or to the extent that the earnings from, or other available assets of, the Guarantors are insufficient, Finco may be unable to make payments on the Notes.

Pledged Securities of Affiliates

Pursuant to the terms of the Notes collateral documents, the collateral agent under the indenture governing the Notes may pursue remedies, or pursue foreclosure proceedings on the Collateral (including the equity of the Guarantors and other direct subsidiaries of Finco and the Guarantors), following an event of default under the indenture governing the Notes. The collateral agent’s ability to exercise such remedies is limited by the intercreditor agreement for so long as any priority lien debt is outstanding.

The pledged equity of the Guarantors constitutes substantially all of the securities of our affiliates which have been pledged to secure the obligations under the Notes. The value of the pledged equity is subject to fluctuations based on factors that include, among other things, general economic conditions and the ability to realize on the collateral as part of a going concern and in an orderly fashion to available and willing buyers and not under distressed circumstances. There is no trading market for the pledged equity interests.

Under the terms of the documents governing the Notes (the “Notes Documents”), Finco and the Guarantors will be entitled to the release of the Collateral from the liens securing the Notes under one or more circumstances, including (1) to the extent required by or pursuant to the terms of the Notes Documents; (2) to the extent that proceeds continue to constitute Collateral, in the event that Collateral is sold, transferred, disbursed or otherwise disposed of to third parties; or (3) as otherwise provided in the Notes Documents, including the release of the priority lien on such Collateral. Upon the release of any subsidiary from its guarantee, if any, in accordance with the terms of the indenture governing the Notes, the lien on any pledged equity interests issued by such Guarantor and on any assets of such Guarantor will automatically terminate.

Summarized Financial Information

The summarized financial information below reflects the combined accounts of the Guarantors and the non-consolidated accounts of Finco (collectively, the “Obligors”), for the dates and periods indicated. The financial information is presented on a combined basis and intercompany balances and transactions between entities in the Obligor group have been eliminated.

Summarized Balance Sheet Information

December 31, 2020
Obligors
(In thousands)
Assets
Current assets	$461,587
Amounts due from non-guarantor subsidiaries, current	5,552,158
Noncurrent assets	3,590,865
Amounts due from non-guarantor subsidiaries, noncurrent	1,045,237
Liabilities and Equity
Current liabilities	$159,601
Amounts due to non-guarantor subsidiaries, current	5,532,634
Noncurrent liabilities	120,033
Amounts due to non-guarantor subsidiaries, noncurrent	480,460

Summarized Statement of Operations Information

Year Ended December 31, 2020
Obligors (1)
(In thousands)
Operating revenues	$895,295
Operating costs and expenses	4,320,475
Income (loss) from continuing operations before income taxes	(3,414,898)
Net income (loss)	$(3,468,407)

(1)	Includes operating revenue of $88.2 million, operating costs and expenses of $23.7 million and other expense of $3.3 million attributable to transactions with non-guarantor subsidiaries.

Critical Accounting Policies

We consider the following to be our critical accounting policies and estimates since they are very important to the understanding of our financial condition and results and require our most subjective and complex judgments. We have discussed the development, selection and disclosure of such policies and estimates with the Audit Committee of the Board. For a discussion of our significant accounting policies, see “Note 1— Organization and Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus.

We prepare our consolidated financial statements in accordance with GAAP, which require us to make estimates that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures of contingent assets and liabilities. These estimates require significant judgments and assumptions. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Principles of Consolidation

The consolidated financial statements included elsewhere in this prospectus include our accounts and those of our wholly-owned subsidiaries and entities in which we hold a controlling financial interest. Until December 3, 2019, our consolidated financial statements included the accounts of two joint ventures, in each of which we owned a 50 percent interest. On December 3, 2019, we acquired the remaining 50 percent interest not owned by us and as a result the two joint ventures became our wholly-owned subsidiaries. Our historical ownership interest in the joint ventures met the definition of variable interest under FASB codification and we determined that we were the primary beneficiary. Intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation-UK Companies Act 2006 Section 435 Statement

The consolidated financial statements included elsewhere in this prospectus have been prepared in accordance with GAAP, which the Board considers to be the most meaningful presentation of our results of operations and financial position. The consolidated financial statements included elsewhere in this prospectus do not constitute statutory accounts required by the UK Companies Act 2006 (“Companies Act”), which will be prepared in accordance with International Financial Reporting Standards, as adopted by the European Union and delivered to the Registrar of Companies in the UK.

Property and Equipment

Property and equipment is stated at cost, reduced by provisions to recognize economic impairment in value whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable. At December 31, 2020 and 2019, we had $99.8 million and $88.9 million of construction-in-progress, respectively. Such amounts are included in “Property and equipment, at cost” in the Consolidated Balance Sheets included elsewhere in this prospectus. Major replacements and improvements are capitalized. When assets are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized. Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

Interest is capitalized on construction-in-progress using the weighted average cost of debt outstanding during the period of construction. During the years ended December 31, 2020, 2019 and 2018, there was zero, $9.6 million and $2.9 million capitalized interest, respectively.

Scheduled maintenance of equipment is performed based on the number of hours operated in accordance with our preventative maintenance program. Routine repair and maintenance costs are charged to expense as incurred; however, the costs of the overhauls and asset replacement projects that benefit future periods and which typically occur every three to five years are capitalized when incurred and depreciated over an equivalent period. These overhauls and asset replacement projects are included in “Property and equipment, at cost” in the Consolidated Balance Sheets included elsewhere in this prospectus. Such amounts, net of accumulated depreciation, totaled $129.6 million and $143.4 million at December 31, 2020 and 2019, respectively. Depreciation expense from continuing operations related to overhauls and asset replacement totaled $55.4 million, $61.3 million and $66.9 million for the years ended December 31, 2020, 2019 and 2018, respectively.

We evaluate the impairment of property and equipment whenever events or changes in circumstances (including the decision to cold stack, retire or sell a rig) indicate that the carrying amount of an asset may not be recoverable. An impairment loss on our property and equipment may exist when the estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

Any impairment loss recognized represents the excess of the asset’s carrying value over the estimated fair value. As part of this analysis, we make assumptions and estimates regarding future market conditions. To the extent actual results do not meet our estimated assumptions, for a given rig or piece of equipment, we may take an impairment loss in the future.

During the years ended December 31, 2020, 2019 and 2018, we recognized a non-cash loss on impairment of $3.9 billion, $615.3 million and $802.1 million, respectively, related to our long-lived assets. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Overview” and “Note 6—Loss on Impairment” to our consolidated financial statements included elsewhere in this prospectus for additional information.

Revenue Recognition

The activities that primarily drive the revenue earned in our drilling contracts include (i) providing a drilling rig and the crew and supplies necessary to operate the rig, (ii) mobilizing and demobilizing the rig to and from the drill site and (iii) performing rig preparation activities and/or modifications required for the contract. Consideration received for performing these activities may consist of dayrate drilling revenue, mobilization and demobilization revenue, contract preparation revenue and reimbursement revenue. We account for these integrated services provided within our drilling contracts as a single performance obligation satisfied over time and comprised of a series of distinct time increments in which we provide drilling services.

Our standard drilling contracts require that we operate the rig at the direction of the customer throughout the contract term (which is the period we estimate to benefit from the corresponding activities and generally ranges from two to 60 months). The activities performed and the level of service provided can vary hour to hour. Our obligation under a standard contract is to provide whatever level of service is required by the operator, or customer, over the term of the contract. We are, therefore, under a stand-ready obligation throughout the entire contract duration. Consideration for our stand-ready obligation corresponds to distinct time increments, though the rate may be variable depending on various factors, and is recognized in the period in which the services are performed. The total transaction price is determined for each individual contract by estimating both fixed and variable consideration expected to be earned over the term of the contract. We have elected to exclude from the transaction price measurement all taxes assessed by a governmental authority. See further discussion regarding the allocation of the transaction price to the remaining performance obligations below.

The amount estimated for variable consideration may be subject to interrupted or restricted rates and is only included in the transaction price to the extent that it is probable that a significant reversal of previously recognized revenue will not occur throughout the term of the contract (“constrained revenue”). When determining if variable consideration should be constrained, management considers whether there are factors outside the Company’s control that could result in a significant reversal of revenue as well as the likelihood and magnitude of a potential reversal of revenue. These estimates are re-assessed each reporting period as required.

Dayrate Drilling Revenue. Our drilling contracts generally provide for payment on a dayrate basis, with higher rates for periods when the drilling unit is operating and lower rates or zero rates for periods when drilling operations are interrupted or restricted. The dayrate invoices billed to the customer are typically determined based on the varying rates applicable to the specific activities performed on an hourly basis. Such dayrate consideration is allocated to the distinct hourly increment it relates to within the contract term, and therefore, recognized in line with the contractual rate billed for the services provided for any given hour.

Mobilization/Demobilization Revenue. We may receive fees (on either a fixed lump-sum or variable dayrate basis) for the mobilization and demobilization of our rigs. These activities are not considered to be distinct within the context of the contract and, therefore, the associated revenue is allocated to the overall performance obligation and the associated pre-operating costs are deferred. We record a contract liability for mobilization fees received and a deferred asset for costs. Both revenue and pre-operating costs are recognized ratably over the initial term of the related drilling contract.

In most contracts, there is uncertainty as to the amount of expected demobilization revenue due to contractual provisions that stipulate that certain conditions must be present at contract completion for such revenue to be received and as to the amount thereof, if any. For example, contractual provisions may require that a rig demobilize a certain distance before the demobilization revenue is payable or the amount may vary dependent upon whether or not the rig has additional contracted work within a certain distance from the wellsite. Therefore, the estimate for such revenue may be constrained, as described earlier, depending on the facts and circumstances pertaining to the specific contract. We assess the likelihood of receiving such revenue based on past experience and knowledge of the market conditions. In cases where demobilization revenue is expected to be received upon contract completion, it is estimated as part of the overall transaction price at contract inception and recognized in earnings ratably over the initial term of the contract with an offset to an accretive contract asset.

Contract Preparation Revenue. Some of our drilling contracts require downtime before the start of the contract to prepare the rig to meet customer requirements. At times, we may be compensated by the customer for such work (on either a fixed lump-sum or variable dayrate basis). These activities are not considered to be distinct within the context of the contract and, therefore, the related revenue is allocated to the overall performance obligation and recognized ratably over the initial term of the related drilling contract. We record a contract liability for contract preparation fees received, which is amortized ratably to contract drilling revenue over the initial term of the related drilling contract.

Bonuses, Penalties and Other Variable Consideration. We may receive bonus increases to revenue or penalty decreases to revenue. Based on historical data and ongoing communication with the operator/customer, we are able to reasonably estimate this variable consideration. We will record such estimated variable consideration and re-measure our estimates at each reporting date. For revenue estimated, but not received, we will record to “Prepaid expenses and other current assets” on our Consolidated Balance Sheets included elsewhere in this prospectus.

Capital Modification Revenue. From time to time, we may receive fees from our customers for capital improvements to our rigs to meet contractual requirements (on either a fixed lump-sum or variable dayrate basis). Such revenue is allocated to the overall performance obligation and recognized ratably over the initial term of the related drilling contract as these activities are integral to our drilling activities and are not considered to be a stand-alone service provided to the customer within the context of our contracts. We record a contract liability for such fees and recognize them ratably as contract drilling revenue over the initial term of the related drilling contract.

Revenues Related to Reimbursable Expenses. We generally receive reimbursements from our customers for the purchase of supplies, equipment, personnel services and other services provided at their request in accordance with a drilling contract or other agreement. Such reimbursable revenue is variable and subject to uncertainty, as the amounts received and timing thereof is highly dependent on factors outside of our influence. Accordingly, reimbursable revenue is constrained revenue and not included in the total transaction price until the uncertainty is resolved, which typically occurs when the related costs are incurred on behalf of a customer. We are generally considered a principal in such transactions and record the associated revenue at the gross amount billed to the customer as “Reimbursables and other” in our Consolidated Statements of Operations included elsewhere in this prospectus. Such amounts are recognized ratably over the period within the contract term during which the corresponding goods and services are to be consumed.

Deferred revenues from drilling contracts totaled $59.9 million and $65.1 million at December 31, 2020 and 2019, respectively. Such amounts are included in either “Other current liabilities” or “Other liabilities” in the Consolidated Balance Sheets included elsewhere in this prospectus, based upon our expected time of recognition. Related expenses deferred under drilling contracts totaled $13.9 million at December 31, 2020 as compared to $30.8 million at December 31, 2019 and are included in either “Prepaid expenses and other current assets,” “Other assets,” or “Property and equipment, net” in the Consolidated Balance Sheets included elsewhere in this prospectus, based upon our expected time of recognition.

We record reimbursements from customers for “out-of-pocket” expenses as revenues and the related direct cost as operating expenses.

Income Taxes

We currently operate, and have in the past operated, in a number of countries throughout the world and our tax returns filed in those jurisdictions are subject to review and examination by tax authorities within those jurisdictions. We recognize uncertain tax positions that we believe have a greater than 50 percent likelihood of being sustained upon challenge by a tax authority. We cannot predict or provide assurance as to the ultimate outcome of any existing or future assessments. Our gross deferred tax asset balance at year-end reflects the application of our income tax accounting policies and is based on management’s estimates, judgments and assumptions regarding realizability. If it is more likely than not that a portion of the deferred tax assets will not be realized in a future period, the deferred tax assets will be reduced by a valuation allowance based on management’s estimates. The Company has adopted an accounting policy to look through the outside basis of partnerships and all other flow-through entities and exclude these from the computation of deferred taxes.

The IRS (as defined herein) has completed its examination procedures, including all appeals and administrative reviews, for the taxable years ended December 31, 2012 through December 31, 2017. In May 2020, the IRS examination team notified us that it was no longer proposing any adjustments with respect to our tax reporting for the taxable years ended December 31, 2012 through December 31, 2017. Subsequent to our filing of an Application for Tentative Refund with the IRS under the CARES Act in the months of April and August 2020, the IRS informed us that it would be conducting a limited scope examination of the taxable years ended December 31, 2012, 2013, 2014, 2018 and 2019. In the first quarter of 2020, we filed a foreign tax credit refund claim for taxable year 2009. The IRS is currently auditing taxable year 2009 in relation to our refund claim. We believe that we have accurately reported all amounts in our returns.

Audit claims of approximately $96.1 million attributable to income and other business taxes were assessed against Noble entities in Mexico related to tax years 2007, 2009 and 2010, in Australia related to tax years 2013 to 2016, in Guyana related to tax years 2019 and 2020 and in Saudi Arabia related to tax years 2015 to 2018. We intend to vigorously defend our reported positions, and believe the ultimate resolution of the audit claims will not have a material adverse effect on our consolidated financial statements.

Insurance Reserves

We maintain various levels of self-insured retention for certain losses including property damage, loss of hire, employment practices liability, employers’ liability and general liability, among others. We accrue for property damage and loss of hire charges on a per event basis.

Employment practices liability claims are accrued based on actual claims during the year. Maritime employer’s liability claims are generally estimated using actuarial determinations. General liability claims are estimated by our internal claims department by evaluating the facts and circumstances of each claim (including incurred but not reported claims) and making estimates based upon historical experience with similar claims. At December 31, 2020 and 2019, loss reserves for personal injury and protection claims totaled $30.9 million and $27.9 million, respectively, and such amounts are included in “Other liabilities” and “Liabilities subject compromise” in the Consolidated Balance Sheets included elsewhere in this prospectus.

Certain Significant Estimates and Contingent Liabilities

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. We evaluate our estimates and assumptions on a regular basis. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions used in preparation of our consolidated financial statements. We follow FASB standards regarding contingent liabilities, which are discussed in “Note 16—Commitments and Contingencies” to our consolidated financial statements included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as that term is defined in Item 303(a)(4)(ii) of Regulation S-K.

New Accounting Pronouncements

See “Note 1—Organization and Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus for a description of the recent accounting pronouncements.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the potential for loss due to a change in the value of a financial instrument as a result of fluctuations currency exchange rates or equity prices, as further described below.

Foreign Currency Risk

Although we are a Cayman Islands company, we define foreign currency as any non-US denominated currency. Our functional currency is the US Dollar. However, outside the United States, a portion of our expenses are incurred in local currencies. Therefore, when the US Dollar weakens (strengthens) in relation to the currencies of the countries in which we operate, our expenses reported in US Dollars will increase (decrease).

We are exposed to risks on future cash flows to the extent that local currency expenses exceed revenues denominated in local currency that are other than the functional currency. To help manage this potential risk, we periodically enter into derivative instruments to manage our exposure to fluctuations in currency exchange rates, and we may conduct hedging activities in future periods to mitigate such exposure. These contracts are primarily accounted for as cash flow hedges, with the effective portion of changes in the fair value of the hedge recorded on the Consolidated Balance Sheets included elsewhere in this prospectus and in “Accumulated other comprehensive income (loss)” (“AOCI”). Amounts recorded in AOCI are reclassified into earnings in the same period or periods that the hedged item is recognized in earnings. The ineffective portion of changes in the fair value of the hedged item is recorded directly to earnings. We have documented policies and procedures to monitor and control the use of derivative instruments. We do not engage in derivative transactions for speculative or trading purposes, nor are we a party to leveraged derivatives.

Several of our regional shorebases have a significant amount of their cash operating expenses payable in local currencies. To limit the potential risk of currency fluctuations, we periodically enter into forward contracts, which have historically settled monthly in the operations’ respective local currencies. All of these contracts had a maturity of less than 12 months. During 2020, we did not enter into any forward contracts. During 2019, we entered into forward contracts of approximately $15.8 million, all of which settled during 2019. At both December 31, 2020 and 2019, we had no outstanding derivative contracts. Based on current projections, a 10% increase in the average exchange rates of all foreign currencies would hypothetically increase our future estimated operating expenses by approximately $11.0 million.

Market Risk

We have a US noncontributory defined benefit pension plan that covers certain salaried employees and a US noncontributory defined benefit pension plan that covers certain hourly employees, whose initial date of employment is prior to August 1, 2004 (collectively referred to as our “qualified US plans”). These plans are governed by the Noble Drilling Employees’ Retirement Trust. The benefits from these plans are based primarily on years of service and, for the salaried plan, employees’ compensation near retirement. These plans are designed to qualify under the Employee Retirement Income Security Act of 1974 (“ERISA”), and our funding policy is consistent with funding requirements of ERISA and other applicable laws and regulations. We make cash contributions, or utilize credits available to us, for the qualified US plans when required. The benefit amount that can be covered by the qualified US plans is limited under ERISA and the Code (as defined herein). Therefore, we maintain an unfunded, nonqualified excess benefit plan designed to maintain benefits for specified employees at the formula level in the qualified salary US plan. We refer to the qualified US plans and the excess benefit plan collectively as the “US plans.”

In addition to the US plans, Noble Drilling (Land Support) Limited, an indirect, wholly-owned subsidiary of Noble Parent, maintains a pension plan that covers all of its salaried, non-union employees, whose most recent date of employment is prior to April 1, 2014 (referred to as our “non-US plan”). Benefits are based on credited service and employees’ compensation, as defined by the non-US plan.

The Company’s pension plan assets are exposed to the market prices of debt and equity securities. Changes to the pension plan asset values can impact the Company’s pension expense, funded status and future minimum funding requirements. The Company aims to reduce risk through asset diversification and by investing in long duration fixed-income securities that have a duration similar to that of its pension liabilities. At December 31, 2020, the value of the investments in the pension funds was $306.2 million, and a hypothetical 10.0% percent decrease in the value of the investments in the fund would have reduced the value of the fund by approximately $30.6 million. A significant decline in the value of pension assets could require the Company to increase funding of its pension plans in future periods, which could adversely affect cash flows in those periods. In addition, a decline in the fair value of these plan assets, in the absence of additional cash contributions to the plans by the Company, could increase the amount of pension cost required to be recorded in future periods by the Company.

BUSINESS

Overview

Noble is a leading offshore drilling contractor for the oil and gas industry. We provide contract drilling services to the international oil and gas industry with our global fleet of mobile offshore drilling units. We focus on a balanced, high-specification fleet of floating and jackup rigs and the deployment of our drilling rigs in oil and gas basins around the world. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921.

On the Petition Date, Legacy Noble and certain of its subsidiaries, including Finco, filed the Chapter 11 Cases in the Bankruptcy Court. On September 4, 2020, the Debtors filed with the Bankruptcy Court the Plan, which was subsequently amended on October 8, 2020 and October 13, 2020 and modified on November 18, 2020, and the Disclosure Statement. On September 24, 2020, six additional subsidiaries of Legacy Noble filed the Chapter 11 Cases in the Bankruptcy Court. On November 20, 2020, the Bankruptcy Court entered an order confirming the Plan. In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date, Legacy Noble and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which Legacy Noble formed Noble Parent as an indirect, wholly-owned subsidiary of Legacy Noble and transferred to Noble Parent substantially all of the subsidiaries and other assets of Legacy Noble. On the Effective Date, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Chapter 11 Proceedings and Going Concern” for a description of the events that occurred on the Effective Date, including the issuance of the Ordinary Shares, the Tranche 1 Warrants, the Tranche 2 Warrants and the Tranche 3 Warrants. In accordance with the Plan, Legacy Noble and its remaining subsidiary will in due course be wound down and dissolved in accordance with applicable law.

Finco was an indirect, wholly-owned subsidiary of Legacy Noble prior to the Effective Date and has been a direct, wholly-owned subsidiary of Noble Parent since the Effective Date. Noble Parent’s principal asset is all of the shares of Finco. Finco has no public equity outstanding. The consolidated financial statements of Noble Parent have been included in this registration statement because they include the accounts of Finco and Noble Parent conducts substantially all its business through Finco and its subsidiaries.

Contract Drilling Services

We report our contract drilling operations as a single reportable segment, Contract Drilling Services, which reflects how we manage our business. The mobile offshore drilling units comprising our offshore rig fleet operate in a global market for contract drilling services and are often redeployed to different regions due to changing demands of our customers, which consist primarily of large, integrated, independent and government-owned or controlled oil and gas companies throughout the world.

We typically provide contract drilling services under an individual contract, on a dayrate basis. Although the final terms of the contracts result from negotiations with our customers, many contracts are awarded based upon a competitive bidding process. Our drilling contracts generally contain the following terms:

•	contract duration extending over a specific period of time or a period necessary to drill a defined number of wells;

•

payment of compensation to us (generally in US Dollars although some customers, typically national oil companies, require a part of the compensation to be paid in local currency) on a “daywork” basis, so that we receive a fixed amount for each day (“dayrate”) that the drilling unit is operating under contract (a lower rate or no compensation is payable during periods of equipment breakdown and repair or adverse weather or in the event operations are interrupted by other conditions, some of which may be beyond our control);

•

provisions permitting early termination of the contract by the customer (i) if the unit is lost or destroyed, (ii) if operations are suspended for a specified period of time due to breakdown of equipment or breach of contract or (iii) for convenience;

•	provisions allowing the impacted party to terminate the contract if specified “force majeure” events beyond the contracting parties’ control occur for a defined period of time;

•	payment by us of the operating expenses of the drilling unit, including labor costs and the cost of incidental supplies;

•	provisions that allow us to recover certain cost increases from our customers in certain long-term contracts; and

•	provisions that require us to lower dayrates for documented cost decreases in certain long-term contracts.

Generally, our contracts allow us to recover our mobilization and demobilization costs associated with moving a drilling unit from one regional location to another. When market conditions require us to assume these costs, our operating margins are reduced accordingly. For shorter moves, such as “field moves,” our customers have generally agreed to assume the costs of moving the unit in the form of a reduced dayrate or “move rate” while the unit is being moved. Under current market conditions, we are much less likely to receive full reimbursement of our mobilization and demobilization costs.

Contracts often contain early termination provisions permitting the customer to terminate the contract if the unit is lost or destroyed or if operations are suspended for a specified period of time due to breakdown of equipment or breach of contract. In addition, the terms of our drilling contracts permit the customer to terminate the contract after specified notice periods by tendering contractually specified termination amounts and, in often cases, without any payment or a modest payment.

During periods of depressed market conditions, such as the one we experienced for a number of years, our customers may attempt to renegotiate or repudiate their contracts with us although we seek to enforce our rights under our contracts. The renegotiations may include changes to key contract terms, such as pricing, termination and risk allocation.

For a discussion of our backlog of commitments for contract drilling services, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contract Drilling Services Backlog.”

Drilling Fleet

Noble is a leading offshore drilling contractor for the oil and gas sector. Noble owns and operates one of the most modern, versatile and technically advanced fleets of mobile offshore drilling units in the offshore drilling industry. Noble provides contract drilling services with a fleet of 19 offshore drilling units, consisting of seven floaters and 12 jackups at the date of this prospectus, focused largely on ultra-deepwater and high-specification drilling opportunities in both established and emerging regions worldwide. Each type of drilling rig is described further below. Several factors determine the type of unit most suitable for a particular job, the most significant of which include the water depth and the environment of the intended drilling location, whether the drilling is being done over a platform or other structure, and the intended well depth. At December 31, 2020, our fleet was located in Far East Asia, the Middle East, the North Sea, Oceania, South America and the US Gulf of Mexico.

Floaters

Our floating fleet consists of the following:

A drillship is a type of floating drilling unit that is based on the ship-based hull of the vessel and equipped with modern drilling equipment that gives it the capability of easily transitioning from various worldwide locations and carrying high capacities of equipment while being able to drill ultra-deepwater oil and gas wells in up to 12,000 feet of water. Drillships can stay directly over the drilling location without anchors in open seas using a dynamic positioning system (“DPS”), which coordinates position references from satellite signals and acoustic seabed transponders with the drillship’s six to eight thrusters to keep the ship directly over the well that is being drilled. Drillships are selected to drill oil and gas wells for programs that require a high level of simultaneous operations, where drilling loads are expected to be high, or where there are occurrences of high ocean currents, where the drillship’s hull shape is the most efficient. Noble’s fleet consists of six drillships capable of water depths from 10,000 feet to 12,000 feet.

Semisubmersible drilling units are designed as a floating drilling platform incorporating one or several pontoon hulls, which are submerged in the water to lower the center of gravity and make this type of drilling unit exceptionally stable in the open sea. Semisubmersible drilling units are generally categorized in terms of the water depth in which they are capable of operating, from the mid-water range of 300 feet to 4,000 feet, the deepwater range of 4,000 feet to 7,500 feet, to the ultra-deepwater range of 7,500 feet to 12,000 feet as well as by their generation, or date of construction. This type of drilling unit typically exhibits excellent stability characteristics, providing a stable platform for drilling in even rough seas. Semisubmersible drilling units hold their position over the drilling location using either an anchored mooring system or a DPS and may be self-propelled. Noble’s fleet consists of one moored ultra-deepwater semisubmersible drilling unit.

Jackups

Noble’s fleet of modern, high-specification jackup drilling units gives us the flexibility to provide drilling solutions to our customers who have drilling requirements in the shallower waters of the continental shelf, in depths ranging from less than 100 feet to as deep as 500 feet of water with drilling hookloads up to 2,500,000. Jackup rigs can be used in open water exploration locations, as well as over fixed, bottom-supported platforms. A jackup drilling unit is a towed mobile vessel consisting of a floating hull equipped with three or four legs, which are lowered to the seabed at the drilling location. The hull is then elevated out of the water by the jacking system using the legs to support weight of the hull and drilling equipment against the seabed. Once the hull is elevated to the desired level, or jacked up, the drilling package can be extended out over an existing production platform or the open water location and drilling can commence. Noble’s fleet of 12 jackups varies from two units capable of drilling in up to 375 feet of water to premium and high-specification units capable of drilling in up to 500 feet of water.

The following table presents certain information concerning our offshore fleet at March 10, 2021. We own and operate all of the units included in the table.

Name	Make	Year Built or Rebuilt (1)	Water Depth Rating (feet) (2)	Drilling Depth Capacity (feet)	Location	Status (3)
Floaters—7
Drillships—6
Noble Bob Douglas	GustoMSC P10000	2013 N	12,000	40,000	Guyana	Active
Noble Don Taylor	GustoMSC P10000	2013 N	12,000	40,000	Guyana	Active
Noble Globetrotter I	Globetrotter Class	2011 N	10,000	30,000	US Gulf of Mexico	Active
Noble Globetrotter II	Globetrotter Class	2013 N	10,000	30,000	US Gulf of Mexico	Active
Noble Sam Croft	GustoMSC P10000	2014 N	12,000	40,000	Suriname	Active
Noble Tom Madden	GustoMSC P10000	2014 N	12,000	40,000	Guyana	Active
Semisubmersibles—1
Noble Clyde Boudreaux	F&G 9500 Enhanced Pacesetter	2007 R	10,000	35,000	Malaysia	Active
Independent Leg Cantilevered Jackups—12
Noble Hans Deul (4)	F&G JU-2000E	2009 N	400	30,000	UK	Active
Noble Houston Colbert (4)	F&G JU-3000N	2014 N	400	30,000	UK	Available
Noble Joe Knight	GustoMSC CJ46- x100-D	2018 N	375	30,000	Saudi Arabia	Active
Noble Johnny Whitstine	GustoMSC CJ46- x100-D	2018 N	375	30,000	Saudi Arabia	Active
Noble Lloyd Noble (4)	GustoMSC CJ70- x150-ST	2016 N	500	32,000	Norway	Shipyard
Noble Mick O’Brien (4)	F&G JU-3000N	2013 N	400	30,000	Qatar	Active
Noble Regina Allen (4)	F&G JU-3000N	2013 N	400	30,000	Trinidad and Tobago	Active
Noble Roger Lewis (4)	F&G JU-2000E	2007 N	400	30,000	Saudi Arabia	Active
Noble Sam Hartley (4)	F&G JU-3000N	2014 N	400	30,000	UK	Active
Noble Sam Turner (4)	F&G JU-3000N	2014 N	400	30,000	Denmark	Active
Noble Scott Marks (4)	F&G JU-2000E	2009 N	400	30,000	Saudi Arabia	Active
Noble Tom Prosser (4)	F&G JU-3000N	2014 N	400	30,000	Australia	Active

(1)

Rigs designated with an “R” were modified, refurbished or otherwise upgraded in the year indicated by capital expenditures of an amount deemed material by management. Rigs designated with an “N” are newbuilds.

(2)	Rated water depth for drillships and semisubmersibles reflects the maximum water depth for which a floating rig has been designed for drilling operations.

(3)

Rigs listed as “active” are operating, preparing to operate or under contract; rigs listed as “available” are actively seeking contracts and may include those that are idle or warm stacked; rigs listed as “shipyard” are in a shipyard for construction, repair, refurbishment or upgrade; rigs listed as “stacked” are idle without a contract and have reduced or no crew and are not actively marketed in present market conditions.

(4)	Harsh environment capability.

Market

The offshore contract drilling industry is a highly competitive and cyclical business. Demand for offshore drilling services is driven by the offshore exploration and development programs of oil and gas operators, which in turn are influenced by many factors, including, but not limited to, the price and price stability of oil and gas, the availability and relative cost of offshore oil and gas resources within the oil and gas portfolio of each operator, general global economic conditions, energy demand, the operator’s strategy toward renewable energy sources, environmental considerations and national oil and gas policy.

In the provision of offshore contract drilling services, competition is largely governed by price but involves numerous other factors as well. Rig availability, location, suitability and technical specifications are the primary factors in determining which rig is qualified for a job, and additional factors are considered when determining which contractor is awarded a job, including experience of the workforce, efficiency, safety performance record, condition of equipment, operating integrity, reputation, industry standing and client relations. In addition to having one of the newest fleets in the industry among our peer companies, we strive to keep our assets well-maintained and technologically competitive.

We maintain a global operational presence and compete in many of the major offshore oil and gas basins worldwide. All our drilling rigs are mobile, and we may mobilize our drilling rigs among regions for a variety of reasons, including to respond to customer requirements. We compete in both the jackup and floating rig market segments, each of which may have different supply and demand dynamics at a given period in time or in different regions.

Since late 2014, the offshore drilling industry has experienced a severe and prolonged downturn driven by a combination of an oversupply of drilling rigs, weak and volatile crude oil prices exacerbated in early 2020 by production level disagreements by OPEC+, reductions in global offshore exploration and development activities, and the impacts of COVID-19.

The global mitigation efforts associated with preventing the spread of COVID-19 have significantly slowed global economic activity, leading to a precipitous drop in oil demand in 2020. As the year progressed, some countries began to ease lock-down restrictions, resulting in an increase in oil demand; however, current demand and near-term demand forecasts still lag pre-COVID-19 demand levels. As the demand imbalance played out during the year, crude price volatility lessened as OPEC+ agreed to production level cuts through early 2021. In early 2021, Brent crude averaged $55-$60 per barrel, up from an average of approximately $40 per barrel in 2020. Despite the current price recovery, uncertainty remains around the current level of oil prices as a result of the on-going effects of COVID-19 and the early stage of global vaccine efforts, as well as the uncertainty surrounding the longevity of the OPEC+ production agreements. Finally, a growing number of the major oil companies, including some of our customers, have signaled increased commitments toward the transition to renewable energy sources. As international majors commit to these renewable energy sources, capital investments could be diverted from longer-term fossil fuel projects, creating even more competition among premium offshore drilling assets.

We believe the convergence of events in 2020 and early 2021 have lengthened an already challenging and slow recovery in our industry. Despite these challenges and demand projections, we believe that oil and gas demand will rebalance and oil and gas will remain an important portion of the world’s energy mix. We expect that the return of stable oil demand and prices coupled with the continued attrition of rigs in the global offshore fleet will bring improved market conditions for our services. Our young and technologically advanced fleet is well positioned to compete as market dynamics improve.

Significant Customers

Offshore contract drilling operations accounted for approximately 94 percent, 95 percent and 96 percent of our operating revenues for the years ended December 31, 2020, 2019 and 2018, respectively. During the three years ended December 31, 2020, we principally conducted our contract drilling operations in Canada, Far East Asia, the Middle East, the North Sea, Oceania, the Black Sea, Africa, South America and the US Gulf of Mexico. Revenues from Exxon, Shell, Equinor and Saudi Aramco accounted for approximately 26.6 percent, 21.7 percent, 14.3 percent and 13.8 percent, respectively, of our consolidated operating revenues for the year ended December 31, 2020. Revenues from Shell, ExxonMobil, Equinor and Saudi Aramco accounted for approximately 36.5 percent, 13.7 percent, 13.1 percent and 11.9 percent, respectively, of our consolidated operating revenues, which includes the Noble Bully II contract buyout, for the year ended December 31, 2019. Excluding the Noble Bully II contract buyout, revenues from Shell, ExxonMobil, Equinor and Saudi Aramco accounted for approximately 27.1 percent, 15.7 percent, 15.1 percent and 13.6 percent, respectively, of our consolidated operating revenues for the year ended December 31, 2019. Revenues from Shell, Equinor and Saudi Aramco accounted for approximately 38.8 percent, 15.5 percent and 14.5 percent, respectively, of our consolidated operating revenues for the year ended December 31, 2018. No other customer accounted for more than 10 percent of our consolidated operating revenues in 2020, 2019 or 2018.

Human Capital

At December 31, 2020, we had approximately 1,500 employees, excluding approximately 800 persons we engaged through labor contractors or agencies. Approximately 88 percent of our workforce is located offshore. We are not a party to any material collective bargaining agreements, and we consider our employee relations to be satisfactory.

We are fully committed to operating our business with honesty and integrity. Our reputation depends on our directors, officers, employees and others working on our behalf assuming a personal responsibility for our business conduct. Our compliance program is focused on ensuring adherence with the highest ethical standards and applicable laws and setting the tone for an ethical work environment. Noble’s commitment to a strong compliance culture is fundamental to who we are as a leading offshore drilling contractor. Noble’s Code of Business Conduct and Ethics provides the foundation for our culture and underscores our commitment to our core values of safety, environmental stewardship, honesty and integrity, respect and performance. It also includes our responsibility and commitment to follow all applicable laws as well as our own internal policies, and requires any supplier or third party who works with Noble to comply with similar fundamental principles.

Operating our business in a socially responsible way is integral to who we are. Internally, our employee-focused programs such as recruitment and promotion opportunities, safety and environmental stewardship, and training and continuing education are key to our commitment to the personal and professional growth of our workforce. Externally, our dedication is evidenced by our affiliations and how we contribute to and invest in the communities where we operate.

Recruitment and Promotions. We value a healthy culture of ingenuity and adaptability where everyone has an equal opportunity to thrive. We recognize that an inclusive and diverse workforce is key to the advancement and retention of the best qualified people leading to strong innovation and our continued success. We are committed to a policy of recruitment and promotion based upon job qualifications, performance and merit without discrimination.

Safety and Environmental Stewardship. Noble is committed to delivering excellent health, safety and environmental (“HSE”) performance as part of our business strategy in order to add further value for employees, customers, and shareholders. Safety and environmental stewardship are the cornerstone of who we are, what we stand for and what we do every day to deliver a high-quality operation. All personnel, regardless of job or position onboard our vessels or at any Noble facility, has the authorization and obligation to immediately stop any unsafe act, practice or job that that poses any risk or danger to people or the environment. Noble’s pursuit of exceptional HSE performance begins with our strong corporate culture and by starting SAFE every day: one tour, one task and one person at a time. SAFE is an acronym for the phrase: follow Standards, be Accountable, stay Focused, achieve Excellence. Daily, the crew onboard each rig work together to achieve specific safety and environmental objectives and if all objectives are met, then the day is counted as a SAFE Day. Under our SAFE Day program, in 2020, our rigs achieved the SAFE objectives 98.6% of available days, which is an increase over 2019 performance, and our total recordable incident rate for 2020 decreased 38% from the prior year.

Training and Continuing Education. We place considerable value on the training and development of our employees and maintain a practice of keeping them informed on matters affecting them, as well as on the performance of the Company. Accordingly, we conduct formal and informal meetings with employees, maintain a Company intranet website with matters of interest, issue periodic publications of Company activities and other matters of interest, and offer a variety of in-house training, including through NobleAdvances, our state-of-the-art training facility in Sugar Land, Texas. When travel became a challenge, we developed and enhanced virtual and worksite training courses, some of which are facilitated through our rig-based leadership and are accredited through the International Association of Drilling Contractors.

In consideration of the negative impact of COVID-19 on our employees, customers, suppliers and the communities in which we operate, as well as associated human rights concerns that may exist in the areas in which we operate, we have taken, and will continue to take, incremental measures to monitor, identify and manage risks associated with the COVID-19 pandemic. Throughout the pandemic, we have continued operations in support of essential infrastructure in the energy industry while carefully ensuring worker safety. We have been able to maintain operation of our rigs by implementing several mitigations, such as extending crew schedules to offset travel delays due to limitations or restrictions, implementing quarantine measures in advance of persons boarding our rigs to prevent the spread of COVID-19 on board and enhancing crew health monitoring and response measures to prevent an outbreak on board any of our vessels. We have also continued the operation of our shore-side offices by implementing social distancing programs and implementing staggered rotational schedules for facility employees to reduce the number of persons on site. In addition, we have increased internal contingency planning, protective measures and employee communications and reinforced our employee wellness programs with all offshore and shore-side employees to offset the potential impact on employees both personally and professionally.

Governmental Regulations and Environmental Matters

Political developments and numerous governmental regulations, which may relate directly or indirectly to the contract drilling industry, affect many aspects of our operations. Our contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the equipping, supplying and operation of drilling units, environmental protection and related recordkeeping, health and safety of personnel, safety management systems, the reduction of atmospheric emissions that contribute to a cumulative effect on the overall air quality and environment (commonly referred to as greenhouse gases), currency conversions and repatriation, oil and gas exploration and development, taxation of capital equipment, taxation of offshore earnings and earnings of expatriate personnel, employee benefits and use of local employees, content and suppliers by foreign contractors. A number of countries actively regulate and control the ownership of concessions and companies holding concessions, the exportation of oil and gas and other aspects of the oil and gas industries in their countries. In addition, government actions, including initiatives by OPEC, may continue to contribute to oil price volatility. In some areas of the world, this government activity has adversely affected the amount of exploration and development work done by oil and gas companies and influenced their need for offshore drilling services, and likely will continue to do so.

The regulations applicable to our operations include provisions that regulate the discharge of materials into the environment or require remediation of contamination under certain circumstances. Many of the countries in whose waters we operate from time to time regulate the discharge of oil and other contaminants in connection with drilling and marine operations. Failure to comply with these laws and regulations, or failure to obtain or comply with permits, may result in the assessment of administrative, civil and criminal penalties, imposition of remedial requirements and the imposition of injunctions to force future compliance. Although these requirements impact the oil and gas and energy services industries, generally they do not appear to affect us in any material respect that is different, or to any materially greater or lesser extent, than other companies in the energy services industry. However, our business and prospects could be adversely affected by regulatory activity that prohibits or restricts our customers’ exploration and production activities, resulting in reduced demand for our services or imposing environmental protection requirements that result in increased costs to us, our customers or the oil and natural gas industry in general.

The following is a summary of some of the existing laws and regulations that apply in the United States and Europe, which serves as an example of the various laws and regulations to which we are subject. While laws vary widely in each jurisdiction, each of the laws and regulations below addresses regulatory issues similar to those in most of the other jurisdictions in which we operate.

Offshore Regulation and Safety. In response to the Macondo well blowout incident in April 2010, the United States Congress, the US Department of Interior, through the BOEM and the BSEE, and the US Department of Homeland Security, through the United States Coast Guard (“USCG”), have undertaken an aggressive overhaul of the offshore oil and natural gas related regulatory processes, which has significantly impacted oil and gas development and operational requirements in the US Gulf of Mexico. Such actions by the US government has, on occasion, served as a leading indicator for similar regulatory developments or requirements by other countries where, from time to time, new rules, regulations and requirements in the United States and in other countries have been proposed and implemented that materially limit or prohibit, and increase the cost of, offshore drilling and related operations. Other similar regulations impact certain operational requirements on rigs and govern liability for vessel or cargo loss, or damage to life, property, or the marine environment. See “Risk Factors—Regulatory and Legal Risks—Changes in, compliance with, or our failure to comply with the certain laws and regulations may negatively impact our operations and could have a material adverse effect on our results of operations” and “Risk Factors—Regulatory and Legal Risks—Governmental laws and regulations may add to our costs, result in delays, or limit our drilling activity” for additional information.

Spills and Releases. The US Oil Pollution Act of 1990 (“OPA”), the Comprehensive Environmental Response, Compensation, and Liability Act in the United States (“CERCLA”), and similar regulations, including but not limited to the International Convention for the Prevention of Pollution from Ships (“MARPOL”), adopted by the International Maritime Organization (“IMO”), as enforced in the United States through the domestic implementing law called the Act to Prevent Pollution from Ships, impose certain operational requirements on offshore rigs operating in the United States and govern liability for leaks, spills and blowouts involving pollutants. OPA imposes strict, joint and several liabilities on “responsible parties” for damages, including natural resource damages, resulting from oil spills into or upon navigable waters, adjoining shorelines or in the exclusive economic zone of the United States. A “responsible party” includes the owner or operator of an onshore facility and the lessee or permit holder of the area in which an offshore facility is located. CERCLA and similar state and foreign laws and regulations, impose joint and several liabilities, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. In the course of our ordinary operations, we may generate waste that may fall within the scope of CERCLA’s definition of a “hazardous substance.” However, we have to-date not received any notification that we are, or may be, potentially responsible for cleanup costs under CERCLA.

Regulations under OPA require owners and operators of rigs in United States waters to maintain certain levels of financial responsibility. The failure to comply with OPA’s requirements may subject a responsible party to civil, criminal, or administrative enforcement actions. We are not aware of any action or event that would subject us to liability under OPA, and we believe that compliance with OPA’s financial assurance and other operating requirements will not have a material impact on our operations or financial condition.

Waste Handling. The US Resource Conservation and Recovery Act (“RCRA”), and similar state, local and foreign laws and regulations govern the management of wastes, including the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either a “generator” or “transporter” of hazardous waste or an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility. RCRA and many state counterparts specifically exclude from the definition of hazardous waste drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil and natural gas. As a result, our operations generate minimal quantities of RCRA hazardous wastes. We do not believe the current costs of managing our wastes, as they are presently classified, to be significant. However, any repeal or modification of this or similar exemption in similar state statutes, would increase the volume of hazardous waste we are required to manage and dispose of, and would cause us, as well as our competitors, to incur increased operating expenses with respect to our US operations.

Water Discharges. The US Federal Water Pollution Control Act of 1972, as amended, also known as the “Clean Water Act,” and similar state laws and regulations impose restrictions and controls on the discharge of pollutants into federal and state waters. These laws also regulate the discharge of storm water in process areas. Pursuant to these laws and regulations, we are required to obtain and maintain approvals or permits for the discharge of wastewater and storm water. In addition, the USCG has promulgated requirements for ballast water management as well as supplemental ballast water requirements, which includes limits and, in some cases, water treatment requirements applicable to specific discharge streams, such as deck runoff, bilge water and gray water. Further, in October 2020, the United States Environmental Protection Agency (“EPA”) published proposed national standards of performance for incidental discharges pursuant to the Vessel Incidental Discharge Act. The proposed rule would establish discharge standards for a range of vessels, including mobile offshore drilling units. We do not anticipate that compliance with these laws and regulations will cause a material impact on our operations or financial condition.

Air Emissions. The US Federal Clean Air Act and associated state laws and regulations restrict the emission of air pollutants from many sources, including oil and natural gas operations. New facilities may be required to obtain permits before operations can commence, and existing facilities may be required to obtain additional permits, and incur capital costs, in order to remain in compliance. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the Clean Air Act and associated state laws and regulations. In general, we believe that compliance with the Clean Air Act and similar state laws and regulations will not have a material impact on our operations or financial condition.

Climate Change. Climate change is an environmental, social and economic challenge facing everyone today. We are committed to continuous improvement and a sustainable energy future, supported by our efforts to protect the environment throughout our operations and safely provide reliable and efficient services to allow access to resources essential for human and economic prosperity. There is increasing attention concerning the issue of climate change and the effect of GHG emissions. The EPA regulates the permitting of GHG emissions from stationary sources under the Clean Air Act’s Prevention of Significant Deterioration and Title V permitting programs, which require the use of “best available control technology” for GHG emissions from new and modified major stationary sources, which can sometimes include our rigs. The EPA has also adopted rules requiring the monitoring and reporting of GHG emissions from specified sources in the United States, including, among other things, certain onshore and offshore oil and natural gas production facilities, on an annual basis.

Moreover, in 2005, the Kyoto Protocol to the 1992 United Nations Framework Convention on Climate Change, which establishes a binding set of emission targets for GHGs, became binding on all countries that had ratified it. In 2015, the United Nations (“U.N.”) Climate Change Conference in Paris resulted in the creation of the Paris Agreement. In September 2016, the US deposited its instrument of acceptance of the Paris Agreement, which later entered into force on November 4, 2016. The Paris Agreement requires countries to review and “represent a progression” in their nationally determined contributions, which set emissions reduction goals, every five years beginning in 2020. In November 2019, the US submitted formal notification to the U.N. of its decision to withdraw from the Paris Agreement, which took effect on November 4, 2020. However, in January 2021, shortly after Joseph Biden was sworn into office as the President of the United States, a series of executive orders were issued regarding climate change, which in part led to the US again depositing an instrument of acceptance of the Paris Agreement, which thereafter re-entered into force for the US on February 19, 2021. The terms of the Paris Agreement and the executive orders are expected to result in additional regulations or changes to existing regulations, which could have a material adverse effect on our business in the US and that of our customers. In addition, incentives to conserve energy or use alternative energy sources in many of the countries where we currently operate or may operate in the future, could have a negative impact on our business in those countries and worldwide. See “Risk Factors—Regulatory and Legal Risks—Governmental laws and regulations may add to our costs, result in delays, or limit our drilling activity” for additional information.

Countries in the European Union (“EU”) implement the U.N.’s Kyoto Protocol on GHG emissions through the Emissions Trading System (“ETS”). The ETS program establishes a GHG “cap and trade” system for certain industry sectors, including power generation at some offshore facilities. Total GHG from these sectors is capped, and the cap is reduced over time to achieve GHG reductions from these sectors. In September 2020, the European Commission presented a plan to increase the EU’s GHG reduction target to at least 55% by 2030 in accordance with the European Green Deal. In order to reach this goal, the European Commission has proposed potential revisions and expansions of the EU ETS.

In addition, the UK government implemented its own ETS in January 2021 to replace the UK’s participation in the EU ETS. The UK has also introduced an auction price floor to prevent carbon prices from dropping below a set level during the initial implementation of the UK ETS. The cost of compliance with the UK ETS and the EU ETS can be expected to increase over time. Additional member state climate change legislation may result in potentially material capital expenditures.

Worker Safety. The US Occupational Safety and Health Act (“OSHA”) and other similar laws and regulations govern the protection of the health and safety of employees. The OSHA hazard communication standard, EPA community right-to-know regulations under Title III of CERCLA and similar state statutes require that information be maintained about hazardous materials used or produced in our operations and that this information be provided to employees, state and local governments and citizens. EU member states have also adopted regulations pursuant to EU Directive 2013/30/EU, on the safety of offshore oil and gas operations within the exclusive economic zone (which can extend up to 200 nautical miles from a coast) or the continental shelf. We believe that we are in substantial compliance with OSHA requirements and EU directive 2013/30/EU (as well as the extensive current health and safety regimes implemented in the member states in which we operate), but future developments could require the Company to incur significant costs to comply with the directive’s implementation.

International Regulatory Regime. The IMO provides international regulations governing shipping and international maritime trade. IMO regulations have been widely adopted by U.N. member countries, and in some jurisdictions in which we operate, these regulations have been expanded upon. The requirements contained in the International Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, promulgated by the IMO, govern much of our drilling operations. Among other requirements, the ISM Code requires the party with operational control of a vessel to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies.

The IMO has also adopted and revised MARPOL, including Annex VI to MARPOL, which limits the main air pollutants contained in exhaust gas from ships, including sulfur oxides (“SOx”) and nitrous oxides (“NOx”), prohibits deliberate emissions of ozone depleting substances, regulates shipboard incineration and the emissions of volatile organic compounds from tankers, sets a progressive reduction globally in emissions of SOx, NOx and particulate matter, introduces emission control areas to reduce emissions of those air pollutants further in designated sea areas, and effective from January 1, 2020, reduces the global sulfur limit in fuel oil from the current 3.50% to 0.50% m/m (mass by mass) sulfur content. Prior to January 1, 2020, our rigs were operating and continue to operate with low sulfur fuel oil at or below the global limits of 0.50%.

The IMO has also negotiated international conventions that impose liability for oil pollution in international waters and the territorial waters of the signatory to such conventions such as the Ballast Water Management Convention, (the “BWM Convention”) and the International Convention for Civil Liability for Bunker Oil Pollution Damage of 2001 (the “Bunker Convention”). The BWM Convention’s implementing regulations call for a phased introduction of mandatory ballast of water exchange requirements, to be replaced in time with a requirement for mandatory ballast water treatment. The Bunker Convention provides a liability, compensation and compulsory insurance system for the victims of oil pollution damage caused by spills of bunker oil. We believe that all of our drilling rigs are currently compliant in all material respects with these regulations. However, the IMO continues to review and introduce new regulations. It is impossible to predict what additional regulations, if any, may be passed by the IMO and what effect, if any, such regulation may have on our operations.

Insurance and Indemnification Matters

Our operations are subject to many hazards inherent in the drilling business, including blowouts, fires, collisions, groundings, punch-throughs, and damage or loss from adverse weather and sea conditions. These hazards could cause personal injury or loss of life, loss of revenues, pollution and other environmental damage, damage to or destruction of property and equipment and oil and natural gas producing formations, and could result in claims by employees, customers or third parties and fines and penalties.

Our drilling contracts provide for varying levels of indemnification from our customers and in most cases also require us to indemnify our customers for certain losses. Under our drilling contracts, liability with respect to personnel and property is typically assigned on a “knock-for-knock” basis, which means that we and our customers assume liability for our respective personnel and property, generally irrespective of the fault or negligence of the party indemnified. In addition, our customers may indemnify us in certain instances for damage to our down-hole equipment and, in some cases, our subsea equipment. Also, we generally obtain a mutual waiver of consequential losses in our drilling contracts.

Our customers typically assume responsibility for and indemnify us from loss or liability resulting from pollution or contamination, including third-party damages and clean-up and removal, arising from operations under the contract and originating below the surface of the water. We are generally responsible for pollution originating above the surface of the water and emanating from our drilling units. Additionally, our customers typically indemnify us for liabilities incurred as a result of a blow-out or cratering of the well and underground reservoir loss or damage. In the current market, we are under increasing pressure to accept exceptions to the above-described allocations of risk and, as a result, take on more risk. In such cases where we agree, we generally limit the exposure with a monetary cap and other restrictions.

In addition to the contractual indemnities described above, we also carry Protection and Indemnity (“P&I”) insurance, which is a comprehensive general liability insurance program covering liability resulting from offshore operations. Our P&I insurance includes coverage for liability resulting from personal injury or death of third parties and our offshore employees, third-party property damage, pollution, spill clean-up and containment and removal of wrecks or debris. Our P&I insurance program is renewed in April of each year and currently has a standard deductible of $10.0 million per occurrence, with maximum liability coverage of $750.0 million. We also carry hull and machinery insurance that protects us against physical loss or damage to our drilling rigs, subject to a deductible that is currently $5.0 million.

Our insurance policies and contractual rights to indemnity may not adequately cover our losses and liabilities in all cases. For additional information, please read “Risk Factors—Risk Related to Our Business and Operations—We may have difficulty obtaining or maintaining insurance in the future and our insurance coverage and contractual indemnity rights may not protect us against all the risks and hazards we face.”

The above description of our insurance program and the indemnification provisions of our drilling contracts is only a summary as of the time of preparation of this prospectus, and is general in nature. Our insurance program and the terms of our drilling contracts may change in the future. In addition, the indemnification provisions of our drilling contracts may be subject to differing interpretations, and enforcement of those provisions may be limited by public policy and other considerations.

Legal Proceedings

There have been no material legal proceedings requiring disclosure under the federal securities laws within the past ten years that are material to an evaluation of the ability or integrity of our directors or executive officers, except that, as previously disclosed, we voluntarily filed a petition under Chapter 11 of the Bankruptcy Code in July 2020.

Available Information

Finco’s and Noble Parent’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge at our website. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

You may also find information related to Noble Parent’s corporate governance, board committees and company code of ethics (and any amendments or waivers of compliance) at our website. Among the documents you can find there are the following documents of Noble Parent:

•	Amended and Restated Articles of Association (the “Articles”);

•	Code of Business Conduct and Ethics;

•	Corporate Governance Guidelines;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating, Governance and Sustainability Committee Charter; and

•	Finance Committee Charter.

Our website address is http://www.noblecorp.com. Investors should also note that Finco and Noble Parent announce material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, we may use the investor relations section of our website to communicate with our investors. It is possible that the financial and other information posted there could be deemed to be material information. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus.

MANAGEMENT

Finco is a wholly-owned subsidiary of Noble Parent. As of the Effective Date, in accordance with the Plan, Noble Parent appointed five new members to the Board to replace all of the directors who had served on the board of directors of Legacy Noble, other than the director also serving as President and Chief Executive Officer, who was appointed to the Board pursuant to the Plan. The Board consists of a single class of directors with the initial term of office to expire at the 2022 annual meeting of shareholders of Noble Parent and then at the next succeeding annual meeting of shareholders thereafter or the date on which the successor of such director is elected. Executive officers of Noble Parent serve at the discretion of the Board, subject to the applicable employment agreements.

The following table presents certain information with respect to Noble Parent’s executive officers and directors as of the date of this prospectus:

Name	Age	Position with Noble Parent
Robert W. Eifler	41	Director, President and Chief Executive Officer
Patrick J. Bartels, Jr.	45	Director
Alan J. Hirshberg	59	Director
Ann D. Pickard	65	Director
Charles M. Sledge	55	Director and Chairman of the Board
Melanie M. Trent	56	Director
Richard B. Barker	40	Senior Vice President and Chief Financial Officer
William E. Turcotte	57	Senior Vice President, General Counsel and Corporate Secretary
Blake A. Denton	42	Vice President, Marketing and Contracts
Joey M. Kawaja	47	Vice President of Operations
Laura D. Campbell	49	Vice President, Chief Accounting Officer and Controller

Directors

Robert W. Eifler. Mr. Eifler was named President and Chief Executive Officer of the Company in May 2020. Previously, Mr. Eifler served as Senior Vice President, Commercial of the Company from August 2019 until assuming his position as President and Chief Executive Officer of the Company. Mr. Eifler served as Senior Vice President, Marketing and Contracts of the Company from February 2019 to August 2019, and as Vice President and General Manager—Marketing and Contracts of the Company from July 2017 to February 2019. Before that, Mr. Eifler led the Company’s marketing and contracts efforts for the Eastern Hemisphere while based in London. From November 2013 to March 2015, Mr. Eifler worked for Hercules Offshore, Inc., an offshore driller, as Director, International Marketing. Mr. Eifler originally joined the Company in February 2005 as part of the management development program and held numerous operational and marketing roles with increasing responsibility around the world until joining Hercules Offshore, Inc. in 2013. Mr. Eifler brings to the Board extensive knowledge of the Company and the industry as the President and Chief Executive Officer of the Company.

Patrick J. Bartels, Jr. Mr. Bartels has served as the Managing Member of Redan Advisors LLC, a firm that provides fiduciary services, including board of director representation and strategic planning advisory services for domestic and international public and private business entities, since December 2018. Prior to founding Redan Advisors LLC, Mr. Bartels was a senior investment professional with 20 years of experience. His professional experience includes investing in complex financial restructurings and process-intensive situations in North America, Asia and Europe in a broad universe of industries. Mr. Bartels has served as a director on numerous public and private boards of directors with an extensive track-record of driving value-added returns for all stakeholders through governance, incentive alignment, capital markets transactions, and mergers and acquisitions. Mr. Bartels currently serves on the board of Arch Resources, Inc. and on several private company boards. He previously served on the boards of WCI Communities, Inc., Libbey Inc., B. Riley Principal Merger Corp., and B. Riley Principal Merger Corp. II, and on several private company boards. From 2002 to November 2018, Mr. Bartels served as a Managing Principal at Monarch Alternative Capital LP, a private investment firm that focused primarily on event-driven credit opportunities. Prior to Monarch Alternative Capital LP, he served as Research Analyst for high yield investments at INVESCO, where he analyzed primary and secondary debt offerings of companies in various industries. Mr. Bartels began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant. He holds the Chartered Financial Analyst designation. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. Mr. Bartels brings to the Board extensive accounting, financial and investment experience, as well as experience as a director for multiple companies including several that have undertaken bankruptcy and restructuring processes.

Alan J. Hirshberg. Mr. Hirshberg has served as a Senior Advisor at Blackstone Management Partners since January 2019. He joined ConocoPhillips in 2010 as its Senior Vice President, Planning and Strategy, and retired in January 2019 as its Executive Vice President, Production, Drilling and Projects, a position he held since April 2016. In this role, he had responsibility for ConocoPhillips’ worldwide operations, as well as supply chain, aviation, marine, major projects, drilling and engineering functions. Prior to joining ConocoPhillips, Mr. Hirshberg worked at Exxon and ExxonMobil for 27 years, serving in various senior leadership positions in upstream research, production operations, major projects and strategic planning. His last role at ExxonMobil was Vice President of Worldwide Deepwater and Africa Projects. Mr. Hirshberg is currently on the boards of Falcon Minerals Corporation and McDermott International, and also serves on several private company boards. Mr. Hirshberg received Bachelor and Master of Science degrees in Mechanical Engineering from Rice University. Mr. Hirshberg brings to the Board significant knowledge and insight into overseeing management of strategic initiatives and global operations.

Ann D. Pickard. Ms. Pickard retired from Royal Dutch Shell in 2016. Ms. Pickard held numerous positions of increasing responsibility during her 15-year tenure with Shell. She last served as Executive Vice President, Arctic and was responsible for Shell’s Arctic exploration efforts. This followed three successful years as Executive Vice President of Shell’s Exploration and Production business and Country Chair of Shell in Australia where she oversaw Gas Commercialization, Manufacturing, Chemicals, Supply and Distribution, Retail, Lubricants, Trading and Shipping, and Alternative Energy. Ms. Pickard was previously Shell’s Regional Executive Vice President for Sub Saharan Africa. Based in Lagos, Nigeria, she was accountable for Shell’s Exploration & Production, Natural Gas, and Liquefied Natural Gas (LNG) activities in the region. Before that, Ms. Pickard was Director, Global Businesses and Strategy and a member of the Shell Gas & Power Executive Committee with responsibility for Global LNG, Power, and Gas & Power Strategy. Ms. Pickard joined Shell in 2000 after an 11-year tenure with Mobil prior to its merger with Exxon. Ms. Pickard has significant business experience throughout South America, Australia, the countries of the former Soviet Union, the Middle East and Africa. Ms. Pickard is a director of KBR, Inc., where she is the Chairman of the Health, Safety, Security, Environment and Social Responsibility Committee and a member of the Audit Committee, a director of Woodside Petroleum Ltd., where she serves as the Chairman of the Sustainability Committee, and The University of Wyoming Foundation, where she serves on the Budget/Audit Committee. In addition, Ms. Pickard is a member of Chief Executive Women. She was a member of the Advisory Council of the Eurasia Foundation and Global Agenda Council on the Arctic for the World Economic Forum. Ms. Pickard also served on the Board of Advisors of Catalyst and was a director of Westpac Banking Corporation. Ms. Pickard holds a Bachelor of Arts degree from the University of California, San Diego and a Master of Arts degree from the University of Pennsylvania. Ms. Pickard brings to the Board significant global business and leadership experience and deep industry knowledge.

Charles M. Sledge. Mr. Sledge previously served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, he served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. He currently serves on the boards of Weatherford International plc, where he serves as chairman, Talos Energy LLC,

Vine Oil and Gas LP and Expro International, where he serves as non-executive chairman. He previously served on the boards of Templar Energy and Stone Energy. Mr. Sledge received a BS in Accounting from Louisiana State University. Mr. Sledge brings to the Board experience and knowledge gained as an executive officer in the energy industry and extensive accounting and financial experience.

Melanie M. Trent. Ms. Trent previously served in various legal, administrative and compliance capacities for Rowan Companies plc, from 2005 until April 2017, including as an Executive Vice President, General Counsel and Chief Administrative officer from 2014 until April 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014, and as Vice President and Corporate Secretary from 2010 until 2011. Prior to her tenure at Rowan Companies plc, Ms. Trent served in various legal, administrative and investor relations capacities for Reliant Energy Incorporated, served as counsel at Compaq Computer Corporation and as an associate at Andrews Kurth LLP. Ms. Trent serves on the boards of Diamondback Energy, Inc., an oil and natural gas company, Arcosa, Inc., a company focused on construction, energy and transportation products and services, and Frank’s International, a global oil services company that provides tubular running services and fabrication and specialty well construction and well intervention solutions. Ms. Trent holds a Bachelor’s degree from Middlebury College and a Juris Doctorate degree from Georgetown University Law Center. Ms. Trent brings to the Board strong industry knowledge gained from senior management positions in the offshore drilling sector and experience as a director for diverse, energy-related companies.

Executive Officers

Robert W. Eifler. See “—Directors” above.

Richard B. Barker. Mr. Barker was named Senior Vice President and Chief Financial Officer of the Company in March 2020. Mr. Barker served as Managing Director of Moelis & Company, a leading global independent investment bank, where he specialized in advising oilfield services and equipment clients in the oil and gas sector, from August 2019 to March 2020. He has 15 years of investment banking experience working with oil and gas companies globally. Prior to joining Moelis & Company, Mr. Barker was Managing Director and Head of Oilfield Services for North America at JPMorgan Chase & Co., where he held roles of increasing responsibility from May 2015 to August 2019. From May 2011 to May 2015, he worked at Tudor, Pickering, Holt & Co., most recently as Executive Director, where he worked with oilfield services companies on a variety of strategic matters, including mergers and acquisitions, equity financing and capital structure policy. Mr. Barker began his investment banking career at Goldman Sachs, where he spent over five years through May 2011 in its Natural Resources Group.

William E. Turcotte. Mr. Turcotte was named Senior Vice President and General Counsel of the Company in December 2008. He was named Corporate Secretary of the Company in January 2018. Prior to joining the Company, Mr. Turcotte served as Senior Vice President, General Counsel and Corporate Secretary of Cornell Companies, Inc., a private corrections company, since March 2007. He served as Vice President, Associate General Counsel and Assistant Secretary of Transocean, Inc., an offshore oil and gas drilling contractor, from October 2005 to March 2007, and as Associate General Counsel and Assistant Secretary from January 2000 to October 2005. From 1992 to 2000, Mr. Turcotte served in various legal positions with Schlumberger Limited in Houston, Caracas and Paris. Mr. Turcotte was in private practice prior to joining Schlumberger Limited.

Blake A. Denton. Mr. Denton was named Vice President of Marketing and Contracts of the Company in March 2020. Previously, Mr. Denton served as Director of Marketing and Contracts for the Company from January 2017 until assuming his position as Vice President, where he led the Company’s marketing and contracts efforts for the Middle East and India while based in Dubai. Prior to that, Mr. Denton served as the Company’s Project Director from March 2012 to January 2017 based in Korea and Houston, and as Project Manager from August 2010 to March 2012 based in Singapore. Before that, Mr. Denton led the Company’s newbuild project electrical engineering efforts for dynamically positioned drilling assets as a consultant based first in Houston and then in Singapore. Before joining the Company, Mr. Denton worked for a Houston-based electrical integration company supplying power generation and controls equipment primarily to the marine and drilling industry worldwide.

Joey M. Kawaja. Mr. Kawaja was named Vice President of Operations of the Company in October 2020. Mr. Kawaja has over 25 years of experience in offshore rig operations and project management. Previously, Mr. Kawaja served as Regional Manager—Western Hemisphere for the Company from August 2014 until assuming his position as Vice President of Operations, where he led all of the Company’s shorebased and offshore operations in North and South America. Prior to that, Mr. Kawaja served in various roles, including Operations Manager, Drilling Superintendent and Project Manager, since joining the Company in 1996.

Laura D. Campbell. Ms. Campbell was named Vice President and Controller of the Company in August 2018. Ms. Campbell is also the Company’s Principal Accounting Officer and was named Chief Accounting Officer in January 2021. Prior to joining the Company, Ms. Campbell served as Assistant Controller, Policy and Corporate Reporting at Chevron Phillips Chemical Company LLC, a petrochemical company, from March 2017 until July 2018. Prior to that time, Ms. Campbell worked at the Company from 2007 to March 2017, serving in the positions of Assistant Controller and Director of Corporate Accounting. Ms. Campbell is a certified public accountant with over 25 years of experience.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the compensation practices and decisions of Legacy Noble regarding its named executive officers (“NEOs”) for the year ended December 31, 2019.

This CD&A is intended to provide context for the information contained in the executive compensation tables that follow this discussion under the heading “2019 Compensation Information.” The 2019 compensation program and decisions described in this CD&A were determined by Legacy Noble’s compensation committee, which was composed of three independent directors: Jon A. Marshall, Chair, Julie H. Edwards and Gordon T. Hall.

Following our emergence from the Chapter 11 Cases on the Effective Date, compensation decisions for the named executive officers of Noble Parent are made by the current compensation committee of the Board, which is comprised of the following three independent directors: Melanie M. Trent, Chair, Alan J. Hirshberg and Charles M. Sledge.

As used in this “Executive and Director Compensation” section, when discussing time periods prior to the Effective Date, the terms “we,” “us,” “our,” and the “Company” refer to Legacy Noble and, as appropriate, its subsidiaries, the terms “Board” and “compensation committee” refer to the board of directors of Legacy Noble and the compensation committee of the board of directors of Legacy Noble, and the terms “share,” “shares” or “shareholders” refer to Legacy Noble’s ordinary shares and shareholders.

Executive Summary

Beginning in the fourth quarter of 2014, the offshore drilling industry has suffered through a historic, sustained downturn. Our business, and the business of other offshore drillers, has significantly declined, primarily due to two factors:

•

a dramatic fall in our customers’ offshore drilling capital spending as a result of the decline in, and volatility of, the price of oil and a strategic shift in capital spending to onshore oil and gas resources and away from offshore resources; and

•	an extreme over-supply of drilling rigs in the market.

As a result of these challenging market conditions, levels of offshore rig utilization have been adversely impacted and contract awards have generally been subject to an extremely competitive bidding process. Because of this, our contracts have included dayrates that are substantially lower than dayrates for the same class of rigs prior to this period of over supply and low demand for offshore drilling rigs. In 2020, the industry environment has further deteriorated due to uncertainty stemming from the 2020 Russia-Saudi Arabia oil price war as well as the ongoing COVID-19 pandemic. Reflecting these market factors, the Legacy Noble share price suffered a precipitous decline of over 98% from August 4, 2014 to March 18, 2020. The lasting effects of this downturn have taken their toll on the offshore drilling industry, forcing several industry participants into bankruptcy and resulting in industry-wide financial distress. In addition, the Company and several of its industry peers experienced departures of key executives. While the unexpected oil market events of March 2020 led to further uncertainty, the industry saw some positive signs in 2019, as higher average crude oil prices and customer spending offshore led to increased rig utilization. We believe that offshore exploration and production will continue to play a key role in supplying the world’s energy demand, driven by the offshore industry’s unique ability to meet customer needs for meaningful reserve replacement. In order to enhance our ability to reach sustained recovery, the compensation committee recognized that it was crucial for us to have compensation policies that allowed us to recruit and retain high quality executives capable of managing a complex, global business in a challenging environment, and to be able to motivate them to perform. The compensation committee incentivized our executives to focus on matters that could be managed in spite of poor market conditions, such as operational excellence.

The compensation committee proactively managed and reshaped our compensation program since the downturn began in 2014 to 2020, balancing the competing needs of providing competitive compensation designed to recruit and retain executive talent while contributing to cost reductions of the organization. We measured achievement through performance factors such as contract drilling margin and EBITDA, which emphasized cost-reduction and revenue generation, to maximize the available return on the Company’s assets during the market downturn. These performance factors were key measures in our short and long-term incentive plans. As a result of the compensation committee’s efforts to reshape our compensation practices during the sustained market downturn, the total compensation opportunity provided to our CEO and the other NEOs was substantially lower over the last several years relative to the first five years of the 2010s. In addition, our performance-based programs generated outcomes that reflected our declining results and the state of the market. A substantial portion of our NEO compensation represented long-term equity-based incentives for future performance, not actual cash compensation. These long-term incentives were variable and tied to pre-determined Company performance goals and/or the market price of Legacy Noble’s ordinary shares. These long-term incentives were ultimately cancelled with our emergence from the Chapter 11 Cases.

Our NEOs

When used in this CD&A, our NEOs consist of the persons listed in the table below.

Name	Title
Julie J. Robertson (1)	Chairman, President and Chief Executive Officer
Stephen M. Butz (2)	Executive Vice President and Chief Financial Officer
William E. Turcotte	Senior Vice President, General Counsel and Corporate Secretary
Scott W. Marks (3)	Former Senior Vice President of Engineering
Robert W. Eifler (1)	Senior Vice President—Commercial
Adam C. Peakes (2)	Former Senior Vice President and Chief Financial O3cer

(1)

Ms. Robertson stepped down from her positions of President and Chief Executive Officer of the Company and transitioned to the position of Executive Chairman on May 21, 2020 and (ii) Mr. Robert W. Eifler succeeded Ms. Robertson as President and Chief Executive Officer of the Company on May 21, 2020. Ms. Robertson retired from her position as Executive Chairman on February 5, 2021.

(2)

Mr. Peakes resigned as Senior Vice President and Chief Financial Officer of the Company effective September 9, 2019, and on December 19, 2019, Mr. Butz was appointed as the Company’s Executive Vice President and Chief Financial Officer. Mr. Butz resigned as Executive Vice President and Chief Financial Officer of the Company effective March 30, 2020.

(3)	Mr. Marks retired as Senior Vice President of Engineering of the Company effective February 6, 2020.

Details of Our Compensation Program

Our Compensation Philosophy

We believe that strong corporate governance includes a compensation program that is designed to pay for performance and that closely aligns our executives’ interests with those of our shareholders. We emphasized the importance of aligning pay and performance by placing a majority of executive pay at risk and subjecting a substantial portion of our NEOs’ potential compensation to specific annual and long-term performance requirements that we believed were key drivers of the Company’s success. We also followed certain simple foundational rules and best practices, and we strictly prohibited certain practices that did not meet our compensation standards.

•	What We Did:

•	We paid for performance—a meaningful portion of NEO pay was contingent on attaining pre-established performance goals

•	We mandated that at least 50% of all NEO annual equity awards be subject to attaining pre-established performance goals relative to our industry peers

•	We benchmarked the components of our compensation program to comparable peers

•	We required significant stock ownership by our directors and executives

•	We had a robust clawback provision enabling us to recoup previously paid cash and equity incentive compensation from our executive officers upon the occurrence of certain events

•	We consulted with an independent compensation consultant when designing our compensation program and setting target levels of performance

•	What We Didn’t Do:

•	No guaranteed term of employment for our NEOs

•	No pledging or hedging of Legacy Noble shares

•	No recycling of share or option awards under Legacy Noble’s long-term incentive program

•	No single trigger cash severance benefits upon a change of control

•	No repricing or buyout of underwater options

•	No director or officer stock sales unless share ownership guidelines are met

Our executive compensation program reflected the Company’s philosophy that executive compensation should be structured to closely align each executive’s interests with the interests of our shareholders, emphasizing equity-based incentives and performance-based pay. The primary objectives of the Company’s compensation program were to:

•	Motivate our executives to achieve key operating, safety and financial performance goals that enhanced long-term shareholder value;

•	Provide a strong pay-for-performance link between the compensation provided to executives and Company and individual performance relative to pre-determined targets and industry peers;

•	Reward performance in achieving targets without subjecting the Company to excessive or unnecessary risk; and

•

Establish and maintain a cost-effective, yet competitive, executive compensation program that enabled the Company to attract, motivate, reward and retain experienced and highly capable executives who would contribute to the long-term success of the Company.

Consistent with this philosophy, we sought to provide a total compensation package for the NEOs that was competitive in respect of our Peer Group (as defined below) for a given year. A substantial portion of total compensation was subject to Company and individual performance and relative total shareholder return (“TSR”) and was subject to forfeiture. In designing these compensation packages, the compensation committee annually reviewed each compensation component and compared its use and level to various internal and external performance standards and market reference points.

Components of our Compensation Program for our NEOs

The compensation program for our NEOs was designed to link pay with performance and consisted of the following components:

•	Base pay. This fixed cash component of compensation provided executives with salary levels set to be competitive with our Benchmark Peer Group (as described below).

•

Annual incentive compensation. This performance-based component of compensation was funded based on financial, safety and environmental performance relative to internal targets or industry performance, and was paid as an annual cash bonus. The program encouraged and rewarded achievement of these goals as well as achievement of Company, team and individual objectives.

•

Performance-based long-term incentive awards. This component of compensation was based on the Company’s cumulative TSR and also, for awards made on or after 2017, Contract Drilling Margin, in each case, relative to our Driller Peer Group (as described below) over a three-year period. For 2019, these awards consisted of performance-vested restricted stock units (“PVRSUs”).

•

Time-based long-term incentive awards. This component of compensation, which vested over a three-year period, facilitated retention, aligned executives’ interests with the interests of our shareholders by increasing NEOs’ ownership of Legacy Noble shares, and tied executives’ compensation opportunities to the success of the Company. For 2019, these awards consisted of time-vested restricted stock units (“TVRSUs”).

•	Benefits. The retirement and health benefits that were available to our NEOs were described under “—How Compensation Components were Determined—Retirement Benefits.”

Board Process and Independent Review of Compensation Program

The compensation committee of the Board was responsible for determining the compensation of our directors and executive officers and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The compensation committee provided oversight on behalf of the Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans. The compensation committee operated independently of management and received compensation advice and data from outside independent advisors.

The compensation committee charter authorized the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors and executive officers, and other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee was further authorized to approve the fees and other engagement terms of any independent advisor that it retained.

For 2019, the compensation committee engaged Meridian Compensation Partners, LLC, an independent consulting firm (“Meridian”), to serve as the committee’s compensation consultant. Meridian did not provide any additional services to the Company or any of our affiliates during 2019. The compensation committee reviewed the independence of Meridian as required by the NYSE rules relating to the engagement of its advisors. The compensation committee, after taking into consideration all relevant factors, including the required six-factor test, determined Meridian to be independent, consistent with NYSE requirements.

The compensation consultant reported to, and acted at the direction of, the compensation committee. The compensation consultant was independent of management, provided comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of compensation and provided information regarding compensation trends in the general marketplace, best practices, compensation practices of the Peer Groups described below, and regulatory and compliance developments. The compensation consultant regularly participated in the meetings of the compensation committee as well as met regularly with the committee in executive sessions without management present.

In determining compensation for our CEO, the compensation committee evaluated and assessed the CEO’s performance related to leadership, financial and operating results, board relations, achievement of team and individual objectives and other considerations. The compensation consultant provided market information and perspectives on market-based adjustments, which were included in the committee’s decision-making process. The compensation committee could incorporate these considerations, as well as compensation market information, into its adjustment decisions.

In determining compensation for executive officers other than our CEO, our CEO consulted with the compensation consultant to review compensation market information and prior compensation decisions and to recommend compensation adjustments to the compensation committee. Our CEO could attend compensation committee meetings at the request of the committee, except when the compensation of our CEO was being discussed. The compensation committee reviewed and approved all compensation for our NEOs and directors.

Peer Groups and Benchmarking

We competed for talent with employers across many different sectors around the world, but our primary competitive market consists of offshore drilling companies and oilfield services companies. In making compensation decisions for our NEOs, each element of their total direct compensation was compared against published compensation data and data provided by the compensation consultant. Data from peer groups played an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay program. The compensation committee conducted a review of the compensation program on an annual basis to ensure that our compensation program worked as designed and intended and in light of then current market conditions. The following peer groups were used by the Company for the purposes indicated below:

Benchmark Peer Group
Used as benchmark for comparing each component of compensation program in 2019:
Diamond Offshore Drilling, Inc.	Helix Energy Solutions Group, Inc.	Helmerich & Payne, Inc.
McDermott International, Inc.	Oceaneering International, Inc.	Precision Drilling Corporation
Oil States International, Inc.	Patterson-UTI Energy, Inc.	Superior Energy Services, Inc.
Tidewater Inc.	Transocean Ltd.	Valaris plc**

Driller Peer Group
Used as benchmark for 2017, 2018 and 2019 PVRSU awards:
Atwood Oceanics, Inc.*	Diamond Offshore Drilling, Inc.	Rowan Companies plc*
Seadrill Limited*	Transocean Ltd.	Valaris plc**

*

Atwood Oceanics, Inc. and Seadrill Limited were removed from the Driller Peer Group in 2018 as a result of acquisition or bankruptcy; Rowan Companies plc was removed from the Driller Peer Group in 2019 as a result of acquisition; and Seadrill Limited was added back to the Driller Peer Group for 2019 after emerging from bankruptcy.

**	Ensco plc, a member of our Benchmark Peer Group and Driller Peer Group, merged with Rowan Companies plc in 2019 and changed its name to Valaris plc.

Benchmark Peer Group. The compensation committee benchmarked compensation of the NEOs to the compensation of individuals in like positions in the companies included in the Benchmark Peer Group. The compensation committee did not benchmark executive compensation to specific levels or percentiles of the Benchmark Peer Group, but instead endeavored to be competitive within the Benchmark Peer Group with respect to the various components and the aggregate level of compensation of officers in comparable positions. The compensation committee believed that this approach gave the committee the flexibility to respond to individual circumstances and offer competitive compensation packages to our executives. We reassessed the composition of the Benchmark Peer Group in recent years at the time to ensure that companies with a smaller market cap were included in order to make the Benchmark Peer Group a better match to the Company’s profile and size.

Driller Peer Group. We used the Driller Peer Group to measure our performance for the vesting of performance-based long-term equity incentives. The compensation committee believed that the Driller Peer

Group, which consisted of the Company’s direct competitors in the offshore drilling industry, was an appropriate benchmark against which to measure the Company’s actual performance in the complex and cyclical offshore drilling industry. The compensation committee also considered that the Driller Peer Group closely matched the reality of our industry, which the public markets recognize as a distinct subgroup within the broader oilfield services industry. The compensation committee elected to use the broader Benchmark Peer Group, which consisted of the type of companies we competed against to attract and retain executive talent, to benchmark each component of our compensation program because the market for executive talent is broader than just the offshore drilling industry and includes such closely related industries as oilfield services.

Over the past few years, the number of peers in the Driller Peer Group declined due to events such as bankruptcy and acquisitions. The compensation committee considered, in part due to shareholder feedback, whether other entities should be added to the Driller Peer Group in lieu of the bankrupt or acquired entities, but determined, based on advice of its independent consultant and considering comparable company and market conditions, that there were no other direct competitors in the offshore drilling industry that were appropriate to add to the Driller Peer Group. The compensation committee addressed the reduction of peers in the Driller Peer Group, in part, by adopting an “interpolation” scale to measure the relative results on long-term incentive awards. References to the “Peer Group” in this CD&A mean the Benchmark Peer Group and the Driller Peer Group, as the context requires. Noble Parent’s compensation committee intends to continue to review and assess the composition of the Driller Peer Group going forward.

How Compensation Components were Determined

Base Salary

Base salary levels of the NEOs were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the NEO’s experience, leadership, prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the NEO’s individual performance in the prior year. The compensation committee conducted an annual review of the base salaries of NEOs taking these factors into account. As a result of shareholder feedback and continued challenging market conditions, we made reductions to our CEO’s base salary from 2014 through 2018. Our CEO’s 2019 base salary reflected a reduction of 16% from 2014 levels. The compensation committee also elected to freeze the salaries of our NEOs other than the CEO at 2014 levels through 2018. After multiple years of these salary reductions and salary freezes, the compensation committee approved the following salary increases for our NEOs effective February 1, 2019:

•	Ms. Robertson received a 4.1% increase (from $850,000 to $885,000);

•	Mr. Peakes received a 6.7% increase (from $450,000 to $480,000);

•	Mr. Turcotte received a 2.2% increase (from $460,000 to $470,000);

•	Mr. Marks received a 1.2% increase (from $425,000 to $430,000); and

•	Mr. Eifler received a 7.7% increase (from $325,000 to $350,000) and a subsequent 8.6% increase on August 1, 2019 in connection with his promotion to Senior Vice President—Commercial (to $380,000).

Short-Term Incentive Plan (STIP)

The STIP used by Legacy Noble, which is no longer in effect and has been replaced by a new short term incentive plan of Noble Parent following our emergence from bankruptcy, gave participants, including NEOs, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. STIP award sizes were developed based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the NEO’s experience, leadership, prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the NEO’s individual performance in the prior year.

The success of the Company is tied to the achievement of key performance goals that include annual Company and business unit financial and operating objectives, as well as individual and team performance. The STIP was designed to reward executives for meeting these goals. Company performance determined STIP funding levels—accordingly, if performance thresholds were not met, STIP awards were not funded.

How the STIP Worked

•	Step 1: Determine STIP Company Funding Factor through Company Achievement of Three Factors:

•	EBITDA performance relative to a pre-determined target;

•	Total Recordable Incident Rate (“TRIR”) relative to International Association of Drilling Contractors (“IADC”) offshore industry average; and

•	Focus on spill prevention (Loss of Primary Containment) (“LOPC”) relative to a pre-determined target.

•	Step 2: Multiply STIP Company Funding Factor by Target Award (fixed % of Salary) to Determine Target Performance Bonus.

•	Step 3: Determine Individual Performance Factor, which would Determine Individual Adjustment to Performance Bonus, if any.

STIP—Company Performance Component

The Company performance component funding of the STIP was formulaic and calculated based on the three factors previously noted. Performance achievement directly determined STIP funding.

The Company performance component was based on aspects of our business that management could control. Thus, in establishing this performance component the compensation committee proceeded under the framework that, while management could not increase the price of oil or increase our customers’ capital spend on offshore drilling projects, management could proactively impact the productivity and efficiency of the Company’s assets and their operation in a safe and environmentally sound manner.

Accordingly, the STIP performance goals targeted financial efficiency and safety and environmental performance, all of which are key drivers of the Company’s business.

•

Financial performance was measured by the Company’s ability to achieve a certain level of EBITDA, which, in turn, required the Company to focus on the goals of cost-reduction and revenue generation in order to maximize the available return on the Company’s assets during a severe industry slowdown.

•	Safety and environmental achievement were measured by minimizing total recordable incidents and preventing spills.

Based on these pre-determined factors, the 2019 STIP achievement level was 150% of target funding. This funding resulted in a Company funding factor for NEOs (and other employees) equal to 1.50 times their target performance bonuses.

For any individual, including our NEOs, the Company funding factor was multiplied by the applicable individual target award to calculate the preliminary performance bonus. Individual target awards were equal to a fixed percentage of base salary. The 2019 target awards for our NEOs are set forth in the table below:

Name	2019 Target
Julie J. Robertson	110%
Stephen M. Butz	75%
William E. Turcotte	70%
Scott W. Marks	70%
Robert W. Eifler	70%
Adam C. Peakes	75%

The components of the performance bonus, weighting factors and threshold, target and maximum levels for corporate personnel, including NEOs, for the 2019 plan year are set forth in the table below:

Component of Performance Bonus	How Determined	Weighting of Component	2019 Target		Threshold/Target/Maximum or Ranking with Associated Bonus Pool Multiple
Financial	EBITDA relative to actual Company budget	0.70	EBITDA of $257 million			Bonus Pool Multiple
				Threshold:	80% of Target	0.50
				Target:	100% of Target	1.00
				Maximum:	120% of Target	2.00
Safety	TRIR relative to IADC industry average	0.20	2nd quartile performance			Bonus Pool Multiple
				Threshold:	3rd quartile performance	0.50
				Target:	2nd quartile performance	1.00
				Maximum:	1st quartile performance and year-over-year performance improvement	2.00
Environmental Stewardship	LOPC events relative to a pre-determined target	0.10	2.51-3.00 calculated by multiplying the number of LOPC events by 200,000, then dividing by cumulative manhours for the year			Bonus Pool Multiple
				Threshold:	3.01 -3.50	0.50
				Target:	2.51-3.00	1.00
				Maximum:	<2.50 events	2.00

The 2019 results and the calculation of the performance component for corporate personnel, including NEOs for the 2019 plan year, are set forth in the table below:

Components of Performance Bonus	Actual 2019 Results	Bonus Pool Multiple	Component Payout (Weighting X Bonus Pool Multiple)	Significance of 2019 Results
Financial	Consolidated EBITDA $329 million (excluding EBITDA contribution related to the Bully II termination payment)	2.00	1.40	Excluding the EBITDA contribution of $160 million related to the Bully II termination payment, consolidated EBITDA for 2019 was $329 million, exceeding the 2019 budgeted EBITDA of $257 million by more than 28% during the current historic industry downturn due to operating efficiency and cost reduction efforts undertaken by the Company. See below discussion of factors that went into setting 2019 budgeted EBITDA.

Safety	TRIR of 0.54 for the period beginning October 1, 2018 and ending September 30, 2019	0.50	0.10	During 2019, the Company delivered high level process safety performance but saw a significant rise in personal injuries, resulting in 2019 TRIR of 0.56. The Company’s fourth quarter of 2019 performance improved and the TRIR was reduced by 59% from the previous quarter.

Environmental Stewardship	LOPC of 7.29	0.00	0.00

Measurement includes all LOPC events of any nature that result in either a spill contained on a rig or that is lost to sea. Despite the result, Company’s spill volume to sea was the best recorded performance in Company’s history.

Goal Achievement		1.50

Amount Funded		1.50

Since 2014, the formulaic funding factor for STIP ranged from 1.40 to 1.83 and the amount actually funded by the Company into the STIP pool ranged from 1.00 to 1.56.

More on our STIP Metrics

EBITDA Metric. Our target EBITDA ($257 million for 2019) was set each year based on our annual budgeted EBITDA, as approved by the full Board of Legacy Noble at the beginning of each year. As a result of the severe, multi-year downturn in our industry, our target 2019 EBITDA was lower than our actual 2018 EBITDA ($342 million), and this year-over-year reduction occurred in each year since 2015. The most important indicators of the strength of our business are rig count, utilization and average dayrate. During the downturn, these measures decreased substantially across the industry, and resulted in a significant reduction in the scale of Company operations that continued through 2019:

•	The average number of the Company’s operating drilling rigs decreased from 25 rigs during 2015 to 19 rigs during 2019;

•	The utilization of the Company’s rigs (a standard measure of how many days each rig works during a period) declined from 84% in 2015 to 78% in 2019; and

•	The average dayrate for the Company’s rigs (a standard measure of the amount that each rig earns under contract during a period) declined from $358,423 in 2015 to $183,706 in 2019.

These and other factors reduced the earning capacity of the Company in 2019 as compared to prior years and, as a result, reduced our budgeted EBITDA, upon which the 2019 STIP target was based. Notwithstanding the historic downturn, the Company still was able to exceed its budgeted EBITDA by focusing on cost containment measures and maximizing revenue.

Safety Measure and Environmental Compliance Program Metric. Safety and environmental compliance are crucially important to the success of the Company. Our customers demand that we excel in both categories and excellence in these areas has become a marketing and regulatory imperative. In addition, the compensation committee believed that safety and environmental stewardship were key proxies for operational excellence and discipline.

The compensation committee used TRIR, a well-recognized measure of safety in the drilling industry, to assess the Company’s safety performance. TRIR measures the overall number of recordable incidents. In order to minimize TRIR, the Company must minimize all rig incidents. The compensation committee chose the target and maximum metrics for TRIR based on a review of Company performance and industry data, and believed the use of TRIR relative to industry performance was a rigorous measure of the Company’s safety performance, requiring the Company to maintain a very low rate of recordable incidents. During 2019, the Company delivered high level process safety performance but saw a significant rise in personal injuries, specifically in the months of July and August, resulting in 2019 TRIR of 0.56. For comparison to IADC for the 12-month time period through the end of the third quarter of 2019, the Company was in the third quartile. The Company’s fourth quarter of 2019 performance improved and the TRIR was reduced by 59% from the previous quarter.

In addition to safety, one of the Company’s core values is environmental stewardship, and the Company is committed to protecting the environment. Each year, the compensation committee reviews the Company’s defined environmental objectives in support of outstanding environmental performance and continuous improvement, and for 2019 chose LOPC to focus on prevention of spills from fluid transfer events, both those contained on a rig and losses to sea. During 2019, our spill volume to sea was the lowest recorded performance in the Company’s history.

STIP – Individual Goals Component

Individual target performance bonuses could be adjusted upward or downward to reflect merit, individual and team performance and/or additional selected criteria, subject to the approval of the compensation committee. Under this authority, the compensation committee adjusted Ms. Robertson’s individual achievement factor under the 2019 STIP in recognition of her extraordinary efforts managing the Company during the challenging industry downturn, including the integral role she played in maintaining and strengthening a key customer relationship. 2019 STIP awards are listed in the table below:

Name (1)	2018 Salary	X	STIP Target	X	Award Factor	X	Individual Achievement	2019 STIP
Julie J. Robertson	$885,000	X	110%	X	1.50	X	1.33	$1,947,000
William E. Turcotte	$470,000	X	70%	X	1.50	X	1.00	$493,500
Robert W. Eifler	$380.000	X	70%	X	1.50	X	1.00	$399,000

(1)

Mr. Butz joined the Company in December 2019 and did not receive a STIP award for 2019. Mr. Marks retired from the Company prior to the STIP payment date and did not receive a STIP award for 2019. Mr. Peakes resigned from the Company prior to the STIP payment date and did not receive a STIP award for 2019.

If, on a cumulative basis, the sum of STIP awards was greater than the formulaic STIP funding pool, STIP awards were reduced to remain within the constraints of the funding pool.

Long-Term Incentives

We believe it is important to reward executive officers and key employees who demonstrate superior performance in their current position, as well as the likelihood of high-level performance in the future, with long-term incentive compensation. Such long-term incentive compensation is consistent with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders.

The value of long-term incentive compensation awards has historically been determined annually based on the analysis of competitive data. In particular, this value was developed considering our objectives for this component of total compensation relative to the pay of the companies in the Benchmark Peer Group and was set to be competitive with the Benchmark Peer Group. Our CEO recommended for consideration and approval by the compensation committee the total value of awards for all positions other than his or her own. The compensation committee determined the total award value for our CEO and, based in part on the CEO’s recommendations, for the other NEOs. In response to the prolonged market downturn since 2014 and shareholder feedback, the compensation committee reduced the value of equity awards to our NEOs to reflect our pay-for-performance philosophy. For instance, the value of the 2019 LTIP award to our then-current CEO, Ms. Robertson, was reduced by 27% from the 2014 level, and we further reduced the value of the 2020 target LTIP grant to our successor CEO, Mr. Eifler, by 41% compared to the 2019 target LTIP grant to Ms. Robertson.

In connection with our emergence from the Chapter 11 Cases, on the Effective Date, all outstanding equity awards were cancelled.

Performance-Vested Restricted Stock Units

Through 2019, PVRSUs constituted 50% of the annual award value and vested based on the achievement of specified corporate performance criteria over a three-year performance cycle. Commencing in 2020, in response to shareholder feedback, the Company increased the percentage of NEO long-term incentive awards that were performance-vested to 55% of the annual award. All PVRSUs that remained outstanding and unvested at the time of our bankruptcy filing were cancelled.

The number of PVRSUs that vest was determined after the end of the applicable performance period. Any PVRSUs that did not vest were forfeited. Upon vesting, PVRSUs converted into unrestricted shares. In setting the target number of PVRSUs, the compensation committee took into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year and the potential for further contributions by the executive in the future.

The compensation committee approved the target award levels set forth in the tables below because it believed that if the Company performed at or above the median relative to the companies in the applicable Peer Group, compensation levels should be commensurate with this performance. If the Company performed below this level, our compensation levels would be lower than the 50th percentile. The maximum number of PVRSUs that could be awarded was 200% of the target award level.

From 2017 to 2020, PVRSU vesting was based on two performance measures, relative TSR and relative Contract Drilling Margin. Both performance measures were calculated on the same scale relative to the companies in the Driller Peer Group. Each performance measure was equally weighted (or 50/50) in the overall vesting calculation.

To determine the number of PVRSUs that would vest, the percentile ranking of relative TSR and relative Contract Drilling Margin for the ordinary shares of Legacy Noble was computed relative to the companies in the Driller Peer Group at the end of the performance cycle. Then, the Driller Peer Group percentile ranking was cross-referenced according to the tables below to determine the percentage of PVRSUs that would vest. Vesting occurred at the average of the measured ranking for the two performance measures. In each case, the Company needed to exceed a threshold performance level in order for any of the PVRSUs to vest.

As a result of shareholder feedback, the compensation committee added the relative Contract Drilling Margin performance measure in 2017, in part, to place more emphasis on the goals of revenue generation and cost reduction in order to maximize the available return on the Company’s assets during the downturn.

PVRSU Performance Payout Scale

The performance payout scale in the first table below was applicable for the 2017-2019 performance cycle. The performance payout scale in the second table below was applicable for the 2018-2020 and 2019-2021 performance cycles. As described further above, both the relative TSR performance measure and the relative Contract Drilling Margin performance measure were calculated using these scales relative to the companies in the Driller Peer Group.

Noble Ranking Among Driller Peer Group*	Performance Percentage
1st of 7 (Maximum Level)	200%
2nd of 7	166.66%
3rd of 7	133.34%
4th of 7	100%
5th of 7	66.66%
6th of 7	33.34%
7th of 7	0%

Noble Ranking Among Driller Peer Group	Performance Percentage
1st of 5	200%
2nd and 3rd of 5	Payout was interpolated between 50% and 200% based on Noble’s performance ranking relative to the companies in the 1st and 4th position
4th of 5	50%
5th of 5	0%

*	Two of the entities in our Driller Peer Group were removed due to acquisition. As a result, the measurement was relative to the four remaining peers.

PVRSU Earned Percentages

Our NEOs forfeited, or were on track to forfeit, a portion of the PVRSUs awarded to them based on actual or expected performance during the applicable performance period. In addition, because of the decline in Legacy Noble’s share price, NEOs also experienced substantial decline in the value of awards, both vested and unvested. As a result, our PVRSUs had a low retention value, which contributed to executive turnover.

The following table shows, for PVRSUs that had recently vested and those that were in-progress as of the time periods presented, the amount vested or on track to be vested (as a percentage of maximum) and the market value of such vested (or to be vested) award (as a percentage of target shares). As noted above, all unvested awards were cancelled as a result of our bankruptcy so that no vesting after our bankruptcy filing was possible.

Historical / In-Progress Performance Cycles	Past / Future Vesting Date	Performance Measure	Percent of Shares Vested (1)	Percent of Target Value Realized (2)
2016-2018	February 2019	TSR Relative to Driller Peer Group	30%	3%
2017-2019	March 2020	TSR Relative to Driller Peer Group & Relative Contract Drilling Margin	75%	6%
2018-2020	February 2021	TSR Relative to Driller Peer Group & Relative Contract Drilling Margin	62.5%	8%
2019-2021	February 2022	TSR Relative to Driller Peer Group & Relative Contract Drilling Margin	67.5%	12%

(1)

Represents percentage of the maximum awards that vested for the applicable historical performance cycles, and represents percentage of the maximum awards expected to vest based on performance to date for the applicable in-progress performance cycles.

(2)

Represents the market value of shares on the vesting date as a percentage of the original target value on the date of award for historical performance cycles, and for in-progress performance cycles represents the 3/18/20 market value of shares expected to vest based on performance to date as a percentage of the original target value on the date of award.

Time-Vested Restricted Stock Units

Through 2019, TVRSUs constituted 50% of the annual award value and were scheduled to vest one-third per year over three years commencing one year from the award date. Commencing in 2020, in response to shareholder feedback, the Company decreased the percentage of NEO long-term incentive awards that were time-vested to 45% of the annual award. Upon vesting, these units converted automatically into unrestricted shares. The compensation committee believed that TVRSUs remained an important element of compensation as they promoted retention, rewarded individual and team achievement and aligned executives with the interests of shareholders. Moreover, while TVRSUs were not earned based on performance criteria, the compensation committee believed that, because the ultimate value of the awards was linked directly to the performance of Legacy Noble’s shares over time, TVRSUs also acted to support management performance.

Retention Bonuses

The compensation committee recognized that it was critical to retain key leaders who were instrumental to achieving our business and strategic objectives. The depressed offshore drilling market resulted in a Legacy Noble share price decline that greatly reduced the value of management’s outstanding equity and attendant retention value, which led to high turnover in senior level positions at the Company. To address these concerns, in February 2019, the Company awarded one-time cash-based retention awards to certain NEOs, other than Ms. Robertson. The retention award values were $900,000, $920,000, $850,000 and $650,000 for Mr. Peakes, Mr. Turcotte, Mr. Marks and Mr. Eifler, respectively. 50% of the cash amount under such awards was paid to the respective individual on December 31, 2020, with the remaining 50% being payable on December 31, 2021, subject to the individual being employed by the Company on such date. Mr. Peakes and Mr. Marks forfeited their awards when they left the Company on September 9, 2019 and February 6, 2020, respectively. Ms. Robertson did not participate in these retention awards.

Retirement Benefits

We offered retirement programs that were intended to supplement the personal savings and social security for covered officers and other employees. The programs included the Noble Drilling Services Inc. 401(k) and

Profit Sharing Plan, the Noble Drilling Services Inc. 401(k) Savings Restoration Plan, the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, and the Noble Drilling Services Inc. Retirement Restoration Plan. The Company believed that the retirement programs described below assisted the Company in maintaining a competitive position in attracting and retaining officers and other employees. A description of these plans, including eligibility and limits, is set forth in the following table.

Plan	Description & Eligibility	Benefits & Vesting
401(k) and Profit Sharing Plan	Qualified defined contribution plan that enabled qualified employees, including NEOs, to save for retirement through a tax-advantaged combination of employee and Company contributions.	Matched at the rate of $0.70 to $1.00 per $1.00 (up to 6% of base pay) depending on years of service. Fully vested after three years of service or upon retirement, death or disability. Company made annual discretionary contribution of 2.0% of base pay for 2019. Fully vested after three years of service or upon retirement, death or disability.

401(k) Savings Restoration Plan	Unfunded, nonqualified employee benefit plan under which specified employees could defer compensation in excess of 401(k) plan limits.	Vesting and, to the extent an employee was prohibited from participating in the 401(k) Savings Plan, matching provisions mirrored 401(k) Savings Plan.

Salaried Employees’ Retirement Plan*	Qualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Benefits were determined by years of service and average monthly compensation near retirement.

Retirement Restoration Plan*	Unfunded, nonqualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Eligible compensation in excess of IRS annual compensation limit for a given year was considered in the Retirement Restoration Plan.

*	Plan amended effective December 31, 2016 to cease future benefit accruals.

For additional information regarding these plans, please see the description under “2019 Compensation Information—Retirement Payments and Benefits” and the “Potential Benefits upon Retirement or Termination” table.

Other Benefits and Perquisites

The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including NEOs, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company provides only minimal perquisites and other personal benefits to NEOs. The Company and the compensation committee believe these are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for NEOs for the year ended December 31, 2019 are included in the All Other Compensation column of the Summary Compensation Table.

Share Ownership Policy and Holding Requirements

Legacy Noble’s share ownership policy included minimum share ownership thresholds for all of our directors and officers, including NEOs. Legacy Noble’s share ownership guidelines for executives and directors required them to hold shares with an aggregate value in excess of a certain multiple of their base salary or annual retainer, as set forth below, before they could sell any shares.

Position	Minimum Ownership Thresholds	Holding Requirements
Chief Executive Officer	5.0 times Base Salary	NO SALES UNTIL OWNERSHIP GUIDELINES WERE FULLY MET
Executive Vice President	3.0 times Base Salary
Senior Vice President	2.0 times Base Salary
Vice President	1.0 times Base Salary
Independent Director	6.0 times Annual Retainer

A director or officer was not allowed to sell shares until the holding requirements were met. Once a director or officer met the applicable share ownership requirements, the share ownership policy requirements were deemed satisfied even if there was a subsequent drop in the Legacy Noble share price that would result in a shareholding value that was below the threshold. However, a director or officer who had been “deemed” to meet the applicable ownership requirement could not sell or dispose of any shares for cash thereafter until the applicable ownership requirement was actually met.

All of our then current directors and NEOs were in compliance with the Legacy Noble share ownership policy.

Securities Trading Policy and Timing of Equity-Based Awards

The Company’s policy on trading in Legacy Noble shares prohibited directors, officers, employees and agents from hedging or engaging in short sale transactions or buying or selling puts or calls involving Legacy Noble securities, and prohibited purchases of Legacy Noble securities on margin. The Company’s policy on trading in Legacy Noble shares also prohibited directors, officers, employees and agents from purchasing or selling Legacy Noble securities while in possession of any material information about the Company or its operations that had not been publicly disclosed. As such, and in addition to our pre-clearance procedures, directors, officers and certain designated employees and consultants were prohibited from buying or selling Legacy Noble securities during our quarterly blackout periods (which began on the first day of the month following the end of each fiscal quarter and extended until one full trading day had elapsed after the day on which the Company’s quarterly or annual earnings for the applicable period are released) and during certain situation-specific blackout periods in which developments known to the Company have not yet been disclosed to the public. However, the Company did permit directors, officers or employees to enter into Rule 10b5-1 sales or purchase plans in accordance with our pre-clearance procedures if they so desired.

The Company’s practice had been to award restricted shares or restricted stock units to new executives contemporaneously with their hire date and annually to current executives at regularly-scheduled meetings of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.

Clawback Provisions

The Company’s clawback policy provided that at any time there was a material and negative restatement of the Company’s reported financial results, the cash and equity incentive compensation awarded or paid to any executive officer during the previous three years would be subject to recoupment, if the Board determined that the executive officer’s intentional misconduct or gross negligence materially contributed to such restatement. Base salary was not subject to clawback under this policy.

In addition, Section 304 of the Sarbanes-Oxley Act of 2002 generally requires U.S.-listed public company chief executive officers and chief financial officers to disgorge bonuses, other incentive-based or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

The Company will continue to monitor applicable rule-making actions of the SEC in order to meet any future clawback requirements.

Change of Control Arrangements

NEOs serving at December 31, 2019 were parties to change of control employment agreements which we offered to certain senior executives since 1998. These agreements would become effective only upon a change of control (within the meaning set forth in the agreement). If a defined change of control occurred and the employment of the NEO was terminated either by us (for reasons other than death, disability or cause) or by the officer (for good reason or, for Mr. Turcotte’s arrangement only, upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger,” the executive officer would receive payments and benefits set forth in the agreement. The terms of the agreements are summarized under “—2019 Compensation Information—Potential Payments on Termination or Change of Control—Change of Control Employment Agreements.” We believed a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied simply if a change of control occurs), increased shareholder value because it prevented an immediate unintended windfall to the NEOs in the event of a friendly (non-hostile) change of control.

In October 2011, the Board revised the form of change of control employment agreement for executive officers. The terms of the new form of employment agreement were substantially the same as the prior agreements described above, except the new form only provided benefits in the event of certain terminations by us following a change of control for reasons other than death, disability or “cause” or by the officer for “good reason” and did not provide for an Excise Tax Payment (as defined below). In February 2012, the Board further revised the form of change of control agreement and the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended (the “1991 Plan”), to change the definition of change in control such that the percentage of our shares that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Peakes, Mr. Marks, Mr. Butz and Mr. Eifler were parties to the most recent form of change of control employment agreement (although such change of control agreement essentially was terminated for Mr. Butz as a result of his entry into a separation agreement in connection with his resignation). None of the other NEOs were parties to this most recent form of agreement. Our forms of equity award agreements for executive officers included a definition of change of control that was consistent with the definition of change of control in our incentive plans.

Impact of Accounting and Tax Treatments of Compensation

As a result of tax reform that became effective on January 1, 2018, future grants of performance awards will no longer be eligible to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. However, it could have been possible for performance awards that were outstanding as of November 2, 2017 (“Legacy Awards”) to continue to qualify as “qualified performance-based compensation” for such purposes, so long as the awards were not modified in any material respect after such date (and assuming that the awards otherwise satisfied any additional transition relief guidance issued by the IRS). Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of annual compensation paid to certain top executives of a company to $1 million per covered employee in a taxable year (except to the extent such compensation qualifies as (among other things) “qualified performance-based compensation” as of November 2, 2017 and thereafter for purposes of Section 162(m) of the Code).

Conclusion

We believe our current compensation program’s components and levels are appropriate for our industry and will provide a direct link to enhancing shareholder value and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of our Company. We will continue to monitor current trends and issues in our industry, as well as the effectiveness of our program with respect to our NEOs, to properly consider and modify our program where and when appropriate.

Compensation Committee Interlocks and Insider Participation

During 2019, the compensation committee was comprised of Jon A. Marshall, Chair, Julie H. Edwards and Gordon T. Hall. All of the directors who served as members of the compensation committee during 2019 were independent non-executive directors. None of the members of the compensation committee during 2019 had served as an officer or employee of the Company, and none of our executive officers had served as a member of a compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Board.

2019 Compensation Information

The following table sets forth the compensation of our NEOs during 2019 pursuant to the applicable rules of the SEC.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)		All Other Compensation (4)		Total
Julie J. Robertson: Current Chairman, President and Chief Executive Officer; Former Executive Vice President and Corporate Secretary (12)
	2019	$882,083	—	$4,771,239	—	$1,947,000	$1,092,894		$255,428	(6)	$8,948,644
	2018	$842,917	—	$5,522,870	—	$1,439,900	$0	(5)	$89,268	(6)	$7,894,955
	2017	$595,000	—	$2,596,618	—	$750,000	$392,439		$107,357	(6)	$4,441,414

Stephen M. Butz: Executive Vice President and Chief Financial Officer (13)
	2019	$18,774		—	—	—	—		965	(7)	$19,739

William E. Turcotte: Senior Vice President, General Counsel and Corporate Secretary
	2019	$469,167	—	$1,044,653	—	$493,500	—		$33,354	(8)	$2,040,674
	2018	$460,000	—	$1,460,408	—	$460,460	—		$22,958	(8)	$2,403,826
	2017	$460,000	—	$1,467,656	—	$466,440	—		$21,495	(8)	$2,415,591

Scott W. Marks: Former Senior Vice President, Engineering (14)
	2019	$429,583	—	$723,222	—	—	$577,192		$33,980	(9)	$1,763,977
	2018	$425,000	—	$786,370	—	$425,425	$0	(4)	$26,705	(9)	$1,663,500

Robert W. Eifler: Senior Vice President—Commercial (15)
	2019	$360,417	—	$683,038	—	$399,000	—		$40,062	(10)	$1,482,517
	2018	$325,000	—	$898,713	—	$300,300	—		$26,379	(10)	$1,550,392

Adam C. Peakes: Former Senior Vice President and Chief Financial Officer (13)
	2019	$337,500	—	$1,366,083	—	—	—		$1,019,924	(11)	$2,723,507
	2018	$450,000	—	$1,909,759	—	$485,100	—		$19,056	(11)	$2,863,915
	2017	$425,048	—	$3,406,330	—	$491,400	—		$11,403	(11)	$4,334,181

(1)	The cash performance bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan Compensation column.

(2)

Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. With respect to PVRSUs, amounts were based on probable achievement level of the underlying performance conditions as of the grant date. A description of the assumptions made in our valuation of restricted stock units and stock option awards is set forth in Note 8 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”). The maximum value of the PVRSUs, calculated as the maximum number of shares that could be issued multiplied by the market price of the shares on the grant date, is as follows: Ms. Robertson – $4,431,448; Mr. Turcotte – $970,256; Mr. Marks—$671,717; Mr. Eifler—$634,395; and Mr. Peakes—$1,268,796. Mr. Butz was not granted any PVRSUs in 2019.

(3)

The amounts in this column represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan and the Noble Drilling Services Inc. Retirement Restoration Plan for the year. There are no deferred compensation earnings reported in this column, as the Company’s nonqualified deferred compensation plans did not provide above-market or preferential earnings on deferred compensation.

(4)

On January 1, 2019, the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Profit Sharing Plan were merged into the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan. Amounts disclosed for 2017 and 2018 are the sum of the contributions to former plans.

(5)	Pension and nonqualified deferred compensation accounts incurred losses during 2018 as follows: Ms. Robertson—($406,551); and Mr. Marks—($237,350).

(6)

The amount in the All Other Compensation column includes Company contributions to the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan ($22,300 for 2019, $21,900 for 2018, and $16,200 for 2017), foreign tax payments in connection with time spent on business in the United Kingdom ($194,898 for 2019) and a former expatriate assignment ($52,469 for 2018 and $71,722 for 2017), accrued dividend equivalents on PVRSUs awarded on the applicable performance measures over the 2016-2018 performance cycle ($20,086 for 2019), and premiums paid by the Company for life, AD&D, and business travel and accident insurance and for tax preparation services.

(7)

The amount in the All Other Compensation column includes Company contributions to the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan, and premiums paid by the Company for life, AD&D, and business travel and accident insurance.

(8)

The amount in the All Other Compensation column includes Company contributions to the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan ($17,200 for 2019, $16,900 for 2018, and $17,725 for 2017), accrued dividend equivalents on PVRSUs awarded on the applicable performance measures over the 2016-2018 performance cycle ($11,353 for 2019), and premiums paid by the Company for life, AD&D, and business travel and accident insurance.

(9)

The amount in the All Other Compensation column includes Company contributions to the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan and the Noble Drilling Services Inc. Retirement Restoration Plan ($22,300 for 2019, and $21,900 for 2018), and premiums paid by the Company for life, AD&D, and business travel and accident insurance.

(10)

The amount in the All Other Compensation column includes Company contributions to the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan ($15,618 for 2019 and $16,950 for 2018), foreign tax payments in connection with a former expatriate assignment ($17,109 for 2019 and $5,070 for 2018), and premiums paid by the Company for life, AD&D, and business travel and accident insurance and for tax preparation services.

(11)

The amount in the All Other Compensation column includes Company contributions to the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan ($16,095 for 2019, $16,950 for 2018 and $11,340 for 2017), a separation payment of $1,000,000, and premiums paid by the Company for life, AD&D, and business travel and accident insurance.

(12)

Ms. Robertson served as Executive Vice President and Corporate Secretary of the Company until her appointment as Chairman, President and Chief Executive Officer of the Company as of January 11, 2018. Ms. Robertson stepped down from her positions of President and Chief Executive Officer of the Company and transitioned to the position of Executive Chairman on May 21, 2020. Ms. Robertson retired from her position as Executive Chairman on February 5, 2021.

(13)

Mr. Peakes resigned as Senior Vice President and Chief Financial Officer of the Company effective September 9, 2019, and on December 19, 2019, Mr. Butz was appointed as Executive Vice President and Chief Financial Officer of the Company. Mr. Butz resigned as Executive Vice President and Chief Financial Officer of the Company effective March 30, 2020.

(14)	Mr. Marks retired as Senior Vice President of Engineering of the Company effective February 6, 2020.

(15)	Mr. Eifler succeeded Ms. Robertson as President and Chief Executive Officer of the Company on May 21, 2020.

Grants of Plan-Based Awards

The following table sets forth certain information about grants of plan-based awards during the year ended December 31, 2019 to each of the NEOs. In connection with our emergence from the Chapter 11 Cases, on the Effective Date, all existing equity of Legacy Noble was cancelled, including all outstanding restricted stock awards for each NEO. For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “—Compensation Discussion and Analysis—How Compensation Components were Determined.”

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Julie J. Robertson	21-Feb-19	$973,500	353,950	707,899	1,415,798	707,899	—	—	$4,771,239
William E. Turcotte	21-Feb-19	$329,000	77,497	154,993	309,986	154,993	—	—	$1,044,653
Scott W. Marks	21-Feb-19	$301,000	53,652	107,303	214,606	107,303	—	—	$723,222
Robert W. Eifler	21-Feb-19	$266,000	50,671	101,341	202,682	101,341	—	—	$683,038
Adam C. Peakes (5)	21-Feb-19	$360,000	101,342	202,683	405,366	202,683	—	—	$1,366,083

(1)

Represents the dollar value of the target amount of Performance Bonuses awarded under the STIP. The Performance Bonus awarded to the NEOs under the STIP is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Represents PVRSUs awarded during the year ended December 31, 2019 under the Noble Corporation plc 2015 Omnibus Incentive Plan, as amended (the “Legacy Noble Incentive Plan”). PVRSUs were awarded at the target level and vested, if at all, over a three-year performance cycle. Any PVRSUs that did not vest in such performance cycle were forfeited. If the Company’s performance achievement was above the target level, additional shares would be granted up to the maximum amount.

(3)

Represents TVRSUs awarded during the year ended December 31, 2019 under the Legacy Noble Incentive Plan. TVRSUs vested over three years, with one-third vesting per year on each anniversary of the grant date.

(4)	Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

(5)	Mr. Peakes resigned from the Company effective September 9, 2019. Upon his resignation, his TVRSUs and PVRSUs were cancelled.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information about outstanding equity awards at December 31, 2019 held by the NEOs. In connection with our emergence from the Chapter 11 Cases, on the Effective Date, all outstanding equity awards were cancelled.

	Option Awards (1)					Stock Awards
Name (5)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Julie J. Robertson	41,210		—	$30.59	3-Feb-22	1,098,621	(7)	$1,340,318	1,299,170	(11)	$1,584,987
	41,792		—	$31.33	4-Feb-21
	24,934		—	$32.78	6-Feb-20

William E. Turcotte	11,646	(6)	—	$30.59	3-Feb-22	209,646	(8)	$255,768	293,714	(12)	$358,331
	11,811	(6)	—	$31.33	4-Feb-21
	7,333	(6)	—	$32.78	6-Feb-20

Scott W. Marks	12,542		—	$30.59	3-Feb-22	178,517	(9)	$217,791	245,835	(13)	$299,919
	10,903		—	$31.33	4-Feb-21
	5,133		—	$32.78	6-Feb-20

Robert W. Eifler	—		—	—	—	190,514	(10)	$232,427	187,178	(14)	$228,357

(1)	For each NEO, represents nonqualified stock options awarded under the 1991 Plan.

(2)

Except as otherwise noted, the numbers in this column represent TVRSUs awarded under the Legacy Noble Incentive Plan. All outstanding units were cancelled in connection with our emergence from the Chapter 11 Cases on the Effective Date.

(3)	The market value was computed by multiplying the closing market price of the shares at December 31, 2019 ($1.22 per share) by the number of units that had not vested.

(4)

The numbers in this column represent PVRSUs and are calculated based on the assumption that the applicable target performance goal was achieved. All outstanding units were cancelled in connection with our emergence from the Chapter 11 Cases on the Effective Date.

(5)

Mr. Peakes resigned from the Company effective September 9, 2019. Upon his resignation, his TVRSUs and PVRSUs were cancelled. Mr. Butz was appointed as Executive Vice President and Chief Financial Officer of the Company on December 19, 2019 and TVRSUs and PVRSUs were not awarded during 2019. As such, no amounts for Mr. Peakes or Mr. Butz are included in the Outstanding Equity Awards at Fiscal Year-End table.

(6)

Pursuant to a domestic relations order entered into on September 1, 2019, 11,646, 11,811 and 7,334 of the 23,292, 23,622, and 14,667 unexercised options awarded to Mr. Turcotte on February 3, 2012, February 4, 2011 and February 6, 2010, respectively, were transferred to his ex-wife. Mr. Turcotte no longer reports as beneficially owned any securities transferred to his ex-wife.

(7)

Of these units, 61,050 vested on January 11, 2020, 214,593 vested on February 2, 2020, 54,029 vested on February 3, 2020, 235,966 vested on February 21, 2020, 61,050 would vest on January 11, 2021, 235,966 would vest on February 21, 2021 and 235,967 would vest on February 21, 2022.

(8)

Pursuant to a domestic relations order entered into on September 1, 2019, 68,875 of the 278,521 units awarded to Mr. Turcotte were transferred to his ex-wife. Mr. Turcotte no longer reports as beneficially owned any securities transferred to his ex-wife. Of the units remaining, 28,129 vested on February 2, 2020, 17,407 vested on February 3, 2020, 37,973 vested on February 21, 2020, 34,174 would vest on February 2, 2021, 44,948 would vest on February 21, 2021 and 47,015 would vest on February 21, 2022.

(9)	Of these units, 25,036 vested on February 2, 2020, 21,142 vested on February 3, 2020, and 132,339 were forfeited due to Mr. Marks’ retirement on February 6, 2020.

(10)

Of these units, 28,612 vested on February 2, 2020, 4,206 vested on February 3, 2020, 33,780 vested on February 21, 2020, 27,742 would vest on July 17, 2020, 28,613 would vest on February 2, 2021, 33,780 would vest on February 21, 2021 and 33,781 would vest on February 21, 2022.

(11)	Includes 707,899, 429,185 and 162,086 PVRSUs that would vest based on the applicable performance measures over the 2019-2021, 2018-2020 and 2017-2019 performance cycles, respectively.

(12)

Pursuant to a domestic relations order entered into on September 1, 2019, 92,378 of the 386,092 units awarded to Mr. Turcotte were transferred to his ex-wife. Mr. Turcotte no longer reports as beneficially owned any securities transferred to his ex-wife. Of the units remaining 141,044, 101,824 and 50,846 PVRSUs would vest based on the applicable performance measures over the 2019-2021, 2018-2020 and 2017-2019 performance cycles, respectively.

(13)

Includes 107,303, 75,107 and 63,425 PVRSUs that would vest based on the applicable performance measures over the 2019-2021, 2018-2020 and 2017-2019 performance cycles, respectively. Of these, 68,555 and 22,950 for the 2019-2021 and 2018-2020 performance cycles, respectively, were forfeited due to Mr. Marks’ retirement on February 6, 2020.

(14)	Includes 101,341 and 85,837 PVRSUs that would vest based on the applicable performance measures over the 2019-2021 and 2018-2020 performance cycles, respectively.

Option Exercises and Stock Vested

The following table sets forth certain information about the amounts received upon the exercise of options or the vesting of restricted stock units during the year ended December 31, 2019 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Julie J. Robertson	—	—	338,020	$1,638,644
William E. Turcotte	—	—	123,648	$556,516
Scott W. Marks	—	—	79,749	$361,027
Robert W. Eifler	—	—	46,965	$175,186
Adam C. Peakes (3)	—	—	128,371	$568,562

(1)	Represents restricted stock unit awards under the Legacy Noble Incentive Plan for each NEO.

(2)	The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on such date.

(3)	Mr. Peakes resigned from the Company effective September 9, 2019.

Retirement Payments and Benefits

The following table sets forth certain information about retirement payments and benefits under Legacy Noble’s defined benefit plans for each of the NEOs that were participants in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan and the Noble Drilling Services Inc. Retirement Restoration Plan.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)
Julie J. Robertson	Salaried Employees’ Retirement Plan	28	$1,421,952	—
	Retirement Restoration Plan	28	$5,786,679	—
Scott W. Marks	Salaried Employees’ Retirement Plan	25.915	$1,013,694	—
	Retirement Restoration Plan	25.915	$2,224,831

(1)

Computed as of December 31, 2019, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the 2019 Form 10-K.

(2)

For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 13 to our audited consolidated financial statements in the 2019 Form 10-K.

Noble Retirement Plans

Under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries.

A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) is eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.

The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. In lieu of the normal form of payment, the participant may elect to receive one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the normal form. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity and several forms of joint and survivor elections.

The benefit under the plan is equal to:

•

one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under Section 3121(a) of the Code, in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).

The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program and stock options and SARs). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as specified by the IRS for the given plan year. Any compensation in excess of this limit is taken into account in computing the benefits payable under the Noble Drilling Services Inc. Retirement Restoration Plan. The Company had not granted extra years of credited service under the restoration plan to any of the NEOs.

Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). A participant will be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its subsidiaries prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s subsidiaries. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.

If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s subsidiaries and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $5,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant, is eligible to receive a monthly retirement income for life, commencing on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.

The Noble Drilling Services Inc. Retirement Restoration Plan is an unfunded, nonqualified plan that provides the benefits under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan under the Code. A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that was accrued and vested on December 31, 2004 will be paid to such participant (or, in the event of his or her death, to his or her designated beneficiary) at the time benefits commence being paid to or with respect to such participant under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, and will be paid in a single lump sum payment, in installments over a period of up to five years or in a form of payment provided for under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan (such form of distribution to be determined by the committee appointed to administer the plan). A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that accrued or became vested after December 31, 2004 will be paid to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment following such participant’s separation from service with the Company and its subsidiaries. Ms. Robertson and Mr. Marks participated in the Noble Drilling Services Inc. Retirement Restoration Plan.

During the fourth quarter of 2016, Noble approved amendments, effective as of December 31, 2016, to the defined benefit plans. With these amendments, employees and alternate payees will accrue no future benefits under the plans after December 31, 2016. However, these amendments will not affect any benefits earned through that date. Benefits for the affected plans are primarily based on years of service and employees’ compensation near December 31, 2016.

Nonqualified Deferred Compensation

The following table sets forth for the NEOs certain information as of December 31, 2019 and for the year then ended about the Noble Drilling Services Inc. 401(k) Savings Restoration Plan.

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Julie J. Robertson	—	—	$513,327	—	$2,985,486
Adam C. Peakes (5)	$38,419	—	$19,491	—	$129,973
William E. Turcotte (4)	—	—	—	—	—
Scott W. Marks	$50,128	$966	$211,176	—	$1,293,318
Robert W. Eifler	$78,457	—	$13,337	—	$107,276

(1)	The Executive Contributions reported in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The Company Contributions reported in this column are also included in the All Other Compensation column of the Summary Compensation Table.

(3)

The following amounts of the aggregate balance at last fiscal year end reported in this column were previously reported as compensation to the NEO in the Company’s Summary Compensation Table for previous years: Ms. Robertson—$859,131; Mr. Peakes—$83,171; Mr. Marks—$17,875; and Mr. Eifler—$17,875.

(4)	Not a participant in the Noble Drilling Services Inc. 401(k) Savings Restoration Plan during 2019.

(5)	Mr. Peakes resigned from the Company effective September 9, 2019.

The Noble Drilling Services Inc. 401(k) Savings Restoration Plan (which applies to compensation deferred by a participant that was vested prior to January 1, 2005) and the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan (which applies to employer matching contributions and to compensation that was either deferred by a participant or became vested on or after January 1, 2005) are nonqualified, unfunded employee benefit plans under which certain specified employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan and, subject to certain limitations specified in the plan, receive employer matching contributions in cash. The employer matching amount is determined in the same manner as are employer matching contributions under the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan.

Compensation considered for deferral under these nonqualified plans consists of cash compensation payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding allowances, commissions, deferred compensation payments and any other extraordinary compensation. For each plan year, participants are able to defer up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and for plan years commencing prior to January 1, 2009, the applicable 401(k) amount. The applicable 401(k) amount is defined to mean, for a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Services Inc. 401(k) and Profit Sharing Plan contribution limitation for such year imposed by the compensation committee.

A participant’s benefit under these nonqualified plans normally will be distributed to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment or in approximately equal annual installments over a period of five years following such participant’s separation from service with the Company and its subsidiaries. Mr. Peakes, Mr. Marks and Ms. Robertson were participants prior to leaving Noble, and Mr. Eifler is a participant, in the Noble Drilling Services Inc. 401(k) Savings Restoration Plan and in the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan.

Potential Payments on Termination or Change of Control

Change of Control Employment Agreements

The Company guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each executive officer as of November 20, 2013 (when the original agreements were restated). These change of control employment agreements would become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and would remain effective for three years thereafter.

The agreement that was in place as of December 31, 2019 provided that if the officer’s employment was terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term included a material diminution of responsibilities or compensation and which allowed us a cure period following notice of the good reason) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer would receive or be entitled to the following benefits:

•

a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid in the last three years before the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Section 4980B of the Code) during the 12-month period preceding the termination of the officer’s employment and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•

a lump sum amount equal to one, two, or three times the sum of the officer’s annual base salary (as defined in the agreement, based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•

welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the officer became reemployed with another employer and was eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•

a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified and nonqualified defined benefit retirement plans of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”); in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer would be in the same after-tax position as if no excise tax under Section 4999 of the Code (the so-called Parachute Payment excise tax), if any, had been imposed (the “Excise Tax Payment”), although the Excise Tax Payment had been eliminated for all future executive officers; provided, however, that the total payment due to the officer would be reduced such that no portion of the payment would be subject to excise tax if the making of the Excise Tax Payment would not result in a better after-tax position to the officer of at least $50,000 as compared to the making of such reduction;

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the Legacy Noble Incentive Plan and any other similar plan to the extent such vesting was permitted under the Code.

A “change of control” was defined in the agreement to mean:

•

the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition were satisfied;

•	individuals who constituted the incumbent board of directors (as defined in the agreement) of the Company ceased for any reason to constitute a majority of the board of directors;

•

consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors were then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owned 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•

consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors were then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owned 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

However, a “change of control” would not occur as a result of a transaction if (i) the Company became a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction were the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constituted, or were converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

Under the agreement, “cause” meant (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that was materially detrimental to the Company or its affiliates.

Payments to “specified employees” under Section 409A of the Code could be delayed until six months after the termination of the officer’s employment.

The agreement contained a confidentiality provision obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement could be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.

The agreement provided that payments thereunder did not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.

Assuming a change of control had taken place on December 31, 2019 and the employment of the NEO was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated NEOs.

Potential Benefits Upon Retirement or Termination
Payment or Benefit	Julie J. Robertson	Stephen M. Butz	William E. Turcotte	Scott W. Marks	Robert W. Eifler
Accrued Obligations	$1,954,597	$35,221	$506,740	$455,180	$434,318
Severance Amount	$8,496,000	$1,650,000	$2,890,500	$2,582,850	$2,337,000
Welfare Benefit Continuation	$24,518	$45,055	$24,359	$34,216	$45,083
Supplemental Retirement Amount (1)	—	—	—	—	—
Excise Tax Payment	$4,633,259	—	—	—	—
Outplacement Services (2)	$50,000	$50,000	$50,000	$50,000	$50,000
Accelerated Vesting of Options and Restricted Stock Units (3)	$2,925,305	—	$614,099	$517,710	$460,784

(1)

During the fourth quarter of 2016, Noble approved amendments, effective as of December 31, 2016, to the defined benefit plans. With these amendments, employees and alternate payees would accrue no future benefits under the plans after December 31, 2016.

(2)	Represents an estimate of the costs to the Company of outplacement services for six months.

(3)

The total number of restricted stock units held at December 31, 2019 (the last trading day of 2019), and the aggregate value of accelerated vesting thereof at December 31, 2019 (computed by multiplying $1.22, the closing market price of the shares at December 31, 2019, by the total number of restricted stock units held), were as follows: Ms. Robertson—2,397,791 units valued at $2,925,305; Mr. Turcotte—503,360 units valued at $614,099; Mr. Marks—424,352 units valued at $517,710; and Mr. Eifler—377,692 units valued at $460,784. Upon emergence from the Chapter 11 Cases on the Effective Date, all existing equity was cancelled, including all outstanding restricted stock awards for each NEO.

The agreement provided that if the officer’s employment was terminated within three years after a change of control by reason of disability or death, the agreement would terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit Continuation. If the officer’s employment was terminated for cause within the three years after a change of control, the agreement would terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, and the timely payment when otherwise due of any compensation previously deferred by the officer. If the officer voluntarily terminated the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement would terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, the payment of the Accrued Obligations, and the timely payment when otherwise due of any compensation previously deferred by the officer.

In October 2011, the compensation committee approved a new form of change of control employment agreement for executive officers. The terms of the new form of employment agreement were substantially the same as the agreements described above, except the new form only provided benefits in the event of certain terminations by us for reasons other than death, disability or “cause” or by the officer for “good reason” and did not provide for an Excise Tax Payment. In February 2012, the form of change of control employment agreement was further amended to revise the definition of change in control such that the percentage of our outstanding registered shares or combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Butz and Mr. Eifler were parties to a change of control employment agreement in the form approved in February 2012. None of the other NEOs were party to these new forms of employment agreement. Mr. Peakes’ change of control employment agreement was terminated at the time of his resignation on September 9, 2019, Mr. Marks’ agreement was terminated at the time of his retirement on February 6, 2020, and the change of control agreements for Ms. Robertson and Mr. Butz were essentially terminated as a result of their entry into the transition agreement and separation agreement, respectively.

The Legacy Noble Incentive Plan

Pursuant to the Legacy Noble Incentive Plan, upon a change in control, the compensation committee had the discretion to take any one or more of the following actions: (i) provide for the substitution of a new award or other arrangement for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount equal to the fair market value of such awards on the date of such event.

The Legacy Noble Incentive Plan defined “change in control” in a manner that was consistent with the definition in the change of control employment agreements to which our NEOs were party, which are described above under “—Change of Control Employment Agreements.”

All of Legacy Noble’s equity interests outstanding prior to the Effective Date, including equity awards under the Legacy Noble Incentive Plan, were cancelled on the Effective Date in accordance with the Plan.

Restricted Stock Units

We granted TVRSUs and PVRSUs in 2017, 2018 and 2019, some of which continued to be subject to vesting restrictions.

Assuming that either the NEO’s employment terminated on December 31, 2019 due to disability, death or retirement or, in the event of the restricted stock units, a change of control had taken place on that date, the first table below sets forth certain information about TVRSUs subject to accelerated vesting for the indicated NEOs.

Our PVRSU agreements provided for the vesting of 50 percent of the awards for each of the 2017-2019, 2018-2020 and 2019-2021 cycles upon the occurrence of a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). The agreements also provided for pro rata vesting upon the occurrence of the death, disability or retirement of the officer, based on months of service completed in the performance period; however, such vesting was also subject to the actual performance achieved and may not have resulted in an award. The agreements defined a change of control as set out in the Legacy Noble Incentive Plan, provided the change of control also satisfied the requirements of Section 409A of the Code.

Assuming that a change of control had taken place on December 31, 2019, the following table sets forth certain information about restricted stock units subject to accelerated vesting for the indicated NEOs. The amounts in the second table below include the restricted stock units that were awarded with respect to the 2017-2019 cycle. In connection with our emergence from the Chapter 11 Cases, on the Effective Date, all existing equity was cancelled, including all outstanding restricted stock awards for each NEO.

Time-Vested Restricted Stock Units
Name	Number of TVRSUs Subject to Acceleration of Vesting	Aggregate Value of Acceleration of Vesting
Julie J. Robertson	1,098,621	$1,340,318
William E. Turcotte	209,646	$255,768
Scott W. Marks	178,517	$217,791
Robert W. Eifler	190,514	$232,427

Performance-Vested Restricted Stock Units
Name	Number of PVRSUs Subject to Acceleration of Vesting	Aggregate Value of Acceleration of Vesting (1)
Julie J. Robertson	1,299,170	$1,584,987
William E. Turcotte	293,714	$358,331
Scott W. Marks	245,835	$299,919
Robert W. Eifler	187,178	$228,357

(1)

The table includes amounts associated with restricted stock units awarded for the 2017-2019 cycle. Excluding this award, the number of PVRSUs and the aggregate values would be: Ms. Robertson—1,137,084 units valued at $1,387,242; Mr. Turcotte—242,868 units valued at $296,299; Mr. Marks—182,410 units valued at $222,540; and Mr. Eifler—187,178 units valued at $228,357.

Resignation of Former CFO

Mr. Peakes resigned as Senior Vice President and Chief Financial Officer of the Company effective September 9, 2019. Upon his resignation, he received a $1,000,000 separation payment and his TVRSUs and PVRSUs were cancelled.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, requires that we compare the compensation paid to our “median” employee to the compensation paid to our CEO.

For 2019:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $116,179; and

•	The annual total compensation of our CEO, Ms. Robertson, as reported in the Summary Compensation Table included herein, was $8,948,644.

•

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (the “CEO Pay Ratio”) was reasonably estimated to be 77 to 1.

To calculate the CEO Pay Ratio, we identified the median of the annual total compensation of all our employees, as well as the annual total compensation of our median employee and our CEO. In order to make these determinations, we took the following steps:

•

We determined that, as of October 1, 2017, our employee population consisted of approximately 1,924 individuals. This population included all of our employees, and only excluded third-party contractors and temporary workers. We selected October 1, 2017 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner. The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Because there had been no changes in our employee population or compensation arrangements that we believed would significantly impact our pay ratio disclosure, we used the same median employee for our 2019 pay ratio that we used for our 2017 pay ratio, although we updated the calculation of the total compensation earned by that employee for 2019.

•

We used a consistently applied compensation measure to identify our 2017 median employee by comparing the amount of salary or wages, bonuses, equity and other income earned during 2017 and annualized the compensation for any full-time or part-time employees that were hired in 2017 but were not employed for all of 2017. There had been no change in the median employee’s circumstances that we reasonably believed would result in a significant change to our pay ratio disclosure.

Using the median employee identified in 2017, we combined all of the elements of such employee’s compensation for the 2019 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $116,179. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included herein.

Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including variations in the employee population sampled, the elements of pay and benefits used and assumptions made. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our CEO Pay Ratio may not be comparable to the pay ratio reported by other companies, including our peer companies in the offshore drilling industry.

Director Compensation

The compensation committee sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors for 2019.

We compete with many companies to attract, motivate and retain experienced and highly capable individuals to serve as our directors, some of which are much larger than we are. Moreover, the offshore drilling industry is a very complex, technical and international business in the energy sector, which we believe requires directors who understand and have experience in these particular areas. Although the difficult economic environment of the last few years has reduced our size (measured by market cap) relative to those we compete with for director talent, which are primarily oilfield service companies, our business is no less complex, technical or international, and we must attract and retain individuals of high ability to serve as directors.

Annual Retainers and Other Fees and Expenses

In 2019, we paid our non-employee directors an annual retainer of $50,000, in four quarterly installments. Non-employee directors could elect to receive all or a portion of the retainer in shares. Since the 2014 downturn in our business, the Board took a number of actions to more closely align director compensation with Company size and performance. In 2018, we reduced fees for telephonic meetings. In 2017, we reduced meeting fees and the annual retainer paid to our lead director and committee chairpersons. In 2019, meeting fees were $2,000 per meeting, except that fees for telephonic meetings were $1,000 per meeting, the annual retainer paid to our lead director was $22,500, the annual retainer paid to our audit and compensation committee chairpersons was $20,000, and the annual retainer for all other committee chairpersons was $10,000. As discussed further below, the Board also acted to reduce the equity component of director compensation.

We also reimbursed directors for travel, lodging and related expenses they incurred in attending Board and committee meetings, and for related activities in connection with their duties as directors. Our directors did not receive any additional compensation from the Company in the form of retirement or deferred compensation plans or otherwise.

Annual Equity Grants

In order to better align the interests of our directors and our shareholders, we historically made an annual equity grant to our non-employee directors. During the last few years prior to 2019, the Board acted to reduce the value of such annual equity grant from $250,000 in 2015 to $225,000 in 2016 and to $200,000 in 2017 and 2018. In 2019, the Board elected to set the equity award at a number of shares equal to that awarded in 2018, which, due to the fall in Legacy Noble’s share price, reduced the value of the 2019 director equity grant by 28%. All equity awards to directors under the Noble Corporation plc 2017 Director Omnibus Plan (the “Legacy Noble Director Plan”) (other than shares issued to pay the quarterly retainer) were subject to a one-year vesting period. All of Legacy Noble’s equity interests outstanding prior to the Effective Date, including equity awards under the Legacy Noble Director Plan, were cancelled on the Effective Date in accordance with the Plan.

During 2019, each non-employee director received an equity grant of 42,918 restricted stock units. Such restricted stock units became vested on February 21, 2020 and are consequently not shown in the 2019 director compensation table below.

Director Compensation for 2019

The following table shows the compensation of our outside directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total (3)
Julie H. Edwards	$103,625	$134,333	—	$237,958
Gordon T. Hall	$114,875	$134,333	—	$249,208
Roger W. Jenkins	$78,000	$134,333	—	$212,333
Scott D. Josey	$88,000	$134,333	—	$222,333
Jon A. Marshall	$107,000	$134,333	—	$241,333
Mary P. Ricciardello	$98,000	$134,333	—	$232,333

(1)	Includes the portion of the $50,000 annual retainer paid to our directors in shares under the Legacy Noble Director Plan, if any.

(2)	Represents the aggregate grant date fair value of the awards completed in accordance with FASB ASC Topic 718. As of December 31, 2019, each non-employee director held 42,918 restricted stock units.

(3)	Director total compensation varied based upon the number of Board and committee meetings attended and whether such director was a chairperson of a committee or the lead director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director Independence

Legacy Noble’s ordinary shares were previously listed and traded on the NYSE until the shares were delisted in August 2020. During Legacy Noble’s tenure as an NYSE-listed company, we were required to comply with the rules of the NYSE and were subject to the related rules and regulations of the SEC. Although Noble Parent has not been listed on a national exchange since its delisting, we have continued to look to the NYSE regulations for guidance, among other reasons, as a matter of best practices and in connection with Noble Parent’s plan to list its equity on a national securities exchange again in the future.

The Board has determined that:

(a)	each of Mr. Bartels, Mr. Hirshberg, Ms. Pickard, Mr. Sledge and Ms. Trent qualifies as an “independent” director under the NYSE corporate governance rules;

(b)	each of Mr. Bartels, Ms. Pickard and Mr. Sledge, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the Exchange Act; and

(c)	each of Ms. Trent, Mr. Hirshberg and Mr. Sledge, constituting all the members of the compensation committee, qualifies as:

(i)	“independent” under Rule 10C-1(b)(1) under the Exchange Act and the applicable rules of the NYSE; and

(ii)	a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Independent non-management directors comprise in full the membership of each committee of the Board.

Mr. Eifler, the Company’s current President and Chief Executive Officer, is not independent because of his service as a member of senior management.

In order for a director to be considered independent under the NYSE rules, the Board must affirmatively determine that the director has no material relationship with the Company other than in his or her capacity as a director of the Company.

The Company’s corporate governance guidelines provide that a director will not be independent if,

•	the director is, or during the preceding three years was, employed by the Company;

•	an immediate family member of the director is, or during the preceding three years was, an executive officer of the Company;

•

the director or an immediate family member of the director received, within any 12-month period during the preceding three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•

the director is a current partner or employee of a firm that is the Company’s internal or external auditor, an immediately family member of the director is a current partner of such a firm, an immediate family member of the director is a current employee of such a firm and personally works on the Company audit, or the director or an immediate family member of the director was, during the preceding three years, a partner or employee of such a firm an personally worked on the Company’s audit within that time;

•

the director or an immediate family member of the director is, or during the preceding three years was, employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee at the same time; or

•

the director currently is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year within the last three fiscal years, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.

The following will not be considered by the Board to be a material relationship that would impair a director’s independence—if a director is an executive officer of, or beneficially owns in excess of a 10 percent equity interest in, another company:

•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by the Board are set forth in our corporate governance guidelines, which are published under the “Corporate Governance” section of our website at www.noblecorp.com.

In addition, in order to determine the independence under the NYSE rules of any director who will serve on the compensation committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

•	whether such director is affiliated with the Company, one of our subsidiaries or an affiliate of one of our subsidiaries.

Policies and Procedures Relating to Transactions with Related Persons

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our Code of Business Conduct and Ethics and our administrative policy manual (and, in the case of the Board, the Articles of Noble Parent and the provisions of Cayman company law), the procedures described below for director and officer questionnaires and the other procedures described below.

Our Code of Business Conduct and Ethics provides that business decisions must be made free from any conflicts of interest. Under such Code of Business Conduct and Ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of their supervisor or other appropriate personnel. Any waiver of the Code of Business Conduct and Ethics may only be made by the Board or a committee of the Board. Cayman company law and the Articles also contain specific provisions relating to the approval and authorization of conflicts of interests by members of the Board, in addition to our Code of Business Conduct and Ethics. A conflict of interest exists when an individual’s actual or apparent personal interest is adverse to or otherwise in conflict with the interests of the Company.

Our Code of Business Conduct and Ethics sets forth several examples of potential conflicts of interest, including:

•	hiring someone that one has a close personal or family relationship with, or placing a family member or close personal friend in a position that reports to oneself;

•	making an undisclosed material investment or holding an undisclosed financial interest in an outside company doing business with the Company;

•	serving in a management or director capacity at another company in the contract drilling or energy services industry;

•	using material non-public information that one learns about from his or her position at the Company to invest in companies or securities;

•	disclosing confidential information about the Company’s business without proper authorization;

•	buying, selling or leasing equipment or property to or from the Company without proper authorization; and

•	accepting gifts or extravagant entertainment from someone soliciting business or information from the Company.

In addition, our administrative policy manual, which applies to all our employees, includes additional examples of what the Company considers to be a conflict of interest, including when:

•

subject to certain limited exceptions, any employee or any member of his or her immediate family purchases leasehold or mineral interests in any geological area that the Company is involved in or is contemplating becoming involved in, unless such purchase is approved by the Board; and

•	a full-time employee has outside employment without the approval of his or her supervisor.

Each year, we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with our annual report and, if applicable, our annual general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report. For this purpose, we consider “related persons” and “related person transactions” to be as defined in Item 404(a) of Regulation S-K. In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report. There were no related-party transactions in 2020 that were required to be reported pursuant to the applicable disclosure rules of the SEC, except as described herein. Pursuant to the charter of our audit committee, it is the responsibility of such committee to review, and if appropriate, approve related party transactions.

Transactions with Related Persons Related to the Chapter 11 Cases

Rights Offering and Backstop Commitment Agreement

Legacy Noble entered into the Backstop Commitment Agreement with the Backstop Parties, which include certain of Legacy Noble’s significant shareholders, on October 12, 2020, pursuant to which the issuance of the Notes were fully backstopped by the Ad Hoc Guaranteed Group and the Ad Hoc Legacy Group (each as defined in the Restructuring Support Agreement). Participation in the Rights Offering of Notes was offered to the holders of the Guaranteed Notes and the Legacy Notes. On the Effective Date, and pursuant to the terms of the Plan, Finco issued an aggregate principal amount of $216 million of Notes, which includes the aggregate subscription price of $200.0 million plus a backstop fee of $16.0 million which was paid in kind.

Registration Rights Agreements

Equity Registration Rights Agreement

On the Effective Date, Noble Parent entered into a registration rights agreement (the “Equity Registration Rights Agreement”) with certain parties who received Ordinary Shares under the Plan (“RRA Shareholders”). Under the Equity Registration Rights Agreement, RRA Shareholders have certain demand and piggyback registration rights, subject to the limitations set forth in the Equity Registration Rights Agreement. Pursuant to their underwritten offering registration rights, RRA Shareholders have the right to demand Noble Parent register underwritten offerings of any or all of their Registrable Securities (as defined in the Equity Registration Rights Agreement) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain RRA Shareholders may require Noble Parent register an underwritten offering for an amount that would enable all remaining Registrable Securities to be included in such offering. In addition, the Equity Registration Rights Agreement requires Noble Parent to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act, including by filing a registration statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Equity Registration Rights Agreement.

Notes Registration Rights Agreement

On the Effective Date, Finco entered into the Registration Rights Agreement with the RRA Noteholders. Under the Registration Rights Agreement, RRA Noteholders have certain demand and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Pursuant to their underwritten offering registration rights, RRA Noteholders have the right to demand Finco register underwritten offerings of any or all of their Registrable Securities (as defined in the Registration Rights Agreement) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain RRA Noteholders may require Finco register an underwritten offering for an amount that would enable all remaining Registrable Securities to be included in such offering. In addition, the Registration Rights Agreement requires Finco to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act, including by filing a registration statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Registration Rights Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Finco is a wholly-owned subsidiary of Noble Parent. The following table sets forth information with respect to the beneficial ownership of Noble Parent’s Ordinary Shares, as of the Effective Date, by:

•	each member of the Board;

•	each of Noble Parent’s named executive officers;

•	all of Noble Parent’s directors and executive officers as a group; and

•	each person known to us to beneficially own more than 5% of the Ordinary Shares.

The percentage ownership information shown in the table is based upon 50,000,000 Ordinary Shares outstanding as of the Effective Date. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any Ordinary Shares in the table does not constitute an admission of beneficial ownership of those Ordinary Shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each director and executive officer of Noble Parent is c/o Noble Corporation, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number of Ordinary Shares	Percent of Class
Directors:
Patrick J. Bartels, Jr.	—	—%
Robert W. Eifler	—	—%
Alan J. Hirshberg	—	—%
Ann D. Pickard	—	—%
Charles M. Sledge	—	—%
Melanie M. Trent	—	—%
Named Executive Officers (excluding any director listed above):
Richard B. Barker	—	—%
Julie J. Robertson	—	—%
William E. Turcotte	—	—%
Joey M. Kawaja	—	—%
Laura D. Campbell	—	—%
Barry M. Smith	—	—%
Stephen M. Butz	—	—%
All directors and executive officers as a group (11 persons)	—	—%
5% or Greater Shareholders:
Investors for which Pacific Investment Management Company LLC serves as investment manager, adviser or sub-adviser (1)	21,045,227	41.6%
Investors for which Canyon Capital Advisors LLC serves as investment manager (2)	4,976,727	9.9%
GoldenTree Funds (3)	3,131,675	6.3%
Avenue Energy Opportunities Partners II, LLC (4)	2,896,509	5.8%

(1)

According to information provided by Pacific Investment Management Company LLC, consists of 20,419,401 Ordinary Shares and 625,826 Emergence Warrants. Pacific Investment Management Company LLC, as the investment manager, adviser or sub-adviser of the funds and accounts who are the holders of record of such securities, may be deemed to have or to share voting and dispositive power over such securities. The address for such funds and accounts is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

(2)

According to information provided by Canyon Capital Advisors LLC, consists of 4,706,755 Ordinary Shares and 269,972 Emergence Warrants. The address for Canyon Capital Advisors LLC is 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067.

(3)

According to information provided by the GoldenTree Funds (as defined herein), consists of (i) 3,012,494 Ordinary Shares beneficially owned by GTAM 110 Designated Activity Company, (ii) 65,211 Ordinary Shares beneficially owned by GT NM, LP and (iii) 53,970 Ordinary Shares beneficially owned by San Bernardino County Employees Retirement Association; and reflects the issuance of Penny Warrants in exchange for Ordinary Shares pursuant to the Exchange Agreement. GTAM 110 Designated Activity Company, GT NM, LP and San Bernardino County Employees Retirement Association are collectively referred to as the “GoldenTree Funds.” Investment power over the GoldenTree Funds is held by GoldenTree Asset Management LP (the “GoldenTree Advisor”). The general partner of the GoldenTree Advisor is GoldenTree Asset Management LLC (the “GoldenTree General Partner”). Steven A. Tananbaum is the managing member of the GoldenTree General Partner. The address for the GoldenTree Funds is 300 Park Ave, 21st Floor, New York, New York 10022.

(4)

According to information provided by Avenue Energy Opportunities Partners II, LLC (the “Avenue General Partner”), consists of (i) 203,757 Ordinary Shares beneficially owned by Avenue Energy Opportunities Fund II, L.P. (“Avenue Fund II”) and (ii) 2,692,752 Ordinary Shares beneficially owned by Avenue Energy Opportunities Fund II AIV, L.P (“Avenue Fund II AIV”). The Avenue General Partner is the general partner of each of Avenue Fund II and Avenue Fund II AIV. GL Energy Opportunities Partners II, LLC is the managing member of the Avenue General Partner. The address for the Avenue General Partner is 11 West 42nd Street, 9th Floor, New York, New York 10036.

DESCRIPTION OF THE NOTES

On February 5, 2021, the initial notes (as defined below) were issued under an indenture (the “indenture”) by and among NFC (as defined below), as issuer, certain subsidiaries of NFC, as subsidiary guarantors, and U.S. Bank National Association, as trustee and as collateral agent. The following summary is not complete and is qualified by reference to provisions of the notes and the indenture. You may request copies of the form of the notes, the indenture and the other agreements described in this “Description of the Notes” at our address set forth under “Prospectus Summary—Our Offices.” Capitalized terms used and not defined in this description, including under “—Definitions” below, have the meaning given them in the indenture.

In this section, unless otherwise expressly stated or the context otherwise requires, references to:

•	“NFC,” “we,” “our,” “us” and the “Company” mean Noble Finance Company, excluding its subsidiaries;

•	“notes” refer to the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028; and

•	“subsidiary guarantors” refer to certain Subsidiaries of NFC that provide guarantees of the notes from time to time.

Brief Description of the Notes and the Notes Guarantees

The notes:

•	are senior obligations of the Company;

•	are secured by a second-priority security interest in the Collateral (subject to Permitted Liens) owned by the Company;

•	are guaranteed on a senior secured basis by each subsidiary guarantor;

•

rank equally in right of payment with all future senior indebtedness of the Company but, to the extent the value of the Collateral exceeds the aggregate amount of all Priority Lien Debt, are effectively senior to all of the Company’s unsecured senior indebtedness;

•	rank senior in right of payment to any existing and future subordinated obligations of the Company;

•

are effectively junior to any obligations of the Company that are either (i) secured by a Lien on the Collateral that is senior or prior to the Liens securing the notes, including the Permitted Liens securing Priority Lien Debt, and to other Permitted Liens, or (ii) secured with property or assets that do not constitute Collateral to the extent of the value of the assets securing such Indebtedness; and

•	are structurally subordinated to all future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Company’s Subsidiaries that do not guarantee the notes.

The notes are secured by a Cayman Islands law governed share mortgage between Noble Corporation, the direct parent company of the Company, and the collateral agent, pursuant to which 100% of the Capital Stock of the Company is mortgaged or pledged on a limited recourse basis. Noble Corporation has not guaranteed the notes. Persons other than the Company and the subsidiary guarantors own some or all of the Capital Stock of certain subsidiary guarantors; the notes are secured by a pledge of such Capital Stock, but the Pledgors of such Capital Stock have not guaranteed the notes.

The notes guarantees of the notes by each subsidiary guarantor:

•	are a senior obligation of such subsidiary guarantor;

•	are secured by a second-priority security interest in the Collateral (subject to Permitted Liens) owned by such subsidiary guarantor;

•

rank equally in right of payment with all future senior indebtedness of such subsidiary guarantor but, to the extent the value of the Collateral exceeds the aggregate amount of all Priority Lien Debt, are effectively senior to all of such subsidiary guarantor’s unsecured senior indebtedness;

•	rank senior in right of payment to any existing and future subordinated obligations of such subsidiary guarantor; and

•

are effectively junior to any obligations of such subsidiary guarantor that are either (i) secured by a Lien on the Collateral that is senior or prior to the Liens securing such subsidiary guarantor’s notes guarantee, including the Permitted Liens, or (ii) secured with property or assets that do not constitute Collateral to the extent of the value of the assets securing such Indebtedness.

Because we conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. The notes are initially guaranteed by only certain of our current subsidiaries. However, as described under “—Notes Guarantees,” notes guarantees may be released under certain circumstances. In addition, our future subsidiaries are required to guarantee and pledge Collateral to secure the notes only as described in “—Certain Covenants—Further Instruments and Acts; Further Assurances; Additional Guarantors.” Claims of creditors of our Subsidiaries that are not subsidiary guarantors, including trade creditors and creditors holding Indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the creditors of the Company, including holders. Accordingly, the notes are effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of Subsidiaries that are not subsidiary guarantors.

General

The notes will mature on February 15, 2028 and bear interest, at our option for each interest payment date, at the per annum rates of (i) 11% payable in cash, (ii) 13%, with 6.5% per annum of such interest to be payable in cash and 6.5% per annum of such interest to be payable by issuing additional notes (“PIK notes”), or (iii) 15%, with the entirety of such interest to be payable by issuing PIK notes. Interest on the notes will be paid semi-annually, in arrears, on February 15 and August 15, commencing August 15, 2021, to the holders of record at the close of business on the February 1 and August 1 immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If the Company elects to issue PIK notes in partial or complete satisfaction of interest due and payable on the notes (in each case, a “PIK Payment”), the Company shall deliver a written order signed by two of its officers to the trustee, and the trustee shall authenticate and make available for delivery such PIK notes, rounded down to the nearest dollar, on the relevant interest payment date.

If any interest payment date, redemption date or maturity date of the notes is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

The notes were initially limited to $216 million aggregate principal amount. We may, from time to time, without giving notice to or seeking the consent of the holders of the notes, issue PIK notes, and they will have the same ranking, interest rate, maturity and other terms as the initial notes. Any PIK notes together with the initial notes will constitute a single series of debt securities under the indenture.

Subject to the limitation on subsidiary indebtedness described under “—Certain Covenants— Limitation on Indebtedness,” we may, from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the notes issued in this offering. Any additional notes having such similar terms together with the previously issued notes will constitute a single series of debt securities under the indenture.

The initial notes were issued, and it is anticipated that any PIK notes and additional notes will be issued, in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as Depositary (the “Depositary” or “DTC”), and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you own or purchase except under the limited circumstances described below under the caption “—Book-Entry, Delivery and Form.” If any of the notes are issued in certificated form, they will be issued only in fully registered form without coupons, in minimum denominations of $1 and integral multiples of $1 in excess thereof.

So long as the notes are in book-entry form, you will receive payments and may transfer notes only through the facilities of the Depositary and its direct and indirect participants. See “—Book-Entry, Delivery and Form” below. We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the notes and the indenture may be delivered to us and where certificated notes may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the agent of the trustee in the City of New York, which is currently located at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Global Corporate Trust Services.

So long as the notes are in book-entry form, we will make cash payments on the notes to the Depositary or its nominee, as the registered owner of the notes, by wire transfer of immediately available funds. If notes are issued in definitive certificated form under the limited circumstances described below under the caption “—Book-Entry, Delivery and Form,” we will pay cash interest by check mailed to the addresses of the persons entitled to payment or, in the case of notes in the principal amount of at least $1,000,000, by wire transfer to bank accounts in the United States designated in writing to the trustee at least 30 days before the applicable payment date by the persons entitled to payment.

We will pay principal of and any premium on the notes at their stated maturity, upon redemption or otherwise, upon presentation of the notes at the office of the trustee, as our paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we must at all times maintain a place of payment of the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

No service charge will be made for any registration, transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

We will be entitled to redeem the notes at our option as described below under the captions “—Optional Redemption” and “—Tax Redemption.” You will not be permitted to require us to redeem or repurchase the notes. The notes will not be subject to a sinking fund.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and we will be required to comply with the provisions of the TIA.

Notes Guarantee

The indenture provides that each subsidiary guarantor unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each holder of Notes, to the trustee and the collateral agent that (i) full and punctual payment of the principal of (and premium, if any) and interest on the Notes, when due, whether by maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the indenture and (ii) full and punctual performance within applicable grace periods of all other obligations of the Company under the indenture. The guarantees are subject to the limitations as set forth in the indenture.

The indenture provides that a subsidiary guarantor may not consolidate or amalgamate with or merge into any other person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, other than to the Company or another subsidiary guarantor, unless either (i) such subsidiary guarantor is the surviving or resulting person or (ii) the person (if other than such subsidiary guarantor) formed by such consolidation or amalgamation or into which such subsidiary guarantor is merged, or the person which acquires, by sale, lease, conveyance, transfer or other disposition, all or substantially all of such subsidiary guarantor’s properties and assets, as applicable, shall expressly assume, by a supplemental indenture, such subsidiary guarantor’s obligations under its notes guarantee and, in which case such person would be substituted for such subsidiary guarantor in the indenture with the same effect as if it had been an original party to the indenture.

The notes guarantee of a subsidiary guarantor also will be automatically released with respect to the notes:

•

if we exercise our legal defeasance option or our covenant defeasance option as described under “—Discharge and Defeasance” or if our obligations under the indenture are satisfied and discharged as described under “—Discharge and Defeasance,” with respect to the notes;

•

upon any sale, transfer or disposition of the capital stock of a subsidiary guarantor, if as a result of such sale, transfer or disposition, such subsidiary guarantor is no longer a Restricted Subsidiary and immediately after giving effect thereto, the Company will be in compliance with the covenant described under “—Certain Covenants—Further Instruments and Acts; Further Assurances; Additional Guarantors”;

•

upon the dissolution or liquidation of such subsidiary guarantor, if immediately after giving effect thereto, the Company will be in compliance with the covenant described under “—Certain Covenants—Further Instruments and Acts; Further Assurances; Additional Guarantors”;

•	to the extent such release is approved, authorized or ratified in writing in accordance with “—Amendment, Supplement and Waiver”;

•	if such subsidiary guarantor is designated as an Unrestricted Subsidiary in accordance with “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”;

•	upon such subsidiary guarantor being released from or discharged of its obligations under its notes guarantee; or

•	in the case of a Discretionary Guarantor, upon a written notice from us to the trustee requesting such release and certifying that such entity will no longer be a Discretionary Guarantor.

Optional Redemption

Within 120 days of any Change of Control, we (or the successor entity following such Change of Control) may redeem for cash all (but not less than all) of the outstanding notes, at a redemption price, if the redemption is (x) prior to (but not including) February 15, 2024, equal to the sum of (1) 106% of the principal amount of the notes to be redeemed plus (2) accrued and unpaid interest, if any, to, but excluding, the redemption date or (y) on or after February 15, 2024, equal to the redemption price applicable to the notes (expressed as a percentage of the principal amount of the notes to be redeemed) if redeemed during the 12-month period beginning on February 15, 2024 of the years indicated in the second immediately following paragraph.

Prior to February 15, 2024, we will be entitled at our option to redeem the notes, in whole or in part, at a redemption price equal to 106% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

The redemption price for the notes to be redeemed on any redemption date that is on or after February 15, 2024 will be equal to the applicable percentage set forth below of the principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 15 of the years indicated below:

YEAR	PERCENTAGE
2024	106.000%
2025	104.000%
2026	102.000%
2027 and thereafter	100.000%

Tax Redemption

The notes will be subject to redemption at any time, in whole but not in part, at a redemption price, if the redemption is (x) prior to (but not including) February 15, 2024, equal to 106% of the principal amount of the notes to be redeemed or (y) on or after February 15, 2024, equal to the redemption price applicable to the notes (expressed as a percentage of the principal amount of notes to be redeemed), in each case together with accrued and unpaid interest to, but not including, the date fixed for redemption (a “Tax Redemption Date”), plus all Additional Amounts (if any; the term “Additional Amounts” is defined in “—Tax Additional Amounts”) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the notes, we are or would be required to pay Additional Amounts, and we cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new paying agent but excluding the reincorporation or reorganization of the Company), and the requirement arises as a result of:

•

any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction (as defined below) which change or amendment is announced or becomes effective after February 5, 2021 (or if the applicable Taxing Jurisdiction became a Taxing Jurisdiction on a date after February 5, 2021, such later date); or

•

any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after February 5, 2021 (or if the applicable Taxing Jurisdiction became a Taxing Jurisdiction after February 5, 2021, after such later date) (each of the first and second bullet points, a “Change in Tax Law”).

We will not give a notice of redemption for tax reasons later than ten days or earlier than 60 days before the earliest date on which we would be obligated to make such payment of Additional Amounts if a payment in respect of the notes were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the notice of any notice of redemption pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Taxing Jurisdiction to the effect that there has been a Change in Tax Law which would entitle us to redeem the notes. In addition, before we deliver a notice of redemption of the notes, we shall deliver to the trustee an officer’s certificate that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us (including the appointment of a new paying agent but excluding the reincorporation or reorganization of the Company).

Redemption Procedures

We will give the applicable holders at least 15 days (but not more than 60 days) prior notice of any redemption. If less than all of the notes are redeemed, the trustee will select the notes to be redeemed on a pro rata basis (or in the case of global notes, in accordance with DTC procedures). The trustee may select for redemption notes and portions of notes in minimum denominations of $1 and integral multiples of $1 in excess thereof. Notices of redemption may be subject to one or more conditions precedent.

On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price and accrued interest on the notes to be redeemed on such date.

If notice of redemption has been given as provided in the indenture, and funds for the redemption of notes called for redemption have been made available on the redemption date referred to in such notice, interest will cease to accrue on the notes on the date fixed for such redemption specified in such notice (unless we default in the payment of the redemption price and accrued interest), and the only right of the holders of notes will be to receive payment of the redemption price plus accrued interest to, but not including, the date of redemption.

Open Market Repurchase

The Company and its affiliates may at any time and from time to time purchase notes in the open market or otherwise, at market or negotiated prices, so long as such acquisition does not otherwise violate the terms of the indenture.

Collateral

Description of Collateral. The notes and the notes guarantees are secured by second-priority security interests (subject to Permitted Liens) in the Collateral. Subject to the terms described below under “—Release,” the Collateral consists of substantially all of the property and assets of the Company and the subsidiary guarantors, other than Excluded Property, and the pledge of the Capital Stock of the Company.

The security interests securing the notes and the notes guarantees will be subject to all Permitted Liens.

The Company and the subsidiary guarantors will be able to incur additional Priority Lien Debt that would have a senior interest in the Collateral compared to the notes and the notes guarantees, as well as additional Parity Lien Obligations in the future that could equally and ratably share in the Collateral with the notes and the notes guarantees. The amount of such Indebtedness is limited by the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Liens.”

After-Acquired Property. From and after February 5, 2021 and subject to certain limitations, if the Company or any subsidiary guarantor acquires any property of the type that would constitute Collateral (excluding, for the avoidance of doubt, any Excluded Property), it shall as soon as practicable after the acquisition thereof execute and deliver such security instruments, financing statements and such certificates and opinions of counsel to vest in the collateral agent a perfected security interest (subject only to Permitted Liens which may include certain purchase money security interests) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. If granting a security interest in such property requires the consent of a third party, the Company or the applicable subsidiary guarantor will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the collateral agent on behalf of the holders. If such third party does not consent to the granting of the security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest. It is possible that a third party might consent to the granting of first priority security interests for the benefit of the Priority Lien Debt but might not consent to the granting of security interests for the benefit of the notes and the notes guarantees.

Collateral Documents. The Grantors and the collateral agent entered into the Collateral Documents defining the terms of the security interests that secure the notes and the notes guarantees. These security interests will secure the payment and performance when due of all of the Obligations of the Company and the subsidiary guarantors under the notes, the indenture, the notes guarantees and the Collateral Documents, as provided in the

Collateral Documents. By accepting a note, each holder thereof will be deemed to have irrevocably appointed the collateral agent to act as its agent under the Collateral Documents and irrevocably authorized the collateral agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Documents or other documents to which it is a party, together with any other incidental rights, power and discretions and (ii) execute each document expressed to be executed by the collateral agent on its behalf. Since the holders of the notes are not parties to the Collateral Documents, such holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Collateral Documents. The holders of the notes may only act by instruction to the trustee, which shall instruct the collateral agent. Notwithstanding the foregoing, in the event that the Company and the subsidiary guarantors incur additional Parity Lien Obligations, the rights of the holders of the notes to direct the trustee and the collateral agent to take action with respect to the Collateral shall be limited as described below under the caption “—Second Lien Pari Passu Intercreditor Arrangements.”

Below is a description of certain provisions of the Collateral Documents. On February 5, 2021, the collateral agent entered into the Senior Lien Intercreditor Agreement having the terms described below under the caption “—First Lien-Second Lien Intercreditor Arrangements.” The terms of the Senior Lien Intercreditor Agreement restrict the actions permitted to be taken by the collateral agent with respect to the Collateral on behalf of the holders of the Parity Lien Debt. To the extent that any additional Priority Lien Debt or Parity Lien Debt are incurred by the Company or a subsidiary guarantor, the authorized representative of the holders of such Priority Lien Debt or Parity Lien Debt, as the case may be, will be joined as a party to the Senior Lien Intercreditor Agreement or the Collateral Agency Agreement, as the case may be, which Senior Lien Intercreditor Agreement and Collateral Agency Agreement provide that the representatives and holders of such additional Priority Lien Debt and Parity Lien Debt will be subject to the terms of the Senior Lien Intercreditor Agreement.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Grantors will be entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Collateral Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents), to operate the Collateral, to alter the Collateral and to collect, invest and dispose of any income thereon. The Collateral Documents, however, generally require the Grantors to deliver to the collateral agent and for the collateral agent to maintain in its possession certificates evidencing pledges of Capital Stock to the extent such Capital Stock are certificated and to use commercially reasonable efforts to subject all applicable deposit accounts and securities accounts to a control agreement in favor of the collateral agent; provided that so long as any Priority Lien Obligations are outstanding, the collateral agent will appoint the Priority Lien Agent (or its designee) as agent of the collateral agent for purposes of perfecting its security interest in any Collateral that may be in the possession or control of the Priority Lien Agent, including certificated securities, deposit accounts and securities accounts. Subject to the intercreditor provisions described below, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the provisions of the Senior Lien Intercreditor Agreement and the Collateral Documents:

•

all of the rights of the Grantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested in the collateral agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

•	the collateral agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Collateral Documents.

Upon the occurrence and during the continuance of an Event of Default, the Collateral Documents provide that the collateral agent will, at the direction of the holders of a majority in principal amount of the initial notes and the PIK notes then outstanding (or their representative), foreclose upon and sell the applicable Collateral and to distribute the net proceeds of any such sale to the holders of Parity Lien Obligations in accordance with, and subject to, the provisions of the Senior Lien Intercreditor Agreement. However, the collateral agent’s right to take actions with respect to the Collateral will be severely limited for so long as any Priority Lien Obligations are outstanding. In general, if any Priority Lien Obligations are outstanding, all enforcement decisions with respect to the Collateral will be made by the holders of Priority Lien Debt (or their representative). In the event of the enforcement of the security interests following an Event of Default at a time when no Priority Lien Debt are outstanding, the collateral agent, in accordance with the provisions of the indenture, the Collateral Documents and the intercreditor arrangements described below, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration) of the Collateral received by it under the Collateral Documents for the ratable benefit of the holders of Parity Lien Obligations.

First Lien-Second Lien Intercreditor Arrangements. On February 5, 2021, the collateral agent, the Senior Credit Facility Agent and the Grantors party thereto entered into the Senior Lien Intercreditor Agreement. The rights of the holders of the notes and the collateral agent with respect to the Collateral securing the notes and the notes guarantees are materially limited pursuant to the terms of the Senior Lien Intercreditor Agreement.

Relative Priorities. Irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document or a Parity Lien Document, (v) the modification of a Priority Lien Obligation permitted under the Senior Lien Intercreditor Agreement and the Priority Credit Agreement or a Parity Lien Obligation permitted under the Senior Lien Intercreditor Agreement and the indenture, or (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the Company or other Person that is permitted under the Priority Lien Documents as in effect on February 5, 2021 or securing a DIP Financing, or the subordination of a Lien on Collateral securing a Parity Lien Obligation to a Lien securing another obligation of the Company or other Person (other than a Priority Lien Obligation) that is permitted under the Parity Lien Documents as in effect on February 5, 2021, the Parity Lien Secured Parties have agreed that (x) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Parity Liens on any Collateral and (y) any Parity Lien on any Collateral now or hereafter held by or for the benefit of any Parity Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral.

The Senior Lien Intercreditor Agreement provides that (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents (but not in excess of the Priority Lien Cap), (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased (but not in excess of the Priority Lien Cap) or reduced and subsequently reborrowed, and (iii) (A) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations may be increased (but not in excess of the Priority Lien Cap), extended, renewed, Refinanced or otherwise amended, restated or modified from time to time, all without affecting the subordination of the Parity Liens to the Priority Liens securing the Priority Lien Obligations that are not in excess of the Priority Lien Cap.

No New Liens. The Senior Lien Intercreditor Agreement provides that so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its Subsidiaries to, (a) grant or permit any additional Liens on any asset of such Grantor or Subsidiary to secure any Parity Lien Obligation, or take any action to perfect any additional Liens securing any Parity Lien Obligation, unless it has granted, or substantially concurrently therewith grants (or offers to grant) or grants within ten Business Days thereafter, a Lien on such asset of such Grantor or Subsidiary to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens securing the Priority Lien Obligations; provided, however, that the refusal or inability of the Priority Lien Agent to accept such Lien will not prevent the collateral agent from taking the Lien or (b) grant or permit any additional Liens on any asset of such Grantor or Subsidiary to secure any Priority Lien Obligation, or take any action to perfect any additional Liens securing any Priority Lien Obligation, unless it has granted, or substantially concurrently therewith grants (or offers to grant) or grants within ten Business Days thereafter, a Lien on such asset of such Grantor or Subsidiary to secure the Parity Lien Obligations and has taken all actions (or takes all actions) required to perfect such Liens securing the Parity Lien Obligations (except Liens on any Collateral that can be perfected by the possession or control of such Collateral, which possession or control is given in favor of any Priority Lien Secured Party); provided, however, the refusal or inability of the collateral agent to accept such Lien will not prevent the Priority Lien Agent from taking the Lien.

Similar Collateral and Agreements. The parties to the Senior Lien Intercreditor Agreement acknowledge and agree (a) that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be identical, (b) to cooperate in good faith in order to determine the specific assets included in the Collateral, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Parity Lien Documents in respect of the Priority Lien Obligations and the Parity Lien Obligations, respectively, (c) that the Parity Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Parity Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, and (iii) provisions in the Parity Lien Security Documents which are solely applicable to the rights and duties of the collateral agent and/or the security trustee and (d) that at no time shall there be any Grantor that is either (i) an obligor in respect of the Parity Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations, or (ii) an obligor in respect of the Priority Lien Obligations that is not also an obligor in respect of the Parity Lien Obligations.

Limitation on Enforcement Action. Prior to the Discharge of Priority Lien Obligations but subject to the provisions described in “—Collateral—First Lien-Second Lien Intercreditor Arrangements—Standstill Period; Permitted Enforcement Action,” no Parity Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Parity Lien Security Document, applicable law or otherwise (including but not limited to any right of setoff); the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of any Parity Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the New York Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The collateral agent, on behalf of the Parity Lien Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Parity Liens in the Collateral or to create, preserve or protect (but not enforce) the Parity Liens in the Collateral. Nothing in the Senior Lien Intercreditor Agreement limits the right or ability of the Parity Lien Secured Parties to (a) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations (other than Excess Priority Lien Obligations) after giving effect thereto or (b) file a proof of claim with respect to the Parity Lien Obligations. Following the Discharge of Priority Lien Obligations, the collateral agent or any other Parity Lien Secured Party shall have the sole and exclusive right to enforce against or realize upon, or take any other action available to it in respect of, any Collateral.

Standstill Period; Permitted Enforcement Action. Prior to the Discharge of Priority Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to a material portion of the Collateral as a result of (a) any injunction issued by a court of competent jurisdiction or (b) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding) since the date on which the collateral agent has delivered to the Priority Lien Agent written notice of the acceleration of any Parity Lien Debt (the “Standstill Period”), the collateral agent and the other Parity Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Standstill Period or anything in the Parity Lien Documents to the contrary, in no event may any Parity Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if any Priority Lien Secured Party shall have commenced prior to the expiration of the Standstill Period, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding; provided, further, that, at any time after the expiration of the Standstill Period, if no Priority Lien Secured Party shall have commenced and be diligently pursuing the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then no Priority Lien Secured Party or the Priority Lien Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the rights of the Parity Lien Secured Parties following expiration of the Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to (i) to be named as loss payee under any insurance policies maintained from time to time by any Grantor (provided that, in such case, it shall also be named as an additional loss payee, as applicable, for the benefit of the collateral agent and the other Parity Lien Secured Parties; provided further that in the event the Priority Lien Agent is not so named, then the collateral agent shall be entitled to be named as additional loss payee (with the priorities, and subject to the terms, as set forth in the Senior Lien Intercreditor Agreement)), (ii) adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations). If the collateral agent or any Parity Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the collateral agent or any other Parity Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the collateral agent and any such Parity Lien Secured Party shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the rights of the Parity Lien Secured Parties following expiration of the Standstill Period). Following the Discharge of Priority Lien Obligations, the collateral agent or any other Parity Lien Secured Parties shall have the sole and exclusive right to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.

No Interference. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the rights of the Parity Lien Secured Parties following expiration of the Standstill Period), no Parity Lien Secured Party will (i) take or cause to be taken any action the purpose or effect of which is, or could be, to make any Parity Lien pari passu with, or to give such Parity Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (ii) challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Senior Lien Intercreditor Agreement, (iii) take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent in any enforcement action, (iv) have any right to (A) direct any Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by any Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and no Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) seek, and each Parity Lien Secured Party has waived, any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Senior Lien Intercreditor Agreement, (viii) object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, or (ix) assert, and each Parity Lien Secured Party has waived, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

Purchase Option. On or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding, or (ii) the Priority Lien Agent has delivered to the collateral agent written notice of the acceleration of the Priority Lien Obligations (each of the foregoing clauses (i) and (ii), a “Purchase Event”), each of the holders of the Parity Lien Debt and each of their respective designated Affiliates (any of such holder(s) or designated Affiliate(s), the “Parity Lien Purchasers”) will have the right, at their sole option and election (but will not be obligated), upon prior written notice to the Priority Lien Agent (with a copy to the collateral agent), to purchase from the Priority Lien Secured Parties (A) all (but not less than all) Priority Lien Obligations (including any Priority Lien Obligations constituting Excess Priority Lien Obligations unless otherwise excluded as provided in the following sentence) and (B) if applicable, Obligations (including principal, unpaid interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Such notice may be given at any time, unless such election excludes the purchase of the Excess Priority Lien Obligations, in which case, such notice must be given within 90 days of the relevant Purchase Event. Promptly following the receipt of such notice from the Parity Lien Purchasers, the Priority Lien Agent will deliver to the collateral agent and the Parity Lien Purchasers a statement of the amount of Priority Lien Debt, other Priority Lien Obligations (other than any Priority Lien Obligations constituting Excess Priority Lien Obligations unless otherwise to be included) and DIP Financing (including unpaid interest, fees, expenses and other obligations in respect of such DIP Financing) provided by any of the Priority Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered as described in the following paragraph. The right to purchase will expire unless, within ten Business Days after the receipt by the collateral agent and the Parity Lien Purchasers of such statement of amount from the Priority Lien Agent, the collateral agent (acting at the direction of the Parity Lien Purchasers) delivers to the Priority Lien Agent an irrevocable commitment of the Parity Lien Purchasers to purchase all (but not less than all) (x) of the Priority Lien Obligations, other than any Priority Lien Obligations constituting Excess Priority Lien Obligations unless otherwise to be included and (y) if applicable, Obligations (including principal, unpaid interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth in the Senior Lien Intercreditor Agreement.

On the date specified by the collateral agent (on behalf of the Parity Lien Purchasers) in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Parity Lien Purchasers all (but not less than all) (x) Priority Lien Obligations, other than any Priority Lien Obligations constituting Excess Priority Lien Obligations unless otherwise to be included and (y) if applicable, Obligations provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:

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payment in cash, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full par value amount of (A) all Priority Lien Obligations (other than outstanding letters of credit as referred to in the following bullet point) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations unless otherwise to be included and (B) if applicable, all Obligations (and related obligations, including unpaid interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then outstanding (including principal, unpaid interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedging Obligations that constitute Priority Lien Obligations the Parity Lien Purchasers shall cause the applicable agreements governing such Hedging Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated using the market quotation method and after giving effect to any netting arrangements;

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a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than 105% of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the collateral agent (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and

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any agreements, documents or instruments which the Priority Lien Agent may reasonably request in writing pursuant to which (A) the representative appointed by the Parity Lien Purchasers to assume the obligations of the Priority Lien Agent (the “Priority Lien Successor Agent”) and the Parity Lien Purchasers expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents and in connection with the Obligations (including principal, unpaid interest, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing, as applicable, on and after the date of the purchase and sale and (B) the Priority Lien Successor Agent becomes the successor agent thereunder.

Such purchase of the Priority Lien Obligations and, if applicable, the Obligations provided by any of the Priority Lien Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the Parity Lien Purchasers giving notice to the Priority Lien Agent of their interest to exercise the purchase option hereunder according to each such Parity Lien Purchaser’s portion of the Parity Lien Debt outstanding on the date of purchase or such portion as such Parity Lien Purchasers may otherwise agree among themselves. Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the applicable Priority Lien Secured Party shall represent and warrant severally as to the Priority Lien Obligations, and, if applicable, the Obligations provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party owns such Priority Lien Obligations and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but, except with respect to cash collateral held by the issuer(s) of such letters of credit, only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Parity Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

Release of Liens; Automatic Release of Parity Liens. (a) Prior to the Discharge of Priority Lien Obligations, in the event the Priority Lien Agent or the requisite Priority Lien Secured Parties under the Priority Lien Documents release the Priority Lien on any Collateral, the Parity Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is permitted under the Parity Lien Documents, (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Parity Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations.

Certain Agreements With Respect to Insolvency or Liquidation Proceedings. The Senior Lien Intercreditor Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor or any of their Subsidiaries. All references to the Company or any Subsidiary of any Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding. The provisions of the Senior Lien Intercreditor Agreement described under this caption “—Collateral—First Lien-Second Lien Intercreditor Arrangements—Certain Agreements With Respect to Insolvency or Liquidation Proceedings” shall be in full force and effect prior to the Discharge of Priority Lien Obligations.

If any Grantor or any of their Subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, no Parity Lien Secured Party will raise any objection, contest or oppose, and each Parity Lien Secured Party will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Priority Lien Agent (acting at the direction of the requisite Priority Lien Secured Parties under the Priority Lien Documents) opposes or objects to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) the maximum principal amount of indebtedness incurred in respect of such DIP Financing (the “DIP Cap”) exceeds the sum of (A) the Priority Lien Obligations outstanding under the Priority Credit Agreement immediately prior to the commencement of any such Insolvency or Liquidation Proceeding to the extent refinanced with proceeds of such DIP Financing and (B) the lesser of (x) $101,000,000 and (y) 15% of loans and unused commitments outstanding under the Priority Credit Agreement immediately prior to the commencement of any such Insolvency or Liquidation Proceeding, (iii) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral (other than as contemplated by the second following paragraph) or require the confirmation of a plan of reorganization or liquidation, as applicable, containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof), and/or (iv) any such DIP Financing is secured by Liens that rank junior to the Priority Liens; provided that the Parity Lien Secured Parties are not deemed to have waived any right to object to a DIP Financing to the extent such DIP Financing contains or affects (w) any rights to credit bid on the Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) but only to the extent such credit bid would provide for the Discharge of Priority Lien Obligations, (x) any right to object solely to any provisions in any DIP Financing relating to, describing or requiring any specific and material terms of a plan of reorganization or the sale of a substantial part of the Collateral (other than as contemplated by the second following paragraph), (y) any rights to assert any objection with respect to any proposed orders to set bidding or related sales procedures in connection with such disposition (other than as contemplated by the second following paragraph) or (z) any right to object to or contest any DIP Financing solely as to the aggregate principal amount of such DIP Financing, plus the aggregate outstanding principal amount of Priority Lien Obligations exceeding the DIP Cap. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the collateral agent will, for itself and on behalf of the other Parity Lien Secured Parties, subordinate the Parity Liens on the Collateral to the Priority Liens, to such DIP Financing Liens and to any carve-out in connection with such Insolvency or Liquidation Proceeding, so long as the collateral agent retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens as existed prior to the commencement of the case under the Bankruptcy Code.

Each Parity Lien Secured Party has agreed not to propose, support or enter into any DIP Financing prior to the Discharge of Priority Lien Obligations without the consent of the Priority Lien Agent, in its sole discretion, unless (x) the Liens securing such DIP Financing shall be secured by Liens that rank junior to the Priority Liens and (y) such DIP Financing does not refinance any Parity Lien Obligations which, in connection with the relevant Insolvency or Liquidation Proceeding, are repaid in cash prior to the Discharge of Priority Lien Obligations.

Each Parity Lien Secured Party has agreed that, until the Discharge of Priority Lien Obligations has occurred, it shall be deemed to have consented to and will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to the same and all Priority Liens and Parity Liens will attach to the proceeds of the sale in the same respective priorities as set forth in the Senior Lien Intercreditor Agreement and the net cash proceeds of any such sale or Disposition under Section 363(b) of the Bankruptcy Code are concurrently and permanently applied to the Priority Lien Obligations (other than any Excess Priority Lien Obligations) and any DIP Financing (not to exceed the DIP Cap) provided by the Priority Lien Secured Parties, together with a concurrent permanent reduction of the applicable commitments of the Priority Lien Secured Parties under the applicable Priority Lien Documents.

Each Parity Lien Secured Party, has waived, until the Discharge of Priority Lien Obligations has occurred, any claim that may be had against any Priority Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with the Senior Lien Intercreditor Agreement), or request for adequate protection or administrative expense priority under Section 364 of the Bankruptcy Code to the extent the Liens securing any Priority Lien Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing.

Each Parity Lien Secured Party has agreed that, until the Discharge of Priority Lien Obligations has occurred, it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by any Priority Lien Secured Party for adequate protection or (ii) any objection by any Priority Lien Secured Party to any motion, relief, action or proceeding based on any Priority Lien Secured Party claiming a lack of adequate protection, except that the Parity Lien Secured Parties may:

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freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated (as described in “—Collateral—First Lien-Second Lien Intercreditor Arrangements—Relative Priorities”) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties and without limiting the generality of the foregoing, to the extent that the Priority Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then no Parity Lien Secured Party shall be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable);

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freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations; and

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freely file (i) proof of claims or statements of interest in respect of the Parity Lien Obligations and (ii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Parity Lien Secured Parties, including without limitation any claims secured by the Collateral.

Each Parity Lien Secured Party has waived, until the Discharge of Priority Lien Obligations has occurred, any claim it or any other Parity Lien Secured Party may now or hereafter have against any Priority Lien Secured Party (or its representatives) arising out of any election by any Priority Lien Secured Party, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

Each Parity Lien Secured Party has agreed that in any Insolvency or Liquidation Proceeding, it shall not support or vote to accept any plan of reorganization or liquidation that is inconsistent with the priorities or other provisions of the Senior Lien Intercreditor Agreement unless such plan is accepted by the Class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the Discharge of Priority Lien Obligations on the effective date of such plan of reorganization or liquidation, as applicable; otherwise, each Parity Lien Secured Party shall remain entitled to vote its claims in any such Insolvency or Liquidation Proceeding.

Each Parity Lien Secured Party has agreed that, until the Discharge of Priority Lien Obligations has occurred and as otherwise described in “—Collateral—First Lien-Second Lien Intercreditor Arrangements—Standstill Period; Permitted Enforcement Actions,” no Parity Lien Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the

Bankruptcy Code or from any other stay or other prohibition in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the Priority Lien Agent.

Each Parity Lien Secured Party has agrees that, until the Discharge of Priority Lien Obligations has occurred, no Parity Lien Secured Party shall oppose or seek to challenge (or join or support any third party in opposing or seeking to challenge) any claim by any Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Priority Liens subject to the Priority Lien Cap. No Priority Lien Secured Party shall oppose or seek to challenge any claim by any Parity Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Parity Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Parity Liens on the Collateral to the extent set forth in the first bullet point of the fourth preceding paragraph.

Without the express written consent of the Priority Lien Agent, no Parity Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses, or to the cash collateralization of letters of credit, under Section 506(b) of the Bankruptcy Code.

Until the Discharge of Priority Lien Obligations has occurred, notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then each Parity Lien Secured Party agrees that any distribution or recovery it may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the collateral agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Parity Lien Secured Party has appointed the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, as the attorney-in-fact of such Parity Lien Secured Party for the limited purpose of carrying out the provisions of this paragraph and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes thereof.

No Parity Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest any credit bid by the Priority Lien Agent, so long as it is in compliance with the Senior Lien Intercreditor Agreement.

Without the consent of the Priority Lien Agent in its sole discretion, no Parity Lien Secured Party will file or join an involuntary bankruptcy petition or claim or seek the appointment of an examiner or a trustee for any Grantor or any of their Subsidiaries, in each case solely in its capacity as a Parity Lien Secured Party (but not in any other capacity).

Each Parity Lien Secured Party waives, until the Discharge of Priority Lien Obligations has occurred, any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law as against any Priority Lien Secured Party or any of the Collateral, except as expressly permitted by the Senior Lien Intercreditor Agreement.

Reinstatement. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor any amount paid in respect of the Secured Obligations of such Secured Party (a “Recovery”) for any reason whatsoever, then the Secured Obligations shall be reinstated to the extent of such Recovery and such Secured Parties shall be entitled to a reinstatement of the applicable Secured Obligations with respect to all such recovered amounts. Each Parity Lien Secured Party agrees that if, at any time, a Parity Lien Secured Party receives notice from the Priority Lien Agent of any Recovery in respect of the Priority Lien Obligations, such Parity Lien Secured Party shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in the Senior Lien Intercreditor Agreement shall be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations.

Postponement of Subrogation. Each Parity Lien Secured Party agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of the Senior Lien Intercreditor Agreement shall entitle any Parity Lien Secured Party to exercise any rights of subrogation in respect thereof, and waives any rights of subrogation it may acquire as a result of any payment thereunder, until the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Parity Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

Application of Proceeds. Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

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first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations (together with a concurrent permanent reduction of the applicable commitments of the Priority Lien Secured Parties under the applicable Priority Lien Documents pursuant to the terms thereof),

•	second, to the payment in full in cash of all Parity Lien Obligations,

•	third, to the payment in full in cash of all Excess Priority Lien Obligations, and

•	fourth, to the Company or as otherwise required by applicable law.

Second Lien Pari Passu Intercreditor Arrangements. If the Company or any subsidiary guarantor incurs any additional Parity Lien Obligations that are permitted to be secured by the Collateral on a pari passu basis with the notes (unless such debt is issued under an existing Parity Lien Document for any Series of Parity Lien Debt whose Parity Lien Representative is already a party to the Collateral Agency Agreement), the collateral agent and the representative of the holders of such additional Parity Lien Obligations will enter into a Collateral Agency Joinder substantially in the form attached as an exhibit to the Collateral Agency Agreement. Under the Collateral Agency Agreement, the holders of the notes and the PIK notes will be represented by the trustee and the holders of each other class of Parity Lien Obligations will be represented by their designated agent. The Collateral Agency Agreement provides for the priorities and other relative rights among the holders of the notes and the PIK notes and the holders of the other Parity Lien Obligations, including, among other things, that all of the Parity Lien Obligations will be secured equally and ratably by the Parity Liens established in favor of the collateral agent (and/or the security trustee) for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations. Any Parity Lien Security Document entered into from time to time after the February 5, 2021 shall be in all material respects the same form of document as a comparable Parity Lien Security Document entered into on February 5, 2021 creating Liens on the Collateral.

The Parity Liens on the Collateral will automatically be released:

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in whole, upon (A) payment in full in cash and discharge of all outstanding Parity Lien Debt and all other Parity Lien Obligations that are outstanding due and payable at the time all of the Parity Lien Debt is paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made), (B) termination or expiration of all commitments to extend credit under all Parity Lien Documents and (C) the cancellation or termination or cash collateralization (at the lower of (1) 100% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents;

•

as to any Collateral of a Grantor that is (x) released from its guarantee under each Parity Lien Document and (y) is not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;

•

as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by, or the collateral agent otherwise receives written direction to release such Collateral in, an Act of Parity Lien Debtholders;

•	in whole or in part, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;

•

as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents, and (B) the Company has delivered an officers’ certificate to the collateral agent certifying that all such necessary consents have been obtained; or

•

if and to the extent, and in the manner, required by the Senior Lien Intercreditor Agreement, as described in “—Collateral—First Lien-Second Lien Intercreditor Arrangements—Release of Liens; Automatic Release of Parity Liens.”

Except as described in the preceding paragraph, the collateral agent will not release or subordinate any Parity Lien of the collateral agent or consent to the release or subordination of any Parity Lien of the collateral agent, except:

•	as directed by an Act of Parity Lien Debtholders accompanied by an officers’ certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document;

•

to release or subordinate Liens on Collateral to the extent permitted by each applicable Parity Lien Document; provided that the collateral agent receives an officers’ certificate and an opinion of counsel stating that all conditions precedent and covenants under the Parity Lien Documents and the other Parity Lien Security Documents have been met for any release or subordination, and stating under which circumstance of the applicable Parity Lien Documents the Collateral is being released or the Lien on the Collateral is being subordinated, as applicable;

•	as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

•

for the subordination of the Collateral and the Parity Liens to the extent required by the Senior Lien Intercreditor Agreement; provided that the collateral agent receives an officers’ certificate confirming the foregoing.

If the collateral agent (and/or the security trustee) at any time receives written notice from a Parity Lien Representative stating that a Parity Lien Debt Default has occurred, the collateral agent will promptly deliver written notice thereof to each other Parity Lien Representative. Thereafter, the collateral agent shall await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Senior Lien Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the collateral agent’s (and/or the security trustee’s) interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the collateral agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders. Unless it has been directed to the contrary by an Act of Parity Lien Debtholders, the collateral agent (and/or the security trustee) in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Parity Lien Document as it may deem advisable and in the interest of the holders of Parity Lien Obligations, subject to the Senior Lien Intercreditor Agreement. The collateral agent (and the security trustee) shall have no obligation to commence and will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations to the extent permitted pursuant to the Intercreditor Agreement) unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and received indemnity satisfactory to it and then only in accordance with the provisions of the Collateral Agency Agreement and the Senior Lien Intercreditor Agreement.

Subject to the terms of the Senior Lien Intercreditor Agreement, the collateral agent will apply the proceeds of any foreclosure, collection, sale or other realization upon, or any other Enforcement Action with respect to, any Collateral and the proceeds thereof, any condemnation proceeds with respect to the Collateral, and any other amounts required to be delivered to the collateral agent by any Parity Lien Secured Party or Parity Lien Representative pursuant to the Collateral Agency Agreement for such purpose, in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Agency Agreement on account of the collateral agent’s and the trustee’s fees and expenses and any documented out-of-pocket legal fees, costs and expenses or other liabilities of any kind actually incurred by the collateral agent and/or the trustee in connection with any Parity Lien Document, including but not limited to amounts necessary to provide for the expenses of the collateral agent in maintaining and disposing of the Collateral (including, but not limited to, indemnification obligations and reimbursements);

SECOND, to the repayment of Indebtedness and other obligations in respect thereof (but excluding Excess Priority Lien Obligations secured by a Permitted Prior Lien on the Collateral sold or realized upon) to the extent that such other Indebtedness or obligation is to be discharged (in whole or in part) in connection with such sale;

THIRD, equally and ratably to the respective Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the applicable Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding but excluding contingent indemnity obligations for which no claim has been made), and including the discharge or cash collateralization (at the lower of (1) 100% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all other outstanding letters of credit and bankers’ acceptances or the backstop thereof pursuant to arrangements reasonably satisfactory to the relevant issuing bank, if any, constituting Parity Lien Debt;

FOURTH, to the repayment of Excess Priority Lien Obligations secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or obligation is to be discharged (in whole or in part) in connection with such sale; and

FIFTH, subject to the Senior Lien Intercreditor Agreement, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the applicable Grantor, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

If any portion of the proceeds of the Collateral is in the form of cash, then such cash shall be applied pursuant to the priorities set forth above before any non-cash proceeds are applied pursuant to such priorities; provided that, irrespective of the terms of any plan of reorganization or liquidation (including the confirmation of such plan of reorganization or liquidation pursuant to section 1129(b) of the Bankruptcy Code or the equivalent provision of any other Bankruptcy Laws), each of the Parity Lien Representatives agrees to turn over to the collateral agent amounts otherwise received or receivable by them under such plan of reorganization or liquidation to the extent necessary to effectuate the intent of the foregoing.

Junior Lien Intercreditor Arrangements. If the Company or any subsidiary guarantor incurs any Indebtedness which is permitted to be secured by the Collateral on a junior basis to the Liens securing the notes (“Junior Lien Indebtedness”), the representative of the holders of the Junior Lien Indebtedness will enter into a Junior Lien Intercreditor Agreement.

Certain Limitations on the Collateral. No appraisals of any of the Collateral have been prepared by or on behalf of the Company or any subsidiary guarantor in connection with the issuance and sale of the notes. The value of the Collateral in the event of liquidation will depend on many factors, and the Collateral is subject to the limitations as set forth in the Collateral Documents. Proceeds from the sale of Collateral will be required to be applied to repay Priority Lien Debt before any funds will be available to satisfy claims with respect to the notes. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due on the notes. See “Risk Factors—Risks Related to the Notes—The value of the Collateral securing the Notes may not be sufficient to ensure repayment of the Notes because the holders of obligations under the Exit Credit Facility and other first-priority lien obligations will be paid first from the proceeds of the Collateral. It may be difficult to realize the value of the Collateral securing the Notes and the guarantees.”

The fair market value of the Collateral is subject to fluctuations based on a number of factors, including, among others, prevailing interest rates, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral will be dependent on numerous factors, including the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, some of the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral that remain after any required repayment of Priority Lien Debt will be sufficient to pay the Company’s and the subsidiary guarantors’ Obligations under the notes. Any claim for the difference between the amount, if any, realized by holders from the sale of Collateral securing the notes and the Obligations under the notes will rank equally in right of payment with all of the Company’s and the subsidiary guarantors’ other unsecured senior debt and other unsubordinated obligations, including trade payables. To the extent that third parties establish Liens on the Collateral, such third parties could have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the collateral agent or the holders to realize or foreclose on the Collateral. The Company may also issue additional Priority Lien Debt and Parity Lien Obligations which would be secured by the Collateral, the effect of which would be to increase the amount of Indebtedness secured on a senior basis or equally and ratably, as the case may be, by the Collateral. The ability of the holders to realize on the Collateral may also be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “—Certain Bankruptcy Limitations.”

Further Assurances. The Collateral Documents and the indenture provide that the Company and the subsidiary guarantors shall, at their sole expense, do all acts that may be reasonably necessary to confirm that the collateral agent holds, for the benefit of the holders and the trustee, duly created, enforceable and perfected Liens in the Collateral, subject only to Permitted Liens. As necessary, or upon request of the collateral agent, the Company and the subsidiary guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions as may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Collateral Documents, to the extent permitted by applicable law.

Impairment of Security Interest. The Company and the subsidiary guarantors are not permitted to grant to any Person, or permit any Person to retain (other than the collateral agent), any security interest or Lien whatsoever in the Collateral, other than Permitted Liens. For the avoidance of doubt, nothing in this paragraph will restrict the Incurrence of Permitted Additional Debt secured by Permitted Liens.

Certain Bankruptcy Limitations. In addition to the limitations described above, the right of the collateral agent to obtain possession, exercise control over or dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if the Company or any subsidiary guarantor becomes a debtor under the Bankruptcy Code prior to the collateral agent having obtained possession, exercised control over or disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited by the automatic stay from obtaining possession of its collateral from a debtor in a bankruptcy case, or from exercising control over or disposing of collateral taken from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments provided the secured creditor is given “adequate protection.”

The term “adequate protection” is not defined in the Bankruptcy Code, but it includes making periodic cash payments, providing an additional or replacement Lien or granting other relief, in each case to the extent that the collateral decreases in value during the pendency of the bankruptcy case as a result of, among other things, the imposition of the automatic stay, the use, sale or lease of such collateral or any grant of a “priming Lien” in connection with a DIP Financing. The type of adequate protection provided to a secured creditor will vary according to the circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or when the collateral agent could repossess or dispose of the Collateral, or whether or to what extent holders would be compensated for any delay in payment or decrease in value of the Collateral through the requirement of “adequate protection.”

The collateral agent is only permitted to seek adequate protection without the consent of the Senior Credit Facility Agent in the form of additional or replacement Liens on the Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding), or additional or replacement collateral to secure the notes, as long as, in each case, the Senior Credit Facility Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens for the benefit of the Parity Lien Obligations are subordinated to the Liens securing the Priority Lien Debt to the same extent as the Liens on the Collateral are subordinated to the Liens securing the Priority Lien Debt.

Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior or pari passu Liens) is not sufficient to repay all amounts due on the notes, the holders would hold secured claims to the extent of the value of the Collateral (after taking into account the amount of the Priority Lien Debt) and would hold unsecured claims with respect to any shortfall. Under the Bankruptcy Code, a secured creditor’s claim includes interest and any reasonable fees, costs or charges provided for under the agreement under which such claim arose if the claims are over secured. In addition, if the Company or the subsidiary guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may void certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including transfers held to be preferences or fraudulent conveyances.

In the event the Company or any subsidiary guarantor becomes a debtor in a bankruptcy case, the Company or such subsidiary guarantor may enter into DIP Financing in such case. As a result of such DIP Financing, the Liens on the Collateral securing the notes and the notes guarantees may, without any further action or consent by the trustee, the collateral agent or the holders, be made junior and subordinated to Liens granted to secure such DIP Financing so long as the Company or the applicable subsidiary guarantor can show that (i) it could not obtain credit otherwise and (ii) there is adequate protection of the interest of the holder of the Lien on the assets on which such priming Lien is proposed to be granted. See “Risk Factors—Risks Related to the Notes—If a bankruptcy petition were filed by or against Finco or a subsidiary guarantor, holders of the Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the Notes” and “—Any future pledge of Collateral may be avoidable in bankruptcy.”

Release. The Liens on the Collateral will be released with respect to the notes and the notes guarantees:

•	as described in “—Collateral—First Lien-Second Lien Intercreditor Arrangements—Release of Liens; Automatic Release of Parity Liens”;

•	as described in “—Collateral—Second Lien Pari Passu Intercreditor Arrangements”;

•	in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on, the notes;

•	in whole, upon satisfaction and discharge of the indenture as described under “—Discharge and Defeasance”;

•	in whole, upon a legal defeasance or covenant defeasance as described under “—Discharge and Defeasance”;

•

in part, as to any property or asset constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the subsidiary guarantors in a transaction permitted by the Priority Lien Documents (whether or not an “event of default” under the Priority Lien Documents or any Parity Lien Security Documents has occurred and is continuing) if all other Liens on that asset securing the Priority Lien Debt (including all commitments thereunder) are released, (B) that is sold or otherwise disposed of or deemed disposed of in a transaction permitted by “—Certain Covenants—Asset Sales,” (C) that is owned by a subsidiary guarantor to the extent such subsidiary guarantor has been released from its notes guarantee in accordance with the indenture or (D) otherwise in accordance with, and as expressly provided for under, the indenture (including a release of Excluded Property in connection with an Incurrence of Permitted Indebtedness secured by a Permitted Lien); or

•	as described under “—Amendment, Supplement and Waiver.”

Upon any sale or disposition of Collateral in compliance with the indenture and the Collateral Documents, the Liens in favor of the collateral agent on such Collateral and (subject to the provisions described under “—After-Acquired Property”) all proceeds thereof shall automatically terminate and be released and the collateral agent will execute and deliver such documents and instruments as the Company and the subsidiary guarantors may request to evidence such termination and release (without recourse or warranty) without the consent of the holders.

The Company will furnish to the collateral agent and the trustee (if not the collateral agent), prior to each proposed release of Collateral pursuant to the Collateral Documents and the indenture, an officer’s certificate and opinion of counsel and such other documentation as is required by the indenture.

To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

Notwithstanding anything to the contrary in the preceding paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to the released Collateral.

The Company will not be required to comply with TIA §314(d) with respect to any of the following:

•	cash payments (including for the scheduled repayment of Indebtedness) in the ordinary course of business;

•	sales or other dispositions of inventory in the ordinary course of business;

•	collections, sales or other dispositions of accounts receivable in the ordinary course of business; and

•

sales or other dispositions in the ordinary course of business of any property the use of which is no longer necessary or desirable in, and is not material to, the conduct of the business of the Company and its Subsidiaries;

provided, however, the Company’s right to rely on the above will be conditioned upon the Company’s delivering to the trustee, within 30 calendar days following the end of each six-month period beginning on April 1 and October 1 of any year, an officer’s certificate to the effect that all releases during such six-month period in respect of which the Company did not comply with TIA §314(d) in reliance on the above were made in the ordinary course of business.

The Company will otherwise comply with the provisions of TIA §314.

Certain Covenants

Limitation on Liens. The indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien upon any property without making effective provision whereby the notes and notes guarantees shall be secured equally and ratably with (or, if the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured. The foregoing restrictions do not, however, apply to Indebtedness secured by Permitted Liens.

Limitation on Indebtedness. The indenture provides that the Company shall not and shall not permit any of the Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness, issue any Disqualified Stock or any shares of Preferred Stock; provided that the Company and the Restricted Subsidiaries may Incur Indebtedness and the Company may issue any Disqualified Stock, if the Consolidated Total Leverage Ratio for the Test Period immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued, as the case may be, would not exceed 6.50 to 1.00, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom) (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation), as if the additional Indebtedness had been Incurred or the Disqualified Stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of such Test Period; provided that, (a) other than with respect to any such Indebtedness constituting First Lien Indebtedness, both the Stated Maturity of any such Indebtedness shall be no earlier than February 15, 2028 and the Weighted Average Life to Maturity at the time such Indebtedness is Incurred shall not be less than the Weighted Average Life to Maturity of the notes issued on February 5, 2021 and (b) the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not subsidiary guarantors shall not exceed the greater of (i) $10,000,000 and (ii) 10% of

EBITDA for the most recently ended Test Period prior to incurring such Indebtedness; provided that the foregoing shall not prohibit the Incurrence of any of the following items of Indebtedness:

•	existing Indebtedness outstanding on February 5, 2021;

•	Indebtedness represented by the notes issued on February 5, 2021 and any PIK notes issued as a result of a PIK Payment;

•

Indebtedness under Senior Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $675,000,000 and (y) 45% of the Rig Value (not to exceed $900,000,000);

•

intercompany loans and advances made by the Company to any Restricted Subsidiary or by any Subsidiary to the Company or another Restricted Subsidiary; provided that any liabilities owed by the Company or any Restricted Subsidiary to the Company or any Subsidiary, as applicable, shall be subordinated in right of payment and security to the Securities Debt;

•	Indebtedness under any Swap Agreement entered into in the ordinary course of business and not for speculative purposes;

•

Indebtedness (“Assumed Acquisition Indebtedness”) of the Company, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or any Person not previously a Restricted Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary) assumed after February 5, 2021 in connection with, but not created in contemplation of, any Permitted Acquisition or other similar investment permitted under the indenture (and extensions, renewals or refinancings thereof that do not increase the principal amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing)); provided that the Liens (if any) with respect to such Indebtedness are limited to the applicable assets so acquired and the proceeds thereof (and not secured by Collateral under this sixth bullet point); provided further that:

•

if such Indebtedness is unsecured, then either (1) the Consolidated Total Leverage Ratio shall be less than or equal to the greater of (A) 6.5:1.0 and (B) the Consolidated Total Leverage Ratio immediately prior to the Incurrence of such Indebtedness, in the case of this clause (1), after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness, or (2) the Fixed Charge Coverage Ratio shall be greater than or equal 2.0:1.0 (or, if less, the Fixed Charge Coverage Ratio immediately prior to the Incurrence of such Indebtedness), in the case of this clause (2), after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness;

•

if such Indebtedness is secured (other than on a senior lien basis to the Securities Debt), the Consolidated Secured Leverage Ratio shall be less than or equal to the greater of (A) 6.5:1.0 and (B) the Consolidated Secured Leverage Ratio immediately prior to the Incurrence of such Indebtedness, in the case of this second bullet point, after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness; or

•

if such Indebtedness is secured on a senior Lien basis to the Securities Debt, the Consolidated First Lien Leverage Ratio shall be less than or equal to the greater of (A) 4.5:1.0 and (B) the Consolidated First Lien Leverage Ratio immediately prior to the Incurrence of such Indebtedness, in the case of this third bullet point, after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness;

•	any Indebtedness (“Permitted Additional Debt”); provided that:

•

if such Indebtedness is unsecured, after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated Total Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal 6.5:1.0; or

•

if such Indebtedness is secured on a junior Lien basis to the Securities Debt, (A) after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated Secured Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal to 6.5:1.0 and (B) the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement; or

•

if such Indebtedness is secured on a pari passu Lien basis to the Securities Debt, (A) after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated Secured Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal to 6.5:1.0 and (B) the holders of such Indebtedness shall have become party to the Senior Lien Intercreditor Agreement as holders of Series of Parity Lien Debt (as defined in the Senior Lien Intercreditor Agreement) and the Collateral Agency Agreement as holders of Parity Lien Debt; or

•

if such Indebtedness is secured on a senior Lien basis to the Securities Debt, (A) after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated First Lien Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal 4.5:1.0 and (B) the holders of such Indebtedness shall have become party to a Senior Lien Intercreditor Agreement;

provided further that (A) such Indebtedness shall be incurred or issued only by the Company, (B) such Indebtedness shall only be guaranteed by a subsidiary guarantor, (C) if secured, such Indebtedness shall be secured only by assets constituting the Collateral, (D) other than with respect to any such Indebtedness constituting First Lien Indebtedness, (x) if such Indebtedness is secured on a pari passu Lien basis to the Securities Debt, both the Stated Maturity of any such Indebtedness shall be no earlier than February 15, 2028 and the Weighted Average Life to Maturity at the time such Indebtedness is incurred shall not be less than the Weighted Average Life to Maturity of the notes issued on February 5, 2021 and (y) otherwise shall not have a scheduled maturity date prior to May 16, 2028 or have terms which provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to May 16, 2028 (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default) and the Weighted Average Life to Maturity at the time such Indebtedness is incurred shall not be less than 91 days after the Weighted Average Life to Maturity of the notes issued on February 5, 2021;

•

(A) Capitalized Lease Obligations of the Company or a Restricted Subsidiary and Indebtedness issued, incurred or assumed by the Company or a Restricted Subsidiary (including purchase money Indebtedness) to (x) renovate, repair, improve, install or upgrade any Rig or any other fixed or capital property, equipment or other assets of the Company or any Restricted Subsidiary or (y) acquire, lease, construct or otherwise finance the purchase price of any fixed or capital property, equipment or other assets of the Company or any Restricted Subsidiary or (B) Indebtedness of any Person that becomes a Restricted Subsidiary (or any Person not previously a Restricted Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary assumed after February 5, 2021 in connection with any Permitted Acquisition or other similar investment permitted under the indenture to acquire or construct any Rig); provided further that the aggregate principal amount of Indebtedness that is outstanding in reliance on this bullet point shall not exceed the greater of (i) $125,000,000 and (ii) 20% of EBITDA for the most recently ended Test Period prior to incurring such Indebtedness;

•

additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA for the most recently ended Test Period prior to incurring such Indebtedness;

•	Indebtedness Incurred in the ordinary course of business to finance take-or-pay obligations contained in supply arrangements;

•

obligations in respect of any agreement providing for treasury, depositary, purchasing card, credit cards or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions;

•	to the extent constituting Indebtedness, any Investment not prohibited by the indenture;

•	to the extent constituting Indebtedness, prepayments for property or services under any drilling contract, pool agreement or charterparty agreement in the ordinary course of business;

•	Guarantees or other similar obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding;

•

Indebtedness in respect of bids, trade contracts, performance guarantees, leases, letters of credit, statutory obligations, performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds and similar obligations, in each case provided in the ordinary course of business;

•

all premiums (if any), interest, PIK Payments, fees, expenses, charges and additional or contingent interest on any obligations permitted pursuant to any other clause of this restriction on Indebtedness; and

•	Permitted Refinancing Debt with respect to Indebtedness permitted by this restriction on Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt, and the amount of such debt will not be deemed to change as a result of fluctuations in currency exchange rates after such date of Incurrence or commitment; provided, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) accrued and unpaid interest, cash fees and expenses (including make-whole payments and premiums) on the refinancing Indebtedness and amounts to pay fees and expenses reasonably incurred, in each case, in connection with such extension, refinancing, repayment and reborrowing, renewal or replacement.

Notwithstanding any other provision of the restriction on the incurrence of Indebtedness, for purposes of calculating any ratios in order to test the ability to Incur any Indebtedness, the commitments under the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature shall be deemed to be fully drawn for purposes of such calculation.

Restricted Payments. The indenture provides that we shall not, and shall not permit any of the Restricted Subsidiaries, directly or indirectly,

•	to declare or pay any dividend or make any other payment or any distribution on account of the Company or any of the Restricted Subsidiaries’ Capital Stock (in each case, solely in such Person’s capacity as holder of such Capital Stock), including any dividend or distribution payable in connection with any merger or consolidation (other than: (A) dividends or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock); or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly-owned subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

•

purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

•

make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, one year prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness other than Subordinated Indebtedness held by the Company or any Restricted Subsidiary; or

•	make any Restricted Investment (all such payments and other actions referred to in the four bullet points above shall be referred to as a “Restricted Payment”);

provided that these provisions shall not prohibit:

•	Permitted Payments to Parent;

•

Restricted Payments in an amount equal to the fair market value of cash or other assets received as a capital contribution to the Company or the Net Proceeds from the issuance or sale of Capital Stock of the Company;

•

Restricted Payments in an aggregate amount not to exceed the sum of (A) $20,000,000, plus (B) as of the date of any Restricted Payment, an amount equal to (1) 50.0% of the amount equal to the following (which shall not be less than zero) (a) EBITDA for the period commencing with the first full fiscal quarter following February 5, 2021 and ending on the last day of the most recently ended fiscal quarter for which financial statements have been delivered or deemed delivered (or were required to be delivered) pursuant to the indenture preceding the date on which such Restricted Payment is made, less (b) all interest expense paid in cash during such period, less (c) all Taxes paid in cash during such period, less (d) all capital expenditures made in such period, less (e) any change in working capital, less (f) any cash add-backs made in the calculation of EBITDA in such period; less (2) the amount of all Restricted Payments, Investments and repayments of any Subordinated Indebtedness, in each case made in reliance on this clause (B) during the period from February 5, 2021 to the date of such Restricted Payment; provided that no Restricted Payments may be made pursuant to this clause (B) unless the Consolidated Total Leverage Ratio would not exceed 4.00 to 1.00 after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to such Restricted Payment and any concurrent Incurrence of Indebtedness; provided, further, that no Restricted Payments (other than Restricted Investments) may be made pursuant to this third bullet point at any time on or prior to December 31, 2021;

•

Restricted Payments in an amount equal to the fair market value of cash held by any business or company acquired by the Company or any of the Restricted Subsidiaries, provided such Restricted Payment is made in connection with such acquisition;

•

any redemption, retirement, sinking fund or similar payment, purchase or acquisition for value, direct or indirect, of any stock or stock equivalents of the Company (or any direct or indirect parent company thereof) or any of its Subsidiaries and repurchase, redemption or other acquisition for value of any stock or stock equivalents of the Company (or any direct or indirect parent company thereof) or any Subsidiary held by any current or former officer, director or employee pursuant to any equity-based compensation plan, management incentive plan, equity subscription agreement, stock option agreement, shareholders agreement, or other similar arrangement; provided that Restricted Payments pursuant to this fifth bullet point pursuant to any such arrangement solely for officers, directors and/or members of management of any such Person (as compared to general arrangements of such type for employees of any such Person) shall not exceed $600,000 in the aggregate in any fiscal year;

•

Restricted Payments by any Restricted Subsidiary to the Company, any subsidiary guarantor and any Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock); provided that, in the case of Restricted Payments by a non-wholly owned Restricted Subsidiary, a Restricted Payment may also be made to any other owner of Capital Stock of such non-wholly owned Restricted Subsidiary based on such owner’s relative ownership interests (or lesser share) of the relevant class of Capital Stock; or

•

in addition to the foregoing Restricted Payments, the Company may make additional Restricted Payments, in an aggregate amount, when taken together with the aggregate amount of loans and advances to Noble Parent Company or any other direct or indirect parent of the Company, not to exceed an amount at the time of making any such Restricted Payment and together with any other Restricted Payment made utilizing this seventh bullet point after February 5, 2021 shall not exceed $5,000,000 in the aggregate in any fiscal year.

Limitation on Restrictions on Distributions from Subsidiaries. The indenture provides that we shall not, and shall not permit any of the Restricted Subsidiary to, create or otherwise cause or permit to exist any consensual encumbrance or consensual restriction on the ability of any of the Restricted Subsidiary to:

•

pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

•	make loans or advances to the Company or any Restricted Subsidiary; or

•	sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock, (y) the subordination of (including the application of any standstill period to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary and (z) the provisions contained in documentation governing or relating to Indebtedness requiring transactions between or among the Company and any Restricted Subsidiary or between or among any Restricted Subsidiaries to be on fair and reasonable terms or on an arm’s-length basis, in each case, shall not be deemed to constitute such an encumbrance or restriction; provided further than these restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

•

agreements or instruments governing or relating to Indebtedness as in effect on February 5, 2021 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements, whether or not such Indebtedness is incurred concurrently with or subsequent to the issuance of the notes;

•	the indenture, the notes, the notes guarantees and the Securities Documents;

•

customary provisions contained in agreements or instruments governing other Indebtedness permitted to be incurred under the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements;

•	applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

•

any agreement or instrument governing or relating to Indebtedness or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (other than any agreement or instrument entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

•	customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

•

purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in the third bullet point in the first set of bullet points above in this “—Limitation on Restrictions on Distributions from Subsidiaries” section or any encumbrance or restriction pursuant to a joint venture agreement or similar arrangement that imposes restrictions on the transfer of the assets of the joint venture or similar arrangement;

•

any agreement for the sale or other Disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other Disposition;

•

Permitted Refinancing Debt; provided that either (i) the restrictions contained in the agreements or instruments governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being refinanced or (ii) the Company determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the notes;

•	Liens permitted to be incurred under the indenture that limit the right of the debtor to Dispose of the assets subject to such Liens;

•

provisions limiting the Disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

•

restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

•	any customary leases for Rigs and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Rig or other such asset financed;

•	customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations permitted under the indenture; and

•

any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing first through fourteenth bullet points, or in this fifteenth bullet point; provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

Limitation on Affiliate Transactions. The indenture provides that we shall not, and shall not permit any of the Restricted Subsidiaries to, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Controlling Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $5,000,000, unless:

•

the terms of such Affiliate Transaction, when viewed together with any related Affiliate Transactions, are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not a Controlling Affiliate, or, if in the good faith judgment of the Board of Directors or a committee thereof, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view; and

•

in the event such Affiliate Transaction involves an aggregate consideration in excess of $10,000,000, the terms of such transaction have been approved by either (x) a majority of the disinterested members of the Board of Directors or (y) a committee of the Board of Directors comprised entirely of disinterested members (and such majority determines that such Affiliate Transaction satisfies the criteria in the first bullet point above);

provided that these restrictions shall not apply to:

•

any employment agreement, collective bargaining agreement, consulting agreement or employee benefit arrangements with any employee, consultant, officer or director of the Company or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

•	transactions between or among the Company and/or the Restricted Subsidiaries;

•

transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is a Controlling Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person;

•

payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of the Restricted Subsidiaries;

•	any issuance of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company;

•	Restricted Payments that do not violate the restrictions set forth in “—Restricted Payments”;

•

transactions pursuant to or contemplated by any agreement in effect on February 5, 2021 and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the holders than the original agreement as in effect on February 5, 2021;

•	Permitted Investments;

•

transactions with customers, clients, suppliers or purchasers or sellers of goods or services or joint venture partners, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are fair to the Company or the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

•	the granting and performance of any registration rights for the Company’s Capital Stock;

•	pledges of Capital Stock of Unrestricted Subsidiaries;

•

transactions between or among the Company and the Restricted Subsidiaries, or transactions between or among the Company and/or any of the Restricted Subsidiaries, on the one hand, and joint ventures or similar arrangement, on the other hand, in each case that are not otherwise prohibited by the terms of the indenture;

•	any transaction not otherwise prohibited by the indenture between or among the Company and/or any of its Subsidiaries;

•

any transactions and arrangements not prohibited by, and complying with the applicable terms of, “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Indebtedness,” “—Certain Covenants—Asset Sales” or “—Certain Covenants—Consolidation, Amalgamation, Conveyance, Transfer or Lease of Assets”; and

•

any transaction with any Person which would constitute an Affiliate Transaction solely because such Person is a lender or security holder, provided that such Person is treated equally as all other lenders and security holders.

Asset Sales. The indenture provides that we shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

•

the Company (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or others) at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise Disposed of; and

•

at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

•

any liabilities, as shown on the Company’s most recent consolidated balance sheet or in the notes thereto, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms unsecured or subordinated in right of payment or as to Lien priority to the notes or any notes guarantee) that are assumed pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

•

any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days after such Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

•

any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this third bullet point, not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA for the most recently ended Test Period prior to such Asset Sale, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from any Asset Sale, Asset Swap, Designated Asset Swap or Event of Loss, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

•

to repay Indebtedness and other Obligations under the Senior Credit Facility and if the terms of any such Senior Credit Facility require a permanent reduction in commitments or loans thereunder, to correspondingly permanently reduce any revolving commitments and/or loans with respect thereto;

•

to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged in a Related Business, if, after giving effect to any such acquisition, such Person engaged in the Related Business is or becomes a Restricted Subsidiary or such Related Business is or becomes a line of business of the Company;

•	to make a capital expenditure not prohibited under the indenture;

•	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Related Business; and

•	any combination of the foregoing;

provided that, in the case of second, third and fourth bullet points above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary, as the case may be, enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 90 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein or if such cancellation or termination occurs later than the 360-day period referred to below, shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from any Asset Sale, Asset Swap, Designated Asset Swap or Event of Loss that are not applied or invested as described above will constitute “Excess Proceeds.” Within 15 days after the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will make an offer (an “Asset Sale Offer”) to all holders to purchase the maximum principal amount of notes that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to but not including the date of purchase, and will be payable in cash. The Company may, at its option, satisfy the foregoing obligations with respect to any Net Proceeds from any Asset Sale, Asset Swap, Designated Asset Swap or Event of Loss by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 360-day period or with respect to any lesser amount of Excess Proceeds (it being understood that such Net Proceeds used to make an Asset Sale Offer shall satisfy the foregoing obligations with respect to Net Proceeds whether or not such offer is accepted). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis for certificated notes but subject to the procedures of the Depositary for Global Notes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of notes or, if less than the Offer Amount has been tendered, all notes tendered in response to the Asset Sale Offer. Payment for any notes so purchased will be made in the same manner as cash interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and premium, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the trustee and each of the holders, which contains all instructions and materials necessary to enable the holders to tender notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

•	that the Asset Sale Offer is being made pursuant to the relevant provision of the indenture and the length of time the Asset Sale Offer will remain open;

•	the Offer Amount, the purchase price and the Purchase Date;

•	that any note not tendered or accepted for payment will continue to accrue interest;

•	that, unless the Company defaults in making such payment, any note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

•

that holders electing to have a note purchased pursuant to an Asset Sale Offer may elect to have notes purchased in integral multiples of $1.00 only; provided that no note in denominations of $2,000 or less may be redeemed or purchased in part, or if a PIK Payment has occurred, no notes of $1.00 or less shall be redeemed or purchased in part;

•

that holders electing to have notes purchased pursuant to any Asset Sale Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” attached to the notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

•

that, if the aggregate principal amount of notes surrendered by the holders exceeds the Offer Amount, the trustee will select notes for purchase on a pro rata basis, by lot or other method in any case the trustee considers appropriate, with respect to Global Notes, subject to the rules and procedures of the Depositary unless otherwise required by law or applicable stock exchange requirements; and

•	that holders whose notes were purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all notes tendered, and will deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating that such notes or portions thereof were accepted for payment by the Company in accordance with the terms of the Asset Sale Offer. The Company, the Depositary or the paying agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the notes tendered by such holder and accepted by the Company for purchase, and the Company will promptly issue a new note, and the trustee, upon a written order from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new note to such holder, in a principal amount equal to any unpurchased portion of the notes tendered by such holder. Any note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

If less than all of the notes are to be purchased in an Asset Sale Offer at any time, the trustee will select notes for purchase on a pro rata basis, by lot or other method in any case the trustee considers appropriate, with respect to Global Notes, subject to the rules and procedures of the Depositary unless otherwise required by law or applicable stock exchange requirements.

The trustee will promptly notify the Company in writing of the notes selected for purchase and, in the case of any notes selected for partial purchase, the principal amount thereof to be purchased. Except as otherwise provided in “—Certain Covenants—Asset Sales,” provisions of the indenture that apply to notes purchased also apply to portions of notes purchased.

No later than 10:00 a.m. Eastern Time on the Purchase Date, the Company will deposit with the trustee or with the paying agent money sufficient to pay the purchase price of and accrued interest or premium, if any, on all notes to be purchased on that date. If the Company complies with the provisions of the preceding sentence, on and after the Purchase Date, interest will cease to accrue on the notes or the portions of notes purchased. If any note purchased is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the notes and in the indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture with respect to an Asset Sale Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such compliance.

Notwithstanding anything in the indenture to the contrary, (i) to the extent that any of or all the Net Proceeds received by a Foreign Subsidiary are prohibited or delayed under any requirements of law from being repatriated to the Company, the portion of such Net Proceeds so affected will not be required to be applied in compliance with “—Certain Covenants—Asset Sales” and shall not constitute Excess Proceeds and may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable requirement of law will not permit repatriation to the Company (the Company having agreed to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable requirement of law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable requirement of law, such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly applied (net of additional Taxes payable or reserved against as a result thereof), and (ii) to the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Net Proceeds would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), the Net Proceeds so affected will not be required to be applied in compliance with “—Certain Covenants—Asset Sales” and shall not constitute Excess Proceeds and may be retained by the applicable Foreign Subsidiary; provided that when the Company determines in good faith that repatriation of any of or all the Net Proceeds received by a Foreign Subsidiary would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such Net Proceeds shall be promptly applied (net of additional Taxes payable or reserved against as a result thereof) in compliance with “—Certain Covenants—Asset Sales.”

Specified Ineligible LCE Available Excess Cash. The indenture provides that, on a semi-annual basis, the Company shall use commercially reasonable efforts to cause each Ineligible LCE that owns a Specified Rig at such time to, directly or indirectly, dividend or otherwise distribute all Ineligible LCE Available Excess Cash of such Person to the Company or a subsidiary guarantor (and/or apply such Ineligible LCE Available Excess Cash to repay loans owed by such Person and/or otherwise return Investments made in such Person to one or more of the Company or a subsidiary guarantor).

Further Instruments and Acts; Further Assurances; Additional Guarantors. The indenture provides that, subject to the Agreed Security Principles:

The Company and the subsidiary guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the indenture as may be reasonably required by the collateral agent from time to time, or that may be reasonably requested by holders of a majority in principal amount of the notes, in order to:

•	create and perfect (to the extent perfection is required pursuant to the Agreed Security Principles) a Lien on any asset required to be Collateral;

•	execute, deliver and perform under each Collateral Document to which such Person is required to be a party;

•	carry out the terms and provisions of the Collateral Documents to which such Person is required to be a party;

•	maintain the validity, enforceability and priority of any of the required Collateral Documents and the Liens on the Collateral required to be created thereby; and

•

assure, convey, grant, assign, transfer, preserve, protect and confirm to the collateral agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the collateral agent (and the security trustee) under the required Collateral Documents with respect to any asset required to be Collateral or under any other instrument executed in connection with the indenture.

If (i) the Company forms or acquires any Restricted Subsidiary after February 5, 2021 that is not an Excluded Subsidiary, (ii) any existing Restricted Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, (iii) the Company elects to have an Excluded Subsidiary become a Discretionary Guarantor or (iv) any Subsidiary guarantees the obligations under (or is a “borrower” under) the Revolving Loan Credit Agreement, any other Material Senior Credit Facility and/or any other Material Indebtedness and such Subsidiary is not already a party hereto as a subsidiary guarantor, then the Company will promptly notify the trustee thereof and, subject to the Agreed Security Principles, within 30 days (or such longer period (x) as consented to by the collateral agent (such consent not to be unreasonably withheld, conditioned or delayed) or (y) provided for under any Senior Credit Facility and/or any other Material Indebtedness for such Subsidiary to become a guarantor thereunder or to take any similar action thereunder as contemplated hereby) such Subsidiary (each such Subsidiary, a “Subsequent Guarantor”) shall, and the Company shall cause such Subsidiary to, take the following actions; provided that such initial 30 days (or such additional periods provided for under any Senior Credit Facility and/or any other Material Indebtedness) period referred to above with respect to any such Subsidiary shall be automatically extended by an additional 30 days (or such additional periods provided for under any Senior Credit Facility and/or any other Material Indebtedness) at the expiration thereof if the Company and such Subsidiary is diligently pursuing the applicable steps required hereby:

•	execute and deliver to the trustee a supplemental indenture, pursuant to which such Restricted Subsidiary will guarantee the notes;

•

execute and deliver to the collateral agent (or the security trustee) all applicable Collateral Documents (and/or supplements or joinder agreements or other similar agreements with respect the applicable Collateral Documents);

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take such actions to create, grant, establish and perfect (to the extent perfection is required pursuant to the Agreed Security Principles) the Liens on such Subsequent Guarantor’s assets that are required to become Collateral;

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other than with respect to any Immaterial Subsidiary, deliver to the trustee and the collateral agent an opinion of counsel and officer’s certificate that such supplemental indenture and other Collateral Documents required to be executed and delivered by such Subsequent Guarantor; and

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if any Capital Stock of such Subsequent Guarantor is owned by or on behalf of the Company or any other subsidiary guarantor, cause, subject to the Agreed Security Principles, such Capital Stock to be pledged pursuant to the Security Agreement or other applicable Collateral Document.

Upon delivery of any Rig under construction to the Company or any of its Restricted Subsidiaries as owner thereof after February 5, 2021 or the acquisition by the Company or any of its Restricted Subsidiaries of any Rig after such date (to the extent such Rig is not an Excluded Rig or already subject to a Collateral Rig Mortgage) or the re-flagging of a Collateral Rig in different jurisdiction after February 5, 2021, the Company shall within 30 days for Rigs registered in Liberia and within 120 days for all other Rigs (or, in each case, such longer period as consented to by the collateral agent (such consent not to be unreasonably withheld, conditioned or delayed)) of such delivery, acquisition or re-flagging; provided that such initial 30-day period or 120-day period, as applicable, referred to above with respect to any such Rig shall be automatically extended by an additional 30 days (or such additional periods provided for under any Senior Credit Facility and/or any other Material Indebtedness, as applicable) at the expiration thereof if the Company is diligently pursuing the applicable steps required hereby:

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execute and deliver, or cause such Restricted Subsidiary(ies) to execute and deliver, and cause to be filed for recording (or make arrangements satisfactory to the collateral agent for the filing for recording thereof) in the appropriate vessel or ship registry, an amendment or supplement to an existing Collateral Rig Mortgage or such other Collateral Rig Mortgage as shall be necessary or appropriate to grant to the collateral agent (or the security trustee), for the ratable benefit of the Securities Secured Parties, a Lien over such Rig owned by the Company or any of its Restricted Subsidiaries, as applicable; and

•

in connection with the execution and delivery of such Collateral Rig Mortgage (or, as applicable, such amendment or supplement to an existing Collateral Rig Mortgage) over such additional Collateral Rig, deliver, or cause the applicable Collateral Rig Owner to deliver, (x) certificates of registration showing the registered ownership of such Collateral Rig and the results of maritime lien registry searches indicating no record liens other than Permitted Liens with respect to such additional Collateral Rig, and (y) if requested by the collateral agent, a customary legal opinion of counsel relating to matters governed by the laws of the jurisdiction in which the applicable additional Collateral Rig is flagged, covering customary matters and in form and substance reasonably satisfactory to the collateral agent (it being agreed that any such opinion substantially in the form of a comparable opinion previously delivered to the trustee or collateral agent for any specific jurisdiction shall be deemed reasonably acceptable for such purposes).

Upon the exercise by the trustee, collateral agent or any holder of any power, right, privilege or remedy under the indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that no Subsidiary that is a guarantor or borrower under the Revolving Loan Credit Agreement or any Material Senior Credit Facility and/or any other Material Indebtedness may be designated as an Unrestricted Subsidiary (unless such Subsidiary will be released from its guarantee of the obligations under (or, if applicable, terminated and released as a “borrower” under) each of the Revolving Loan Credit Agreement, all Material Senior Credit Facilities and all other Material Indebtedness substantially concurrently with such designation). If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary designated as unrestricted will be deemed to be an Investment made as of the time of the designation and will be treated as a Restricted Payment or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would not be prohibited at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. If, at any time, any Unrestricted Subsidiary would fail to meet the indenture’s requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under the indenture, the Company will be in default thereunder. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference Test Period; and (2) no Default or Event of Default would be in existence following such designation.

Consolidation, Amalgamation, Conveyance, Transfer or Lease of Assets. The indenture provides that we will not consolidate or amalgamate with or merge into any other person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our properties and assets to any person, other than one of our direct or indirect Restricted Subsidiaries unless:

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either (i) we shall be the continuing person or (ii) the person formed by such consolidation or amalgamation or into which we are merged, or the person which acquires, by sale, lease, conveyance, transfer or other disposition, all or substantially all of our properties and assets, as applicable, is organized or existing under the laws of any State of the United States, the District of Columbia, the Cayman Islands or England and Wales (the “Successor Company”) (provided that if the Successor Company is not a corporation, a co-obligor of the notes is a corporation) and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on or any Additional Amounts with respect to the notes;

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immediately after giving effect to such transaction and any related transactions, no default or Event of Default shall have occurred and be continuing or would result therefrom and we would be permitted to incur at least $1 of additional indebtedness in accordance with “—Certain Covenants—Limitation on Indebtedness”;

•	each subsidiary guarantor shall by supplemental indenture confirm that its notes guarantee shall apply to its obligations under the indenture and the notes; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that the transaction and the supplemental indenture comply with the indenture.

Tax Additional Amounts

We will pay any amounts due with respect to payments on the notes without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of any jurisdiction (a) in which we are incorporated, organized, managed, controlled or resident for tax purposes, (b) in which a branch, office, assets or permanent establishment of us is located or (c) from or through which the relevant payment is made or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by you with any relevant administrative requirements) pay you additional amounts as will result in your receipt of such amounts as you would have received had no such withholding or deduction been required.

If the Taxing Jurisdiction requires us to deduct or withhold any of these taxes, levies, imposts or charges, we will (subject to compliance by the holder of a note with any relevant administrative requirements) pay such additional amounts (“Additional Amounts”) in respect of the principal amount, redemption price and interest (if any) as will result in such holder’s receipt of such amounts as it would have received had no such withholding or deduction been required in accordance with the terms of the notes and the indenture. However, we will not pay any Additional Amounts in the following instances:

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if any withholding would not be payable or due but for the fact that (1) the holder of a note (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or fixed base or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the note or the collection of the principal amount, redemption price and interest (if any), in accordance with the terms of the note and the indenture, or the enforcement of the note or (2) where presentation is required, the note was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

•	if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

•	if any withholding tax is attributable to any tax, levy, impost or charge that is payable otherwise than by withholding from payment of the principal amount, redemption price and interest (if any);

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if any withholding tax would not have been imposed but for the failure to comply with certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the note, if (A) this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax and (B) at least 30 days prior to the first scheduled payment date for which compliance will be required, we have notified holders or beneficial owners of notes that they must comply with such certification, identification, information, documentation or other reporting requirements;

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to the extent (i) a holder of a note is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction and (ii) such holder is unable to provide evidence of its inability to obtain such refund or credit within ten days of us notifying such holder of the application of this provision; or

•	any combination of the instances described in the preceding bullet points.

With respect to the fifth bullet point listed above, in the absence of evidence satisfactory to us (except in the circumstance described in clause (ii) of such bullet point), we may conclusively presume that a holder of a note is entitled to a refund or credit of all amounts required to be withheld. We also will not pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the note.

Each subsidiary guarantor will, with respect to its notes guarantee, pay Additional Amounts, subject to the above requirements and limitations, with respect to any withholding tax imposed by or for the account of any Taxing Jurisdiction (which, for this purpose, includes any jurisdiction (a) in which such subsidiary guarantor is incorporated, organized, managed, controlled or resident for tax purposes, (b) in which a branch, office, assets or permanent establishment of it is located or (c) from or through which the relevant payment) with respect to any payments made under the notes guarantee.

If reasonably requested by any holder of the notes, we will furnish to the trustee documentation reasonably satisfactory to the trustee evidencing the payment of any withholding taxes with respect to payments on the notes. Copies of such receipts will be made available to the holders of the notes or beneficial owners of the notes upon written request.

If the Company or any subsidiary guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any withholding tax in respect of which such obligor would be required to pay an Additional Amount, but for any reason does not make such deduction or withholding with the result that a liability in respect of such withholding tax is assessed directly against any holder, and such holder pays such liability, then the Company or the subsidiary guarantors will promptly reimburse the trustee for the benefit of such applicable holder, for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company or any subsidiary guarantor) upon demand by such holder accompanied by any official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

Events of Default

An “Event of Default” means, with respect to the notes, any of the following events:

•	failure to pay principal of or premium (if any) on any notes when due and payable at maturity, upon redemption or otherwise;

•	failure to pay any interest on or any Additional Amounts with respect to notes when due and payable and such default continues for 30 days;

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default in the performance or breach of any covenant in the indenture, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in aggregate principal amount of the outstanding notes (either of such notices, a “Notice of Default”) as provided in the indenture;

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(i) any notes guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such notes guarantee or pursuant to the terms of the indenture) or such subsidiary guarantor denies or disaffirms its obligations under such notes guarantee or (ii) the Collateral Documents after delivery thereof shall for any reason (other than in accordance with the terms thereof or pursuant to the terms of the indenture) cease to be a valid and perfected lien in any material portion, when taken as a whole, of the Collateral of the Company and the subsidiary guarantors that are Significant Subsidiaries purported and required to be covered thereby (except to the extent that any such loss of perfection results from the failure of the trustee or the collateral agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file continuation statements (or similar filings in the relevant jurisdiction) and except as to Collateral consisting of real property or Rigs to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage), or NFC or any such Significant Subsidiary shall so state in writing;

•	certain events of bankruptcy, insolvency or reorganization, as the case may be, involving any Significant Subsidiary or us;

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default under any bond, debenture, note or other evidence of Indebtedness by the Company or any of its Significant Subsidiaries or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness resulting in the acceleration of such Indebtedness and with respect to which there has been such a default in payment shall exceed $50 million;

•	any failure to pay principal of, or premium (if any) and interest on the Revolving Loan Credit Agreement when due and payable at maturity;

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one or more final judgments or orders for the payment of money, fines or penalties involving an aggregate liability of $50 million or more (not paid or to the extent not covered by insurance (subject to customary deductible)) is entered against the Company or any Significant Subsidiary and such judgment, order, penalty or fine shall not have been satisfied, vacated, discharged, stayed or bonded, as applicable, pending appeal for a period of 60 consecutive days; or

•	a UK Insolvency Event shall occur in respect of any UK Relevant Entity.

If an Event of Default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes may declare the entire principal of and interest on all the notes issued under the indenture to be due and payable immediately. If an Event of Default occurs that is a result of certain events relating to the Company or any Significant Subsidiary in bankruptcy, insolvency or reorganization, as the case may be, the principal amount and interest on the notes issued under the indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. If any of the above happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the notes can void the declaration.

Upon the occurrence of an Event of Default with respect to notes all or part of which are represented by a Global Note, a record date shall automatically set for the purpose of determining the holders entitled to join in any Notice of Default, which record date shall be the close of business on the day the trustee shall have received such Notice of Default. The holders on such record date (or their duly appointed agents), and only such persons, shall be entitled to join in such Notice of Default, whether or not such holders remain holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of holders of the requisite principal amount of notes on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically be cancelled and of no further effect. A holder (or duly appointed agent thereof) may give, before or after expiration of such 90 day period, a Notice of Default contrary to or different from a Notice of Default previously given by a holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set as provided in the immediately preceding sentence.

The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes, waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of outstanding notes may waive any past default under the indenture, except:

•	in the case of the payment of the principal of, premium (if any) or interest on any notes or the payment of Additional Amounts, if any; or

•	except as described below under the caption “—Amendment, Supplement and Waiver.”

A holder of notes issued under the indenture may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing Event of Default for the notes;

•	the holders of at least 25% in principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity or security;

•	during that 60-day period, the holders of a majority in principal amount of the notes do not give the trustee a direction inconsistent with the request; and

•	such action does not violate the Collateral Agency Agreement or any Senior Lien Intercreditor Agreement.

In most cases, holders of a majority in principal amount of the outstanding notes may direct the time, method and place of:

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with respect to notes, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified Events of Default; or

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with respect to all notes issued under the indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified Events of Default.

The trustee or collateral agent, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other holders of the notes, or would expose the trustee to personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indenture will require the Company to deliver each year to the trustee a written statement as to its compliance with the covenants contained in the indenture.

Discharge and Defeasance

We may satisfy and discharge our obligations under the indenture with respect to the notes by depositing with the trustee cash or government securities sufficient to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the notes. If this happens, the holders of the notes will not be entitled to the benefits of the indenture except for registration of transfer and exchange of notes and replacement of lost, stolen or mutilated notes.

The terms of the notes provide that we (and any subsidiary guarantors) will be permitted to terminate certain of our obligations and those of the subsidiary guarantors under the indenture, including certain covenants described above under “—Certain Covenants” pursuant to the indenture’s covenant defeasance provisions only if we deliver to the trustee an opinion of counsel that covenant defeasance will not cause holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes and such holders shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times if such defeasance had not occurred. Thereafter, any omission to comply with such obligations or provisions will not constitute a default or Event of Default. In the event covenant defeasance occurs in accordance with the indenture, certain events described under the caption “—Events of Default” will no longer constitute an Event of Default with respect to the notes.

The terms of the notes also provide for legal defeasance. Legal defeasance is permitted only if we deliver to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that legal defeasance will not cause holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes or (y) that since February 5, 2021 there has been a change in the applicable U.S. federal income tax law to the same effect, and based thereon such holders shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times if such defeasance had not occurred.

Amendment, Supplement and Waiver

Modifications and amendments of the indenture may be made by the Company, the subsidiary guarantors and the trustee with the written consent of the holders of a majority in principal amount of the outstanding notes issued under the indenture affected by such modification or amendment. We must obtain the consent of each holder of notes affected by a particular amendment or waiver, however, if such amendment or waiver:

•	changes the stated maturity of the notes, or any installment of principal of or interest on any note;

•	change any of our obligations to pay Additional Amounts (except under certain circumstances provided in the indenture);

•	reduces the principal amount of or the interest rate applicable to any note;

•	changes any place of payment for any note;

•	changes the currency in which the principal, premium, or interest of any note may be repaid;

•	amends the contractual right of the holder of any note to institute suit for the enforcement of any payment due in respect of any note on or after stated maturity;

•	reduces the amount of notes whose holders must consent to an amendment, supplement or waiver;

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waives any default in the payment of principal of, or premium or interest on, any note due under the indenture (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the indenture or any notes guarantee which cannot be amended or modified without the consent of all affected holders);

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makes any change to or modify the ranking of the notes as to the contractual right of payment in a manner that would adversely affect the holders thereof, except in accordance with the terms of the indenture;

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releases Liens on (a) any Collateral Rig (directly or indirectly (including by way of release of security interest in Capital Stock)) or (b) with respect to other Collateral, material portion of such other Collateral, except in accordance with the terms of the indenture; or

•	releases any subsidiary guarantor from any of its obligations under the notes guarantees or the indenture, except in accordance with the terms of the indenture.

Notwithstanding the foregoing, we may amend the indenture or the notes without the consent of any holder:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the indenture’s provisions with respect to successor corporations;

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with respect to any Pledgor other than the Company or a subsidiary guarantor, provide for the assumption of such Pledgor’s obligations under the applicable Securities Documents in the case of a consolidation, amalgamation, merger or sale of all or substantially all of such Person’s assets in a transaction not otherwise prohibited under the indenture;

•	to make any change that does not adversely affect the rights of any holder of notes in any material respect;

•	add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company in the indenture;

•	comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, the indenture under the TIA;

•	evidence and provide for the acceptance and appointment under the indenture of a successor trustee, a successor collateral agent or a successor paying agent thereunder;

•	to issue additional notes (including PIK notes) as permitted by the indenture;

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make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted thereby; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer notes;

•	add Collateral, or substitute or replace any Collateral with similar assets, with respect to any or all of the notes and/or the notes guarantees;

•	add a Pledgor, or substitute or replace any Pledgor with similar assets, with respect to any or all of the notes and/or the notes guarantees;

•	release any Collateral from the Lien securing the notes when not prohibited or when required by the applicable Collateral Document(s) or the indenture;

•	with respect to the Securities Documents, make any amendments or supplements as provided in the relevant Securities Document;

•	comply with the rules of any applicable securities depositary;

•	add a subsidiary guarantor, a guarantee of Noble Parent Company or a co-obligor of the notes, the Senior Credit Facility and/or the Securities Documents;

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to allow a subsidiary guarantor to execute a supplemental indenture or a notes guarantee or to release any subsidiary guarantor from any of its obligations under its notes guarantee or the provisions of the indenture, in accordance with the terms of such notes guarantee or pursuant to the terms of the indenture; or

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to evidence or give effect to any subordination or release of any Lien on any Collateral granted to or held by it under any Securities Document to the holder of any Permitted Lien described in clause (l) or (bb) of the definition of “Permitted Liens” (or any modification, replacement, renewal, extension or refinancing thereof permitted by clause (gg) of the definition of “Permitted Liens”).

We shall not, and shall not permit any of the Restricted Subsidiaries to pay or cause to be paid any consideration to or for the benefit of any holder for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the notes guarantees unless such consideration is offered to be paid and is paid to all holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consent, waiver or amendment is in connection with an exchange offer for the notes, such exchange offer may be limited to only those holders that are QIBs or AIs.

Trustee

U.S. Bank National Association will act as the initial trustee, paying agent, transfer agent and registrar with respect to the notes. U.S. Bank National Association also performs certain other services for, and transacts other banking business with us, in the normal course of business. The address of the trustee is 8 Greenway Plaza, Suite 1100, Houston, Texas 77046.

Governing Law

The indenture, the notes and the notes guarantees will be governed by and construed in accordance with the laws of the State of New York.

Definitions

“Account Control Agreement” means, with respect to any Commodity Account, Deposit Account or Securities Account established or owned by a Grantor, an agreement, in form and substance reasonably satisfactory to the collateral agent, establishing “Control” (as defined in the Security Agreement) of such Commodity Account, Deposit Account or Securities Account, as applicable, by the collateral agent (it being understood and agreed that, unless a Notified Parity Lien Debt Default has occurred and is continuing, the collateral agent shall not exercise dominion or control over any Commodity Account, Deposit Account or Securities Account subject to such agreement or issue any instructions with respect thereto or any cash or other assets on deposit in or held in any such Commodity Account, Deposit Account or Securities Account). For the avoidance of doubt, no Account Control Agreement shall be required with respect to any Excluded Account or any non-U.S. account.

“Acquired Asset Value” means, in respect of the assets received (a) by the Company or any subsidiary guarantor pursuant to any Designated Asset Swap or (b) by the Company or any Restricted Subsidiary in exchange for the assets exchanged by the Company or such Restricted Subsidiary pursuant to any Asset Swap permitted under the indenture, the total value of such received assets, which value shall be, (i) in the case of a Rig, as reflected in a third party appraisal obtained by or on behalf of the Company or such Restricted Subsidiary as the fair market value of such Rig (which appraised value may include the value of net cash flows through any then-existing contracted backlog) and (ii) in the case of any other asset, the fair market value thereof as determined in good faith by the Company.

“Acquisition EBITDA Adjustments” means, with respect to the calculation of EBITDA as of any date of determination:

(a) solely in connection with calculating EBITDA for the purposes of any incurrence test in connection with any Permitted Acquisition or similar investment where such calculation is based on contract(s) which, as of the date such Permitted Acquisition or other similar permitted investment is to be consummated, (i) have commenced or have an estimated contract start date (as determined in good faith by the Company as of such date) that is no later than the three-month (or such longer period provided for under any First Lien Indebtedness) anniversary of the date of such consummation and (ii) have a remaining term of at least one (1) year (or such longer period provided for under any First Lien Indebtedness) from the date of such consummation, for any fiscal quarter prior to the Commercial Operation Date (beginning with the four-fiscal quarter period that includes the fiscal quarter in which the applicable transaction is consummated and thereafter until the applicable Commercial Operation Date (including the fiscal quarter in which such Commercial Operation Date occurs)), an amount determined by the Company as the EBITDA attributable to the Rig(s) contemplated to be acquired pursuant to such transaction, in each case, for the first 12-month period (or such longer period provided for under any First Lien Indebtedness) following the consummation of the applicable Permitted Acquisition or similar investment; and

(b) otherwise with respect to any Rig(s) acquired or constructed after the date hereof during any Test Period (and notwithstanding any restatement of the consolidated financial statements of the Company or any direct or indirect parent of the Company in connection with any such acquisition), an amount equal to the lesser of (i) the EBITDA that would have been attributable to such Rig(s) if such Rig(s) had been acquired on the first day of the Test Period mostly recently ended prior to the consummation of such transaction, determined on a historical pro forma basis (which amount pursuant to this clause (i) shall not be less than zero) and (ii) an amount determined by the Company, based on contracts for such Rig(s) and other factors and assumptions believed by the Company to be reasonable or appropriate at the time, as the EBITDA forecasted to be attributable to such “Applicable Premium” means, with respect to any note on any Redemption Date, the present value at such Redemption Date of all required interest payments due on such note (assuming cash interest payments) through February 15, 2024, computed using a discount rate equal to the Treasury Rate plus 50 basis points.

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the collateral agent by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Additional Parity Lien Debt” means additional Parity Lien Debt that is permitted by each applicable Parity Lien Document to be incurred and to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt.

“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt or their Parity Lien Representative, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of (i) the Parity Lien Secured Parties, the Priority Lien Agent and each existing and future holder of Priority Liens and (ii) if applicable, all holders of each existing and future Series of Parity Lien Debt, the collateral agent, and each existing and future holder of Parity Liens, in each case:

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that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the collateral agent, for the benefit of the Parity Lien Secured Parties, equally and ratably;

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that such Parity Lien Representative and the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Parity Liens and the order of application of proceeds from the enforcement of Priority Liens and Parity Liens; and

•

appointing the collateral agent and consenting to the terms of the Collateral Agency Agreement, the Intercreditor Agreement and the performance by the collateral agent of, and directing the collateral agent to perform, its obligations under the Collateral Agency Agreement or applicable security documents, as applicable, and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

“Additional Securities” means the Securities issued under the indenture after February 5, 2021, including PIK notes, whether or not they bear the same CUSIP number, it being understood that any Securities issued in exchange for or in replacement of any Securities issued on February 5, 2021 shall not be Additional Securities.

“Additional Subject Jurisdiction” means any jurisdiction (other than any Initial Subject Jurisdiction) in which a Required Guarantor (a) is organized, incorporated or formed and/or (b) has material operations or owns any assets, but only if, in the case of any such jurisdiction referred to in clause (a) or (b) above, (x) the fair market value (as determined in good faith by the Company) of all assets (excluding (i) Rigs, (ii) intercompany claims, (iii) Deposit Accounts, Securities Accounts and other bank accounts and assets deposited in or credited to any such account, (iv) spare part equipment, and (v) any assets which are (x) in transit or temporarily located in such jurisdiction, or (y) being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, for purposes of repair, improvements, service or refurbishment in the ordinary course of business) which are owned by any Required Guarantor in such jurisdiction and reasonably capable of becoming Collateral exceeds $10,000,000 (or, if less, the threshold for the corresponding requirements with respect to “Additional Subject Jurisdictions” (or other equivalent term or requirement, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)) for such jurisdiction, (y) a reasonable request has been made in writing by the collateral agent or the Required Parity Lien Debtholders to designate, or the Company has notified the collateral agent in writing that the Company has elected to designate, such jurisdiction as an “Additional Subject Jurisdiction” and (z) the designation of such jurisdiction as an “Additional Subject Jurisdiction” would not conflict with the Agreed Security Principles.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled”), when used with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through the ownership of voting securities, other Capital Stock, by contract or otherwise). Notwithstanding the foregoing, no PIMCO Entity nor GoldenTree Entity shall be considered an Affiliate of Noble Parent Company, the Company or any of their Subsidiaries.

“Agreed Security Principles” means:

(a) the Parity Lien Documents shall not require any Person to take steps to create or perfect any Lien on Excluded Property;

(b) perfection through Account Control Agreements or other actions (other than to the extent not constituting an Excluded Account pursuant to clause (a), (b), (c) or (e) of the definition of “Excluded Accounts,” the filing of UCC-1 financing statements, or giving of notice (to the extent reasonably required in any Parity Lien Security Document, which requirement, for the avoidance of doubt, shall be subject to any other applicable Agreed Security Principle), as applicable) shall not be required with respect to (i) any Excluded Account or (ii) any non-U.S. Deposit Account, non-U.S. Securities Account, non-U.S. Commodity Account or other non-U.S. bank account (it being understood that a Grantor or Restricted Subsidiary may, in its sole discretion, take any action from time to time of the type referred to in any clause of the definition of “Qualified Cash” with respect to one or more non-U.S. accounts of such Person); provided that, with respect to any account of a Grantor referred to in clause (ii) above that (x) is not an Excluded Account, (y) has an average monthly account balance in excess of $7,500,000 (or, if less, the threshold for the corresponding provision of the “Agreed Security Principles” (or other equivalent term, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)) and (z) is reasonably capable of becoming Collateral, if required by applicable law or where it is consistent with market practice to perfect Liens, the relevant Grantor shall (1) promptly notify the relevant account bank of the Liens created over such account and (2) use its commercially reasonable efforts consistent with market practice (for a period of up to a maximum of 60 days) to obtain an acknowledgement from the relevant account bank in respect of such notice;

(c) none of the Grantors shall be required to take any actions with respect to the creation, perfection or priority of any Liens on any Collateral within or subject to the laws of the United States other than actions relating to (i) the delivery of certificated securities and certain debt instruments (including intercompany promissory notes) having a value that exceeds $10,000,000 either individually or in the aggregate for all Grantors, $10,000,000 (or, in each case, if less, the threshold for the corresponding provision of the “Agreed Security Principles” (or other equivalent term, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)), (ii) the subordination of intercompany liabilities, (iii) the execution and delivery of, and performance under, the Security Agreement, any required short-form intellectual property Parity Lien Security Documents and any required Account Control Agreements (the terms of which shall reflect that the relevant Grantor will have full operational control of the accounts subject thereto absent the occurrence of and continuance of a Notified Parity Lien Debt Default), (iv) any required security interest filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office, (v) the filing of UCC-1 financing statements, and (vi) other actions reasonably agreed between the collateral agent or security trustee (as the case may be) and the Company, subject to customary exceptions and thresholds;

(d) none of the Grantors shall be required to take any actions with respect to the creation, perfection or priority of any Liens on any Collateral that are within or subject to the laws of any jurisdiction other than (i) the Subject Jurisdictions and (ii) solely with respect to the mortgage of each owned Rig required to be Collateral, execution of a Collateral Rig Mortgage (or similar Parity Lien Security Document) and registration thereof in the vessel or ship registry in the relevant jurisdiction of the flag under which such Rig is registered in the name of the owner of such Rig (it being understood that, in connection with a bareboat registration or a temporary re-flagging (or equivalent) of a Collateral Rig not otherwise prohibited by any Parity Lien Document, none of the Grantors or Restricted Subsidiaries shall be required to execute a Collateral Rig Mortgage (or similar Parity Lien Security Document) governed by the laws of, or file any additional mortgage registrations in, the jurisdiction of such bareboat registration or temporary flag (or equivalent) (other than the filing or registration of the existing Collateral Rig Mortgage in the vessel or ship registry in the jurisdiction of such bareboat registration, if such action is required by (or advisable and permitted to be made under) the laws of such jurisdiction)); provided that, except as set forth in the foregoing subclause (ii), no Guarantee or Parity Lien Security Documents shall be required to be delivered under the laws of any jurisdiction other than the Subject Jurisdictions;

(e) general statutory limitations, financial assistance, fiduciary duties, corporate benefit, fraudulent preference, illegality, criminal or personal liability, “thin capitalisation” rules, “earnings stripping,” “controlled foreign corporation” rules, capital maintenance rules (and, for entities incorporated in the Kingdom of Saudi Arabia and other relevant jurisdictions, requirements for compliance with the Shari’ah) and analogous principles may restrict a Restricted Subsidiary from providing a Guarantee or granting Liens on its assets or may require that any Guarantee of and/or Liens securing the Parity Lien Obligations be limited to a certain amount. To the extent that any such limitations, rules and/or principles referred to above require that the Guarantee provided and/or the security or other Liens granted by such Restricted Subsidiary be limited in amount or otherwise in order to make the provision of such Guarantee or the grant of such security or other Liens legal, valid, binding or enforceable or to avoid the relevant Restricted Subsidiary from breaching any applicable law or otherwise in order to avoid personal, civil or criminal liability of the officers or directors (or equivalent) of any Grantor, the limit shall be no more than the minimum limit required by those limitations, rules or principles. To the extent the minimum limit can be reduced by actions or omissions on the part of any Grantor, each Grantor shall use commercially reasonable efforts to take such actions or not to take actions (as appropriate) in order to reduce the minimum limit required by those limitations, rules or principles (and, in this respect, shall have regard to any and all representations made by the collateral agent and the security trustee);

(f) registration or filings of any liens created under any Parity Lien Security Document and other legal formalities and perfection steps, if required under applicable law or regulation or where customary or consistent with market practice, will be completed by each Grantor in the relevant Subject Jurisdiction(s) as soon as reasonably practicable in line with applicable market practice after that security is granted and, in any event, within the time periods specified in the relevant Parity Lien Security Document or within the time periods specified by applicable law or regulation (to the extent that, if registration is made after the time period specified by applicable law or regulation, such Lien will not be perfected or enforceable), in order to ensure due priority, perfection and enforceability of the liens on the Collateral required to be created by the relevant Parity Lien Security Document;

(g) where there is material incremental cost involved in creating or perfecting liens over all assets of a particular category owned by a Grantor in a particular jurisdiction, such Grantor’s grant of security over such category of assets may be limited to the material assets in that category where determined appropriate by the Company and the collateral agent or security trustee, as the case may be, in light of the principles set forth in this definition;

(h) no Lien granted on motor vehicles and other assets (other than any owned Rigs required to be mortgaged as Collateral) subject to certificates of title shall be required to be perfected (other than to the extent such rights can be perfected by filing a UCC-1 financing statement);

(i) the Grantors shall pledge, or cause to be pledged, or mortgaged the Capital Stock of each Restricted Subsidiary that is or becomes a Grantor; provided that the Capital Stock of any Discretionary Guarantor shall only be required to be pledged if such Capital Stock is owned by another Grantor and not otherwise excluded from the Collateral pursuant to the Agreed Security Principles. Each Parity Lien Security Document in respect of security over Capital Stock in any Subsidiary Grantor will be governed by the laws of the country (or state thereof) in which such entity is incorporated, organized or formed; provided that each Parity Lien Security Document in respect of Liens on Capital Stock in (x) any U.S. Grantor will be governed by the laws of the State of New York or (y) any Required Guarantor that is not incorporated, organized or formed in a Subject Jurisdiction or any Discretionary Guarantor may be governed by the laws of the State of New York or the laws of a relevant non-U.S. Subject Jurisdiction. No Grantor or Restricted Subsidiary shall be required to provide any security or take any perfection step in respect of any Capital Stock held in any direct Restricted Subsidiary of any Grantor incorporated, organized or formed outside a Subject Jurisdiction or any entity which is not a Subsidiary Grantor or a direct Material Subsidiary of a Grantor, unless such security can be granted under a customary composite “all asset” security document under the laws of a Subject Jurisdiction; it being understood and agreed that absent a Notified Parity Lien Debt Default that is continuing, there shall be no requirement that any local law perfection steps (or Parity Lien Security Documents) with respect to Capital Stock be taken in any jurisdiction other than a Subject Jurisdiction (other than the preparation and delivery of local law governed share certificates and customary local law stock transfer powers (or equivalent transfer powers) in respect of pledged or mortgaged Capital Stock in any Subsidiary Grantor or any direct Material Subsidiary of a Grantor);

(j) information, such as lists of assets, if required by applicable law or market practice to be provided in order to create or perfect any security under a Parity Lien Security Document will be specified in that Parity Lien Security Document and all such information shall be provided by the relevant Grantor at intervals no more frequent than annually (unless it is market practice to provide such information more frequently in order to perfect or protect such security under that Parity Lien Security Document); provided that the frequency of any such delivery of information and materiality thresholds with respect thereto shall be in line with the customary market practice in the applicable jurisdiction or, so long as a Notified Parity Lien Debt Default is continuing, following the request of the collateral agent or the security trustee, as the case may be;

(k) unless a Notified Parity Lien Debt Default exists, no registration of the Liens on intellectual property constituting Collateral shall be required other than in the relevant U.S. federal registries, as applicable;

(l) no Grantor shall be required to give notice of any Liens on any of its book debts or accounts receivable to the relevant debtors unless (i) a Notified Parity Lien Debt Default has occurred and is continuing or (ii) such notice is required pursuant to the laws of the relevant Subject Jurisdiction to perfect the collateral agent’s or security trustee’s, as the case may be, security interest in such book debts or accounts receivable that relate to any Collateral Rig (for the avoidance of doubt, subject to any other applicable Agreed Security Principle);

(m) each Grantor shall use commercially reasonable efforts to create and perfect first ranking floating charges and general business charges over its assets that are required to constitute Collateral, which floating charges and general business charges shall in each case be in the form and to the extent consistent with market practice in the relevant Subject Jurisdiction;

(n) the Parity Lien Security Documents shall be limited to those documents agreed among counsel for the Grantors and for the collateral agent or security trustee, as the case may be, which documentation shall in each case be (i) in form and substance consistent with the principles set forth in this definition, (ii) customary for the form of Collateral and (iii) as mutually agreed between the collateral agent or the security trustee, as the case may be, and the applicable Grantors;

(o) no documentation with respect to the creation or perfection of liens shall be required for spare part equipment other than as would be customarily provided for in a mortgage over the applicable owned Rig required to be Collateral (if applicable), except to the extent (i) such security can be granted under a customary composite “all asset” security document under the laws of a Subject Jurisdiction or (ii) with respect to any such assets located in a particular jurisdiction that are reasonably capable of becoming Collateral, the fair market value (as determined in good faith by the Company) of such assets located in such jurisdiction exceeds an aggregate amount equal to $10,000,000 (or, if less, the threshold for the corresponding provision of the “Agreed Security Principles” (or other equivalent term, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)); and

(p) no lien searches shall be required other than customary searches in the United States, in any other Subject Jurisdiction (but only to the extent (i) the concept of “lien” searches exists therein, (ii) such requirement would be customary or consistent with market practice in such jurisdiction and (iii) such searches can be obtained at commercially reasonable costs) or with respect to owned Rigs (which shall be customary registry searches).

“AIs” means “accredited investors” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Asset Sale” means the Disposition by the Company or any Restricted Subsidiary of any asset, including any Capital Stock owned by any such Person (provided that the Disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, will be governed by the provisions described in “—Certain Covenants—Consolidation, Amalgamation, Conveyance, Transfer or Lease of Assets” and not by the

provisions described in “—Certain Covenants—Asset Sales”); provided that none of the following shall be an “Asset Sale”:

(a) Dispositions of equipment and other personal property and fixtures that are either (i) obsolete, worn-out or no longer used or useable in the ordinary course of business for their intended purposes, or (ii) replaced by equipment, personal property or fixtures of comparable suitability within 365 days of such Disposition, including but not limited to the Disposition of any boilers, engines, machinery, masts, spars, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps, pumping equipment, apparel, furniture, fittings, equipment, spare parts or any other appurtenances of any Rig that are no longer useful, necessary, profitable or advantageous in the operation of such Rig, replaced by new boilers, engines, machinery, masts, spars, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps, pumping equipment, apparel, furniture, fittings, equipment, spare parts or any appurtenances of comparable suitability;

(b) Dispositions of inventory that is sold in the ordinary course of business;

(c) Dispositions (other than, for purposes of this clause (c), any Disposition or other transfer to an Ineligible LCE) by (i) the Company or any guarantor subsidiary to the Company or any other guarantor subsidiary, or (ii) any Subsidiary that is not a guarantor subsidiary to the Company or any Restricted Subsidiary;

(d) Restricted Payments not prohibited by the provisions described in “—Certain Covenants—Restricted Payments” and Investments not prohibited by the provisions described in “—Certain Covenants—Limitation on Restrictions on Distributions from Subsidiaries”;

(e) the demise, bareboat, time, voyage, other charter, lease or right to use of any Rig in the ordinary course of business;

(f) (i) sales or grants of licenses or sublicenses of (or other grants of rights to use or exploit) intellectual property rights (x) existing as of February 5, 2021, or (y) between or among the Company and the Restricted Subsidiaries or between or among any of the Restricted Subsidiaries, or (ii) non-exclusive licenses or sublicenses of (or other non-exclusive grants of rights to use or exploit) intellectual property rights entered into in the ordinary course of business and not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Company and the Restricted Subsidiaries;

(g) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable and similar obligations arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction);

(h) Dispositions of cash and Cash Equivalents;

(i) any issuance or sale of Capital Stock of any Restricted Subsidiary to the Company or any Restricted Subsidiary; provided that, in the case of such an issuance by a non-wholly owned Restricted Subsidiary, such issuance may also be made to any other owner of Capital Stock of such non-wholly owned Restricted Subsidiary based on such owner’s relative ownership interests (or lesser share) of the relevant class of Capital Stock;

(j) the creation of any Permitted Lien;

(k) Dispositions of property (i) subject to casualty or condemnation proceedings (or similar events), (ii) as a result of any Event of Loss or the occurrence of any event referred to in clause (b) of the definition of “Event of Loss” which would, with the passage of time, constitute an Event of Loss, or (iii) any event of the type referred to in clause (i) or (ii) above with respect to any other Rig;

(l) [reserved];

(m) the Designated Asset Swap;

(n) any other Asset Swap;

(o) abandoning, failing to maintain, allowing to lapse or otherwise Disposing of intellectual property rights that are not material to the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, or that the Company or any Restricted Subsidiary determines, in its reasonable business judgment, are not economically practicable to maintain;

(p) any issuance of, or other Disposition of, Capital Stock of any Unrestricted Subsidiary;

(q) leases and subleases of real or personal property in the ordinary course of business and not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

(r) [reserved];

(s) any sale and transfer of ownership of any Specified Rig together with the equipment associated with such Specified Rig, to an Ineligible LCE in order to comply with local jurisdictional requirements or customs in connection with a charter party agreement, drilling contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of such Specified Rig (any of the foregoing, a “Relevant Specified Rig Contract”); provided that: (1) no Default or Event of Default exists at the time of such sale or would result therefrom; (2) the Company would have a pro forma Asset Coverage Ratio of no less than 1.50 to 1.00 immediately after giving pro forma effect to such sale and transfer of ownership; (3) the Company or a Restricted Subsidiary directly or indirectly owns at least 50% of the Capital Stock in, or controls, such Ineligible LCE; (4) the Company or a Restricted Subsidiary directly owns 100% of the Capital Stock of the Restricted Subsidiary that directly owns any Capital Stock of such Ineligible LCE (such Restricted Subsidiary that is the direct owner of any Capital Stock in an Ineligible LCE, an “Ineligible LCE Noble Owner”); (5) the applicable Ineligible LCE Noble Owner is or becomes a guarantor subsidiary (or, if such Ineligible LCE Noble Owner is an Excluded Subsidiary pursuant to the first bullet point of the definition thereof, its direct parent or next parent entity up the chain of ownership of such Ineligible LCE Noble Owner that is not such an Excluded Subsidiary is or becomes a guarantor subsidiary); (6) 100% of the Capital Stock of the applicable Ineligible LCE Noble Owner are pledged by the Company or the applicable Restricted Subsidiary pursuant to a Collateral Document (or, if such pledge would be prohibited by applicable law or any contractual restriction, then 100% of the Capital Stock of its direct parent or next parent entity up the chain of ownership of such Ineligible LCE Noble Owner that is not so prohibited from being pledged shall be pledged by the Company or applicable Restricted Subsidiary pursuant to a Collateral Document); (7) for so long as such Specified Rig is owned by an Ineligible LCE pursuant to this clause (s), to the extent the applicable Ineligible LCE Noble Owner is not a guarantor subsidiary and/or does not have its Capital Stock pledged pursuant to subclauses (5) and (6) above, then such Ineligible LCE Noble Owner (i) shall be prohibited from incurring any debt for borrowed money or providing a Guarantee of any debt for borrowed money (other than any permitted intercompany debt owed to the Company or another Restricted Subsidiary, which intercompany debt shall be represented by a promissory note or similar instrument that shall constitute Collateral pledged by the Company or such Restricted Subsidiary, as applicable) and (ii) shall not have any material assets, liabilities or operations other than (x) ownership of the Capital Stock of the applicable Ineligible LCE, direct or indirect ownership of the Capital Stock of any of its other Subsidiaries, and assets, liabilities and activities reasonably related or incidental to the foregoing, (y) intercompany transactions not otherwise prohibited under the indenture, and (z) the notes or the obligations of the Company under the indenture or thereunder (if any); (8) the consideration payable for the sale of such Specified Rig and related equipment to the applicable Ineligible LCE shall be represented by a promissory note or similar instrument issued by such Ineligible LCE to the guarantor subsidiary selling such Specified Rig (any such promissory note or similar instrument, a “Specified Rig Intercompany Note”), which shall (i) be for an initial principal amount not less than the fair market value of such Specified Rig at the time of such sale, (ii) constitute Collateral pledged by such guarantor subsidiary (which entity shall continue to be a guarantor subsidiary for so long as such Specified Rig is owned by an Ineligible LCE pursuant to this clause (s) and such Specified Rig Intercompany Note remains outstanding), (iii) be payable by such Ineligible LCE on demand, (iv) [reserved], and (v) the Company shall use commercially reasonable efforts to cause such Ineligible LCE to secure such Specified Rig Intercompany Note by a preferred ship mortgage (or similar instrument or deed) over of such Specified Rig (a “Specified Rig Intercompany Mortgage”), duly registered in the vessel or ship registry appropriate for such Specified Rig in favor of such guarantor subsidiary (or a security trustee or similar representative for the benefit of such guarantor subsidiary) (it being understood that (x) the Company shall use commercially reasonable efforts to cause such Ineligible LCE to enter into and register such Specified Rig Intercompany Mortgage as promptly as practicable after the transfer of ownership of such Specified Rig to such Ineligible LCE and (y) the obligations represented by any Specified Rig Intercompany Note and secured by any Specified Rig Intercompany Mortgage shall be limited to the principal amount of such Specified Rig Intercompany Note (excluding, for the avoidance of doubt, additional principal amounts and any interest amounts referred to in subclause (iii) of this clause (8))); (9) such Ineligible LCE shall not have any other debt for borrowed money, other than (i) debt owed by such Ineligible LCE to the Company or a Restricted Subsidiary (to the extent constituting an Investment not prohibited by the indenture), which intercompany debt shall be represented by a promissory note or similar instrument that shall constitute Collateral pledged by the Company or such Restricted Subsidiary, as applicable and (ii) unsecured working capital facilities in an aggregate amount not to exceed $10,000,000 for all such Ineligible LCE’s; and (10) for so long as such Specified Rig is owned by an Ineligible LCE pursuant to this clause (s), the related Specified Rig Intercompany Note and Specified Rig Intercompany Mortgage shall not be amended, modified or waived in any manner adverse in any material respect to the interests of the holders; provided, further, that, in the event that the Relevant Specified Rig Contract has expired or terminated and such Specified Rig is not either (x) subject to, or scheduled to become subject to or reasonably anticipated to become subject to another Relevant Specified Rig Contract within the next 270 days or (y) engaging in shipyard or similar work in or around its flag jurisdiction while entry into a new Relevant Specified Rig Contract in such jurisdiction is being diligently pursued in good faith (or such later date as may be approved by the Collateral Agent), such Specified Rig shall be promptly sold or otherwise transferred to a guarantor subsidiary, which guarantor subsidiary shall promptly (but in any event within the applicable timeframe set forth in the indenture or other applicable Collateral Document) cause such Specified Rig to become a Collateral Rig in accordance with the indenture or other applicable Collateral Document;

(t) the Disposition of Capital Stock in a Subsidiary that becomes a Local Content Entity as a result of such Disposition to one or more Persons referred to in clause (b) of the definition of “Local Content Entity”; and

(u) any other Dispositions of assets (in each case, other than Collateral Rigs or Capital Stock of (i) any Collateral Rig Owner, (ii) any Ineligible LCE to whom a Rig has been transferred pursuant to clause (s) above or (iii) any Ineligible LCE Noble Owner of Capital Stock in an Ineligible LCE to whom a Rig has been transferred pursuant to clause (s) above); provided that the aggregate fair market value of any assets Disposed of in reliance on this clause (u) shall not exceed $6,000,000.

“Asset Coverage Aggregate Rig Value” means, as of any date of determination, an amount equal to the sum of (a) the aggregate amount of the Rig Value of all of the Collateral Rigs, and (b) with respect to each Specified Rig owned by an Ineligible LCE at such time, the lesser of (i) the Rig Value of such Specified Rig and (ii) the outstanding principal amount of the Specified Rig Intercompany Note owed by such Ineligible LCE at such time to the Company or a guarantor subsidiary (excluding for such purpose the principal amount of such Specified Rig Intercompany Note that constitutes interest paid in kind and capitalized as principal evidenced by such Specified Rig Intercompany Note).

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the Asset Coverage Aggregate Rig Value to (b) the aggregate amount of the sum of (i) First Lien Indebtedness secured by any Liens on Collateral plus (ii) Parity Lien Debt (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) of the Company and its Restricted Subsidiaries.

“Asset Swap” means any transaction or series of related transactions pursuant to which the Company and/or one or more Restricted Subsidiaries shall exchange, with a Person that is not an Affiliate, one or more Related Business Assets owned by them for one or more Related Business Assets owned by such Person; provided that (a) the Acquired Asset Value is greater than or equal to the total value of the asset(s) given in exchange by the Company and/or one or more Restricted Subsidiaries and (b) the assets, including Capital Stock, acquired pursuant to such transaction(s) (or acquired with the Net Proceeds received therefor pursuant to such transaction) will become Collateral to the extent required by the indenture or other applicable Collateral Documents (within the applicable time periods thereafter as set forth herein or therein).

“Bank Product Obligations” means any and all obligations of any Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with treasury management arrangements, depositary or other cash management services, including commercial credit card and merchant card services, stored value cards and treasury management services, including, without limitation, deposit accounts, auto-borrow, zero balance or cash concentration accounts, returned check concentration, lockbox, controlled disbursements, automated clearinghouse transactions, return items, overdrafts, interstate depository network services and reporting and trade finance services, and all other similar products as defined in any Credit Facility.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (1) the Board of Directors of the Company, or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company or, (2) at the Company’s election, the Board of Directors shall be deemed to include the Board of Directors of any direct or indirect parent of the Company.

“Board Resolution” means a copy of a resolution certified by an officer of the Company, to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means, as to any Person, any capital stock, shares, partnership interest, membership interest or other equity interest in such Person, or any warrant, option or other right to acquire any Capital Stock in such Person (but excluding any debt security convertible into or exchangeable for Capital Stock, regardless of whether such debt securities include any right of participations with Capital Stock).

“Capitalized Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP; provided that for purposes of calculating Capitalized Lease Obligations, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2018 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Cash Equivalents” means

(a) dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan, Pesos or such other currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the United States, Canada, the United Kingdom or any member state of the European Union or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition;

(c) time deposits and certificates of deposits maturing within one year from the date of acquisition thereof or repurchase agreements with any lender or any other financial institution whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody’s;

(d) commercial paper and Eurocommercial paper and variable or fixed rate notes or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e) repurchase obligations entered into with any lender, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody’s is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in clause (b) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such lender or such other Person thereunder;

(f) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 12 months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(g) investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A-2 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(i) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition;

(j) qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity;

(k) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such

Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (a) through (m) above.

“Change of Control” means the occurrence of either: (1) any “person” (as such term is used in the Exchange Act) or related persons constituting a “group” (as such term is used in the Exchange Act) (other than any Issue Date Owner Entity) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of equity interests of Noble Parent Company (or other securities convertible into such equity interests) representing more than 50% of the combined voting power of all outstanding ordinary shares (other than equity interests having such power only by reason of the happening of a contingency) of Noble Parent Company, except as a result of a Redomestication; or (2) Noble Parent Company shall cease to own, directly or indirectly, all of the outstanding equity interests (except for directors’ qualifying shares) of the Company, except as a result of a Redomestication.

“Chapter 11 Cases” means the means the voluntary cases commenced by the Company and certain of its Affiliates under chapter 11 of the Bankruptcy Code, which are jointly administered in the United States Bankruptcy Court of the Southern District of Texas under Case No. 20-33826 (DRJ).

“Class” means (a) in the case of Priority Lien Debt, the Priority Lien Debt, taken together and (b) in the case of Second Lien Debt, every Series of Second Lien Debt, taken together.

“Collateral” means (a) the Collateral Rigs, (b) the Parent Pledged Equity, and (c) all other property and interests in property, including cash and Cash Equivalents, and proceeds thereof now owned or hereafter acquired by the Company, any guarantor subsidiary or any Pledgor upon which a Lien is granted or purported to be granted under any Collateral Document to secure the Securities Debt. For the avoidance of doubt, “Collateral” shall in no event include any Excluded Property.

“Collateral Agency Agreement” means that certain Second Lien Collateral Agency Agreement, dated as of February 5, 2021, among the Company, as a grantor, the other guarantor subsidiaries and other grantors from time to time party thereto, the trustee, as the Parity Lien Representative of the holders of the Securities, and the other Parity Lien Representatives from time to time party thereto, as the same may be amended, supplemented, restated, renewed, replaced or otherwise modified from time to time in accordance with the terms thereof or of the indenture.

“Collateral Agency Joinder” means a joinder to the Collateral Agency Agreement relating to any Additional Parity Lien Debt or the addition of additional Grantors.

“Collateral Documents” means (a) the Security Agreement, the Collateral Rig Mortgages, the Parent Pledge Agreement, the Account Control Agreements and any and all other security agreements, vessel mortgages, pledge agreements, mortgages, collateral assignments, control agreements and other similar agreements executed and delivered by the Company, any guarantor subsidiary, or any Pledgor and creating or purporting to create security interests or liens in connection with the Collateral in favor of the collateral agent for the benefit of the Securities Secured Parties, to secure the Securities Debt, (b) the Collateral Agency Agreement, and (c) the Senior Lien Intercreditor Agreement, any other Intercreditor Agreement or any other intercreditor or subordination agreement to which the trustee and/or the collateral agent is a party in connection herewith, in each case, as the same may be amended, supplemented, restated, renewed, replaced or otherwise modified from time to time in accordance with the terms thereof or of the indenture.

“Collateral Rig” means, as of February 5, 2021, each Issue Date Collateral Rig, and thereafter, each Rig owned by the Company or any guarantor subsidiary that becomes (or is required to become) a Collateral Rig in accordance with the provisions described in “—Certain Covenants—Further Instruments and Acts; Further Assurances; Additional Guarantors” and is subject to a Collateral Rig Mortgage, in any such case, other than (i) any Excluded Rig, and (ii) any Rig that ceases to be a Collateral Rig as the result of (x) the Designated Asset Swap or any Asset Sale or Asset Swap not prohibited by the indenture, (y) a release of the Lien of the collateral agent on such Rig in accordance with the indenture, or (z) a Disposition of such Rig to an Ineligible LCE pursuant to clause (s) of the definition of “Asset Sale” (for the avoidance of doubt, for so long as such Rig is not yet required to become a Collateral Rig).

“Collateral Rig Mortgages” means any of the first preferred ship mortgages and other instruments (including deeds) over the Collateral Rigs, each duly registered or to be duly registered in the vessel or ship registry appropriate for such Collateral Rig in favor of the collateral agent in its capacity as the “collateral agent and security trustee” or any other agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Rig Owner” means any Person that owns a Collateral Rig.

“Commercial Operation Date” means the date on which an acquired Rig commences commercial operations in accordance with the terms of its material customer contracts.

“Commercial Tort Claim” has the meaning assigned to such term in the UCC.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after February 5, 2021 such Commission is not existing and performing the duties then assigned to it, then the body performing such duties at such time.

“Commodity Account” has the meaning assigned to such term in the UCC.

“Companies Act 2006” means the Companies Act 2006 of the United Kingdom.

“Consolidated First Lien Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate amount of Funded Indebtedness of the Company and its Restricted Subsidiaries that (i) is outstanding on such date, determined on a consolidated basis in accordance with GAAP, and (ii) constitutes First Lien Indebtedness, minus (b) the aggregate amount of Qualified Cash as of such date.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Indebtedness as of such date to (b) EBITDA for the most recently ended Test Period.

“Consolidated Interest Expense” means, with reference to any period, an amount equal to the interest expense of the Company and the Restricted Subsidiaries, calculated on a consolidated basis for such period, in each case, after giving effect to any net payments, if any, made or received by the Company and the Restricted Subsidiaries with respect to interest rate or currency Swap Agreements.

“Consolidated Net Income” means, with respect to the Company and the Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following, without duplication: (1) the net income of any Person in which the Company or any of the Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and the Restricted Subsidiaries in accordance with GAAP), except to the extent of (x) the amount of dividends or distributions actually paid in cash during such period by such other Person to the Company or to any of the Restricted Subsidiaries, as the case may be, and (y) the amount of any loans repaid by such other Person to the Company or to any of the Restricted Subsidiaries, as the case may be; (2) the net income (but not loss) during such period of any Subsidiary that is not a Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or governmental requirement applicable to such Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (3) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (4) any extraordinary gains or losses during such period, including any cancellation of indebtedness income; (5) any non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives; and (6) any gains or losses attributable to writeups or writedowns of assets.

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate amount of Funded Indebtedness of the Company and its Restricted Subsidiaries that is (i) outstanding on such date, determined on a consolidated basis in accordance with GAAP, and (ii) secured by a Lien on any assets of the Company or any Restricted Subsidiary, minus (b) the aggregate amount of Qualified Cash as of such date.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness as of such date to (b) EBITDA for the most recently ended Test Period.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate amount of Funded Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate amount of Qualified Cash as of such date.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) EBITDA for the most recently ended Test Period.

“Controlling Affiliate” means, any Person that directly or indirectly through one or more intermediaries controls, or is under common control with, the Company (other than Persons controlled by the Company or any of its Subsidiaries); provided that the term “Controlling Affiliate” shall not include any portfolio companies that are customers, clients, joint venture partners, joint ventures, suppliers or purchasers or sellers of goods or services that are owned by a direct or indirect equityholder of Noble Parent Company (but not owned directly or indirectly by Noble Parent Company or any of its Subsidiaries).

“Credit Facility” means an indebtedness facility or other financing arrangement (including the Priority Credit Agreement, commercial paper facilities, letters of credit facilities, bankers’ acceptances or indentures), providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances or other borrowings or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified or Refinanced in any manner (whether upon or after termination or otherwise), in whole or in part from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Designated Asset Swap” means an Asset Swap of a single Rig and other related assets specifically designated for such purpose to the trustee prior to February 5, 2021 (such Rig and related assets, the “Designated

Rig”); provided that (i) the Acquired Asset Value exceeds 85% of the appraised value of the Designated Rig reflected in the most recent third-party appraisal of the Designated Rig (which appraised value shall include cash flows through any then-existing contracted backlog), (ii) Capital Stock shall constitute no more than 10% of the total consideration received by the Company and the subsidiary guarantors therefor, (iii) such transaction is with one or more third parties and on an arms-length basis and otherwise complies with the provisions described in “—Certain Covenants—Limitation on Affiliate Transactions,” and (iv) the assets, including Capital Stock, acquired pursuant to such transaction(s) (including assets and Capital Stock acquired with Net Proceeds received pursuant to such transaction(s)) will become Collateral and any newly acquired Restricted Subsidiary (including any Restricted Subsidiary thereof) will become a subsidiary guarantor, in each case of this clause (iv), to the extent required by the indenture or other applicable Collateral Documents (within the applicable time periods thereafter as set forth therein).

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or any of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an officer’s certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

•

the termination or expiration of (i) all commitments to extend credit that would constitute Priority Lien Debt, and (ii) all obligations of issuing banks to issue any letters of credit constituting Priority Lien Obligations;

•

the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (including all interest, fees and expenses accrued after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable in such proceeding), and all fees and premium (if any) on all Priority Lien Obligations (other than any undrawn letters of credit), in each case excluding any Excess Priority Lien Obligations;

•

the payment in full in cash (or such other arrangements as have been made (and communicated to the Priority Lien Agent)) of obligations in respect of Hedging Obligations constituting Priority Lien Obligations (under clauses (c) and (d) of the definition of “Priority Lien Cap”) pursuant to the terms of the Priority Credit Agreement other than such Hedging Obligations that have been novated or collateralized to the extent required by the terms thereof;

•

discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations and the aggregate fronting and similar fees which may accrue thereon through the stated expiry of such letters of credit; and

•

payment in full in cash of all other Priority Lien Obligations ((which in the case of Hedging Obligations and Bank Product Obligations are to the extent set forth under the third and fourth bullet points of the definition of “Priority Lien Cap”) other than the Priority Lien Debt), including without limitation, Bank Product Obligations, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time).

For the avoidance of doubt, a Refinancing as contemplated by the Senior Lien Intercreditor Agreement shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Discretionary Guarantor” means, (a) an Immaterial Subsidiary of the Company that elects to become a guarantor subsidiary or (b) any Subsidiary that elects to continue being a subsidiary guarantor after ceasing to be a Required Guarantor.

“Disposition” means the sale, transfer, license, lease, assignment, conveyance, exchange, alienation or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any Sale-Leaseback Transaction) and any issuance of Capital Stock by a direct Subsidiary of such Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The terms “Disposal,” “Dispose” and “Disposed of” have the correlative meaning thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to May 16, 2028; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, any class of Capital Stock of such Person that by its terms authorizes such Person, at such Person’s sole option, to satisfy its obligations thereunder by delivery of Capital Stock that are not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of all outstanding notes.

“EBITDA” means, with respect to the Company and the Restricted Subsidiaries, for any period, an amount equal to:

(I) Consolidated Net Income for such period; plus

(II) the sum of the following amounts for such period, without duplication, to the extent deducted from Consolidated Net Income for such period: (a) cash and non-cash interest expense (including commitment fees) (with interest expense being calculated after giving effect to any net payments, if any, made or received by the Company and the Restricted Subsidiaries with respect to interest rate or currency Swap Agreements), Taxes (including, without duplication, any Tax Payments), depreciation and amortization, (b) gains, losses and non-cash charges related to the cancellation of debt, swaps and/or other derivatives, (c) net cash proceeds from business interruption insurance or reimbursement of expenses received related to any acquisition or Disposition, (d) all other extraordinary, unusual or non-recurring charges, expenses or losses (whether cash or non-cash), provided that (1) the aggregate amount of such cash charges, expenses or losses under this clause (d) (other than in connection with the Transocean Litigation and the Paragon Litigation), together with any cash charges, costs or losses added back pursuant to clauses (g) and (i) below, shall not exceed the greater of (x) $2,500,000 and (y) 5% of EBITDA in any four-fiscal quarter period (calculated before giving effect to any such add backs) and (2) such charges, expenses or losses with the Transocean Litigation and Paragon Litigation shall not be subject to any limitation, (e) all charges and expenses pursuant to or in connection with the Chapter 11 Cases and current restructuring, provided that the aggregate amount of such charges and expenses under this clause (e) shall not exceed $120,000,000 for the fiscal year ending December 31, 2020 and $10,000,000 for the fiscal year ending

December 31, 2021, with any unused amounts for the fiscal year ending December 31, 2020 being available for the fiscal year ending December 31, 2021, (f) any non-cash adjustments and charges stemming from the application of fresh start accounting, (g) transaction expenses incurred in connection with any acquisition or Dispositions, provided that the aggregate amount of such cash expenses under this clause (g) (other than in connection with consummated acquisitions in which the acquired assets become Collateral) shall not exceed (1) the limitations set forth in clause (1) of the proviso to clause (d) above, (2) shall not exceed 1% of the total transaction value of the applicable acquisition or Disposition and (3) no such expenses may be paid to any Affiliate of the Company (except to the extent such payment is in respect of (x) third party expenses required to be paid or reimbursed by the Company or any Restricted Subsidiary or (y) out-of-pocket expenses required to be paid or reimbursed pursuant to the Shared Services Agreement), (h) non-cash charges and expenses relating to employee benefit plans, management incentive plans, equity compensation plans or other stock-based compensation arrangements, (i) charges, costs or losses attributable to severance in connection with any undertaking or implementation of restructurings (including any tax restructuring), cost savings initiatives and cost rationalization programs, business optimization initiatives, systems implementation, termination or modification of material contracts, entry into new markets, strategic initiatives, expansion or relocation, consolidation of any facility, modification to any pension and post-retirement employee benefit plan, software development, new systems design, project startup, consulting, business integrity and corporate development, provided that the aggregate amount of cash charges, costs or losses under this clause (i) shall not exceed the limitation set forth in clause (1) of the proviso to clause (d) above, and (j) Acquisition EBITDA Adjustments; minus

(III) the sum of (x) any Permitted Payments to Parent made during such period solely to the extent not deducted from, or otherwise reducing the amount of, Consolidated Net Income in such period (other than in respect of (1) Tax Payments, and (2) any Permitted Payments to Parent in respect of an expense or liability that would not have been deducted from, or otherwise reduced the amount of, Consolidated Net Income in such period had the Company or any Restricted Subsidiary incurred such expense or liability directly instead of a direct or indirect parent of the Company), (y) EBITDA attributable to Rigs that have ceased to be owned by the Company or any Restricted Subsidiary as a result of a Disposition, and (z) all noncash items of income added to Consolidated Net Income.

For purposes of calculating EBITDA for any Test Period ending prior to the Test Period ending December 31, 2021, EBITDA for any fiscal quarter ending prior to February 5, 2021 (or in which such date occurs) included in the Test Period for which EBITDA is being calculated shall be as set forth below:

Fiscal Quarter Ended	EBITDA

March 31, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on February 5, 2021.

June 30, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on February 5, 2021.

September 30, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on February 5, 2021.

December 31, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on February 5, 2021.

“Eligible LCE” means a Local Content Entity (a) with respect to which the provision of a Guarantee of the Securities Debt by such Local Content Entity (subject to inclusion of any local law-required limitations and such other changes as the collateral agent may reasonably agree or that are otherwise in accordance with the Agreed Security Principles) would not be prohibited by its organizational or constitutional documents, by applicable laws or by any applicable limitation, rule and/or principle referred to in clause (e) of the definition of “Agreed Security Principles,” (b) that is controlled by the Company, and (c) that is not an Unrestricted Subsidiary.

“Enforcement Action” means, with respect to any Priority Lien Debt or Series of Parity Lien Debt, (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition under the Bankruptcy Code or any attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under the Priority Lien Documents or Parity Lien Documents, as applicable (including, in each case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against, collection or foreclosure on or marshalling of the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other disposition as a secured creditor on account of a Lien of all or any portion of the Collateral, by private or public sale (judicial or non-judicial) or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral as a secured creditor on account of a Lien, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock comprising a portion of the Collateral) whether under the Priority Lien Documents or Parity Lien Documents, as applicable, under applicable law of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise, or (f) the appointment of a receiver, manager or interim receiver of all or any portion of the Collateral or the commencement of, or the joinder with any creditor in commencing, any Insolvency or Liquidation Proceeding against any Grantor or any assets of any Grantor.

“Event of Loss” means any of the following events: (a) the actual or constructive total loss of a Collateral Rig or the agreed or compromised total loss of a Collateral Rig; or (b) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Rig unless such Collateral Rig is released from confiscation or seizure within 180 days (or such longer period provided for under any First Lien Indebtedness that is secured by, or required to be secured by, a Lien on such Collateral Rig) of such occurrence. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Collateral Rig, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Collateral Rig was last heard from, (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Rig, at the time and on the date of the event giving rise to such damage, or (iii) in the case of an event referred to in clause (b) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.

“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations for the principal amount of indebtedness (including letters of credit and letter of credit reimbursement obligations) under the Priority Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been issued to the extent that such Obligations for principal, letters of credit and letter of credit reimbursement obligations are in excess of the Priority Lien Cap.

“Excluded Account” means: (a) Deposit Accounts, Securities Accounts and other bank accounts specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments (or the equivalent thereof in non-U.S. jurisdictions) to or for the benefit of any employees of the Company or any Subsidiary; (b) Deposit Accounts, Securities Accounts and other bank accounts constituting pension fund accounts, 401(k) accounts and trust accounts (or the equivalent thereof in non-U.S. jurisdictions); (c) Deposit Accounts, Securities Accounts and other bank accounts (i) exclusively used for withholding tax and other tax accounts (including sales tax accounts) or (ii) that are fiduciary accounts, escrow accounts, or trust accounts (or the equivalent thereof in any non-U.S. jurisdiction), or other accounts which solely contain deposits made for the benefit of, or otherwise holds funds on behalf of, another Person (other than the Company or any Subsidiary); (d) Deposit Accounts and other bank accounts that are zero balance accounts; (e) petty cash and similar local accounts; and (f) any other Deposit Accounts, Securities Accounts, Commodity Accounts and other bank accounts of the Grantors having an average monthly account balance, in the aggregate for such all accounts of the Grantors referred to in this clause (f), not exceeding $5,000,000 (or, if less, the threshold for the corresponding category of “Excluded Accounts” (or other equivalent term, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)).

“Excluded Noble Parent Subsidiary” means any direct or indirect Subsidiary of Noble Parent Company (other than the Company and its Subsidiaries).

“Excluded Property” means, collectively:

(a) (i) any fee owned real property, in the aggregate, with a fair market value of less than $35,000,000 (or, if less, the threshold for the corresponding category of “Excluded Property” (or other equivalent term, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)), (ii) any real property leasehold rights and interests (it being understood there shall be no requirement to obtain any landlord or other third party waivers, estoppels or collateral access letters) and (iii) any fixtures affixed to any real property;

(b) any Commercial Tort Claim, except for any Commercial Tort Claim held by a Grantor with respect to which a complaint has been filed in a court of competent jurisdiction asserting damages (individually for any such Commercial Tort Claim) in excess of $2,500,000 (or, if less, the threshold for the corresponding category of “Excluded Property” (or other equivalent term, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)) for each such claims in the United States (but for each such claim in excess of $2,500,000 (or such other lower threshold under any Priority Lien Document) outside of the United States, only to the extent the concept of commercial tort claims exists under applicable local law and such local law includes procedures for perfecting against a commercial tort claim);

(c) Letter-of-Credit Rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC-1 financing statement (it being understood that no actions shall be required to perfect a security interest in Letter-of-Credit Rights other than the filing of a UCC-1 financing statement));

(d) any assets to the extent the grant of a Lien on such assets is prohibited or restricted by applicable law, rule or regulation (including as a result of any requirement to obtain the consent, approval, license or authorization of any Governmental Authority unless such consent has been obtained (and it being understood and agreed that no Grantor shall have any obligation to procure any such consent, approval, license or authorization));

(e) (i) Margin Stock and (ii) minority interests or Capital Stock in joint ventures and non-wholly-owned Subsidiaries, in any such case of this subclause (ii), to the extent the grant of a Lien on such interest would require a consent, approval, license or authorization from any Governmental Authority or any other Person (other than a Grantor or Restricted Subsidiary);

(f) (i) any Grantor’s right, title or interest in any lease, license, contract, or agreement to which such Grantor is a party or any of its right, title or interest thereunder and (ii) any property subject to a Lien permitted by clause (l) of the definition of “Permitted Liens” in the indenture (or any modification, replacement, renewal, extension or refinancing thereof not prohibited by any Parity Lien Document) or any other purchase money Lien, capitalized lease obligation, finance lease obligation or similar arrangement not prohibited by any Parity Lien Document, in each case to the extent, but only to the extent that a grant of a security interest therein to secure the Parity Lien Obligations would violate or invalidate such lease, license, contract, or agreement or purchase money or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that no Grantor shall have any obligation to procure any such consent, approval, license or authorization)) or create a right of termination in favor of any other party thereto (other than the Company or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition;

(g) any assets to the extent the grant of a security interest in such assets would result in material adverse tax consequences to the Company or any Restricted Subsidiary as reasonably determined by the Company;

(h) any United States trademark or service mark application filed on the basis of a Grantor’s “intent-to-use” such trademark or service mark pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, et seq., unless and until evidence of use of such trademark or service mark has been filed with, and accepted by, the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), in each case, to the extent (and solely during the period in which) the inclusion in the Collateral of, or granting a security interest in, any such application prior to such filing would impair the enforceability or validity, or invalidate, any such application or any resulting registration;

(i) any assets as to which the collateral agent or the security trustee, as the case may be, and the Company shall reasonably agree in writing that the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the holders afforded thereby;

(j) any after-acquired property (including property acquired through acquisition or merger of another entity) if at the time such acquisition is consummated the granting of a security interest therein or the pledge thereof is prohibited by any enforceable contract or other agreement (in each case, binding on the assets at the time of such consummation and not created or entered into in contemplation thereof), solely to the extent and for so long as such contract or other agreement (or a permitted refinancing or replacement thereof) prohibits such security interest or pledge;

(k) the Capital Stock of (i) Unrestricted Subsidiaries and (ii) Excluded Subsidiaries (other than, in the case of this clause (k)(ii), any Discretionary Guarantor and any Restricted Subsidiary that becomes an Excluded Subsidiary solely by virtue of its being an Immaterial Subsidiary, in any such case, to the extent a Lien on such Capital Stock may be created pursuant to a customary composite “all assets” security document governed by the laws of the applicable Subject Jurisdiction);

(l) any Excluded Rig;

(m) the Excluded Accounts and all funds and other property held in or maintained in any Excluded Account; and

(n) any other asset that is otherwise excluded from the requirement to become Collateral pursuant to the Agreed Security Principles.

“Excluded Rig” means any Rig acquired or constructed after February 5, 2021 in connection with Indebtedness incurred, issued or assumed as described in the eighth bullet point in “—Certain Covenants—Limitation on Indebtedness,” but solely to the extent and for so long as the terms of the applicable Indebtedness or any Permitted Refinancing Debt with respect thereto prohibit the mortgaging of such Rig under the indenture.

“Excluded Subsidiary” means:

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any Subsidiary with respect to which the provision of a Guarantee of the Securities Debt by such Subsidiary: (i) would be prohibited or restricted by any Governmental Authority with authority over such Subsidiary, applicable law or regulation or analogous restriction or contract (including (1) any requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party, unless such consent, approval, license or authorization has been received and (2) any restriction or requirement contained in any organizational documents to comply with local jurisdictional requirements or customs (subject to inclusion of any local law-required limitations and such other changes as may be required or otherwise included in accordance with the Agreed Security Principles)), but excluding any other restriction in any organizational documents of such Subsidiary for purposes of this clause (i) so long as, in the case of any such restriction contained in any contract, (x) in the case of Subsidiaries of the Company existing on February 5, 2021, such restriction is then in existence and (y) in the case of Subsidiaries of the Company acquired (or formed) after February 5, 2021, such restriction is in existence at the time of such acquisition or formation; (ii) would result in material adverse tax consequences as reasonably determined by the Company; or (iii) would result in a risk to the officers or directors (or equivalent) of such Subsidiary of personal, civil or criminal liability;

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(i) any non-wholly owned Subsidiary, other than Eligible LCEs (provided that no Restricted Subsidiary that is wholly owned and a subsidiary guarantor as of February 5, 2021 shall be or be deemed to be an “Excluded Subsidiary” pursuant to this clause (i) solely because a portion (but not all) of the Capital Stock in such Subsidiary are sold or otherwise transferred to any Person that is not the Company or a guarantor subsidiary, and, notwithstanding such sale or other transfer of a portion (but not all) of the Capital Stock in such Subsidiary, such Subsidiary shall remain a subsidiary guarantor to the extent it does not otherwise constitute an Excluded Subsidiary); (ii) any Unrestricted Subsidiary; and (iii) any Immaterial Subsidiary;

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any Restricted Subsidiary acquired with pre-existing Indebtedness (to the extent not created in contemplation of such acquisition) and the terms of which prohibit the provision of a Guarantee of the Securities Debt by such Restricted Subsidiary;

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any Subsidiary to the extent that the burden or cost of providing a Guarantee of the Securities Debt outweighs the benefit afforded thereby as reasonably determined by the Company and the trustee (or Senior Credit Facility Agent); and

•	any Subsidiary that is otherwise excluded from the requirement to provide a Guarantee of the Securities Debt pursuant to the Agreed Security Principles.

“First Lien Indebtedness” means any Funded Indebtedness (including Priority Lien Debt) of the Company and the Restricted Subsidiaries that is secured by a Lien on any asset or Capital Stock of the Company or any the Restricted Subsidiary (including any Collateral (or on any asset or Capital Stock of the Company or any Restricted Subsidiary that is required to be Collateral pursuant to the indenture and the Collateral Documents)), other than (i) any Parity Lien Debt or (ii) Indebtedness that is secured by any other Lien on any asset that is pari passu with or junior to the Lien on such asset of the collateral agent or the security trustee.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings (except under the Senior Credit Facility)), or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Test Period (including in the case of any Incurrence or issuance a pro forma application of the Net Proceeds therefrom).

For purposes of making the computation referred to above, Investments, acquisitions, Dispositions, mergers, consolidations, discontinued operations (as determined in accordance with GAAP), and any operational changes, business realignment projects and initiatives, restructurings and reorganizations (each a “pro forma event”) that the Company or any of the Restricted Subsidiaries has either determined to make or made during the reference Test Period or subsequent to such reference Test Period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, Dispositions, mergers, consolidations, discontinued operations and any operational changes, business realignment projects and initiatives, restructurings and reorganizations (and the change of any associated fixed charge obligations, consolidated interest expense and the change in EBITDA resulting therefrom), had occurred on the first day of the reference Test Period. If, since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such Test Period shall have made any Investment, acquisition, Disposition, merger, consolidation, discontinued operation or operational change, business realignment project or initiative, restructuring or reorganization, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Test Period as if such Investment, acquisition, Disposition, discontinued operation, merger, consolidation, operational change, business realignment project or initiative, restructuring, or reorganization had occurred at the beginning of the applicable Test Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an officer’s certificate, to reflect (i) operating expense reductions, other operating improvements or synergies reasonably expected to result from the applicable pro forma event and (ii) all adjustments used in connection with the calculation of “EBITDA” to the extent such adjustments, without duplication, continue to be applicable to such Test Period.

“Fixed Charges” means, with respect to any Person for any period, without duplication, the sum of: (a) Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period; (b) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and any of the Restricted Subsidiaries during such period; (c) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person or any of the Restricted Subsidiaries during such period; and (d) without duplication of clause (a) above, all interest expense (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable and (ii) non-cash interest payments) for such period with respect to any Indebtedness of Noble Parent Company or any Excluded Noble Parent Subsidiary which is Guaranteed by the Company or a Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, or any territory of the United States.

“Funded Indebtedness” means, for any Person, the following obligations of such Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) Capitalized Lease Obligations of such Person; (c) purchase money Indebtedness; (d) all obligations of such Person evidenced by bonds, promissory notes, debentures, indentures, credit agreements or other similar instruments of such Person; and (e) drawn but unreimbursed obligations under letters of credit or similar instruments issued for such Person’s account (to the extent not cash collateralized); provided that Funded Indebtedness shall not include (i) contingent reimbursement obligations with respect to undrawn amounts under letters of credit, performance guarantees, surety or performance bonds or similar arrangements, (ii) obligations under any Swap Agreement, (iii) any intercompany claims or (iv) obligations in respect of any agreement providing for treasury, depositary, purchasing card, credit cards or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions.

“GAAP” means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession. Notwithstanding anything to the contrary herein (but, for the avoidance of doubt, without duplication of the adjustments pursuant to clause (II)(f) of the definition “EBITDA”), any calculation of EBITDA, Consolidated Net Income, Consolidated Interest Expense, Fixed Charges, any financial ratio or any component of any of the foregoing shall include, as applicable, recognition of deferred revenue and deferred expenses for which the deferred balance was written off as a result of the application of fresh start accounting in connection with the effectiveness of the plan of reorganization in the Chapter 11 Cases in accordance with FASB ASC 852, calculated as if fresh start accounting had not applied.

“GoldenTree Entity” means GoldenTree Asset Management LP, on behalf of certain funds and accounts for which it serves as investment advisor.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means (a) the Company, (b) each of the Subsidiaries that is from time to time party to any Priority Lien Document as a borrower, issuer and/or guarantor of any Priority Lien Obligations, (c) any Person that directly owns any Capital Stock in the Company, and (d) each other Subsidiary, in each case, that shall have granted (or purported to grant) any Lien in favor of any of the Priority Lien Agent or the collateral agent on any of it assets or properties to secure any of the Secured Obligations.

“Guarantee” by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (c) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (d) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof. For the purpose of all computations made under the indenture, the amount of a Guarantee in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of such Guarantee.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

•	Swap Agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

•	other agreements or arrangements designed to manage interest rates or interest rate risk; and

•	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Company which, as of the last day of the most recently ended Test Period, (a) contributed less than 5.0% of EBITDA for such Test Period or (b) contributed less than 5.0% of Total Assets for such Test Period; provided that, as of the last day of such Test Period, the combined (i) EBITDA attributable to all Immaterial Subsidiaries shall not exceed 5.0% of EBITDA for such Test Period and (ii) the portion of “Total Assets” attributable to all Immaterial Subsidiaries shall not exceed 5.0% of Total Assets for such Test Period, in each case, as determined in accordance with GAAP (each of EBITDA and Total Assets to be determined after eliminating intercompany obligations); provided, further, that (1) solely for purposes of any determination pursuant to this definition and the definition of “Material Subsidiary” with respect to the Test Period ended September 30, 2020, EBITDA attributable to Bully 2 (Switzerland) GmbH for such Test Period shall be disregarded, and (2) no Restricted Subsidiary shall be an Immaterial Subsidiary if such Restricted Subsidiary (x) owns one or more Rigs that is not an Excluded Rig, (y) is the Local Content Entity Noble Owner of Capital Stock in a Local Content Entity which owns a Rig other than an Excluded Rig or (z) is integral to the operation and maintenance of one or more Rigs (other than an Excluded Rig).

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, for any Person, the following obligations of such Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (c) all obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of drawn letters of credit issued for such Person’s account or pursuant to such Person’s application securing Indebtedness; (d) all obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property’s fair market value; (e) all Capitalized Lease Obligations of such Person; (f) net obligations under Swap Agreements that have been cancelled or otherwise terminated before their scheduled expiration or are otherwise due and payable; and (g) all obligations of such Person pursuant to a Guarantee of any of the foregoing obligations of another Person; provided that the definition of “Indebtedness” shall not include: (i) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller of such asset; (ii) customary cash pooling and cash management practices and other intercompany indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) incurred in the ordinary course of business; (iii) trade payables and accrued expenses arising in the ordinary course of business, deferred Taxes, obligations assumed or liabilities incurred under drilling contracts, vessel time charters or other forms of service agreement in the ordinary course of business (e.g., bid bonds, performance guarantees, and pre-paid hire under vessel time charters or similar contracts which have not yet been earned), or obligations in respect of Capital Stock that does not constitute Disqualified Stock; (iv) liabilities resulting from endorsements of instruments for collection in the ordinary course of business; and (v) any indebtedness with respect to which cash or Cash Equivalents in an amount sufficient to repay in full the principal and accrued interest on such indebtedness has been escrowed with the trustee or other depository for the benefit of the note holders in respect of such indebtedness but only to the extent the foregoing constitutes a complete defeasance of such indebtedness pursuant to the applicable agreement governing such indebtedness. For purposes of the indenture, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

“Ineligible LCE” means, as of any time of determination, any Local Content Entity which is not an Eligible LCE.

“Ineligible LCE Available Excess Cash” means, as of any date of determination with respect to any Ineligible LCE, an amount equal to the following (as reasonably determined or reasonably estimated by the Company in good faith), without duplication, which amount shall not be less than zero:

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the aggregate of all unrestricted cash and Cash Equivalents held on the balance sheet of, or controlled by, or held for the benefit of, such Person other than the following amounts (without duplication): (a) any cash set aside to pay in the ordinary course of business amounts then due and owing by such Person to unaffiliated third parties and for which such Person has issued checks (or similar instruments) or has initiated wires or ACH transfers in order to pay such amounts; (b) any cash of such Person constituting purchase price deposits or other contractual or legal requirements to deposit money held by or for the benefit of an unaffiliated third party; (c) deposits of cash or Cash Equivalents from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties; (d) cash and Cash Equivalents in deposit or securities accounts or other bank accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes, in each case in the ordinary course of business; (e) petty cash; (f) any cash or Cash Equivalents held in Excluded Accounts; and (g) cash and Cash Equivalents of such Person: (i) that may not be distributed (as a dividend or otherwise) to any of the Company or a guarantor subsidiary (directly or indirectly) without a prior governmental approval (that has not been obtained) or the distribution (by dividend or otherwise) of which to the Company or a guarantor subsidiary would be prohibited by any law, rule, regulation, judgment, decree or order of any Governmental Authority with jurisdiction over such Person, its property or such transaction, (ii) the distribution (by dividend or otherwise) of which is prohibited by such Person’s organizational documents or any contractual obligation applicable to such Person or its property, (iii) with respect to which repatriation thereof (directly or indirectly) to the Company or a guarantor subsidiary would (x) result in a risk of personal, civil or criminal liability on the part of, or a conflict with the fiduciary duties of, any officer, director or manager (or equivalent) of such Person, (y) be restricted by corporate benefit or other principles of a type referred to in clause (e) of the definition of “Agreed Security Principles,” or (z) result in adverse tax consequences, in each case as reasonably determined by the Company or (iv) that are otherwise not reasonably expected to be readily accessible in cash for the general corporate purposes of the Company or subsidiary guarantor, as the case may be, without undue administrative burden or costs during the period ending 90 days after such determination date; minus

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cash and Cash Equivalents of such Person constituting (a) reserves of the type referred to in clause (ii)(D) of the second bullet point of the definition of “Net Proceeds” in connection with a permitted Disposition, and (b) reserves for Taxes and other liabilities to the extent such amounts are required by any applicable law or are in accordance with GAAP or other generally accepted accounting principles in effect in the jurisdiction of organization of such Person; minus

•	the aggregate amount of expenses and disbursements projected to be paid in cash by such Person during the period ending 90 days after such date of determination.

“Initial Subject Jurisdictions” means the United States (or any political subdivision thereof), the Cayman Islands and Switzerland.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against any Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means the Senior Lien Intercreditor Agreements, the Collateral Agency Agreement and the Junior Lien Intercreditor Agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment by any Person outstanding at any time shall be the amount actually invested (measured at the time invested), net of any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto from time to time.

“Issue Date Collateral Rigs” means each of the following Rigs: NOBLE BOB DOUGLAS; NOBLE CLYDE BOUDREAUX; NOBLE DON TAYLOR; NOBLE GLOBETROTTER I; NOBLE GLOBETROTTER II; NOBLE HANS DEUL; NOBLE HOUSTON COLBERT; NOBLE JOE KNIGHT; NOBLE JOHNNY WHITSTINE; NOBLE MICK O’BRIEN; NOBLE REGINA ALLEN; NOBLE ROGER LEWIS; NOBLE SAM CROFT; NOBLE SAM HARTLEY; NOBLE SCOTT MARKS; NOBLE TOM MADDEN; and NOBLE TOM PROSSER.

“Issue Date Owner Entity” means any PIMCO Entity or any other Person that, directly or indirectly, owns Capital Stock of Noble Parent Company as of February 5, 2021, together with any of such Person’s Affiliates or any fund or account controlled or managed by such Person or any of its Affiliates.

“Junior Lien Debt” means Indebtedness described in the second sub-bullet point of the seventh bullet point in “—Certain Covenants—Limitation on Indebtedness” (insofar as secured by clause (k) of the definition of “Permitted Liens” in the indenture).

“Junior Lien Intercreditor Agreement” means any intercreditor agreement providing for any Liens securing any Indebtedness or other obligations to be junior in priority to the Liens securing the notes and setting forth the relative creditor rights, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms or in accordance with the terms of the indenture and the terms thereof are either customary or no less favorable in any material respect, when taken as a whole, to the Securities Secured Parties as those contained in the Senior Lien Intercreditor Agreement referred to in clause (a) of the definition thereof if the Securities Secured Parties were the Priority Lien Secured Parties.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or the place of payment.

“Letter-of-Credit Rights” has the meaning assigned to such term in the UCC.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest, charter, subcharter, lease or sublease. For purposes of the indenture, the Company or any Subsidiary of the Company shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

“Local Content Entity” means any Affiliate of the Company (a) that owns or is contemplated to own a Rig or that is a party to or contemplated to be a party to a charter party agreement, drilling contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of a Rig owned by it or by the Company, any Restricted Subsidiary or another Local Content Entity and (b) the Capital Stock of which is jointly owned by the Company or any Restricted Subsidiary(ies) and any other Person(s) that is(are) required or necessary under local law or custom to own the Capital Stock in the Local Content Entity as a condition for (i) the operation of a Rig in such jurisdiction, (ii) the ownership of any asset owned, or contemplated to be acquired, by such entity in such jurisdiction or (iii) the business transacted, or contemplated to be transacted, by such entity in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course and for purposes other than local law requirements or local law customs.

“Local Content Entity Noble Owner” means a Restricted Subsidiary that is the direct owner of any Capital Stock in a Local Content Entity.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable, of the Federal Reserve Board.

“Material Indebtedness” means any Indebtedness that is (a) incurred under Section 4.03(a) with outstanding loans, commitments, a funded aggregate principal amount and/or obligations, in each case, exceeding $25,000,000, (b) any Permitted Additional Debt and/or (c) any Assumed Acquisition Indebtedness to the extent it is secured by any Collateral.

“Material Senior Credit Facility” means any Senior Credit Facility (including any Senior Credit Facility that is (a) incurred under Section 4.03(a) of the indenture with outstanding loans, commitments, a funded aggregate principal amount and/or obligations, in each case, exceeding $25,000,000, (b) any Permitted Additional Debt and/or (c) any Assumed Acquisition Indebtedness to the extent it is secured by any Collateral).

“Material Subsidiary” means, as of any time of determination, any Restricted Subsidiary of the Company that is not an Immaterial Subsidiary.

“Net Proceeds” means, with respect to any event,

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the proceeds actually received in respect of such event in cash or Cash Equivalents, including (i) any cash or Cash Equivalents actually received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty insurance proceeds that are actually received and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus

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the sum of (i) all fees and out-of-pocket expenses paid by the Company and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of an Asset Sale (including pursuant to a sale leaseback or similar proceeding), an Asset Swap, a Designated Asset Swap or an Event of Loss, (A) any amount placed in escrow, in any such case, for adjustment in respect of the sale price of such properties or assets, for indemnification obligations of the Company or any of its Restricted Subsidiaries in connection with such transaction or event or for other liabilities associated with such transaction or event and retained by the Company or any of its Restricted Subsidiaries; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that the Company and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, (B) the amount of all payments that are not prohibited under the indenture and are made by the Company and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Securities) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Company and the Restricted Subsidiaries as a result thereof and (D) the amount of any liabilities directly associated with such asset and retained by the Company or the Restricted Subsidiaries, (iii) the amount of all Taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and (iv) the amount of any reserves established by the Company and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Proceeds in the amount of such reduction.

“Noble Parent Company” means Noble Corporation (f/k/a Noble Cayman II Corporation), an exempted company incorporated in the Cayman Islands with limited liability, or, if a Redomestication has occurred prior to the event in question on the date of determination, the Surviving Person resulting from such prior Redomestication.

“Non-Recourse Debt” means any Indebtedness of any Person in respect of which the holder or holders thereof have no recourse (including by way of guaranty, support, security or indemnity) to the Company or any Restricted Subsidiary or to any of their property, whether for principal, interest, fees, expenses or otherwise, except for Capital Stock of any Unrestricted Subsidiary.

“Notified Parity Lien Debt Default” means a Default under a Parity Lien Debt that has occurred and is continuing in respect of which the collateral agent has served a notice on the Company.

“Obligations” means any principal, interest, premiums (including, to the extent legally permitted, all interest and premiums accruing after the commencement of any proceeding under any Bankruptcy Law at the rate provided for in the documentation with respect thereto, including any applicable post-default rate, even if such interest and/or premium is not enforceable, allowable or allowed as a claim in such proceeding), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Original Priority Lien Agent” means JPMorgan Chase Bank, N.A., as collateral agent and security trustee for the Priority Lien Secured Parties.

“Paragon Litigation” means the litigation brought by the litigation trust of Paragon Offshore plc against the Prepetition Parent Company in December 2017, and as further described in Note 14 of Part I Item 1 of the quarterly report on Form 10-Q of the Prepetition Parent Company filed with the Commission on November 5, 2020.

“Parent Pledge Agreement” means the Cayman Islands law governed share mortgage, dated as of the date hereof, between the direct parent company of the Company, as chargor, and the collateral agent, pursuant to which 100% of the Capital Stock of the Company is mortgaged or pledged on a limited recourse basis pursuant to the terms thereto, as such agreement may be amended, restated, amended and restated, supplemented, modified or replaced from time to time.

“Parent Pledged Equity” means the Capital Stock of the Company that is mortgaged or pledged to secure the Securities, and related notes guarantees, if any, and all obligations related to any of the foregoing under the Parent Pledge Agreement.

“Parity Lien” means a Lien granted by any Grantor in favor of the collateral agent pursuant to a Parity Lien Security Document, at any time, upon any property of any Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

•	the notes and the PIK notes and, in each case, the notes guarantees thereof; and

•

any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of any Grantor that is (i) secured equally and ratably with the notes, (ii) incurred as permitted in the indenture under the seventh bullet point of “—Certain Covenants—Limitation on Indebtedness” (insofar as secured by clause (k) of the definition of “Permitted Liens”), (iii) permitted to be incurred and so secured under each applicable Priority Lien Document or Parity Lien Document, and (iv) has a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the February 15, 2028; provided that, in the case of any Indebtedness referred to in this clause:

•

on or before the date on which such Indebtedness is incurred by any Grantor, such Indebtedness is designated by the Company, in an officers’ certificate delivered to each Parity Lien Representative and the collateral agent, as “Parity Lien Debt” for the purposes of the indenture and the Collateral Agency Agreement; provided, further, that no Indebtedness may be designated as both “Parity Lien Debt” and “Priority Lien Debt” or “Junior Lien Debt” (or any combination of the three);

•	the Parity Lien Representative of such Parity Lien Debt (other than additional notes under the indenture) shall have executed and delivered an Additional Secured Debt Designation; and

•

all requirements set forth in the Collateral Agency Agreement as to the confirmation, grant or perfection of the collateral agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this second bullet point will be conclusively established if the Company delivers to the collateral agent an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Debt Default” means any “Event of Default” as defined under any Parity Lien Document or any similar event or condition set forth in any other Parity Lien Document that causes, or permits holders of the applicable Series of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Document” means, collectively, the indenture and any additional indenture, supplemental indenture, credit agreement, loan agreement or other similar agreement governing each other Series of Parity Lien Debt.

“Parity Lien Obligations” means Parity Lien Debt and all other “Obligations” (or other equivalent term, in each case, as defined under the applicable Parity Lien Document) in respect thereof.

“Parity Lien Representative” means:

•	in the case of the notes, the trustee; or

•

in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the Parity Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) has become a party hereto on the date hereof or has executed and delivered a Collateral Agency Joinder in accordance herewith.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations, the collateral agent and each Parity Lien Representative.

“Parity Lien Security Documents” means the Collateral Agency Agreement, each Collateral Agency Joinder and the Collateral Documents.

“Permitted Acquisition” means any acquisition of the Capital Stock, assets and/or line of business of one or more other Persons in a single transaction or multiple transactions that are consummated substantially concurrently with each other, or a series of related transactions, which transaction(s) may be in an unlimited amount so long as after giving effect thereto (a) no Default shall occur, (b) the value of the guarantees of and collateral securing the Securities shall not be materially and adversely affected by such transactions, taken as a whole and (c) subject to the Agreed Security Principles, the assets, including Capital Stock, acquired pursuant to such transaction(s) will become Collateral and each newly acquired or created Subsidiary (including each Subsidiary thereof) shall become a guarantor subsidiary (unless such Subsidiary is designated as an Unrestricted Subsidiary pursuant to “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” or is an Excluded Subsidiary), within the applicable time periods thereafter as set forth in “—Certain Covenants—Further Instruments and Acts; Further Assurances; Additional Guarantors.”

“Permitted Investment” means:

(a) any Investment (other than, for purposes of this clause (a), any Investments in any Ineligible LCE) by (i) the Company in a Restricted Subsidiary, (ii) any Restricted Subsidiary in the Company, or (iii) any Restricted Subsidiary in another Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents;

(c) any Investments received (i) from trade creditors or customers in the ordinary course of business, in the form of accounts receivable or notes receivable, if payable or dischargeable in accordance with customary trade terms of the Company or the applicable Restricted Subsidiary, (ii) in compromise, settlement or resolution of (including upon satisfaction of judgments with respect to) (1) obligations of trade creditors or customers that were Incurred in the ordinary course of business of the Company or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (2) litigation, arbitration or other disputes; or (iii) as a result of a foreclosure by the Company or any of the Restricted Subsidiaries with respect to any secured Investment in default;

(d) Investments represented by Swap Agreement Obligations (excluding Swap Agreement Obligations entered into for speculative purposes);

(e) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any of the Restricted Subsidiaries;

(f) any Guarantee of Indebtedness not prohibited by the indenture as described in “—Certain Covenants—Limitation on Indebtedness”;

(g) Guarantees by the Company or any of the Restricted Subsidiaries of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(h) any Investment existing on, or made pursuant to binding commitments existing on, February 5, 2021, and any modifications, renewals or extensions that do not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise not prohibited under the indenture;

(i) Investments received or acquired as consideration for any Disposition not prohibited by the indenture as described in “—Certain Covenants—Asset Sales”;

(j) any Permitted Acquisition;

(k) Investments in lieu of, and not in excess of the amount of (after giving effect to any other Investments or Restricted Payments in respect thereof) Restricted Payments permitted by the indenture as described in the second bullet point in the proviso of “—Certain Covenants—Restricted Payments”; provided that any such Investment shall reduce the amount of such applicable Restricted Payments thereafter permitted by such proviso by a corresponding amount;

(l) loans and advances to any direct or indirect parent of the Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Permitted Payments to Parent permitted to be made in accordance with second bullet point in the proviso of “—Certain Covenants—Restricted Payments”; provided that the proceeds of such loans and advances are used or will be used solely as set forth in the definition of “Permitted Payments to Parent”;

(m) Investments in Unrestricted Subsidiaries and Ineligible LCEs in an amount equal to the fair market value of cash or other assets received as a capital contribution to the Company or from the Net Proceeds from the issuance or sale of Capital Stock of Noble Parent Company;

(n) additional Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(o) Investments made to consummate any transaction pursuant to clause (s) of the definition of “Asset Sale” and to comply with the applicable requirements set forth therein or to comply with any requirements set forth in any Senior Credit Facility to consummate any such transaction, including the issuance of any Specified Rig Intercompany Note pursuant to clause (s) of the definition of “Asset Sale”;

(p) Investments in any Ineligible LCE (other than, for purposes of this clause (p), any Disposition or other transfer of a Rig to any such Ineligible LCE); provided that, (i) at the time of and immediately after giving effect to any such Investment, the aggregate principal amount of all outstanding Investments at such time pursuant to this clause (p) shall not exceed the aggregate amount of all accounts receivable owed by third parties to all such Ineligible LCEs at such time pursuant to any charter party agreement, drilling contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of a Rig to which any such Ineligible LCE is a party, (ii) promptly after any such Ineligible LCE’s receipt of a payment of any such accounts receivable, such Ineligible LCE shall apply such amount (to the extent constituting Ineligible LCE Available Excess Cash) to make, directly or indirectly, to one or more of the Company or a guarantor subsidiary a repayment or return on, or distribution with respect to, outstanding Investments made in such Ineligible LCE pursuant to this clause (p), (iii) to the extent not prohibited by any applicable contractual obligations relating to the applicable Rig or applicable law, any such Investment shall be evidenced by a promissory note or similar instrument that is payable on demand by the relevant Ineligible LCE in which such Investment is made and (iv) such promissory note or similar instrument shall constitute Collateral pledged by the Company or by the applicable Restricted Subsidiary making such Investment pursuant to the applicable Collateral Document;

(q) Investments in and contributions to joint ventures (other than, for purposes of this clause (q), any Disposition or other transfer of a Rig to any Ineligible LCE), (i) in the ordinary course of business consistent with past practice, (ii) to the extent required pursuant to the applicable joint venture agreement or other constituent agreement, or (iii) in an amount up to the aggregate amount of any dividends, distributions, loan repayments or other returns on Investments made in reliance on this clause (q) previously received by the Company or any Restricted Subsidiary; and

(r) to the extent constituting an Investment, any transaction permitted by the indenture as described in “—Certain Covenants—Consolidation, Amalgamation, Conveyance, Transfer or Lease of Assets,” any transaction permitted by the indenture as described in the second paragraph in “—Notes Guarantee,” any transaction not prohibited by the indenture as described in “—Certain Covenants—Limitation on Liens,” any Indebtedness not prohibited by the indenture as described in “—Certain Covenants—Limitation on Indebtedness” and any Dispositions not prohibited by the indenture as described in “—Certain Covenants—Asset Sales.”

“Permitted Liens” means:

(a) Liens existing on February 5, 2021 (other than Liens to secure obligations in respect of the Senior Credit Facilities);

(b) Liens incurred to secure the Securities, PIK notes and Securities Debt, and related Guarantees, if any, and all obligations related to any of the foregoing;

(c) (i) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, other forms of governmental insurance, Taxes, assessments, public or statutory obligations, general liability or property insurance or other insurance required to be maintained pursuant to any Securities Document or other similar charges; (ii) good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit or bank guarantees in connection with) (x) bids, contracts or leases to which the Company or its Subsidiaries are parties, (y) any supersedeas bonds, appeal bonds, performance bonds, return-of-money or payment bonds, and similar obligations, or (z) liabilities in respect of reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance or any other insurance required to be maintained pursuant to any Securities Document to the Company or any Restricted Subsidiary; or (iii) other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(d) mechanics’, workmen’s, materialmen’s, landlords’, carriers’, maritime or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than 30 days if such Liens arise with respect to domestic assets and for more than 90 days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(e) Liens for Taxes and other liabilities not more than 90 days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(f) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(g) Liens granted by any Restricted Subsidiary that is not a guarantor subsidiary in favor of or for the benefit of the Company or a guarantor subsidiary to secure obligations owed by such Restricted Subsidiary to the Company or a guarantor subsidiary, including pursuant to any Specified Rig Intercompany Mortgage pursuant to clause (s) of the definition of “Asset Sale”;

(h) Liens securing the Senior Credit Facilities and other obligations thereunder in an aggregate outstanding amount not to exceed the greater of (i) $675,000,000 and (ii) 45% of the Rig Value (but not to exceed $900,000,000); provided that such Liens attach only to property that is Collateral securing the Securities Debt (or assets that will become Collateral) and are subject to a Senior Lien Intercreditor Agreement;

(i) Liens arising out of judgments or awards against the Company or any guarantor subsidiary or any of the Company’s Restricted Subsidiaries which do not result in an Event of Default as described in the ninth bullet point of “—Events of Default”;

(j) Liens securing Assumed Acquisition Indebtedness; provided that the Liens (if any) with respect to such Indebtedness are limited to the applicable assets so acquired and the proceeds thereof;

(k) Liens securing Permitted Additional Debt permitted by the indenture as described in the seventh bullet point as described in the eighth bullet point of “—Certain Covenants—Limitation on Indebtedness”;

(l) Liens securing Indebtedness permitted under by the indenture as described in the eighth bullet point of “—Certain Covenants—Limitation on Indebtedness” (or similar arrangements or obligations that would have been permitted under such Section had such obligations constituted Indebtedness); provided that (i) such Lien shall not attach to any other property or assets (other than related contracts, intangibles, and other assets that are incidental thereto or arise therefrom, including improvements on and the proceeds or products thereof) of the Company or any Restricted Subsidiary (although individual financings of equipment may be cross-collateralized to other financings of equipment by the same lender) and (ii) such Lien shall not attach to any owned Rig (other than (x) an Excluded Rig, (y) a Rig acquired or constructed with the proceeds of such Indebtedness or (z) an acquired or constructed Rig subject to a Lien securing Indebtedness permitted by the provisions of the indenture described in “—Certain Covenants—Limitation on Indebtedness”);

(m) additional Liens (not otherwise permitted as described in “—Certain Covenants—Limitation on Liens”) securing Indebtedness (or other obligations) in an aggregate amount not to exceed at any one time outstanding the greater of (i) $10,000,000 and (ii) 10% of EBITDA for the most recently ended Test Period prior to incurring such Lien;

(n) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

(o) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

(p) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

(q) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

(r) Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;

(s) Liens created or evidenced by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);

(t) Permitted Maritime Liens;

(u) (i) sales or grants of licenses or sublicenses of (or other grants of rights to use or exploit) intellectual property rights (x) existing as of February 5, 2021, or (y) between or among the Company and the Restricted Subsidiaries or between or among any of the Restricted Subsidiaries, or (ii) non-exclusive licenses or sublicenses of (or other non-exclusive grants of rights to use or exploit) intellectual property rights entered into in the ordinary course of business and not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

(v) to the extent constituting a Lien, any Dispositions not prohibited by the provisions of the indenture described in “—Certain Covenants—Asset Sales”;

(w) Liens arising in the ordinary course of business out of or in connection with pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, social security retirement benefits or other forms of governmental insurance;

(x) minor defects, irregularities and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within areas covered by easements, leases, licenses and other rights in real property in favor of the Company or any Subsidiary, in each case which do not interfere with the ordinary conduct of business, and which do not materially detract from the value of the property which they affect;

(y) any right of set-off arising under common law or by statute;

(z) Liens to secure permitted Indebtedness recorded as capital leases in accordance with GAAP;

(aa) Liens encumbering inventory, work-in-process and related property in favor of customers or suppliers securing obligations and other liabilities to such customers or suppliers to the extent such Liens are granted in the ordinary course of business and are consistent with past business practices in an aggregate amount, at the time of incurrence, not to exceed the greater of (i) $1,000,000 and (ii) 1.0% of EBITDA for the most recently ended Test Period prior to incurring such Lien;

(bb) Liens existing on property at the time of its acquisition (including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary) or existing on the property of, or Capital Stock in, any Person at the time such Person becomes a Subsidiary, in each case after February 5, 2021; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than improvements on and the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted under the indenture and require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (iii) if such Lien is on a Rig acquired or constructed pursuant to such transaction, such Lien does not secure any Indebtedness, and (iv) if such Lien secures Indebtedness, such Indebtedness is Assumed Acquisition Indebtedness; provided, further, that Liens pursuant to this clause (bb) shall not secure any Indebtedness incurred, issued or assumed to acquire or construct a Rig;

(cc) Liens in the ordinary course of business securing obligations in respect of any agreement providing for treasury, depositary, purchasing card, credit cards or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions;

(dd) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature not prohibited by the indenture;

(ee) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ff) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution or entity, or electronic payment service providers, arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and which are within the general parameters customary in the banking industry, (iii) attaching to pooling or commodity trading accounts, or other commodity brokerage accounts incurred in the ordinary course of business, (iv) arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set off or similar rights, and (v) encumbering reasonable customary initial deposits and margin deposits in the ordinary course of business and not for speculative purposes; and

(gg) Liens securing Permitted Refinancing Debt solely to the extent the Refinanced Debt was secured by Liens permitted by clauses (a) through (ff) above.

“Permitted Maritime Liens” means, at any time with respect to a Rig:

•

Liens for crews’ wages (including the wages of the master of the Rig) that are discharged in the ordinary course of business and have accrued for not more than 60 days (or such longer period provided for under any First Lien Indebtedness) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture or loss;

•

Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of the Rig, the master of the Rig or a charterer or lessee of such Rig, which in each case have accrued for not more than 60 days (or such longer period provided for under any First Lien Indebtedness) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture or loss;

•

shipyard Liens and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining, repairing, modifying, refurbishing, or rebuilding the Rig (other than those referred to in first two bullet points above), including maritime Liens for necessaries, which in each case have accrued for not more than 60 days (or such longer period provided for under any First Lien Indebtedness) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture, or loss;

•

Liens for damages arising from maritime torts which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the Company or relevant Restricted Subsidiary with the appropriate court or other tribunal to prevent the arrest or secure the release of the Rig from arrest, unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture, or loss;

•	Liens that, as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); and

•	Liens for charters or subcharters or leases or subleases not prohibited under the indenture.

“Permitted Payments to Parent” means, without duplication as to amounts, (a) payments to Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company) to permit Noble Parent Company or any such Subsidiary thereof to pay reasonable accounting, legal and investment banking fees and administrative expenses of Noble Parent Company or any such Subsidiary thereof when due; provided that any such payment shall not be in respect of expenses or other amounts that are allocable to, or attributable to the ownership or operations of, (i) any Unrestricted Subsidiary, except to the extent of the amount actually received in cash or Cash Equivalents from such Unrestricted Subsidiary (or any cash or Cash Equivalents received upon the Disposition or monetization of any non-cash consideration received from such Unrestricted Subsidiary), or (ii) any Excluded Noble Parent Subsidiary, (b) payments pursuant to the Shared Services Agreement and (c) for so long as the Company is a member of a group filing a consolidated or combined tax return with Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company), payments to Noble Parent Company or any such Subsidiary (directly or indirectly) in respect of the portion of the tax liabilities of such group that is allocable or attributable to the Company and its Subsidiaries; provided that any such payment shall not be in respect of the portion of the tax liabilities of such group that are allocable or attributable to (i) any Unrestricted Subsidiary, except to the extent of the amount actually received in cash or Cash Equivalents from the Unrestricted Subsidiaries (or any cash or Cash Equivalents received upon the Disposition or monetization of any non-cash consideration received from the Unrestricted Subsidiaries), or (ii) any Excluded Noble Parent Subsidiary (such permitted payments pursuant to this clause (c), “Tax Payments”). The Tax Payments shall not exceed the lesser of (x) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (y) the net amount of the relevant tax that Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company) actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within thirty (30) days (or such longer period provided for under any First Lien Indebtedness) of receipt by Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company) of such Tax Payments or refunded to the Company, except to the extent any such Tax Payment is in respect of tax liabilities that have been satisfied in advance of, and were required to be so satisfied prior to the time of, Noble Parent Company’s or any such Subsidiary’s receipt of such Tax Payment.

“Permitted Prior Liens” means Liens described in clauses (h) and (k) (insofar as security for Priority Lien Obligations) in the definition of “Permitted Liens.”

“Permitted Refinancing Debt” means Indebtedness (for purposes of this definition, “New Debt”) Incurred in exchange for, or proceeds of which are used to purchase or refinance, other Indebtedness (the “Refinanced Debt”); to the extent that: (a) such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) accrued and unpaid interest, cash fees and expenses (including make-whole payments and premiums) on the Refinanced Debt and amounts to pay fees and expenses reasonably incurred, in each case, in connection with such extension, refinancing, repayment and reborrowing, renewal or replacement; (b) such New Debt has a Stated Maturity no earlier than the Stated Maturity of the Refinanced Debt; (c) such New Debt has a Weighted Average Life to Maturity that is equal to or longer than the remaining Weighted Average Life to Maturity of the Refinanced Debt; (d) if applicable, such New Debt is subordinated in right of payment or security to the Securities to the same extent as the Refinanced Debt; and (e) the obligors with respect to such New Debt do not include any Persons that were not obligors (or would not have been (i) required to become obligors or (ii) permitted to become obligors) with respect to such Refinanced Debt, except that the Company or any guarantor subsidiary may be added as an additional obligor.

“Person” means an individual, partnership, corporation, limited liability company, company, association, trust, unincorporated organization or any other entity or organization, including any Governmental Authority.

“PIMCO Entity” means Pacific Investment Management Company LLC, any of its Affiliates or any fund or account controlled or managed by Pacific Investment Management Company LLC or any of its Affiliates.

“Pledgors” means, collectively, the Company, any Person that is the direct parent of the Company and each Restricted Subsidiary, in each case, to the extent that such Person directly owns any capital stock in the Company or any guarantor subsidiary.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Prepetition Parent Company” means Noble Holding Corporation plc (f/k/a Noble Corporation plc), a company organized under the laws of England and Wales with company number 08354954.

“Priority Credit Agreement” means the Revolving Loan Credit Agreement, including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, Refinanced in any manner (whether upon or after termination or otherwise), in whole or in part, from time to time.

“Priority Lien” means a Lien granted by any Grantor in favor of the Priority Lien Agent, at any time, upon any property of any Grantor to secure Priority Lien Obligations.

“Priority Lien Agent” means the Original Priority Lien Agent and, from and after the date of execution and delivery to the collateral agent of a Priority Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors or assigns in such capacity.

“Priority Lien Cap” means, as of any date, (a) the aggregate principal amount of all indebtedness (including any interest paid-in-kind) outstanding at any time under the Priority Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been issued or incurred (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof, whether or not drawn) equal to the greatest of (i) $675,000,000, (ii) 45% of the Rig Value (but not to exceed $900,000,000) and (iii) an amount such that after giving effect to the incurrence thereof, Consolidated First Lien Leverage Ratio shall not exceed 4.50:1.00 plus (b) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees on such amount in clause (a) plus (c) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (d) the amount of all Bank Product Obligations, to the extent such Bank Product Obligations are secured by the Priority Liens minus (e) solely with respect to the Revolving Loan Credit Agreement, any reduction in the principal amount thereof that is accompanied by a permanent reduction in commitments thereunder; provided that in the event any Priority Credit Agreement and/or any other Credit Facility includes a reserve against amounts that any Grantor borrowed for any Hedging Obligations and/or Bank Product Obligations, then the amount of all Hedging Obligations and all Bank Product Obligations shall be subject to the cap reflected in clause (a) and shall not be deemed to be included under clauses (c) and (d) of this definition.

“Priority Lien Collateral” means all “Collateral” as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure (or purport to secure) any Priority Lien Obligation.

“Priority Lien Debt” means the indebtedness under the Priority Credit Agreement (including letters of credit and letter of credit reimbursement obligations with respect thereto (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof)) and all additional indebtedness under any Priority Substitute Credit Facility.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, and any indenture, supplemental indenture, Credit Facility or other agreement governing any Priority Substitute Credit Facility and all other loan documents, notes, guaranties, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of or in connection with Priority Lien Debt together with Hedging Obligations and the Bank Product Obligations, in each case to the extent that such Obligations are secured by Priority Liens.

“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender or issuing bank under the Priority Credit Agreement, each holder, provider or obligee of any Hedging Obligations and Bank Product Obligations that is a lender under the Priority Credit Agreement or an Affiliate (as defined herein or in the Priority Credit Agreement) thereof and is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guaranties or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Substitute Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Priority Lien upon Collateral in favor of any Priority Lien Agent.

“Priority Substitute Credit Facility” means any Credit Facility that Refinances in full the Priority Credit Agreement then in existence.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Cash” means the aggregate amount of unrestricted cash and Cash Equivalents of the Company, the guarantor subsidiaries, and the Restricted Subsidiaries that (a) is subject to a perfected security interest and lien in favor of the collateral agent, (b) is subject to an Account Control Agreement or (c) is subject to an investment property control agreement in favor of the collateral agent (or its designee), in any such case, including pursuant to arrangements of the type described in Article V of the Senior Lien Intercreditor Agreement.

“Redemption Date” means, when used with respect to any Securities to be redeemed, the date fixed for such redemption pursuant to the terms of such Securities.

“Redomestication” means:

•

any amalgamation, merger, exchange offer, conversion, consolidation or similar action of Noble Parent Company with or into any other Person, or of any other Person with or into Noble Parent Company, or the sale or other Disposition (other than by lease) of all of its assets of Noble Parent Company to any other Person,

•

any continuation, discontinuation, statutory migration, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of Noble Parent Company pursuant to the law of the jurisdiction of its organization or incorporation and of any other jurisdiction, or

•

the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of 100% of the voting shares (except for directors’ qualifying shares) of Noble Parent Company (the “New Parent”), if as a result thereof

•

in the case of any action specified in the first bullet point above, the entity that is the surviving, resulting or continuing Person in such merger, amalgamation, conversion, consolidation or similar action, or the transferee in such sale or other Disposition,

•

in the case of any action specified in the second bullet point above, the entity that constituted Noble Parent Company immediately prior thereto above (but disregarding for this purpose any change in its jurisdiction of organization or incorporation), or

•

in the case of any action specified in the third bullet point above, the New Parent (in any such case, the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of Delaware, or any other State of the United States, under the laws of the Cayman Islands, the United Kingdom or nay member state of the European Union, under the laws of any member of the European Economic Area (EEA) or NAFTA, under the laws of Switzerland or Singapore, or under the laws of any territory or other political subdivision of any of the foregoing or under the laws of any other jurisdiction, whose outstanding equity interests of each class issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons as were the outstanding equity interests of Noble Parent Company immediately prior thereto and the Surviving Person shall have delivered to the trustee an officer’s certificate that, both before and after giving effect to such transaction, no Event of Default exists.

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue other indebtedness in exchange or replacement for, such Indebtedness, in each case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company or the Restricted Subsidiaries on February 5, 2021 and any reasonable extension or evolution of any of the foregoing.

“Related Business Asset” means (a) one or more Rigs, (b) the Capital Stock of a Person owning one or more Rigs and/or (c) any other related asset that is useful in the business of the Company or its Restricted Subsidiaries.

“Required Guarantor” means each of the following, on a joint and several basis: (a) the Company and (b) each Restricted Subsidiary of the Company (including each Eligible LCE) which is not an Excluded Subsidiary.

“Required Parity Lien Debtholders” means, at any time, (a) prior to the payment in full in cash of the principal, premium, interest, fees and expenses (including all interest, fees and expenses accrued after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable in such proceeding) payable in respect of the all notes and the PIK notes, the holders of a majority in aggregate principal amount of all notes and the PIK notes and (b) thereafter, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. For the avoidance of doubt, “Restricted Subsidiary” shall also include each Local Content Entity and each such entity’s respective Subsidiaries, in each case, that is not an Unrestricted Subsidiary.

“Revolving Loan Credit Agreement” means the Senior Secured Revolving Credit Agreement, dated as of February 5, 2021, among the Company, as a borrower, the other borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security trustee.

“Rig” means any mobile offshore drilling unit (including without limitation any jack-up rig, semi-submersible rig, drillship, and barge rig).

“Rig Value” means, as of any date of determination, with respect to any Rig (and all related equipment) owned by the Company or any Restricted Subsidiary, the value of such Rig (and all related equipment) as reflected in the most recent third-party appraisal (which shall not include any allowance for depreciation and obsolescence since the delivery of such appraisal and with respect to “idle” Rigs shall not include any discount for current markets and demand); provided that, (a) the Rig Value of any Rig shall be equal to (w) 100% of such third-party appraised value for any contracted Rig or a Rig that is idle for up to six months, (x) 75% of such appraised value for any Rig idle for six (6) months or longer but less than nine months as of such date of determination, (y) 50% of such appraised value for any Rig idle for nine months or longer but less than 12 months as of such date of determination and (z) 0% of such appraised value for any Rig idle for 12 months or longer as of such date of determination and (b) for purposes of such determination, the Rig Value of any Rig acquired after the last day of the most recently ended Test Period, or to be acquired on the date on which a pro forma calculation is to be determined, shall be as reasonably calculated by the Company (to the extent a third-party appraisal for such Rig has not yet been obtained).

“Sale-Leaseback Transaction” means any arrangement whereby the Company or any of its Subsidiaries shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

“Second Lien Collateral” means all “Collateral,” as defined in the indenture or any Parity Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure (or purport to secure) any Parity Lien Obligation.

“Second Lien Debt” means the indebtedness in respect of the notes, the PIK notes, any indebtedness in respect of additional notes issued under the indenture or any supplemental indenture thereto and all additional indebtedness secured by the Parity Lien Security Documents.

“Second Lien Notes” means the notes issued under the indenture, including any Additional Securities.

“Secured Obligations” means the Priority Lien Obligations and the Parity Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties and the Parity Lien Secured Parties.

“Securities” means the notes issued on February 5, 2021 and the Additional Securities, if any, which shall be treated as a single class.

“Securities Account” has the meaning assigned to such term in the UCC.

“Securities Debt” means all Obligations arising under any Securities Document owing by the Company or any subsidiary guarantor to any Securities Secured Party in respect of the notes and notes guarantees.

“Securities Documents” means, collectively, the indenture, the notes, the notes guarantees, the Collateral Documents, and all other agreements, documents and instruments at any time executed and/or delivered pursuant to any of the foregoing by the Company or any subsidiary guarantor or any other Person to, with or in favor of any Securities Secured Party in connection therewith or related thereto.

“Securities Secured Parties” means, collectively, (a) the trustee, (b) the collateral agent, (c) the holders, (d) each other person to whom any of the Securities Debt are owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Securities Secured Party.”

“Security Agreement” means the New York law Second Lien Collateral Agreement, dated as of February 5, 2021, by and among the Company, the subsidiary guarantors from time to time party thereto and the collateral agent, as may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Senior Credit Facility” one or more debt facilities that is First Lien Indebtedness, including the Revolving Loan Credit Agreement, or other financing arrangements providing for revolving credit loans, term loans, notes, letters of credit or other long term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any commercial paper facilities, indentures or credit facilities that refinance any part of the loans, promissory notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is not prohibited by the indenture as described in “—Certain Covenants—Limitation on Indebtedness”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Credit Facility Agent” means JPMorgan Chase Bank, N.A., and its successors and assigns in its capacity as administrative agent and first lien collateral agent and security trustee pursuant under the Senior Credit Facility and any successor or replacement agent.

“Senior Lien Intercreditor Agreement” means (a) that certain second lien intercreditor agreement, dated as of February 5, 2021, by and among the Senior Credit Facility Agent, the collateral agent and the Grantors party thereto, or (b) any other intercreditor agreement among the collateral agent, any Senior Credit Facility Agent (if then in effect), the Company, the guarantor subsidiaries and the other parties party thereto on terms that are either customary or no less favorable in any material respect, when taken as a whole, to the Securities Secured Parties as those contained in the second lien intercreditor agreement referred to in clause (a) above, in each case, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms or in accordance with the terms of the indenture.

“Series of Parity Lien Debt” means, severally, the notes, the PIK notes and each other issue or series of Second Lien Debt for which a single transfer register is maintained.

“Series of Second Lien Debt” means, severally, the Second Lien Notes and each other issue or series of Second Lien Debt for which a single transfer register is maintained.

“Shared Services Agreement” means a services agreement between the Company or a subsidiary guarantor, on the one hand, and Noble Parent Company and/or any Subsidiary thereof that is a direct or indirect parent of the Company, on the other hand, as such agreement may be amended, restated, supplemented, modified or replaced from time to time to the extent such amendment, restatement, supplement, modification or replacement, taken as a whole, is not materially adverse to the holders.

“Significant Subsidiary” has the meaning ascribed to it under Regulation S-X promulgated under the Exchange Act.

“Specified Rigs” means the following Rigs: (a) Noble Scott Marks; (b) Noble Joe Knight; (c) Noble Johnny Whitstine; (d) Noble Roger Lewis; (e) any Rig that is to be or has been transferred to an Ineligible LCE in compliance with and pursuant to clause (s) of the definition of “Asset Sale”; and (f) any Rig acquired by the Company or any Restricted Subsidiary after February 5, 2021 with Net Proceeds of an Asset Sale or Event of Loss with respect to, or pursuant to a permitted Asset Swap of, any other Rig referred to in clauses (a), (b), (c) and (d) of this definition.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subject Jurisdiction” means each Initial Subject Jurisdiction and any Additional Subject Jurisdiction; provided that references to the Subject Jurisdictions shall only include a reference to any non-U.S. Subject Jurisdiction for so long as one or more Required Guarantors (a) are organized, incorporated or formed in such jurisdiction and/or have material operations or own assets in such jurisdiction and (b) the fair market value (as determined in good faith by the Company) of all assets (excluding (i) Rigs, (ii) intercompany claims, (iii) Deposit Accounts, Securities Accounts and other bank accounts and assets deposited in or credited to any such account, (iv) spare part equipment, and (v) any assets which are (x) in transit or temporarily located in such jurisdiction, or (y) being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, for purposes of repair, improvements, service or refurbishment in the ordinary course of business) which are owned by any Required Guarantor in such jurisdiction and reasonably capable of becoming Collateral exceeds $20,000,000 for such jurisdiction (or, if less, the threshold for the corresponding requirements with respect to “Subject Jurisdictions” (or other equivalent term or requirement, in each case, as defined under any Priority Lien Document for purposes of the collateral requirements thereunder)).

“Subordinated Indebtedness” means: (a) with respect to the Company, any Indebtedness of the Company which is by its terms is contractually subordinated in right of payment to the notes and (b) with respect to any subsidiary guarantor, any Indebtedness of such guarantor which is by its terms is contractually subordinated in right of payment to the notes guarantee of such subsidiary guarantor.

“Subsidiary” means, for any Person (the “parent”), any corporation, limited liability company, partnership, association or other entity (a) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) of which securities or other ownership interests representing more than 50% of the outstanding stock or comparable Capital Stock having ordinary voting power for the election of the board of directors, managers or similar governing body of such entity, is at the time directly or indirectly owned by the parent or by one or more of its other Subsidiaries or (c) that is, as of such date, otherwise controlled, by the parent or one or more of its other Subsidiaries. “Subsidiary” shall include each Local Content Entity and each such entity’s respective Subsidiaries. Unless the context expressly provides otherwise, references to a Subsidiary mean a Subsidiary of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions entered into in the ordinary course of business and not for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Company or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Taxes” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Test Period” means the most recently ended four fiscal quarter period of the Company for which internal financial statements are available.

“Total Assets” means, as of any date of determination, the aggregate book value of the assets of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

“Transocean Litigation” means the litigation brought by a subsidiary of Transocean Ltd. against certain affiliates of the Company in January 2017, and as further described in Note 14 of Part I Item 1 of the quarterly report on Form 10-Q of the Prepetition Parent Company filed with the Commission on November 5, 2020.

“Treasury Rate” means as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2024; provided, however, that if the period from the redemption date to February 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if any or all of the attachment, perfection (or the effect of perfection or non-perfection) or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then the term “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection (or effect of perfection or non-perfection) or priority.

“UK Credit Parties” means, collectively (a) the Company (but only if the Company is incorporated, organized or formed under the laws of England and Wales) and (b) any subsidiary guarantor incorporated, organized or formed under the laws of England and Wales.

“UK Insolvency Event” means:

•

a UK Relevant Entity is unable, admits in writing its inability or is deemed unable to pay its debts generally as they fall due (other than (i) debts owed to the Company or a Subsidiary, (ii) solely by reason of balance sheet liabilities exceeding balance sheet assets or (iii) under section 123(1)(a) of the Insolvency Act 1986 of the United Kingdom where demand is made for an amount of less than $50,000,000 and such demand is settled and/or discharged within 21 days of being made), suspends making payments on any of its material debts, fails generally to pay its debts as they become due, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more class of creditors (other than a creditor or class of creditors in respect of Indebtedness arising pursuant to the Securities Documents or any Securities Secured Party in its capacity as such) with a view to rescheduling any of its Material Indebtedness;

•	any corporate action, legal proceedings or other formal legal procedure or step is taken in relation to:

•

the suspension of payments of its debts generally, a moratorium of any indebtedness, winding-up, liquidation, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement, restructuring plan or otherwise) of any UK Relevant Entity;

•

(by reason of actual or anticipated financial difficulties) a composition, compromise, assignment or arrangement with any class of creditors of any UK Relevant Entity (excluding any Securities Secured Party in its capacity as such with respect to any Securities Debt);

•

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of any UK Relevant Entity, or all or substantially all of its assets; or

•

enforcement of any Lien over any material asset of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction, save that this clause shall not apply to (1) any involuntary proceeding or procedure that is discharged, permanently stayed or dismissed within 21 days of commencement, or (2) any solvent liquidation or reorganization of any Restricted Subsidiary incorporated under the laws of England and Wales so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to the Company or other Restricted Subsidiaries; provided that, in the case of any such Restricted Subsidiary being liquidated or reorganized (x) that is a wholly-owned Restricted Subsidiary, such distribution is to one or more of the Company or guarantor subsidiaries or wholly-owned Restricted Subsidiaries or (y) the Capital Stock of which were directly owned by one or more of the Company or guarantor subsidiaries, such distribution is to one or more of the Company or guarantor subsidiaries;

•

any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a UK Relevant Entity, except where such action has not had, and would not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

•

any UK Relevant Entity institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; and

•	any UK Relevant Entity takes any action in furtherance of, or confirming its consent to, approval of, or acquiescence in, any of the foregoing acts;

provided that, no transaction involving a UK Relevant Entity constituting a solvent reorganization, amalgamation, consolidation or merger shall constitute a UK Insolvency Event.

“UK Relevant Entity” means any UK Credit Party or the Company or any other guarantor subsidiary or Significant Subsidiary capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

•	has no Indebtedness other than Non-Recourse Debt or Indebtedness that would become Non-Recourse Debt upon such designation;

•

except as not prohibited by the indenture as described in “—Certain Covenants—Limitation on Affiliate Transactions,” is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

•

is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

•	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Restricted Subsidiaries; and

•

immediately after giving effect to such designation, no Default shall have occurred and be continuing and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Leverage Ratio test described in “—Certain Covenants—Limitation on Indebtedness” on a pro forma basis taking into account such designation (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation).

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Leverage Ratio test described in “—Certain Covenants—Limitation on Indebtedness” or (ii) the Consolidated Total Leverage Ratio for the Company and the Restricted Subsidiaries would be equal to or less than such ratio for the Company and the Restricted Subsidiaries immediately prior to such designation, in each case, on a pro forma basis taking into account such designation (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation).

Any such designation or redesignation as a Restricted Subsidiary or an Unrestricted Subsidiary by the Board of Directors shall be notified by the Company to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation or redesignation and an officer’s certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

Book-Entry, Delivery and Form

The notes were issued initially in the form of one or more permanent global notes in fully registered form without interest coupons.

Initial notes issued in reliance on Rule 144A were initially represented by a global note in definitive, fully registered form without interest coupons (the “Rule 144A Global Note”) and was deposited with the trustee as a custodian for DTC, as depositary, and registered in the name of a nominee of such depositary.

Initial notes issued to certain “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) were represented by a global note in definitive, fully registered form without interest coupons (the “AI Global Note”) and was deposited with the trustee as a custodian for DTC, as depositary, and registered in the name of a nominee of such depositary.

Initial notes issued in reliance on Regulation S under the Securities Act were represented by a global note in definitive, fully registered form without interest coupons (the “Regulation S Global Note” and, collectively with the Rule 144A Global Note and the AI Global Note, each a “Restricted Global Note” and collectively, the “Restricted Global Notes”) and was deposited with the trustee as custodian for DTC, as depositary, and registered in the name of a nominee of such depositary.

Following the date of any resale of an interest in a Restricted Global Note after the effective date of this registration statement, such interest shall be represented by a global note in definitive, fully registered form without interest coupons (the “Unrestricted Global Note” and, together with the Restricted Global Notes, each a “Global Note” and collectively, the “Global Notes”), which has been deposited with the trustee as custodian for DTC, as depositary, and registered of a nominee of such depositary. Any PIK notes issued in respect of any interest in any Global Note referred to in the preceding sentence will be evidenced by the Unrestricted Global Note.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The Global Notes

We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, premium (if any) and interest, on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of NFC, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest, on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

The global debt securities were deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC are subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. The following provisions apply to the depository arrangements with respect to the global debt securities.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated securities shall only be issued in exchange for beneficial interests in the Global Notes (i) after there has occurred and is continuing an Event of Default with respect to the notes or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes or has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days.

Secondary Market Trading, Global Clearance and Settlement under the Book-Entry System

Any permitted secondary market trading activity in the notes will be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

SELLING SECURITYHOLDERS

This prospectus relates to the resale, from time to time, by the selling securityholders included in the table below, which we refer to collectively as the selling securityholders, of up to $510,130,204 aggregate principal amount of Notes (assuming interest on the Notes is paid-in-kind through maturity). The Notes are being registered pursuant to registration rights granted to the selling securityholders under the Registration Rights Agreement.

The information provided below with respect to the selling securityholders has been furnished to us by or on behalf of the selling securityholders and is current as of April 1, 2021. The selling securityholders may offer any or all of their Notes for resale from time to time pursuant to this prospectus. However, the selling securityholders are under no obligation to sell any of the Notes offered pursuant to this prospectus.

Because the selling securityholders may sell none, all or some portion of the Notes owned by them, we cannot estimate the number or percentage of Notes that will be beneficially owned by the selling securityholders after this offering and have therefore made certain assumptions with respect thereto as indicated in the table below. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the selling securityholders provided the information regarding the Notes owned by them, all or a portion of the Notes owned by them in transactions exempt from the registration requirements of the Securities Act.

To our knowledge, none of the selling securityholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of the Notes, except in connection with (i) the Registration Rights Agreement, (ii) the Plan, (iii) the Restructuring Support Agreement, (iv) the Backstop Commitment Agreement, (v) the Relationship Agreement described below, (vi) the Board Observer Agreement described below and (vii) the director designation right described below.

Pursuant to the Plan, on the Effective Date, Noble Parent, certain funds and accounts (the “Investors”) for which Pacific Investment Management Company LLC (the “Investor Manager”) serves as investment manager, adviser or sub-adviser, as applicable, and certain of the former holders (or investment advisors or managers to such holders) of certain series of Legacy Noble’s then outstanding senior notes entered into a Relationship Agreement (the “Relationship Agreement”), pursuant to which, among other things, Noble Parent agreed that until the earlier of such time as the Investors cease to hold in the aggregate 35% or more of the Outstanding Ordinary Shares (as defined in the Relationship Agreement) and the fourth anniversary of the Effective Date, Noble Parent will not remove its Chief Executive Officer or appoint a replacement Chief Executive Officer unless it obtains the prior written consent of the Investors by the Investor Manager acting on their behalf (such consent not to be unreasonably withheld, conditioned or delayed).

Also on the Effective Date, Noble Parent and the Investor Manager entered into a Board Observer Agreement (the “Board Observer Agreement”), pursuant to which, among other things, Noble Parent agreed that until such time as the Investors cease to hold in the aggregate 20% or more of the outstanding Ordinary Shares, the Investor Manager will have the right to designate an individual to attend meetings of the Board and of committees of the Board, subject to customary exceptions and conditions. The Investor Manager has designated a board observer pursuant to the Board Observer Agreement.

Pursuant to the Articles of Noble Parent, subject to certain conditions and limitations, for so long as the Designated Entities (as defined below) hold, in the aggregate, no fewer than 20% of the outstanding and issued Ordinary Shares, the Designated Entities (with such right exercised by their designating party) shall be entitled to nominate, and the Board shall appoint, and remove one director (the “Investor Director”). For so long as the Designated Entities hold, in aggregate, no fewer than 20% of the outstanding and issued Ordinary Shares, the Investor Director may be removed by, and only by, the affirmative vote or written consent of the designating party. If the designating party entitled to designate a person to fill any directorship fails to do so, then such directorship shall remain vacant until filled by such designating party. “Designated Entities” means the funds and accounts for which the same person serves as investment manager, advisor or sub-advisor (as applicable) on the Effective Date and which funds and accounts own, in the aggregate, in excess of 35% of the issued and outstanding Ordinary Shares upon effectiveness of the Plan on the Effective Date. The Investor Manager is currently the designating party for the Designated Entities. The Investor Manager has not nominated an Investor Director.

Name of Selling Securityholder (1)	Principal Amount of Notes Beneficially Owned Prior to Offering (2)	Principal Amount of Notes That May Be Offered Hereby (2)	Principal Amount of Notes Beneficially Owned After Offering (3)	Percentage of Notes Beneficially Owned After Offering (3)
Investors for which Pacific Investment Management Company LLC serves as investment manager, adviser or sub-adviser (4)	$75,732,072	$75,732,072	$—	—%
GoldenTree Funds (5)	$26,745,946	$9,543,401	$17,202,545	8.0%
Investors for which Goldman Sachs Asset Management, L.P. serves as investment manager, investment adviser or sub-adviser (6)	$5,833,664	$411,953	$5,421,711	2.5%
Entities affiliated with Nomura Corporate Research and Asset Management Inc. (7)	$2,481,433	$305,596	$2,175,837	1.0%
PFM Multi-Manager Fixed Income Fund (8)	$8,523	$1,034	$7,489	*
Sefton Place Fund (9)	$387,083	$59,319	$327,764	*
Stichting Blue Sky Active High Yield Fixed Income USA Fund (10)	$5,515	$5,515	$—	—%
Citadel Equity Fund Ltd. (11)	$3,333,061	$2,096,502	$1,236,559	*
Entities affiliated with Brigade Capital Management, LP (12)	$3,966,237	$2,692,264	$1,273,973	*
Canyon CZR Holdings LLC (13)	$37,732,741	$18,415,965	$19,316,776	8.9%
King Street Capital Management, L.P. (14)	$31,778,624	$20,034,296	$11,744,328	5.4%

*	Less than 1%.

(1)

The principal amount of Notes shown in the table includes Notes that would be held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)	Does not include the PIK Notes (as defined herein) that may be issued if interest on the Notes is paid-in-kind through maturity.

(3)

Assumes the selling securityholders sell all of the Notes offered pursuant to this prospectus. The percentage of Notes beneficially owned is based upon $216,000,000 principal amount of Notes outstanding as of April 1, 2021.

(4)

According to information provided by Pacific Investment Management Company LLC, Pacific Investment Management Company LLC, as the investment manager, adviser or sub-adviser of the funds and accounts who are the holders of record of the referenced Notes to be registered, may be deemed to have or to share voting and dispositive power over the referenced Notes. The address for such funds and accounts is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

(5)

According to information provided by the GoldenTree Funds (as defined herein), consists of (i) $25,607,552 principal amount of Notes beneficially owned prior to the offering by GTAM 110 Designated Activity Company, (ii) $672,884 principal amount of Notes beneficially owned prior to the offering by GT NM, LP, (iii) $465,510 principal amount of Notes beneficially owned prior to the offering by San Bernardino County Employees Retirement Association, (iv) $9,063,422 principal amount of Notes that may be offered by

GTAM 110 Designated Activity Company, (v) $302,513 principal amount of Notes that may be offered by GT NM, LP, (vi) $177,466 principal amount of Notes that may be offered by San Bernardino County Employees Retirement Association, (vii) $16,544,130 principal amount of Notes beneficially owned after the offering by GTAM 110 Designated Activity Company, (viii) $370,371 principal amount of Notes beneficially owned after the offering by GT NM, LP and (ix) $288,044 principal amount of Notes beneficially owned after the offering by San Bernardino County Employees Retirement Association. Investment power over the GoldenTree Funds is held by the GoldenTree Advisor (as defined herein). The general partner of the GoldenTree Advisor is the GoldenTree General Partner (as defined herein). Steven A. Tananbaum is the managing member of the GoldenTree General Partner. The address for the GoldenTree Funds is 300 Park Ave, 21st Floor, New York, New York 10022.

(6)

According to information provided by Goldman Sachs Asset Management, L.P., principal amount of Notes offered hereby consists of (i) $11,775 principal amount of Notes owned by Goldman Sachs Trust—Goldman Sachs Institutional Funds PLC—Global High Yield Portfolio II, (ii) $63,401 principal amount of Notes owned by Goldman Sachs Trust—Goldman Sachs Income Builder Fund, (iii) $51,928 principal amount of Notes owned by Goldman Sachs Funds—Goldman Sachs Global High Yield Portfolio, (iv) $76,081 principal amount of Notes owned by Goldman Sachs Trust—Goldman Sachs High Yield Floating Rate Fund, (v) $55,098 principal amount of Notes owned by Goldman Sachs Trust—Goldman Sachs High Yield Fund, (vi) $11,095 principal amount of Notes owned by UBS Wealth Management—Multi Manager Access II, (vii) $67,929 principal amount of Notes owned by SEI Institutional Managed Trust—Multi-Asset Income Fund, (viii) $10,265 principal amount of Notes owned by Sidera Funds SICAV and (ix) $22,643 principal amount of Notes owned by Factory Mutual Insurance Company. Goldman Sachs Asset Management L.P. serves as the investment manager to each of the GSAM funds and accounts. The Fixed Income Portfolio Management Team of Goldman Sachs Asset Management, L.P. may be deemed to have or to share voting and investment power with respect to the Notes held by the GSAM funds and accounts. The address for the foregoing persons is 200 West Street, 3rd Floor, New York, New York 10282.

According to information provided by Goldman Sachs Asset Management, L.P., principal amount of Notes offered hereby also consists of (i) $5,283 principal amount of Notes owned by NBI Strategic U.S. Income and Growth Fund and (ii) $36,455 principal amount of Notes owned by Goldman Sachs Lux Investment Funds—High Yield Floating Rate Portfolio (Lux). Goldman Sachs Asset Management L.P. serves as the investment manager to each of the GSAM funds and accounts. The Fixed Income Portfolio Management Team of Goldman Sachs Asset Management, L.P. may be deemed to have or to share voting and investment power with respect to the Notes held by the GSAM funds and accounts. The address for the foregoing persons is 200 West Street, 3rd Floor, New York, New York 10282.

(7)

According to information provided by Nomura Corporate Research and Asset Management Inc. (“NCRAM”), the registered holders of the referenced Notes to be registered are the following funds and accounts under the management of NCRAM: Nomura Funds Ireland plc—US High Yield Bond Fund, California Public Employees’ Retirement System, Stichting PGGM Depositary, American Century Investment Trust – NT High Income Fund, The Regents of the University of California, General Dynamics Corporation Group Trust, American Century Investment Trust – High Income Fund, Teachers’ Retirement System of the City of New York, New York City Employees’ Retirement System, Kapitalforeningen MP Invest High yield obligationer V, Mars Associates Retirement Plan, PensionDanmark Pensionforsikringsaktieselskab, The State of Connecticut Acting Through Its treasurer, Kapitalforeningen Industriens Pension Portfolio, High Yield obligationer III, Stichting Bewaarder Syntrus Achmea Global High Yield Pool, New York City Board of Education Retirement System, Barclays Multi-Manager Fund PLC, Best Investment Corporation, Aegon Custody B.V., Montgomery County Employees’ Retirement System, Pensionskasse SBB, New York City Police Pension Fund, Investeringsforeningen Lagernes Invest, L3Harris Pension Master Trust, National Railroad Retirement Investment Trust, Ohio Public Employees Retirement System, PACE High Yield Investments, Stichting Pensioenfonds Hoogovens, Delta Master Trust, Commonwealth of Massachusetts Employees Deferred Compensation Plan, Louisiana State Employees’ Retirement System, Pinnacol Assurance, Suzuka Inka, New York City Fire Department Pension

Fund, Northern Multi-Manager High Yield Opportunity Fund, Stichting Mars Pensioenfonds, Nomura Multi Managers Fund II—US High Yield Bond, Blue Cross and Blue Shield Association National Retirement Trust, Government of Guam Retirement Fund and Montgomery County Consolidated Retiree Health Benefits Trust (collectively, the “NCRAM Accounts”). NCRAM is the investment manager or sub-investment manager of the NCRAM Accounts and holds the power to direct investments and/or vote the securities held by the NCRAM Accounts. Nomura Holdings, Inc. is the ultimate parent holding company of NCRAM, which, in its capacity as a parent company, disclaims beneficial ownership of the Notes except to the extent of its direct or indirect economic interest in NCRAM. The address for NCRAM is 309 W. 49th St., Worldwide Plaza, New York, New York 10019.

(8)

According to information provided by PFM Multi-Manager Fixed Income Fund, PFM Multi-Manager Fixed Income Fund is part of the PFM Multi-Manager Series Trust. PFM Asset Management LLC serves as the investment advisor for the PFM Multi-Manager Series Trust. The address for PFM Asset Management LLC is 213 Market Street, Harrisburg, Pennsylvania 17101.

(9)

According to information provided by Sefton Place Advisors, Sefton Place Advisors serves as the investment advisor to Sefton Place Fund. Sefton Place Advisors may be deemed to have voting and investment power with respect to the Notes. The address for Sefton Place Fund is c/o Sefton Place Advisors, 25 Green Street, Mayfair, W1K 7AX, London, United Kingdom.

(10)

According to information provided by Stichting Blue Sky Active High Yield Fixed Income USA Fund. The address for Stichting Blue Sky Active High Yield Fixed Income USA Fund is Prof. E.M. Meijerslaan 1, 1183 AV Amstelveen, The Netherlands.

(11)

According to information provided by Citadel Equity Fund Ltd. (“CEFL”), consists of Notes held by CEFL. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of CEFL. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by the underlying holder. The foregoing should not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of Finco other than the securities actually owned by such person (if any). The address for CEFL is 601 Lexington Avenue, New York, New York 10022.

(12)

According to information provided by Brigade Capital Management, LP, consists of (i) $38,098 principal amount of Notes beneficially owned by Brigade Debt Funding I Ltd prior to the offering, $25,800 principal amount of Notes that may be offered hereby and $12,298 principal amount of Notes beneficially owned after the offering, (ii) $31,171 principal amount of Notes beneficially owned by Brigade Debt Funding II Ltd. prior to the offering, $21,109 principal amount of Notes that may be offered hereby and $10,062 principal amount of Notes beneficially owned after the offering, (iii) $458,829 principal amount of Notes beneficially owned by Brigade Distressed Value Master Fund Ltd, $311,333 principal amount of Notes that may be offered hereby and $147,496 principal amount of Notes beneficially owned after the offering, (iv) $2,866,500 principal amount of Notes beneficially owned by Brigade Leveraged Capital Structures Fund Ltd prior to the offering, $1,945,958 principal amount of Notes that may be offered hereby and $920,542 principal amount of Notes beneficially owned after the offering, and (v) $571,639 principal amount of Notes beneficially owned by Panther BCM LLC prior to the offering, $388,064 principal amount of Notes that may be offered hereby and $183,575 principal amount of Notes beneficially owned after the offering. The address for Brigade Capital Management, LP is 399 Park Avenue, 16th Floor, New York, New York 10022.

(13)

According to information provided by Canyon CZR Holdings LLC, Canyon Capital Advisors LLC (“CCA”) serves as the manager of Canyon CZR Holdings LLC. Mitchell R. Julis and Joshua S. Friedman control entities which own 100% of CCA. By virtue of the relationships described in this footnote, each entity and individual named herein may be deemed to share beneficial ownership of all Notes held by the other entities named herein. Each entity and individual named in this footnote expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein. Canyon CZR Holdings LLC is an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for Canyon CZR Holdings LLC were acquired in the ordinary course of business and at the time of acquisition, Canyon CZR Holdings LLC did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Canyon CZR Holdings LLC is c/o Canyon Capital Advisors LLC, 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067.

(14)

According to information provided by King Street Capital Management, L.P. (“KSCM”), consists of (i) 22,468,454 principal amount of Notes beneficially owned prior to the offering by Sage Meridian, L.L.C., (ii) 3,758,561 principal amount of Notes beneficially owned prior to the offering by King Street Capital, L.P. and (iii) 5,551,609 principal amount of Notes beneficially owned prior to the offering by King Street Capital Master Fund, Ltd. KSCM, as manager or investment manager of the aforementioned entities, may be deemed to be the beneficial owner of the Notes. The general partner of KSCM is King Street Capital Management GP, L.L.C. (“KSCM GP”). Brian J. Higgins is the managing member of KSCM GP. The Notes that may be deemed to be beneficially owned by KSCM may be deemed to be beneficially owned by KSCM GP and Mr. Higgins by virtue of their relationship with KSCM. The address for KSCM is 299 Park Avenue, 40th Floor, New York, New York 10171.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States (“U.S.”) federal income tax considerations of owning and disposing of the Notes by a U.S. Holder (defined below).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published administrative rules and pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect on the date hereof. Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax considerations described below. We have not requested, and will not request, any ruling or determination from the IRS or any other taxing authority with respect to the tax considerations discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address state, local or non-income tax considerations, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of its individual circumstances or to a U.S. Holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of the Code, persons liable for alternative minimum tax, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who actually or constructively own or will own 10% or more (by vote or value) of the equity interest of Finco (and any person that is related to Finco), broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), subchapter S corporations, persons who hold the Notes as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, and persons who are in bankruptcy). Furthermore, this summary assumes that the Notes are held only as “capital assets” (within the meaning of Section 1221 of the Code).

For purposes of this discussion, a “U.S. Holder” is a holder of a Note that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a Note, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity. Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are holders of Notes should consult their respective tax advisors regarding the U.S. federal income tax considerations of the Notes.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A NOTE. ALL HOLDERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME AND OTHER TAX CONSIDERATIONS OF THE NOTES.

Effect of Certain Contingencies

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Tax Redemption”), we may be obligated to pay amounts with respect to the Notes that are in excess of stated interest or principal on the Notes. The obligation to make these payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments,” which, if applicable, would cause the timing, amount and character of a U.S. Holder’s income, gain, or loss with respect to the Notes to be different from the consequences discussed herein. For purposes of determining whether the Notes are contingent payment debt instruments, contingencies causing the payment of excess amounts may be ignored if (i) there is only a remote likelihood, in the aggregate, that the contingencies causing the payment of such excess amounts will occur, (ii) such excess amounts, in the aggregate, are considered incidental and/or (iii) the alternative payment schedule pursuant to which such excess amounts are paid, if available at the option of the issuer, would not minimize the yield on the Notes. We intend to take the position that the possibility of paying excess amounts is remote, that such amounts are incidental, or that an alternative payment schedule at the option of the issuer would not minimize the yield on the Notes, and therefore the Notes are not subject to the rules governing contingent payment debt instruments. Our treatment will be binding on a U.S. Holder, except a U.S. Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Note was acquired. Our treatment is not binding on the IRS, which may take a contrary position and treat the Notes as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the rules regarding contingent payment debt instruments and the consequences thereof.

Original Issue Discount

Because the Notes provide the issuer with the option to pay interest in the form of additional Notes (the “PIK Notes”) in lieu of paying cash interest, the Notes will be treated as having been issued with original issue discount (“OID”). The issuance of PIK Notes generally is not treated as a payment of interest. Instead, the Notes and any PIK Notes issued in respect of interest thereon are treated as a single debt instrument under the OID rules.

The Notes are treated as having been issued with OID in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments to be made on the Notes other than qualified stated interest) and their issue price. U.S. Holders generally must include OID in gross income in advance of the receipt of cash attributable to that income.

We have taken the position that the issue price of the Notes generally should be equal to the fair market value of the Notes as of their issue date. For this purpose, the fair market value of the Notes is presumed to be the Notes’ trading price (if any) or quoted price (if there is no trading price). The remainder of this discussion assumes this treatment is respected. U.S. Holders should consult their tax advisors regarding the issue price of the Notes.

The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because the issuer has the option to make interest payments in PIK Notes instead of paying cash, the stated interest payments on the Notes are not qualified stated interest, and thus will be treated as OID.

The amount of OID that U.S. Holders must include in income will generally equal the sum of the “daily portions” of OID with respect to the Notes for each day during the taxable year or portion of the taxable year in which such holder held such note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a

Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the Notes is the discount rate that causes the present value of all payments on the Notes as of their original issue date to equal the issue price of such Notes. For purposes of determining the yield to maturity, the assumption is that the issuer will pay interest in cash and not exercise the option to pay interest in the form of PIK Notes, except in respect of any period in which the issuer actually elects to pay interest in the form of PIK Notes.

The “adjusted issue price” of a Note at the beginning of any accrual period is equal to its initial issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any bond premium, as described below, and reduced by any cash payments previously made on such Note. The issuer is required to provide information returns stating the amount of OID accrued on Notes held by persons of record other than corporations and other holders exempt from information reporting.

If interest is in fact paid in cash on the Notes, a U.S. Holder will not be required to adjust its OID inclusions. Each payment made in cash under a Note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. A U.S. Holder generally will not be required to include separately in income cash payments received on the Notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

With respect to any interest payment period for which interest is paid in the form of PIK Notes, a U.S. Holder’s OID calculation for future periods will be adjusted by treating the Note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and recalculating the yield to maturity of the reissued Note by treating the amount of PIK Notes (and of any prior PIK Notes) as a payment that will be made on the maturity date of such Note.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the application of the OID rules to the Notes.

Market Discount

If a U.S. Holder’s tax basis in a Note is less than the Note’s adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, or other disposition of, a Note as ordinary income to the extent of the market discount not previously included in income. In addition, a U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition, the deduction of all or a portion of the interest expense on any indebtedness attributable to the Note. A U.S. Holder may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. U.S. Holders should consult their tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless a U.S. Holder elects to accrue on a constant interest method. A U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium

If a U.S. Holder purchases a Note issued with OID at an “acquisition premium,” the amount of OID that the U.S. Holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (b) greater than the Note’s adjusted issue price.

If a Note is purchased at an acquisition premium, the U.S. Holder reduces the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of the OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the cost of the Note incurred by the purchaser over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

As an alternative to reducing the amount of OID that otherwise would be included in income by this fraction, the U.S. Holder may elect to compute OID accruals by applying a constant yield method.

Bond Premium

If a U.S. Holder purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date, such holder will be considered to have purchased the Note at a premium and will not be required to include any OID in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under its regular accounting method. If a U.S. Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss (as applicable) that would otherwise be recognized on a disposition of the Note.

Sale, Exchange, or Other Disposition of Notes

Upon the sale, exchange, or other disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other disposition and the holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a Note generally will be the holder’s initial tax basis, increased by any OID or market discount previously included in income, and reduced by any amortized premium and any cash payments on the Notes. Although not free from doubt, a U.S. Holder’s adjusted tax basis in a Note should be allocated between the original Note and any PIK Notes received in respect thereof in proportion to their relative principal amounts. A U.S. Holder’s holding period in any PIK Note received in respect of PIK interest would likely be the same as the holding period for the original Note with respect to which the PIK Note was received. Except as described above with respect to market discount, any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, or other disposition, the U.S. Holder held the Note for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations (as discussed above).

Foreign Asset Reporting

Each U.S. Holder that is an individual that holds, or that is a corporation, partnership, or trust formed or availed for the purpose of holding, “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the tax year or more than $75,000 at any time during the tax year (or such larger values as specified in the applicable Treasury Regulations), generally is required to file an information report with respect to such assets with its tax returns. A U.S. Holder is urged to consult its tax advisors regarding its information reporting obligations, if any, with respect to its ownership and disposition of the Notes.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of interest (including OID) paid on the Notes and to the proceeds of the sale, retirement, redemption or other disposition of a Note paid to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CAYMAN ISLANDS TAX CONSIDERATIONS

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form.

The Tax Concessions Act (As Revised) Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with the Company:

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the date thereof.

PLAN OF DISTRIBUTION

This prospectus relates to the resale, from time to time, by the selling securityholders identified in this prospectus of up to $510,130,204 aggregate principal amount of Notes, including up to an additional $380,832,287 aggregate principal amount of Notes that may be issued if interest on the Notes is paid-in-kind through maturity. The Notes offered by this prospectus may be sold or distributed from time to time by the selling securityholders, or by their pledgees, donees, partners, members, transferees or other successors, in any one or more of the following methods:

•	directly to one or more purchasers in privately negotiated transactions;

•	in underwritten offerings;

•	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

•	on any national securities exchange or quotation service on which the Notes may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the Notes as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

through the writing of options (including the issuance by the selling securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through short sales;

•	in hedging transactions;

•	through the distribution by a selling securityholder to its partners, members or stockholders;

•	through a combination of any of the above methods of sale; or

•	by any other method permitted pursuant to applicable law.

The Notes may also be exchanged pursuant to this prospectus for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The selling securityholders will determine the prices at which the Notes offered by this prospectus will be sold, which may include:

•	a fixed price or prices, which may be changed;

•	prevailing market prices at the time of sale;

•

prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	varying prices determined at the time of sale; or

•	negotiated prices.

At the time a particular offering of the Notes is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling securityholders, the aggregate amount of the Notes being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders, (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers, (4) any other offering expenses, (5) any securities exchanges on which the Notes may be listed, (6) the method of distribution of the Notes, (7) the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, and (8) any other material information.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the Notes, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Notes from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee. The list of selling securityholders may similarly be amended to include any donee, transferee or other successor of the selling securityholders.

The selling securityholders and any broker-dealers or agents who participate in the distribution of the Notes may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of the Notes by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities as underwriters under the Securities Act.

If Notes are sold through underwriters or broker-dealers, each selling securityholder will be responsible for underwriting fees, discounts and commissions or transfer taxes applicable to the sale of such selling securityholder’s Notes.

The selling securityholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Notes by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Notes to engage in market-making activities with respect to the Notes. All of the foregoing may affect the marketability of the Notes and the ability of any person or entity to engage in market-making activities with respect to the Notes.

In order to comply with the securities laws of certain states, if applicable, the Notes may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Notes may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We know of no existing arrangements between any selling securityholder, any other securityholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Notes offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the Notes by the selling securityholder. There can be no assurance that any selling securityholder will sell any or all of the Notes pursuant to this prospectus.

Pursuant to the Registration Rights Agreement, we are obligated to provide customary indemnification to the selling securityholders. In addition, we have agreed to pay all fees and expenses incurred in connection with the registration of the Notes, including, without limitation, the payment of (i) all SEC, FINRA and other registration, qualification and filing fees and expenses, (ii) all fees and expenses incurred in connection with complying with any applicable state securities or blue sky laws, (iii) all printing, mailing and delivery expenses, (iv) reasonable fees and disbursements of counsel, auditors and accountants for Finco and (v) all fees and expenses incurred in connection with the listing of the Notes on a national securities exchange.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The selling securityholders may also sell Notes pursuant to Section 4(a)(7) of the Securities Act or Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, rather than this prospectus, in each case if such exemption is available.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Baker Botts L.L.P. under U.S. laws, Maples and Calder (Cayman) LLP under Cayman Islands law, Pestalozzi Rechtsanwälte AG under Swiss law, Hughes, Fields & Stoby under Guyanese law, Simonsen Vogt Wiig AS under Norwegian law and Arab Law Bureau L.L.P. under Qatari law.

EXPERTS

The consolidated financial statements of Noble Corporation (formerly known as Noble Holding Corporation plc) as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Noble Finance Company (formerly known as Noble Corporation) as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register with the SEC the Notes being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information about us and the Notes, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document referred to herein are summaries of certain terms thereof and are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract, agreement or other document filed as an exhibit to the registration statement. You can read the registration statement at the SEC’s website at www.sec.gov.

Finco will file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC. These reports and other information to be filed by Finco with the SEC will be made available at the SEC’s website at www.sec.gov and will be made available free of charge on our website at http://www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Noble Corporation:

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of Noble Corporation (formerly known as Noble Holding Corporation plc) and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). We also have audited the Company’s internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control—Integrated Framework (2013) issued by the COSO.

Basis for Opinions

The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on the Company’s consolidated financial statements and on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment Assessment—Certain Rigs Within Drilling Equipment and Facilities Assets

As described in Notes 1, 5 and 6 to the consolidated financial statements, the balance of drilling equipment and facilities was $4.5 billion as of December 31, 2020, which included a $2.8 billion impairment related to certain rigs for the year ended December 31, 2020. Management evaluates property and equipment for impairment whenever there are changes in facts that suggest that the carrying value of the asset is not recoverable. As part of this analysis, management makes assumptions and estimates regarding future market conditions. When circumstances indicate that the carrying value of the assets may not be recoverable, management compares the carrying value to the expected undiscounted pre-tax future cash flows (estimated using an undiscounted cash flow model) for the associated rig for which identifiable cash flows are independent of cash flows of other assets. If the expected undiscounted pre-tax future cash flows are lower than the carrying value, the capitalized costs are reduced to fair value. An impairment loss is recognized to the extent that an asset’s carrying value exceeds its estimated fair value. Management estimated the fair values of these units using a weighting between an income valuation approach and a market approach, utilizing significant unobservable inputs, representative of a Level 3 fair value measurement. Assumptions used in the assessment included, but were not limited to, future marketability of each unit in light of the current market conditions and its current technical specifications, timing of future contract awards and expected operating dayrates, operating costs, utilization rates, discount rates, capital expenditures, market values, weighting of market values, reactivation costs, estimated economic useful lives and, in certain cases, the belief that a drilling unit is no longer marketable and is unlikely to return to service in the near to medium term.

The principal considerations for our determination that performing procedures relating to the impairment assessment of certain rigs within drilling equipment and facilities assets is a critical audit matter are (i) the significant judgment by management when developing the undiscounted pre-tax future cash flows and estimated fair values of the drilling equipment and facilities assets; (ii) a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s significant assumptions related to the expected operating dayrates, operating costs, utilization rates, and the discount rate; and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the drilling equipment and facilities assets impairment assessment. These procedures also included, among others (i) testing management’s process for developing the undiscounted pre-tax future cash flows and fair value estimates; (ii) evaluating the appropriateness of the undiscounted pre-tax cash flow and discounted cash flow model; (iii) testing the completeness and accuracy of underlying data used in the model; and (iv) evaluating the significant assumptions used by management related to the expected operating dayrates, operating costs, utilization rates, and the discount rate. Evaluating management’s assumptions related to the expected operating day rates, operating costs and utilization rates involved evaluating whether the assumptions used by management were reasonable considering (i) the current and past performance of the assets; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit. Professionals with specialized skill and knowledge were used to assist in the evaluation of the discounted cash flow model and the discount rate.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 12, 2021

We have served as the Company’s auditor since 1994.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED BALANCE SHEETS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands, except per share data)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$343,332	$104,621
Accounts receivable, net of allowance for credit losses of $1,069 and $1,939, respectively	147,863	198,665
Taxes receivable	30,767	59,771
Prepaid expenses and other current assets	80,322	59,050

Total current assets	602,284	422,107

Property and equipment, at cost	4,777,697	10,306,625
Accumulated depreciation	(1,200,628)	(2,572,701)

Property and equipment, net	3,577,069	7,733,924

Other assets	84,584	128,467

Total assets	$4,263,937	$8,284,498

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$62,505
Accounts payable	95,159	108,208
Accrued payroll and related costs	36,553	56,056
Taxes payable	36,819	30,715
Interest payable	—	88,047
Other current liabilities	49,820	171,397

Total current liabilities	218,351	516,928

Long-term debt	—	3,779,499
Deferred income taxes	9,292	68,201
Other liabilities	108,039	260,898
Liabilities subject to compromise	4,239,643	—

Total liabilities	4,575,325	4,625,526

Commitments and contingencies (Note 16)
Shareholders’ equity
Common stock, $0.01 par value, ordinary shares; 251,084 and 249,200 shares outstanding as of December 31, 2020 and December 31, 2019, respectively.	2,511	2,492
Additional paid-in capital	814,796	807,093
Retained earnings (accumulated deficit)	(1,070,683)	2,907,776
Accumulated other comprehensive loss	(58,012)	(58,389)

Total shareholders’ equity	(311,388)	3,658,972
Total liabilities and equity	$4,263,937	$8,284,498

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands, except per share data)

	Year Ended December 31,
	2020	2019	2018
Operating revenues
Contract drilling services	$909,236	$1,246,058	$1,036,082
Reimbursables and other	55,036	59,380	46,744

	964,272	1,305,438	1,082,826

Operating costs and expenses
Contract drilling services	567,487	698,343	629,937
Reimbursables	48,188	49,061	37,084
Depreciation and amortization	374,129	440,221	486,530
General and administrative	121,196	168,792	73,216
Pre-petition charges	14,409	—	—
Loss on impairment	3,915,408	615,294	802,133

	5,040,817	1,971,711	2,028,900

Operating loss	(4,076,545)	(666,273)	(946,074)
Other income (expense)
Interest expense, net of amount capitalized	(164,653)	(279,435)	(297,611)
Gain (loss) on extinguishment of debt, net	17,254	30,616	(1,793)
Interest income and other, net	9,012	6,007	8,302
Reorganization items, net	(23,930)	—	—

Loss from continuing operations before income taxes	(4,238,862)	(909,085)	(1,237,176)
Income tax benefit	260,403	38,540	106,641

Net loss from continuing operations	(3,978,459)	(870,545)	(1,130,535)
Net loss from discontinued operations, net of tax	—	(3,821)	—

Net loss	(3,978,459)	(874,366)	(1,130,535)
Net loss attributable to noncontrolling interests	—	173,776	245,485

Net loss attributable to Noble Corporation	$(3,978,459)	$(700,590)	$(885,050)

Net loss attributable to Noble Corporation
Loss from continuing operations	$(3,978,459)	$(696,769)	$(885,050)
Net loss from discontinued operations, net of tax	—	(3,821)	—

Net loss attributable to Noble Corporation	$(3,978,459)	$(700,590)	$(885,050)

Per share data
Basic:
Loss from continuing operations	$(15.86)	$(2.79)	$(3.59)
Loss from discontinued operations	—	(0.02)	—

Net loss attributable to Noble Corporation	$(15.86)	$(2.81)	$(3.59)

Diluted:
Loss from continuing operations	$(15.86)	$(2.79)	$(3.59)
Loss from discontinued operations	—	(0.02)	—

Net loss attributable to Noble Corporation	$(15.86)	$(2.81)	$(3.59)

Weighted- Average Shares Outstanding
Basic	250,792	248,949	246,614
Diluted	250,792	248,949	246,614

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unless otherwise indicated, dollar amounts in tables are in thousands)

	Year Ended December 31,
	2020	2019	2018
Net loss	$(3,978,459)	$(874,366)	$(1,130,535)
Other comprehensive income (loss)
Foreign currency translation adjustments	(521)	260	(2,729)
Net pension plan gain (loss) (net of tax provision (benefit) of $(537), $(924) and $(1,828) for the year ended December 31, 2020, 2019 and 2018, respectively)	(1,407)	(3,744)	(7,099)
Amortization of deferred pension plan amounts (net of tax provision of $583, $584 and $345 for the year ended December 31, 2020, 2019 and 2018, respectively)	2,183	2,197	1,298
Net pension plan curtailment and settlement gain (loss) (net of tax provision (benefit) of $32, $(8) and $28 for the year ended December 31, 2020, 2019 and 2018, respectively)	122	(30)	107
Prior service cost arising during the period (net of tax provision (benefit) of zero, zero and $(55) for the year ended December 31, 2020, 2019 and 2018, respectively)	—	—	(221)

Other comprehensive income (loss), net	377	(1,317)	(8,644)
Net comprehensive loss attributable to noncontrolling interests	—	173,776	245,485

Comprehensive loss attributable to Noble Corporation	$(3,978,082)	$(701,907)	$(893,694)

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unless otherwise indicated, dollar amounts in tables are in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net loss	$(3,978,459)	$(874,366)	$(1,130,535)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	374,129	440,221	486,530
Loss on impairment	3,915,408	615,294	802,133
(Gain) loss on extinguishment of debt, net	(17,254)	(30,616)	1,793
Reorganization items, net	(17,366)	—	—
Deferred income taxes	(26,325)	(17,825)	(68,416)
Amortization of share-based compensation	9,169	14,737	23,993
Other costs, net	(61,550)	60,259	6,446
Changes in components of working capital
Change in taxes receivable	29,880	(11,225)	84,847
Net changes in other operating assets and liabilities	45,565	(9,708)	(34,940)

Net cash provided by operating activities	273,197	186,771	171,851

Cash flows from investing activities
Capital expenditures	(148,886)	(268,783)	(194,779)
Proceeds from disposal of assets, net	27,366	12,753	5,402

Net cash used in investing activities	(121,520)	(256,030)	(189,377)

Cash flows from financing activities
Issuance of senior notes	—	—	750,000
Borrowings on credit facilities	210,000	755,000	—
Repayments of credit facilities	—	(420,000)	—
Repayments of debt	(101,132)	(400,000)	(972,708)
Debt issuance costs	—	(1,092)	(15,639)
Purchase of noncontrolling interests	—	(106,744)	—
Dividends paid to noncontrolling interests	—	(25,109)	(27,579)
Cash paid to settle equity awards	(1,010)	—	—
Taxes withheld on employee stock transactions	(418)	(2,779)	(3,470)

Net cash provided by (used in) financing activities	107,440	(200,724)	(269,396)

Net increase (decrease) in cash, cash equivalents and restricted cash	259,117	(269,983)	(286,922)
Cash, cash equivalents and restricted cash, beginning of period	105,924	375,907	662,829

Cash, cash equivalents and restricted cash, end of period	$365,041	$105,924	$375,907

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF EQUITY

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

	Shares		Additional Paid-in Capital	Retained Earnings (accumulated deficit)	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total Equity
	Balance	Par Value
Balance at December 31, 2017	244,971	$2,450	$678,922	$4,637,677	$(42,888)	$674,467	$5,950,628
Tax effects of intra-entity asset transfers	—	—	—	(148,393)	—	—	(148,393)
Stranded tax effect resulting from the Tax Cuts and Jobs Act	—	—	—	5,540	(5,540)	—	—
Adjustment for adopting the revenue recognition standard	—	—	—	(1,488)	—	—	(1,488)

Balance at January 1, 2018	244,971	$2,450	$678,922	$4,493,336	$(48,428)	$674,467	$5,800,747

Employee related equity activity
Amortization of share-based compensation	—	—	23,993	—	—	—	23,993
Issuance of share-based compensation shares	1,823	18	(18)	—	—	—	—
Tax benefit of equity transactions	—	—	(3,488)	—	—	—	(3,488)
Net loss	—	—	—	(885,050)	—	(245,485)	(1,130,535)
Dividends paid to noncontrolling interests	—	—	—	—	—	(27,579)	(27,579)
Dividend equivalents (1)	—	—	—	80	—	—	80
Other comprehensive loss, net	—	—	—	—	(8,644)	—	(8,644)

Balance at December 31, 2018	246,794	$2,468	$699,409	$3,608,366	$(57,072)	$401,403	$4,654,574

Employee related equity activity
Amortization of share-based compensation	—	—	14,737	—	—	—	14,737
Issuance of share-based compensation shares	2,406	24	(24)	—	—	—	—
Tax benefit of equity transactions	—	—	(2,803)	—	—	—	(2,803)
Purchase of noncontrolling interests	—	—	95,774	—	—	(202,518)	(106,744)
Net loss	—	—	—	(700,590)	—	(173,776)	(874,366)
Dividends paid to noncontrolling interests	—	—	—	—	—	(25,109)	(25,109)
Other comprehensive loss, net	—	—	—	—	(1,317)	—	(1,317)

Balance at December 31, 2019	249,200	$2,492	$807,093	$2,907,776	$(58,389)	$—	$3,658,972

Employee related equity activity
Amortization of share-based compensation	—	—	8,159	—	—	—	8,159
Issuance of share-based compensation shares	1,884	19	(19)	—	—	—	—
Tax benefit of equity transactions	—	—	(437)	—	—	—	(437)
Net loss	—	—	—	(3,978,459)	—		(3,978,459)
Other comprehensive loss, net	—	—	—	—	377	—	377

Balance at December 31, 2020	251,084	$2,511	$814,796	$(1,070,683)	$(58,012)	$—	$(311,388)

(1)	Activity associated with dividend equivalents, which are related to 2016 performance awards to be paid upon vesting.

See accompanying notes to the consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Noble Finance Company:

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of Noble Finance Company (formerly known as Noble Corporation) and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). We also have audited the Company’s internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control—Integrated Framework (2013) issued by the COSO.

Basis for Opinions

The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on the Company’s consolidated financial statements and on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment Assessment—Certain Rigs Within Drilling Equipment and Facilities Assets

As described in Notes 1, 5 and 6 to the consolidated financial statements, the balance of drilling equipment and facilities was $4.5 billion as of December 31, 2020, which included a $2.8 billion impairment related to certain rigs for the year ended December 31, 2020. Management evaluates property and equipment for impairment whenever there are changes in facts that suggest that the carrying value of the asset is not recoverable. As part of this analysis, management makes assumptions and estimates regarding future market conditions. When circumstances indicate that the carrying value of the assets may not be recoverable, management compares the carrying value to the expected undiscounted pre-tax future cash flows (estimated using an undiscounted cash flow model) for the associated rig for which identifiable cash flows are independent of cash flows of other assets. If the expected undiscounted pre-tax future cash flows are lower than the carrying value, the capitalized costs are reduced to fair value. An impairment loss is recognized to the extent that an asset’s carrying value exceeds its estimated fair value. Management estimated the fair values of these units using a weighting between an income valuation approach and a market approach, utilizing significant unobservable inputs, representative of a Level 3 fair value measurement. Assumptions used in the assessment included, but were not limited to, future marketability of each unit in light of the current market conditions and its current technical specifications, timing of future contract awards and expected operating dayrates, operating costs, utilization rates, discount rates , capital expenditures, market values, weighting of market values, reactivation costs, estimated economic useful lives and, in certain cases, the belief that a drilling unit is no longer marketable and is unlikely to return to service in the near to medium term.

The principal considerations for our determination that performing procedures relating to the impairment assessment of certain rigs within drilling equipment and facilities assets is a critical audit matter are (i) the significant judgment by management when developing the undiscounted pre-tax future cash flows and estimated fair values of the drilling equipment and facilities assets; (ii) a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s significant assumptions related to the expected operating dayrates, operating costs, utilization rates, and the discount rate; and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the drilling equipment and facilities assets impairment assessment. These procedures also included, among others (i) testing management’s process for developing the undiscounted pre-tax future cash flow and fair value estimates; (ii) evaluating the appropriateness of the undiscounted pre-tax cash flow and discounted cash flow model; (iii) testing the completeness and accuracy of underlying data used in the model; and (iv) evaluating the significant assumptions used by management related to the expected operating dayrates, operating costs, utilization rates, and the discount rate. Evaluating management’s assumptions related to the expected operating day rates, operating costs and utilization rates involved evaluating whether the assumptions used by management were reasonable considering (i) the current and past performance of the assets; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit. Professionals with specialized skill and knowledge were used to assist in the evaluation of the discounted cash flow model and the discount rate.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 12, 2021

We have served as the Company’s auditor since 1994.

NOBLE FINANCE COMPANY (formerly known as Noble Corporation)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED BALANCE SHEETS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands, except per share data)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$343,332	$104,575
Accounts receivable, net of allowance for credit losses of $1,069 and $1,939, respectively	147,863	198,665
Accounts receivable from affiliates	31,214	—
Taxes receivable	30,767	59,771
Prepaid expenses and other current assets	50,469	57,890

Total current assets	603,645	420,901

Property and equipment, at cost	4,777,697	10,306,625
Accumulated depreciation	(1,200,628)	(2,572,701)

Property and equipment, net	3,577,069	7,733,924

Other assets	84,584	128,467

Total assets	$4,265,298	$8,283,292

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$62,505
Accounts payable	83,649	107,985
Accrued payroll and related costs	36,516	56,065
Taxes payable	36,819	30,715
Interest payable	—	88,047
Other current liabilities	49,820	71,397

Total current liabilities	206,804	416,714

Long-term debt	—	3,779,499
Deferred income taxes	9,292	68,201
Other liabilities	108,039	260,898
Liabilities subject to compromise	4,154,555	—

Total liabilities	4,478,690	4,525,312
Commitments and contingencies (Note 16)
Shareholder equity
Common stock, $0.10 par value, 261,246 ordinary shares; 261,246 shares outstanding as of December 31, 2020 and December 31, 2019	26,125	26,125
Capital in excess of par value	766,714	757,545
Retained earnings (accumulated deficit)	(948,219)	3,032,699
Accumulated other comprehensive loss	(58,012)	(58,389)

Total shareholder equity	(213,392)	3,757,980
Total liabilities and equity	$4,265,298	$8,283,292

See accompanying notes to the consolidated financial statements.

NOBLE FINANCE COMPANY (formerly known as Noble Corporation)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands, except per share data)

	Year Ended December 31,
	2020	2019	2018
Operating revenues
Contract drilling services	$909,236	$1,246,058	$1,036,082
Reimbursables and other	55,036	59,380	46,744

	964,272	1,305,438	1,082,826

Operating costs and expenses
Contract drilling services	566,231	696,265	628,128
Reimbursables	48,188	49,061	37,084
Depreciation and amortization	372,560	437,690	482,660
General and administrative	37,798	34,602	38,203
Loss on impairment	3,915,408	615,294	802,133

	4,940,185	1,832,912	1,988,208

Operating loss	(3,975,913)	(527,474)	(905,382)
Other income (expense)
Interest expense, net of amount capitalized	(164,653)	(279,435)	(297,611)
Gain (loss) on extinguishment of debt, net	17,254	30,616	(1,793)
Interest income and other, net	9,014	6,670	8,282
Reorganization items, net	(50,778)	—	—

Loss from continuing operations before income taxes	(4,165,076)	(769,623)	(1,196,504)
Income tax benefit	260,403	38,540	106,534

Net loss from continuing operations	(3,904,673)	(731,083)	(1,089,970)
Net income from discontinued operations, net of tax	—	(3,821)	—

Net loss	(3,904,673)	(734,904)	(1,089,970)
Net loss attributable to noncontrolling interests	—	173,776	245,485

Net loss attributable to Noble Finance Company	$(3,904,673)	$(561,128)	$(844,485)

See accompanying notes to the consolidated financial statements.

NOBLE FINANCE COMPANY (formerly known as Noble Corporation)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unless otherwise indicated, dollar amounts in tables are in thousands)

	Year Ended December 31,
	2020	2019	2018
Net loss	$(3,904,673)	$(734,904)	$(1,089,970)
Other comprehensive income (loss)
Foreign currency translation adjustments	(521)	260	(2,729)
Net pension plan gain (loss) (net of tax provision (benefit) of $(537), $(924) and $(1,828) for the year ended December 31, 2020, 2019 and 2018, respectively)	(1,407)	(3,744)	(7,099)
Amortization of deferred pension plan amounts (net of tax provision of $583, $584 and $345 for the year ended December 31, 2020, 2019 and 2018, respectively)	2,183	2,197	1,298
Net pension plan curtailment and settlement gain (loss) (net of tax provision (benefit) of $32, $(8) and $28 for the year ended December 31, 2020, 2019 and 2018, respectively)	122	(30)	107
Prior service cost arising during the period (net of tax provision (benefit) of zero, zero and $(55) for the year ended December 31, 2020, 2019 and 2018, respectively)	—	—	(221)

Other comprehensive income (loss), net	377	(1,317)	(8,644)
Net comprehensive loss attributable to noncontrolling interests	—	173,776	245,485

Comprehensive loss attributable to Noble Finance Company	$(3,904,296)	$(562,445)	$(853,129)

See accompanying notes to the consolidated financial statements.

NOBLE FINANCE COMPANY (formerly known as Noble Corporation)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unless otherwise indicated, dollar amounts in tables are in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net loss	$(3,904,673)	$(734,904)	$(1,089,970)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	372,560	437,690	482,660
Loss on impairment	3,915,408	615,294	802,133
(Gain) loss on extinguishment of debt, net	(17,254)	(30,616)	1,793
Reorganization items, net	44,134	—	—
Deferred income taxes	(26,325)	(17,825)	(68,416)
Amortization of share-based compensation	9,169	14,689	23,945
Other costs, net	(115,550)	(39,741)	6,446
Change in components of working capital
Change in taxes receivable	29,880	(11,225)	84,847
Net changes in other operating assets and liabilities	20,714	(6,456)	(30,679)

Net cash provided by operating activities	328,063	226,906	212,759

Cash flows from investing activities
Capital expenditures	(148,886)	(268,783)	(194,779)
Proceeds from disposal of assets	27,366	12,753	5,402

Net cash used in investing activities	(121,520)	(256,030)	(189,377)

Cash flows from financing activities
Borrowings on credit facilities	210,000	755,000	—
Issuance of senior notes	—	—	750,000
Repayment of credit facilities	—	(420,000)	—
Repayments of debt	(101,132)	(400,000)	(972,708)
Debt issuance costs	—	(1,092)	(15,639)
Purchase of noncontrolling interests	—	(106,744)	—
Dividends paid to noncontrolling interests	—	(25,109)	(27,579)
Contributions (distributions) from (to) parent company, net	(76,245)	(42,103)	(44,417)

Net cash provided by (used in) financing activities	32,623	(240,048)	(310,343)

Net increase (decrease) in cash, cash equivalents and restricted cash	239,166	(269,172)	(286,961)
Cash, cash equivalents and restricted cash, beginning of period	105,878	375,050	662,011

Cash, cash equivalents and restricted cash, end of period	$345,044	$105,878	$375,050

See accompanying notes to the consolidated financial statements.

NOBLE FINANCE COMPANY (formerly known as Noble Corporation)

AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF EQUITY

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

	Shares		Additional Paid- in Capital	Retained Earnings (accumulated deficit)	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total Equity
	Balance	Par Value
Balance at December 31, 2017	261,246	$26,125	$623,137	$4,669,173	$(42,888)	$674,467	$5,950,014
Tax effects of intra-entity asset transfers	—	—	—	(148,393)	—	—	(148,393)
Stranded tax effect resulting from the Tax Cuts and Jobs Act	—	—	—	5,540	(5,540)	—	—
Adjustment for adopting the revenue recognition standard	—	—	—	(1,488)	—	—	(1,488)

Balance at January 1, 2018	261,246	$26,125	$623,137	$4,524,832	$(48,428)	$674,467	$5,800,133
Contributions from parent company, net	—	—	—	(44,417)	—	—	(44,417)
Capital contribution by parent—share-based compensation	—	—	23,945	—	—	—	23,945
Net loss	—	—	—	(844,485)	—	(245,485)	(1,089,970)
Dividends paid to noncontrolling interests	—	—	—	—	—	(27,579)	(27,579)
Other comprehensive income, net	—	—	—	—	(8,644)	—	(8,644)

Balance at December 31, 2018	261,246	$26,125	$647,082	$3,635,930	$(57,072)	$401,403	$4,653,468

Distributions to parent company, net	—	—	—	(42,103)	—	—	(42,103)
Capital contribution by parent—share-based compensation	—	—	14,689	—	—	—	14,689
Purchase of noncontrolling interests	—	—	95,774	—	—	(202,518)	(106,744)
Net loss	—	—	—	(561,128)	—	(173,776)	(734,904)
Dividends paid to noncontrolling interests	—	—	—	—	—	(25,109)	(25,109)
Other comprehensive loss, net	—	—	—	—	(1,317)	—	(1,317)

Balance at December 31, 2019	261,246	$26,125	$757,545	$3,032,699	$(58,389)	$—	$3,757,980

Distributions to parent company, net	—	—	—	(76,245)	—	—	(76,245)
Capital contribution by parent—share-based compensation	—	—	9,169	—	—	—	9,169
Net loss	—	—	—	(3,904,673)	—	—	(3,904,673)
Other comprehensive loss, net	—	—	—	—	377	—	377

Balance at December 31, 2020	261,246	$26,125	$766,714	$(948,219)	$(58,012)	$—	$(213,392)

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 1— Organization and Significant Accounting Policies

Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble” or “Successor”), is a leading offshore drilling contractor for the oil and gas industry. We provide contract drilling services to the international oil and gas industry with our global fleet of mobile offshore drilling units. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. As of December 31, 2020, our fleet of 19 drilling rigs consisted of 7 floaters and 12 jackups.

We report our contract drilling operations as a single reportable segment, Contract Drilling Services, which reflects how we manage our business. The mobile offshore drilling units comprising our offshore rig fleet operate in a global market for contract drilling services and are often redeployed to different regions due to changing demands of our customers, which consist primarily of large, integrated, independent and government-owned or controlled oil and gas companies throughout the world.

On July 31, 2020 (the “Petition Date”), our former parent company, Noble Holding Corporation plc (formerly known as Noble Corporation plc), a public limited company incorporated under the laws of England and Wales (“Legacy Noble” or the “Predecessor”), and certain of its subsidiaries, including Noble Finance Company (formerly known as Noble Corporation), a Cayman Islands company (“Finco”), filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). On September 4, 2020, the Debtors (as defined herein) filed with the Bankruptcy Court the Joint Plan of Reorganization of Noble Corporation plc and its Debtor Affiliates, which was subsequently amended on October 8, 2020 and October 13, 2020 and modified on November 18, 2020 (as amended, modified or supplemented, the “Plan”), and the related disclosure statement (the “Disclosure Statement”). On September 24, 2020, six additional subsidiaries of Legacy Noble (together with Legacy Noble and its subsidiaries that filed on the Petition Date, as the context requires, the “Debtors”) filed voluntary petitions in the Bankruptcy Court. The chapter 11 proceedings were jointly administered under the caption Noble Corporation plc, et al. (Case No. 20-33826) (the “Chapter 11 Cases”). On November 20, 2020, the Bankruptcy Court entered an order confirming the Plan. In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date (as defined herein), Legacy Noble and certain of its subsidiaries effectuated certain restructuring transactions pursuant to which Legacy Noble formed Noble as an indirect wholly-owned subsidiary of Legacy Noble and transferred to Noble substantially all of the subsidiaries and other assets of Legacy Noble. On February 5, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

Noble is the successor issuer to Legacy Noble for purposes of and pursuant to Rule 15d-5 of the Exchange Act. References to the “Company,” “we,” “us” or “our” in this Annual Report are to Noble, together with its consolidated subsidiaries, when referring to periods following the Effective Date, and to Legacy Noble, together with its consolidated subsidiaries, when referring to periods prior to the Effective Date.

Finco was an indirect, wholly-owned subsidiary of Legacy Noble prior to the Effective Date and has been a direct, wholly-owned subsidiary of Noble, our parent company, since the Effective Date. Noble’s principal asset is all of the shares of Finco. Finco has no public equity outstanding. The consolidated financial statements of Noble include the accounts of Finco, and Noble conducts substantially all of its business through Finco and its subsidiaries.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Going Concern

A prolonged offshore industry downturn which began in 2014 was further exacerbated throughout 2020 by a steep decline in crude oil demand and crude oil price instability. The severity and length of these industry challenges negatively impacted our liquidity position resulting in higher than previously anticipated free cash flow deficits, increased borrowings and reduced availability under our 2017 Credit Facility (as defined herein), and significantly reduced access to sources of new capital. We actively pursued a variety of transactions and cost-cutting measures during the first half of 2020, including, but not limited to, potential refinancing transactions by us or our subsidiaries, potential capital exchange transactions, and a potential waiver from lenders under, or amendment to, our 2017 Credit Facility.

Legacy Noble performed the required assessments in conjunction with the filing of its Form 10-Q for the three months ended March 31, 2020 and determined, at that time, that substantial doubt about its ability to continue as a going concern existed. Subsequent to emergence from the Chapter 11 Cases, Noble performed a reassessment and concluded there was no longer substantial doubt regarding the Noble’s ability to continue as a going concern one year from the date of filing the Noble’s Form 10-K for the year ended December 31, 2020. This was primarily due to the cancellation of Legacy Noble’s outstanding debt obligations and increased liquidity with the Exit Credit Agreement (as defined herein). Management’s assessment was based on the relevant conditions that were known and reasonably knowable at the issuance date and included the Noble’s post-emergence financial condition and liquidity sources, forecasted future cash flows, contractual obligations and commitments and other conditions that could adversely affect the Noble’s ability to meet its obligations through one year from the issuance date of the Form 10-K.

Principles of Consolidation

The consolidated financial statements include our accounts and those of our wholly-owned subsidiaries and entities in which we hold a controlling financial interest. Until December 3, 2019 our consolidated financial statements included the accounts of two joint ventures, in each of which we owned a 50 percent interest. On December 3, 2019, we acquired the remaining 50 percent interest not owned by us and as a result the two joint ventures became our wholly-owned subsidiaries. Our historical ownership interest in the joint ventures met the definition of variable interest under Financial Accounting Standards Board (“FASB”) codification and we determined that we were the primary beneficiary. Intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits with banks and all highly liquid investments with original maturities of three months or less. Our cash, cash equivalents and short-term investments are subject to potential credit risk, and certain of our cash accounts carry balances greater than the federally insured limits. Cash and cash equivalents are primarily held by major banks or investment firms. Our cash management and investment policies restrict investments to lower risk, highly liquid securities and we perform periodic evaluations of the relative credit standing of the financial institutions with which we conduct business.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Restricted Cash

We classify restricted cash balances in current assets if the restriction is expected to expire or otherwise be resolved within one year and in other assets if the restriction is expected to expire or otherwise be resolved in more than one year. As of December 31, 2020 and 2019, our Noble restricted cash balance consisted of $21.7 million and $1.3 million, respectively. As of December 31, 2020 and 2019, our Finco restricted cash balance consisted of $1.7 million and $1.3 million, respectively. All restricted cash is recorded in “Prepaid expenses and other current assets.” As of December 31, 2019, our restricted cash balance was associated with our financing of the Noble Johnny Whitstine and Noble Joe Knight. As of December 31, 2020, our restricted cash balance is to comply with restrictions from a Bankruptcy Court order to settle certain professional fees incurred upon or prior to our emergence from bankruptcy.

Accounts Receivable

We record accounts receivable at the amount we invoice our clients, net of allowance for credit losses. We provide an allowance for uncollectible accounts, as necessary. Our allowance for doubtful accounts as of December 31, 2020 and 2019 was $1.1 million and $1.9 million, respectively.

Property and Equipment

Property and equipment is stated at cost, reduced by provisions to recognize economic impairment. Major replacements and improvements are capitalized. When assets are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized. Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years. Included in accounts payable were $35.3 million and $36.0 million of capital accruals as of December 31, 2020 and 2019, respectively.

Interest is capitalized on long-term construction project using the weighted average cost of debt outstanding during the period of construction.

Scheduled maintenance of equipment is performed based on the number of hours operated in accordance with our preventative maintenance program. Routine repair and maintenance costs are charged to expense as incurred; however, the costs of the overhauls and asset replacement projects that benefit future periods and which typically occur every three to five years are capitalized when incurred and depreciated over an equivalent period. These overhauls and asset replacement projects are included in “Drilling equipment and facilities” in “Note 5— Property and Equipment.”

We evaluate our property and equipment for impairment whenever there are changes in facts that suggest that the value of the asset is not recoverable. As part of this analysis, we make assumptions and estimates regarding future market conditions. When circumstances indicate that the carrying value of the assets may not be recoverable, management compares the carrying value to the expected undiscounted pre-tax future cash flows for the associated rig for which identifiable cash flows are independent of cash flows of other assets. If the expected undiscounted pre-tax future cash flows are lower than the carrying value, the net capitalized costs are reduced to

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

fair value. An impairment loss is recognized to the extent that an asset’s carrying value exceeds its estimated fair value. Fair value is generally estimated using a discounted cash flow model. The expected future cash flows used for impairment assessment and related fair value measurements are typically based on judgmental assessments of, but were not limited to, timing of future contract awards and expected operating dayrates, operating costs, utilization rates, discount rates, capital expenditures, reactivation costs, estimated economic useful lives and, in certain cases, our belief that a drilling unit is no longer marketable and is unlikely to return to service in the near to medium term, and considering all available information at the date of assessment. For more detailed information, see “Note 6— Loss on Impairment.”

Fair Value Measurements

We measure certain of our assets and liabilities based on a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three-level hierarchy, from highest to lowest level of observable inputs, are as follows:

Level 1—Valuations based on quoted prices in active markets for identical assets;

Level 2—Valuations based on observable inputs that do not meet the criteria for Level 1, including quoted prices in inactive markets and quoted prices in active markets for similar but not identical instruments; and

Level 3—Valuations based on unobservable inputs.

Revenue Recognition

The activities that primarily drive the revenue earned in our drilling contracts include (i) providing a drilling rig and the crew and supplies necessary to operate the rig, (ii) mobilizing and demobilizing the rig to and from the drill site, and (iii) performing rig preparation activities and/or modifications required for the contract. Consideration received for performing these activities may consist of dayrate drilling revenue, mobilization and demobilization revenue, contract preparation revenue and reimbursement revenue. We account for these integrated services provided within our drilling contracts as a single performance obligation satisfied over time and comprised of a series of distinct time increments in which we provide drilling services.

Our standard drilling contracts require that we operate the rig at the direction of the customer throughout the contract term (which is the period we estimate to benefit from the corresponding activities and generally ranges from two to 60 months). The activities performed and the level of service provided can vary hour to hour. Our obligation under a standard contract is to provide whatever level of service is required by the operator, or customer, over the term of the contract. We are, therefore, under a stand-ready obligation throughout the entire contract duration. Consideration for our stand-ready obligation corresponds to distinct time increments, though the rate may be variable depending on various factors, and is recognized in the period in which the services are performed. The total transaction price is determined for each individual contract by estimating both fixed and variable consideration expected to be earned over the term of the contract. We have elected to exclude from the transaction price measurement all taxes assessed by a governmental authority. See further discussion regarding the allocation of the transaction price to the remaining performance obligations below.

The amount estimated for variable consideration may be subject to interrupted or restricted rates and is only included in the transaction price to the extent that it is probable that a significant reversal of previously

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

recognized revenue will not occur throughout the term of the contract (“constrained revenue”). When determining if variable consideration should be constrained, management considers whether there are factors outside the Company’s control that could result in a significant reversal of revenue as well as the likelihood and magnitude of a potential reversal of revenue. These estimates are re-assessed each reporting period as required.

Dayrate Drilling Revenue. Our drilling contracts generally provide for payment on a dayrate basis, with higher rates for periods when the drilling unit is operating and lower rates or zero rates for periods when drilling operations are interrupted or restricted. The dayrate invoices billed to the customer are typically determined based on the varying rates applicable to the specific activities performed on an hourly basis. Such dayrate consideration is allocated to the distinct hourly increment it relates to within the contract term, and therefore, recognized in line with the contractual rate billed for the services provided for any given hour.

Mobilization/Demobilization Revenue. We may receive fees (on either a fixed lump-sum or variable dayrate basis) for the mobilization and demobilization of our rigs. These activities are not considered to be distinct within the context of the contract and, therefore, the associated revenue is allocated to the overall performance obligation and the associated pre-operating costs are deferred. We record a contract liability for mobilization fees received and a deferred asset for costs. Both revenue and pre-operating costs are recognized ratably over the initial term of the related drilling contract.

In most contracts, there is uncertainty as to the amount of expected demobilization revenue due to contractual provisions that stipulate that certain conditions must be present at contract completion for such revenue to be received and as to the amount thereof, if any. For example, contractual provisions may require that a rig demobilize a certain distance before the demobilization revenue is payable or the amount may vary dependent upon whether or not the rig has additional contracted work within a certain distance from the wellsite. Therefore, the estimate for such revenue may be constrained, as described earlier, depending on the facts and circumstances pertaining to the specific contract. We assess the likelihood of receiving such revenue based on past experience and knowledge of the market conditions. In cases where demobilization revenue is expected to be received upon contract completion, it is estimated as part of the overall transaction price at contract inception and recognized in earnings ratably over the initial term of the contract with an offset to an accretive contract asset.

Contract Preparation Revenue. Some of our drilling contracts require downtime before the start of the contract to prepare the rig to meet customer requirements. At times, we may be compensated by the customer for such work (on either a fixed lump-sum or variable dayrate basis). These activities are not considered to be distinct within the context of the contract and, therefore, the related revenue is allocated to the overall performance obligation and recognized ratably over the initial term of the related drilling contract. We record a contract liability for contract preparation fees received, which is amortized ratably to contract drilling revenue over the initial term of the related drilling contract.

Bonuses, Penalties and Other Variable Consideration. We may receive bonus increases to revenue or penalty decreases to revenue. Based on historical data and ongoing communication with the operator/customer, we are able to reasonably estimate this variable consideration. We will record such estimated variable consideration and re-measure our estimates at each reporting date. For revenue estimated, but not received, we will record to “Prepaid expenses and other current assets” on our Consolidated Balance Sheets.

Capital Modification Revenue. From time to time, we may receive fees from our customers for capital improvements to our rigs to meet contractual requirements (on either a fixed lump-sum or variable dayrate basis).

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Such revenue is allocated to the overall performance obligation and recognized ratably over the initial term of the related drilling contract as these activities are integral to our drilling activities and are not considered to be a stand-alone service provided to the customer within the context of our contracts. We record a contract liability for such fees and recognize them ratably as contract drilling revenue over the initial term of the related drilling contract.

Revenues Related to Reimbursable Expenses. We generally receive reimbursements from our customers for the purchase of supplies, equipment, personnel services and other services provided at their request in accordance with a drilling contract or other agreement. Such reimbursable revenue is variable and subject to uncertainty, as the amounts received and timing thereof is highly dependent on factors outside of our influence. Accordingly, reimbursable revenue is constrained revenue and not included in the total transaction price until the uncertainty is resolved, which typically occurs when the related costs are incurred on behalf of a customer. We are generally considered a principal in such transactions and record the associated revenue at the gross amount billed to the customer as “Reimbursables and other” in our Consolidated Statements of Operations. Such amounts are recognized ratably over the period within the contract term during which the corresponding goods and services are to be consumed.

Deferred revenues from drilling contracts totaled $59.9 million and $65.1 million at December 31, 2020 and 2019, respectively. Such amounts are included in either “Other current liabilities” or “Other liabilities” in the accompanying Consolidated Balance Sheets, based upon our expected time of recognition. Related expenses deferred under drilling contracts totaled $13.9 million at December 31, 2020 as compared to $30.8 million at December 31, 2019 and are included in either “Prepaid expenses and other current assets,” “Other assets” or “Property and equipment, net” in the accompanying Consolidated Balance Sheets, based upon our expected time of recognition.

We record reimbursements from customers for “out-of-pocket” expenses as revenues and the related direct cost as operating expenses.

Income Taxes

Income taxes are based on the laws and rates in effect in the countries in which operations are conducted or in which we or our subsidiaries are considered resident for income tax purposes. In certain circumstances, we expect that, due to changing demands of the offshore drilling markets and the ability to redeploy our offshore drilling units, certain of such units will not reside in a location long enough to give rise to future tax consequences. As a result, no deferred tax asset or liability has been recognized in these circumstances. Should our expectations change regarding the length of time an offshore drilling unit will be used in a given location, we will adjust deferred taxes accordingly.

Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of our assets and liabilities using the applicable jurisdictional tax rates at year-end. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the deferred tax asset will not be realized in a future period.

We operate through various subsidiaries in numerous countries throughout the world, including the United States. Consequently, we are subject to changes in tax laws, treaties or regulations or the interpretation or

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

enforcement thereof in the United States, UK and any other jurisdictions in which we or any of our subsidiaries operate or are resident. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. If the IRS or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on us including the imposition of a higher effective tax rate on our worldwide earnings or a reclassification of the tax impact of our significant corporate restructuring transactions. The Company has adopted an accounting policy to look through the outside basis of partnerships and all other flow-through entities and exclude these from the computation of deferred taxes.

Insurance Reserves

We maintain various levels of self-insured retention for certain losses including property damage, loss of hire, employment practices liability, employers’ liability and general liability, among others. We accrue for property damage and loss of hire charges on a per event basis.

Employment practices liability claims are accrued based on actual claims during the year. Maritime employer’s liability claims are generally estimated using actuarial determinations. General liability claims are estimated by our internal claims department by evaluating the facts and circumstances of each claim (including incurred but not reported claims) and making estimates based upon historical experience with similar claims. At December 31, 2020 and 2019, loss reserves for personal injury and protection claims totaled $30.9 million and $27.9 million, respectively, and such amounts are included in “Other current liabilities” or “Liabilities subject to compromise” in the accompanying Consolidated Balance Sheets.

Earnings per Share

Our unvested share-based payment awards, which contain non-forfeitable rights to dividends, are participating securities and are included in the computation of earnings per share pursuant to the two-class method. The two-class method allocates undistributed earnings between common shares and participating securities. The diluted earnings per share calculation under the two-class method also includes the dilutive effect of potential shares issued in connection with stock options. The dilutive effect of stock options is determined using the treasury stock method.

Share-Based Compensation Plans

We record the grant date fair value of share-based compensation arrangements as compensation cost using a straight-line method over the service period. Share-based compensation is expensed or capitalized based on the nature of the employee’s activities.

Liability-Classified Awards

The Company classified certain awards that will be settled in cash as liability awards. The fair value of a liability-classified award is determined on a quarterly basis beginning at the grant date until final vesting. Changes in the fair value of liability-classified awards are expensed or capitalized based on the nature of the employee’s activities over the vesting period of the award.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Litigation Contingencies

We are involved in legal proceedings, claims, and regulatory, tax or government inquiries and investigations that arise in the ordinary course of business. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. We record a liability when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If we determine that a loss is reasonably possible and the loss or range of loss can be estimated, we disclose the possible loss in the notes to the consolidated financial statements.

We review the developments in our contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. We make adjustments to our provisions and changes to our disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgement is required to determine both the probability and the estimated amount.

Foreign Currency Translation

Although we are a Cayman Islands company, our functional currency is the US dollar, and we define any non-US dollar denominated currency as “foreign currencies.” In non-US locations where the US Dollar has been designated as the functional currency (based on an evaluation of factors including the markets in which the subsidiary operates, inflation, generation of cash flow, financing activities and intercompany arrangements), local currency transaction gains and losses are included in net income or loss. In non-US locations where the local currency is the functional currency, assets and liabilities are translated at the rates of exchange on the balance sheet date, while statement of operations items are translated at average rates of exchange during the year. The resulting gains or losses arising from the translation of accounts from the functional currency to the US Dollar are included in “Accumulated other comprehensive loss” in the Consolidated Balance Sheets. We did not recognize any material gains or losses on foreign currency transactions or translations during the three years ended December 31, 2020.

Discontinued Operations

On August 1, 2014, Legacy Noble completed the separation and spin-off of a majority of its standard specification offshore drilling business (the “Spin-off”) through a pro rata distribution of all of the ordinary shares of its wholly-owned subsidiary, Paragon Offshore plc (“Paragon Offshore”), to the holders of Noble’s ordinary shares. Paragon Offshore, which had been reflected as continuing operations in our consolidated financial statements prior to the Spin-off, meets the criteria for being reported as discontinued operations and has been reclassified as such in our results of operations.

Prior to the completion of the Spin-off, Legacy Noble and Paragon Offshore entered into a series of agreements to effect the separation and Spin-off and govern the relationship between the parties after the Spin-off (the “Separation Agreements”), including the Master Separation Agreement (the “MSA”) and the Tax Sharing Agreement (the “TSA”). During the year ended December 31, 2019, we recognized charges of $3.8 million recorded in “Net loss from discontinued operations, net of tax” on our Consolidated Statement of Operations relating to settlement of Mexico customs audits from rigs included in the Spin-off. For additional information related to the Spin-off, refer to “Note 16—Commitments and Contingencies.”

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Certain Significant Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. We evaluate our estimates and assumptions on a regular basis. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions used in preparation of our consolidated financial statements.

Accounting Pronouncements

Accounting Standards Adopted

In August 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-14, which amends Accounting Standards Codification (“ASC”) Subtopic 715-20, “Compensation—Retirement Benefits—Defined Benefit Plans—General.” This update applies to all employers that sponsor defined benefit pension or other postretirement plans and is part of the disclosure framework project to improve the effectiveness of disclosures in notes to the financial statements. The amendment is effective for fiscal years ending after December 15, 2020. We adopted this standard effective January 1, 2020 and our adoption did not have a material effect on our consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13 (Topic 326, “Measurement of Credit Losses on Financial Instruments”), which requires changes to the recognition of credit losses on financial instruments not accounted for at fair value through net income, including loans, debt securities, trade receivables, net investments in leases and available-for-sale debt securities. This guidance is effective for annual and interim periods beginning after December 15, 2019. Entities are required to apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. We adopted this standard effective January 1, 2020 and our adoption did not have a material effect on our consolidated financial statements.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU No. 2019-12, which amends ASC Topic 740, “Income Taxes” This update simplifies the accounting for income taxes by removing certain exceptions to general principles. The amendment is effective for fiscal years beginning after December 15, 2020 and is required to be adopted on a retrospective basis for all periods presented. We do not expect the adoption of this guidance to materially affect our consolidated financial statements.

With the exception of the updated standards discussed above, there have been no new accounting pronouncements not yet effective that have significance, or potential significance, to our consolidated financial statements.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 2—Chapter 11 Proceedings

Bankruptcy Petition and Emergence

On the Petition Date, Legacy Noble and certain of its subsidiaries, including Finco, filed voluntary petitions in the Bankruptcy Court seeking relief under chapter 11 of the Bankruptcy Code. In September 2020, the Debtors filed the Plan and the Disclosure Statement with the Bankruptcy Court and six additional subsidiaries of Legacy Noble filed voluntary petitions in the Bankruptcy Court. During the proceedings, the Debtors operated their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court pursuant to sections 1107 and 1108 of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure the Debtors’ ability to continue operating in the ordinary course of business, on August 3, 2020, the Bankruptcy Court entered a variety of orders providing “first day” relief to the Debtors, including the authority for the Debtors to continue using their cash management system, pay employee wages and benefits and pay vendors and suppliers in the ordinary course of business. As of the Petition Date, the Company began applying ASC Topic 852, Reorganizations (“ASC 852”).

The filing of the Chapter 11 Cases constituted events of default that accelerated the Company’s obligations under the indentures governing its outstanding senior notes and under our 2017 Credit Facility. In addition, the unpaid principal and interest due under our then-outstanding senior notes and 2017 Credit Facility became immediately due and payable. As of December 31, 2020, the estimated claim amounts of our senior notes and the 2017 Credit Facility have been presented as “Liabilities subject to compromise” in our Consolidated Balance Sheet. However, any efforts to enforce such payment obligations with respect to such senior notes and 2017 Credit Facility were automatically stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement were subject to the applicable provisions of the Bankruptcy Code. As of December 31, 2020, we had an aggregate outstanding principal amount of approximately $3.4 billion in senior notes with stated maturities at various times from 2020 through 2045 and $545.0 million of borrowings outstanding under our 2017 Credit Facility. We elected not to make the semiannual interest payment due in respect of our Senior Notes due 2024 (the “2024 Notes”), which was due on July 15, 2020, and did not make any additional interest payments due on any senior notes through the Effective Date.

As a result of the filing of the Chapter 11 Cases, Legacy Noble’s Board of Directors determined to cancel Legacy Noble’s share ownership policy applicable to the officers and directors, and the Company will consider an appropriate policy in due course.

On the Petition Date, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, and as amended by the First Amendment thereto dated as of August 20, 2020, the “Restructuring Support Agreement”) with an ad hoc group of certain holders of approximately 70% of the aggregate outstanding principal amount of the outstanding Senior Notes due 2026 (the “Guaranteed Notes”) and an ad hoc group of certain holders of approximately 45% of the aggregate principal amount of our other then-outstanding senior notes, taken as a whole (the “Legacy Notes”). Legacy Noble entered into a Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with the backstop parties thereto (the “Backstop Parties”) on October 12, 2020, pursuant to which the issuance of the senior secured second lien notes (the “Second Lien Notes”) as part of the rights offering contemplated by the Restructuring Support Agreement and the Plan (the “Rights Offering”) were fully backstopped by the Ad Hoc Guaranteed Group and the Ad Hoc Legacy Group (each as defined in the Restructuring Support Agreement). Participation in the Rights Offering was offered to the holders of the Guaranteed Notes and the Legacy Notes.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

The Restructuring Support Agreement, among other things, provides that the Consenting Creditors (as defined in the Restructuring Support Agreement) will support the Debtors’ restructuring efforts as set forth in, and subject to the terms and conditions of, the Restructuring Support Agreement. The Restructuring Support Agreement contains customary conditions, representations, and warranties of the parties and is subject to a number of conditions, including, among others, the accuracy of the representations and warranties of the parties and compliance with the obligations set forth in the Restructuring Support Agreement. The Restructuring Support Agreement also provides for termination by the parties upon the occurrence of certain events.

On the Effective Date, and pursuant to the terms of the Plan, the Company:

•

Appointed five new members to the Successor’s board of directors to replace all of the directors of the Predecessor, other than the director also serving as President and Chief Executive Officer, who was re-appointed pursuant to the Plan;

•	Terminated and cancelled all common stock and equity-based awards of Legacy Noble that were outstanding immediately prior to the Effective Date;

•

Transferred approximately 31.7 million ordinary shares of Noble with a nominal value of $0.00001 per share (“New Shares”) to holders of the Guaranteed Notes in the cancellation of the Guaranteed Notes;

•

Transferred approximately 2.1 million New Shares, approximately 8.3 million seven-year warrants with Black-Scholes protection (the “Tranche 1 Warrants”) with an exercise price of $19.27 and approximately 8.3 million seven-year warrants with Black-Scholes protection (the “Tranche 2 Warrants”) with an exercise price of $23.13 to holders of the Legacy Notes in cancellation of the Legacy Notes;

•	Issued approximately 7.7 million New Shares and Second Lien Notes to participants in the Rights Offering at an aggregate subscription price of $200 million;

•	Issued approximately 5.6 million New Shares to the Backstop Parties as Holdback Securities (as defined in the Backstop Commitment Agreement);

•	Issued approximately 1.7 million New Shares to the Backstop Parties in respect of their backstop commitment to subscribe for Unsubscribed Securities (as defined in the Backstop Commitment Agreement);

•	Issued approximately 1.2 million New Shares to the Backstop Parties in connection with the payment of the Backstop Premiums (as defined in the Backstop Commitment Agreement);

•

Issued 2.8 million five-year warrants with no Black-Scholes protection (the “Tranche 3 Warrants”) with an exercise price of $124.40 to the holders of Legacy Noble’s ordinary shares outstanding prior to the Effective Date;

•

Entered into a senior secured revolving credit agreement (the “Exit Credit Agreement”) that provides for a $675.0 million senior secured revolving credit facility (with a $67.5 million sublimit for the issuance of letters of credit thereunder) (the “Exit Credit Facility”);

•

Entered into an exchange agreement with certain Backstop Parties which provided that, as soon as reasonably practicable after the Effective Date, the other parties to such agreement would deliver to the Company an aggregate of approximately 6.5 million New Shares issued pursuant to the Plan in

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

exchange for the issuance of penny warrants to purchase up to approximately 6.5 million New Shares, with an exercise price of $0.01 per share (“Penny Warrants”) which were exchanged on a one-for-one basis for New Shares issued to certain initial holders of New Shares;

•	Entered into an indenture governing the Second Lien Notes;

•	Entered into a registration rights agreement with certain parties who received New Shares under the Plan; and

•	Entered into a registration rights agreement with certain parties who received Second Lien Notes under the Plan.

Management Incentive Plan. The Plan contemplated that on or after the Effective Date, (i) the Company would adopt a long-term incentive plan and authorize and reserve 7.7 million New Shares for issuance pursuant to equity incentive awards to be granted under such plan, and (ii) the initial awards under such plan would consist of at least 40% of such shares and be made as soon as practicable after the Effective Date on the terms and conditions as determined by Noble’s Board of Directors; provided that at least 40% of such initial awards would be in the form of time-based vesting awards vesting over a period of no shorter than three years and no longer than four years. As contemplated by the Plan, on February 18, 2021, the Company adopted a long-term incentive plan and authorized and reserved 7.7 million New Shares for issuance pursuant to equity incentive awards to be granted under such plan.

Sources of Cash for Plan Distribution. All cash required for payments made by the Company under the Plan on the Effective Date was obtained from cash on hand, proceeds of the Rights Offering, and proceeds of the Exit Credit Facility.

Under ASC Topic 852, fresh start accounting is required upon emergence from Chapter 11 if (i) the value of the assets of the emerging entity immediately before the date of confirmation is less than the total of all post-petition liabilities and allowed claims; and (ii) holders of existing voting shares immediately before confirmation receive less than 50% of the voting shares of the emerging entity. The value of the assets of Legacy Noble immediately before the date of confirmation is expected to be less than the total of all postpetition liabilities and allowed claims. Additionally, the holders of the existing voting shares of Legacy Noble immediately before the date of confirmation held less than 50% of the voting shares of Noble. The same test was performed for Finco and yielded the same result. As such, Noble and Finco will adopt fresh start accounting as of the Effective Date. Adopting fresh start accounting results in a new reporting entity with no beginning retained earnings or accumulated deficit. In accordance with ASC Topic 852, with the application of fresh start accounting, the Company will be required to allocate its reorganization value to its individual assets based on their estimated fair values in conformity with ASC Topic 805, “Business Combinations.” The reorganization value represents the fair value of the Successor Company’s assets before considering liabilities. The Company is in the process of evaluating the potential impact of the fresh start accounting on its consolidated financial statements. We cannot currently estimate the financial effect of emergence from bankruptcy on our financial statements, although we expect to record material adjustments related to our Plan and the application of fresh start accounting as of the Effective Date.

The Company’s financial advisor performed a valuation of the reorganized Company dated as of August 24, 2020. According to the valuation, which was included in the Disclosure Statement related to the Plan, the

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

post-confirmation estimated enterprise value of the Company to be in a range between $1.1 billion and $1.6 billion. The following assumptions were made in the valuation of the projected amounts upon emergence; $430.0 million of debt under the Exit Financing Facility and the Second Lien Notes and cash on hand of $100.0 million.

Executory Contracts

Subject to certain exceptions, under the Bankruptcy Code, the Debtors may assume, assign, or reject certain executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. Generally, the rejection of an executory contract or unexpired lease is treated as a pre-petition breach of such executory contract or unexpired lease and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a pre-petition general unsecured claim for damages caused by such deemed breach. Typically, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing monetary defaults under such executory contract or unexpired lease and provide adequate assurance of future performance. Accordingly, any description of an executory contract or unexpired lease with the Debtors in this Annual Report on Form 10-K, including where applicable a quantification of the Company’s obligations under any such executory contract or unexpired lease of the Debtors, is qualified by any overriding rejection rights the Company has under the Bankruptcy Code. As of December 31, 2020, the Debtors have rejected three immaterial executory contracts and have not rejected any unexpired leases.

Claims Reconciliation

The Debtors have filed with the Bankruptcy Court schedules and statements setting forth, among other things, the assets and liabilities of each Debtor, subject to the assumptions filed in connection therewith. These schedules and statements may be subject to further amendment or modification after filing. Certain holders of pre-petition claims that are not governmental units were required to file proofs of claim by the deadline for general claims, which was set by the Bankruptcy Court as October 6, 2020 and November 13, 2020 for the initial Debtors that filed on July 31, 2020 (the “Initial Debtors”) and the additional Debtors that filed on September 24, 2020 (the “Additional Debtors”), respectively. The governmental bar date has been set as January 27, 2021 and March 23, 2021, for the Initial Debtors and the Additional Debtors, respectively.

The Debtors received approximately 1,200 proofs of claim as of March 5, 2021 for an amount of approximately $23.0 billion. Such amount includes duplicate claims across multiple Debtor legal entities. These claims are being reconciled to amounts recorded in the Debtors’ accounting records. Differences between amounts recorded by the Debtors and claims filed by creditors will be investigated and resolved, at the direction of the Debtors, including through proceedings before the Bankruptcy Court. In addition, the Debtors have been identifying claims that have been amended or superseded, are without merit, are overstated or should be adjusted or expunged for other reasons. As a result of this process, the Debtors may identify additional liabilities that will need to be recorded or reclassified to Liabilities subject to compromise. In light of the number of claims filed, the claims resolution process will continue after the Debtors emerge from bankruptcy.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Pre-petition Charges

Pre-petition charges consist primarily of legal and other professional advisory fees incurred in relation to the Chapter 11 Cases, but prior to the Petition Date, and are presented as “Pre-petition charges” in our Consolidated Statements of Operations for the year ended December 31, 2020.

Reorganization Items, Net

In accordance with ASC Topic 852, any incremental expenses, gains and losses that are realized or incurred as of or subsequent to the Petition Date and as a direct result of the Chapter 11 Cases are recorded under “Reorganization items, net”. The following table summarizes the components of reorganization items included in our Consolidated Statements of Operations for the year ended December 31, 2020:

	Noble	Finco
	December 31, 2020	December 31, 2020
Adjustments for estimated litigation claims (1)	(57,000)	4,500
Write-off of debt financing costs and discount	45,469	45,469
Professional fees (1)	37,296	2,644
Revision of estimated claims	(1,835)	(1,835)

Total Reorganization items, net	$23,930	$50,778

(1)

Payments of $25.6 million and $5.0 million related to professional fees and the first installment payment for the previously disclosed patent infringement settlement with Transocean Ltd. (“Transocean”) have been presented as cash outflows from operating activities in our Consolidated Statements of Cash Flows for the year ended December 31, 2020 for Noble and Finco, respectively.

Liabilities Subject to Compromise

Since the Petition Date, the Company operated as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with provisions of the Bankruptcy Code. In accordance with ASC 852, on our Balance Sheets, the caption “Liabilities subject to compromise” reflects the expected allowed amount of the pre-petition claims that are not fully secured and that have at least a possibility of not being repaid at the full claim amount. The Company has considered the chapter 11 motions approved by the Bankruptcy Court with respect to the amount and classification of its pre-petition liabilities. However, the determination of the value at which liabilities will ultimately be settled was made on the Effective Date. The Company will evaluate and adjust the amount and classification of its pre-petition liabilities through the Effective Date.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

The following table summarizes the components of liabilities subject to compromise included on our Consolidated Balance Sheet as of December 31, 2020:

	Noble	Finco
	December 31, 2020	December 31, 2020
4.900% Senior Notes due August 2020	$62,535	$62,535
4.625% Senior Notes due March 2021	79,936	79,936
3.950% Senior Notes due March 2022	21,213	21,213
7.750% Senior Notes due January 2024	397,025	397,025
7.950% Senior Notes due April 2025	450,000	450,000
7.875% Senior Notes due February 2026	750,000	750,000
6.200% Senior Notes due August 2040	393,596	393,596
6.050% Senior Notes due March 2041	395,002	395,002
5.250% Senior Notes due March 2042	483,619	483,619
8.950% Senior Notes due April 2045	400,000	400,000
2017 Credit Facility	545,000	545,000
Litigation	93,000	8,000
Accrued and unpaid interest	110,301	110,301
Accounts payable and other liabilities	37,447	37,359
Lease liabilities	20,969	20,969

Total consolidated liabilities subject to compromise	$4,239,643	$4,154,555

Since the filing of the Chapter 11 Cases on the Petition Date, the Company ceased accruing interest on all debt. As a result, the Company did not record $112.9 million of contractual interest expense related to the Guaranteed Notes, Legacy Notes, and 2017 Credit Facility.

Note 3—Consolidated Joint Ventures

On December 3, 2019, we completed a transaction with a subsidiary of Royal Dutch Shell plc (“Shell”), in which Shell bought out the remaining term of its drilling contract for the drillship Noble Bully II for $166.9 million, and we acquired Shell’s 50 percent interests in the Bully I and Bully II joint ventures for $106.7 million. As a result of this transaction, the former joint venture entities became our wholly-owned subsidiaries.

Prior to this transaction, we maintained a 50 percent interest in the two joint ventures, each with Shell, that owned and operated the two Bully-class drillships. We had determined that we were the primary beneficiary of the joint ventures. Accordingly, we consolidated the entities in our consolidated financial statements after eliminating intercompany transactions. Shell’s equity interests were presented as noncontrolling interests on our Consolidated Balance Sheets.

During the years ended December 31, 2019 and 2018, the Bully joint ventures approved and paid dividends totaling $50.2 million and $55.2 million, respectively. Of these amounts, 50 percent was paid to our former joint venture partner, Shell.

During the year ended December 31, 2019, we recognized a $595.5 million impairment charge on the Noble Bully II, of which $265.0 million is attributable to Shell, our former joint venture partner. During the year ended

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

December 31, 2018, we recognized a $550.3 million impairment on the Noble Bully I, of which $250.3 million is attributable to our former joint venture partner. See “Note 6—Loss on Impairment” for additional information.

Note 4—Loss Per Share

The following table presents the computation of basic and diluted loss per share for Legacy Noble:

	Year Ended December 31,
	2020	2019	2018
Numerator:
Basic
Net loss from continuing operations	$(3,978,459)	$(696,769)	$(885,050)
Net loss from discontinued operations, net of tax	—	(3,821)	—

Net loss attributable to Noble Corporation	$(3,978,459)	$(700,590)	$(885,050)

Diluted
Net loss from continuing operations	$(3,978,459)	$(696,769)	$(885,050)
Net loss from discontinued operations, net of tax	—	(3,821)	—

Net loss attributable to Noble Corporation	$(3,978,459)	$(700,590)	$(885,050)

Denominator:
Weighted average shares outstanding—basic	250,792	248,949	246,614

Weighted average shares outstanding—diluted	250,792	248,949	246,614

Loss per share
Basic:
Loss from continuing operations	$(15.86)	$(2.79)	$(3.59)
Loss from discontinued operations	—	(0.02)	—

Net loss attributable to Noble Corporation	$(15.86)	$(2.81)	$(3.59)

Diluted:
Loss from continuing operations	$(15.86)	$(2.79)	$(3.59)
Loss from discontinued operations	—	(0.02)	—

Net loss attributable to Noble Corporation	$(15.86)	$(2.81)	$(3.59)

Dividends per share	$—	$—	$—

Only those items having a dilutive impact on our basic loss per share are included in diluted loss per share. For the years ended December 31, 2020, 2019 and 2018, 6.1 million, 11.9 million and 12.5 million share-based awards, respectively, were excluded from the diluted loss per share since the effect would have been anti-dilutive. On the Effective Date, all issued and outstanding shares of common stock, including all share-based awards, were cancelled and extinguished. See “Note 2—Chapter 11 Proceedings” for additional information.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 5—Property and Equipment

Property and equipment, at cost, for Noble consisted of the following:

	Year Ended December 31,
	2020	2019
Drilling equipment and facilities	$4,476,960	$10,014,314
Construction in progress	99,812	88,904
Other	200,925	203,407

Property and equipment, at cost	$4,777,697	$10,306,625

Capital expenditures, including capitalized interest, totaled $148.2 million, $306.4 million and $281.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. During the years ended December 31, 2020, 2019 and 2018, capitalized interest was zero, $9.6 million and $2.9 million, respectively.

On February 28, 2019, we purchased a new GustoMSC CJ46 rig, the Noble Joe Knight, from the PaxOcean Group in connection with a concurrently awarded drilling contract in the Middle East region. We paid $83.8 million for the rig, with $30.2 million paid in cash and the remaining $53.6 million of the purchase price financed with a loan by the seller. See “Note 7—Debt” for additional information.

During the years ended December 31, 2020, 2019 and 2018, we recognized a non-cash loss on impairment of $3.9 billion, $615.3 million and $802.1 million, respectively, related to our long-lived assets. See “Note 6— Loss on Impairment” for additional information.

For the year ended December 31, 2020, we sold six rigs, which had a net book value of $17.1 million for total proceeds of $26.7 million, resulting in a gain of $8.9 million.

Note 6—Loss on Impairment

Asset Impairments

As discussed in “Note 1—Organization and Significant Accounting Policies,” during the first quarter of 2020, the pandemic and OPEC+ production level disagreements resulted in an unprecedented steep decline in the demand for oil and a substantial surplus of oil. We considered these events to be an impairment indicator and based on our assumptions and analysis, we impaired the carrying value of four floaters. For our impaired units, the carrying values were written down to scrap value and subsequently sold in late 2020.

During the fourth quarter of 2020, the combination of the growing commitments by many of our customers to a transition to cleaner energy options, and the prolonged impacts of the pandemic, the continued oversupply of offshore drilling units placed further downward pressure on global oil demand and on our industry, potentially lengthening what was already expected to be a slow recovery. We considered these events to be an impairment indicator and based on our assumptions and analysis, we impaired the carrying value of three floaters and nine jackups. We estimated the fair values of these units using a weighting between an income valuation approach and a market approach, utilizing significant unobservable inputs, representative of a Level 3 fair value measurement. Assumptions used in our assessment included, but were not limited to, future marketability of each unit in light

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

of the current market conditions and its current technical specifications, timing of future contract awards and expected operating dayrates, operating costs, utilization rates, discount rates, capital expenditures, market values, weighting of market values, reactivation costs, estimated economic useful lives and, in certain cases, our belief that a drilling unit is no longer marketable and is unlikely to return to service in the near to medium term.

During the quarters ended March 31, 2020 and December 31, 2020, we recognized non-cash losses on impairment of $1.1 billion and $2.8 billion, respectively, related to certain rigs and related capital spares. If we experience prolonged unfavorable changes to current market conditions, reactivation costs or dayrates or if we are unable to secure new or extended contracts for our rigs, it is reasonably possible that the estimate of undiscounted cash flows may change in the near term, resulting in the need to write down the affected assets to their corresponding estimated fair values. The impact of the current global economic turmoil on our customers’ and our business continues to be uncertain. During the year ended December 31, 2020, we recognized approximately $3.9 billion in impairment charges for seven floaters and nine jackups, and $24.0 million of impairment charges related to certain capital spare equipment.

Based upon our impairment analysis, we impaired the carrying values to their corresponding estimated fair values for two floaters, and certain capital spare equipment, which resulted in an impairment charge of approximately $615.3 million for the year ended December 31, 2019. During the year ended December 31, 2019, we recognized a $595.5 million impairment on the Noble Bully II, of which $265.0 million was attributable to our joint venture partner at the time of impairment. See “Note 3—Consolidated Joint Ventures” for additional information. For our impaired units, we estimated the fair value of these units by applying the income valuation approach utilizing significant unobservable inputs, representative of a Level 3 fair value measurement. If we experience unfavorable changes to current market conditions, reactivation costs or dayrates, or we are unable to return cold stacked rigs to service in the anticipated time frame or if we are unable to secure new or extended contracts for our active rigs, it is reasonably possible that the estimate of undiscounted cash flows may change in the near term, resulting in the need to write down the affected assets to their corresponding estimated fair values.

Based upon our impairment analysis, we impaired the carrying values to their corresponding estimated fair values for three floaters and two jackups, and certain capital spare equipment. During the year ended December 31, 2018, impairment charges related to these units and certain capital spare equipment were approximately $802.1 million. For our impaired units, we estimated the fair values of these units by applying the income valuation approach utilizing significant unobservable inputs, representative of a Level 3 fair value measurement. During the year ended December 31, 2018, we recognized a $550.3 million impairment on the Noble Bully I, of which $250.3 million was attributable to our joint venture partner at the time of impairment. See “Note 3—Consolidated Joint Ventures” for additional information.

Note 7—Debt

Pre-emergence Debt

2017 Credit Facility

In December 2017, Noble Cayman Limited, a Cayman Islands company and a wholly-owned indirect subsidiary of Finco; Noble International Finance Company, a Cayman Islands company and a wholly-owned indirect subsidiary of Finco; and Noble Holding UK Limited, a company incorporated under the laws of England and Wales and a wholly-owned direct subsidiary of Legacy Noble (“NHUK”), as parent guarantor, entered into a

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

senior unsecured credit agreement (as amended, the “2017 Credit Facility”). In July 2019, we executed a first amendment to our 2017 Credit Facility, which, among other things, reduced the maximum aggregate amount of commitments thereunder from $1.5 billion to $1.3 billion. As a result of such reduction in the maximum aggregate amount of commitments, we recognized a net loss of approximately $0.7 million in the year ended December 31, 2019.

Prior to the filing of the Chapter 11 Cases, the 2017 Credit Facility was scheduled to mature in January 2023. Borrowings were available for working capital and other general corporate purposes. The 2017 Credit Facility provided for a letter of credit sub-facility in the amount of $15.0 million, with the ability to increase such amount up to $500.0 million with the approval of the lenders. The 2017 Credit Facility had provisions that varied the applicable interest rates for borrowings based upon our debt ratings. Borrowings under the 2017 Credit Facility bore interest at LIBOR plus an applicable margin. NHUK guaranteed the obligations of the borrowers under the 2017 Credit Facility. In addition, certain indirect subsidiaries of Legacy Noble that owned rigs were guarantors under the 2017 Credit Facility.

In April 2020, we borrowed $100.0 million under the 2017 Credit Facility to pay down our indebtedness under the Seller Loans (as defined herein) as further described below. At December 31, 2020, we had $545.0 million of borrowings outstanding under the 2017 Credit Facility. At December 31, 2020, we had $8.8 million of letters of credit issued under the 2017 Credit Facility and an additional $6.0 million in letters of credit and surety bonds issued under unsecured or cash collateralized bilateral arrangements.

The filing of the Chapter 11 Cases constituted events of default that accelerated the Company’s obligations under the indentures governing our outstanding senior notes and under our 2017 Credit Facility. In addition, the unpaid principal and interest due under our indentures and the 2017 Credit Facility became immediately due and payable. However, any efforts to enforce such payment obligations with respect to our senior notes and 2017 Credit Facility were automatically stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement were subject to the applicable provisions of the Bankruptcy Code. See “Note 1— Organization and Basis of Presentation” for additional information.

On the Effective Date, all outstanding obligations under the 2017 Credit Facility were terminated and the holders of claims under the 2017 Credit Facility had such obligations refinanced through the Exit Credit Facility. On the Effective Date, all liens and security interests granted to secure such obligations were terminated and are of no further force and effect.

2015 Credit Facility

Effective January 2018, in connection with entering into the 2017 Credit Facility, we amended our $300.0 million senior unsecured credit facility that would have matured in January 2020 and was guaranteed by our indirect, wholly-owned subsidiaries, Noble Holding (U.S.) LLC and Noble Holding International Limited (“NHIL”), a finance subsidiary of Finco, (as amended, the “2015 Credit Facility”). As a result of the 2015 Credit Facility’s reduction in the aggregate principal amount of commitments, we recognized a net loss of approximately $2.3 million in the year ended December 31, 2018. On December 20, 2019, we repaid $300.0 million of outstanding borrowings and terminated the 2015 Credit Facility.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Seller Loans

In February 2019, we purchased the Noble Joe Knight for $83.8 million with a $53.6 million seller-financed secured loan (the “2019 Seller Loan”). The 2019 Seller Loan had a term of four years and required a 5% principal payment at the end of the third year with the remaining 95% of the principal due at the end of the term. The 2019 Seller Loan bore a cash interest rate of 4.25% and the equivalent of a 1.25% interest rate paid-in-kind over the four-year term of the 2019 Seller Loan. Based on the terms of the 2019 Seller Loan, the 1.25% paid-in-kind interest rate was accelerated into the first year, resulting in an overall first year interest rate of 8.91%, of which only 4.25% was payable in cash. Thereafter, the paid-in-kind interest ended and the cash interest rate of 4.25% was payable for the remainder of the term.

In September 2018, we purchased the Noble Johnny Whitstine for $93.8 million with a $60.0 million seller-financed secured loan (the “2018 Seller Loan” and, together with the 2019 Seller Loan, the “Seller Loans”). The 2018 Seller Loan had a term of four years and required a 5% principal payment at the end of the third year with the remaining 95% of the principal due at the end of the term. The 2018 Seller Loan bore a cash interest rate of 4.25% and the equivalent of a 1.25% interest rate paid-in-kind over the four-year term of the 2018 Seller Loan. Based on the terms of the 2018 Seller Loan, the 1.25% paid-in-kind interest rate was accelerated into the first year, resulting in an overall first year interest rate of 8.91%, of which only 4.25% was payable in cash. Thereafter, the paid-in-kind interest ended and the cash interest rate of 4.25% was payable for the remainder of the term.

Both of the Seller Loans were guaranteed by Finco and each was secured by a mortgage on the applicable rig and by the pledge of the shares of the applicable single-purpose entity that owned the relevant rig. Each Seller Loan contained a debt to total capitalization ratio requirement that such ratio not exceed 0.55 at the end of each fiscal quarter, a $300.0 million minimum liquidity financial covenant and an asset and revenue covenant substantially similar to the Guaranteed Notes, as well as other covenants and provisions customarily found in secured transactions, including a cross-default provision. Each Seller Loan required immediate repayment on the occurrence of certain events, including the termination of the drilling contract associated with the relevant rig or circumstances in connection with a material adverse effect.

In April 2020, the Company agreed with the lender under the Seller Loans to pay off 85% of the outstanding principal amount of the Seller Loans in exchange for a discount to the outstanding loan balance. On April 20, 2020, the Company made a payment of $48.1 million under the 2019 Seller Loan and $53.6 million under the 2018 Seller Loan, and, upon the lender’s receipt of such payment, interest ceased accruing, and the financial covenants set forth in the agreements relating to the Seller Loans ceased to apply. On July 20, 2020, at the conclusion of the 90-day period following the payment date, all outstanding amounts were reduced to zero, all security was released, and the Seller Loans were terminated.

As a result of the early repayment of the Seller Loans and the conclusion of the 90-day period following the payment date, we recognized gains of approximately and $17.3 million in the year ended December 31, 2020.

Senior Notes

In March 2019, we completed cash tender offers for our Senior Notes due 2020, Senior Notes due 2021, Senior Notes due 2022 and Senior Notes due 2024. Pursuant to such tender offers, we purchased $440.9 million

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

aggregate principal amount of these senior notes for $400.0 million, plus accrued interest, using cash on hand and borrowings under the 2015 Credit Facility. As a result of these transactions, we recognized a net gain of approximately $31.3 million.

On the Effective Date, in accordance with the Plan, all outstanding obligations under our senior notes were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan.

Fair Value of Debt

Fair value represents the amount at which an instrument could be exchanged in a current transaction between willing parties. The estimated fair value of our debt instruments was based on the quoted market prices for similar issues or on the current rates offered to us for debt of similar remaining maturities (Level 2 measurement). All remaining fair value disclosures are presented in “Note 15—Fair Value of Financial Instruments.”

The following table presents the carrying value, net of unamortized debt issuance costs and discounts, and the estimated fair value of our total debt, not including the effect of unamortized debt issuance costs, respectively:

	December 31, 2020 (1)		December 31, 2019
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Senior unsecured notes
4.900% Senior Notes due August 2020	$62,535	$1,366	$62,505	$60,660
4.625% Senior Notes due March 2021	79,936	1,596	79,854	64,262
3.950% Senior Notes due March 2022	21,213	354	21,181	12,170
7.750% Senior Notes due January 2024	397,025	7,925	389,800	211,035
7.950% Senior Notes due April 2025	450,000	8,348	446,962	228,515
7.875% Senior Notes due February 2026	750,000	301,935	739,371	546,353
6.200% Senior Notes due August 2040	393,596	7,966	390,526	149,134
6.050% Senior Notes due March 2041	395,002	7,327	389,809	142,646
5.250% Senior Notes due March 2042	483,619	9,701	478,122	176,265
8.950% Senior Notes due April 2045	400,000	7,420	390,763	164,664
Seller loans:
Seller-financed secured loan due September 2022	—	—	62,453	36,968
Seller-financed secured loan due February 2023	—	—	55,658	31,175
Credit facility:
2017 Credit Facility due to mature January 2023	545,000	545,000	335,000	335,000

Total debt	3,977,926	898,938	3,842,004	2,158,847

Less: Current maturities of long-term debt	—	—	62,505	60,660

Long-term debt (2)	$—	$—	$3,779,499	$2,098,187

(1)	Includes write-off of applicable deferred financing cost and discounts of $45.5 million. See “Note 2— Chapter 11 Proceedings” for additional information.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

(2)	All of our long-term debt as of December 31, 2020 has been presented as “Liabilities subject to compromise”. See “Note 2—Chapter 11 Proceedings” for additional information.

As discussed in “Note 1—Organization and Basis of Presentation,” since the Petition Date, the Company operated as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with provisions of the Bankruptcy Code. Accordingly, all of our long-term debt obligations have been presented as “Liabilities subject to compromise” on our Consolidated Balance Sheet at December 31, 2020.

On the Effective Date, in accordance with the Plan, all outstanding obligations under our senior notes were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan. See “Note 2—Chapter 11 Proceedings” for additional information.

Post-emergence Debt

Senior Secured Exit Revolving Credit Facility

On the Effective Date, Finco and Noble International Finance Company (“NIFCO”) entered into the Exit Credit Agreement providing for the $675.0 million Exit Credit Facility and canceled all debt that existed immediately prior to the Effective Date. The Exit Credit Facility matures on July 31, 2025. Subject to the satisfaction of certain conditions, Finco may from time to time designate one or more of Finco’s other wholly-owned subsidiaries as additional borrowers under the Exit Credit Agreement (collectively with Finco and NIFCO, the “Borrowers”). As of the Effective Date, $177.5 million of loans were outstanding, and $8.8 million of letters of credit were issued, under the Exit Credit Facility.

All obligations of the Borrowers under the Exit Credit Agreement, certain cash management obligations and certain swap obligations are unconditionally guaranteed, on a joint and several basis, by Finco and certain of its direct and indirect subsidiaries (collectively with the Borrowers, the “Credit Parties”), including a guarantee by each Borrower of the obligations of each other Borrower under the Exit Credit Agreement. All such obligations, including the guarantees of the Exit Credit Facility, are secured by senior priority liens on substantially all assets of, and the equity interests in, each Credit Party, including all of the rigs owned by the Company as of the Effective Date or acquired thereafter and certain assets related thereto, in each case, subject to certain exceptions and limitations described in the Exit Credit Agreement.

The loans outstanding under the Exit Credit Facility bear interest at a rate per annum equal to the applicable margin plus, at Finco’s option, either: (i) the reserve-adjusted LIBOR or (ii) a base rate, determined as the greatest of (x) the prime loan rate as published in the Wall Street Journal, (y) the federal funds effective rate plus 1/2 of 1%, and (z) the reserve-adjusted one-month LIBOR plus 1%. The applicable margin is initially 4.75% per annum for LIBOR loans and 3.75% per annum for base rate loans and will be increased by 50 basis points after July 31, 2024, and may be increased by an additional 50 basis points under certain conditions described in the Exit Credit Agreement.

The Borrowers are required to pay a quarterly commitment fee to each lender under the Exit Credit Agreement, which accrues at a rate per annum equal to 0.50% on the average daily unused portion of such lender’s commitments under the Exit Credit Facility. The Borrowers are also required to pay customary letter of credit and fronting fees.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Borrowings under the Exit Credit Agreement may be used for working capital and other general corporate purposes. Availability of borrowings under the Exit Credit Agreement is subject to the satisfaction of certain conditions, including restrictions on borrowings if, after giving effect to any such borrowings and the application of the proceeds thereof, (i) the aggregate amount of Available Cash (as defined in the Exit Credit Agreement) would exceed $100 million, (ii) the Consolidated First Lien Net Leverage Ratio (as defined in the Exit Credit Agreement) would be greater than 5.50 to 1.00 and the aggregate principal amount outstanding under the Exit Credit Facility would exceed $610 million, or (iii) the Asset Coverage Ratio (as described below) would be less than 2.00 to 1.00.

Mandatory prepayments and, under certain circumstances, commitment reductions are required under the Exit Credit Facility in connection with (i) certain asset sales, asset swaps and events of loss (subject to reinvestment rights if no event of default exists) and (ii) certain debt issuances. Available Cash in excess of $150 million is also required to be applied periodically to prepay loans (without a commitment reduction). The loans under the Exit Credit Facility may be voluntarily prepaid, and the commitments thereunder voluntarily terminated or reduced, by the Borrowers at any time without premium or penalty, other than customary breakage costs.

The Exit Credit Agreement obligates Finco and its restricted subsidiaries to comply with the following financial maintenance covenants:

•

as of the last day of each fiscal quarter in 2021, Adjusted EBITDA (as defined in the Exit Credit Agreement) is not permitted to be lower than (i) $70 million for the four fiscal quarter period ending March 31, 2021, (ii) $40 million for the four fiscal quarter period ending June 30, 2021 and (iii) $25 million for the four fiscal quarter periods ending on each of September 30, 2021 and December 31, 2021;

•

as of the last day of each fiscal quarter ending on or after March 31, 2022, the ratio of Adjusted EBITDA to Cash Interest Expense (as defined in the Exit Credit Agreement) is not permitted to be less than (i) 2.00 to 1.00 for each four fiscal quarter period ending on or after March 31, 2022 until June 30, 2024, and (ii) 2.25 to 1.00 for each four fiscal quarter period ending thereafter; and

•

for each fiscal quarter ending on or after June 30, 2021, the ratio of (x) Asset Coverage Aggregate Rig Value (as defined in the Exit Credit Agreement) to (y) the aggregate principal amount of loans and letters of credit outstanding under the Exit Credit Facility (the “Asset Coverage Ratio”) as of the last day of any such fiscal quarter is not permitted to be less than 2.00 to 1.00.

The Exit Credit Facility contains affirmative and negative covenants, representations and warranties and events of default that the Company considers customary for facilities of this type.

Second Lien Notes Indenture

On the Effective Date, pursuant to the Backstop Commitment Agreement and in accordance with the Plan, Noble and Finco consummated the Rights Offering of Second Lien Notes and associated New Shares at an aggregate subscription price of $200.0 million.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

On the Effective Date, Finco issued an aggregate principal amount of $216 million of Second Lien Notes, which includes the aggregate subscription price of $200.0 million plus a backstop fee of $16.0 million which was paid in kind. The Second Lien Notes mature on February 15, 2028. The Second Lien Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured second-priority basis, by the direct and indirect subsidiaries of Finco that are Credit Parties under the Exit Credit Facility. The Second Lien Notes and such guarantees are secured by senior priority liens on the assets subject to liens securing the Exit Credit Facility, including the equity interests in Finco and each guarantor of the Second Lien Notes, all of the rigs owned by the Company as of the Effective Date or acquired thereafter, certain assets related thereto, and substantially all other assets of Finco and such guarantors, in each case, subject to certain exceptions and limitations.

Interest on the Second Lien Notes accrues, at Finco’s option, at a rate of: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 50% of such interest to be payable in cash and 50% of such interest to be payable by issuing additional Second Lien Notes (“PIK Notes”); or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes. Finco shall pay interest semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2021.

On or after February 15, 2024, Finco may redeem all or part of the Second Lien Notes at fixed redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Finco may also redeem the Second Lien Notes, in whole or in part, at any time and from time to time on or before February 14, 2025 at a redemption price equal to 106% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus a “make-whole” premium. Notwithstanding the foregoing, if a Change of Control (as defined in the Second Lien Notes Indenture) occurs prior to (but not including) February 15, 2024, then, within 120 days of such Change of Control, Finco may elect to purchase all remaining outstanding Second Lien Notes at a redemption price equal to 106% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The Second Lien Notes contain covenants and events of default that the Company considers customary for notes of this type.

Note 8—Equity

Share Capital

As of December 31, 2020, Noble had approximately 251.1 million shares outstanding and trading as compared to approximately 249.2 million shares outstanding and trading at December 31, 2019. At Legacy Noble’s 2020 Annual General Meeting, Legacy Noble’s shareholders authorized its Board of Directors to increase share capital through the issuance of up to approximately 8.7 million ordinary shares (at then current nominal value of $0.01 per share). That authority to allot shares has expired on the Effective Date. Other than shares issued to Legacy Noble’s directors under the Noble Corporation 2017 Director Omnibus Plan, the authority was not used to allot shares during the year ended December 31, 2020. Pursuant to the Memorandum of Association of Noble Corporation, the share capital of Noble is $6,000 divided into 500,000,000 ordinary shares of a par value of $0.00001 each and 100,000,000 shares of a par value of $0.00001, each of such class or classes having the rights as the Board may determine from time to time.

The declaration and payment of dividends required the authorization of the Board of Directors of Legacy Noble, provided that such dividends on issued share capital may be paid only out of Legacy Noble’s

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

“distributable reserves” on its statutory balance sheet in accordance with UK law. Therefore, Legacy Noble was not permitted to pay dividends out of share capital, which includes share premium. Noble has not paid dividends since the third quarter of 2016. The payment of future dividends will depend on our results of operations, financial condition, cash requirements, future business prospects, contractual and indenture restrictions and other factors deemed relevant by our current Board of Directors; however, at this time, we do not expect to pay any dividends in the foreseeable future.

In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of Legacy Noble’s equity interests outstanding prior to the Effective Date, including all equity-based awards, were cancelled and all such equity interests have no further force or effect after the Effective Date. Pursuant to the Plan, the holders of Legacy Noble’s ordinary shares, par value $0.01 per share, outstanding prior to the Effective Date received their pro rata share of the Tranche 3 Warrants to acquire New Shares.

Share Repurchases

Under UK law, Legacy Noble was only permitted to purchase its own shares by way of an “off-market purchase” in a plan approved by shareholders. We currently do not have shareholder authority to repurchase shares of Legacy Noble and there is currently no share repurchase plan in place for the Successor. During the years ended December 31, 2020, 2019 and 2018, we did not repurchase any of our shares.

Share-Based Compensation Plans

Stock Plans

During 2015, Noble Corporation shareholders approved a new equity plan, the Noble Corporation plc 2015 Omnibus Incentive Plan (the “Noble Incentive Plan”), which permits grants of options, stock appreciation rights (“SARs”), stock or stock unit awards or cash awards, any of which may be structured as a performance award, from time to time to employees who are to be granted awards under the Noble Incentive Plan. Neither consultants nor non-employee directors are eligible for awards under the Noble Incentive Plan. The Noble Incentive Plan replaced the Noble Corporation 1991 Stock Options and Restricted Stock Plan, as amended (the “1991 Plan”). The 1991 Plan was terminated, and equity awards have thereafter only been made under the Noble Incentive Plan. Stock option awards previously granted under the 1991 Plan remain outstanding in accordance with their terms.

During 2020, 2019 and 2018, the Noble Incentive Plan was restated and shareholders approved amendments, primarily to increase the number of ordinary shares available for issuance as long-term incentive compensation under the Noble Incentive Plan by 8.7 million, 5.8 million and 5.0 million shares, respectively. The maximum aggregate number of ordinary shares that may be granted for any and all awards under the Noble Incentive Plan will not exceed 40.0 million shares and at December 31, 2020, we had 25.0 million shares remaining available for grants to employees.

During 2017, upon shareholder approval, the Noble Corporation 2017 Director Omnibus Plan (the “Director Plan”) replaced the previous plans that were terminated. Equity awards to our non-employee directors have thereafter only been made under the Director Plan. No awards made under previous plans remain outstanding.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

During 2019, shareholders approved amendments to increase the number of ordinary shares available for issuance under the Director Plan by 0.9 million shares, bringing the maximum aggregate number of ordinary shares that may be granted for any and all awards under the Director Plan to 1.8 million shares. At December 31, 2020, we had 1.0 million shares remaining for grants to non-employee directors.

Stock Options

Options have a term of 10 years, an exercise price equal to the fair market value of a share on the date of grant and generally vest over a three-year period. A summary of the status of stock options granted under the 1991 Plan as of December 31, 2020, 2019 and 2018 and the changes during the year ended on those dates is presented below:

	2020		2019		2018
	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price
Outstanding at beginning of year	708,400	$30.90	1,103,242	$28.74	1,313,155	$29.51
Expired	(152,245)	32.78	(394,842)	24.85	(209,913)	33.56

Outstanding at end of year (1)	556,155	30.39	708,400	30.90	1,103,242	28.74

Exercisable at end of year (1)	556,155	$30.39	708,400	$30.90	1,103,242	$28.74

(1)	Options outstanding and exercisable at December 31, 2020 had no intrinsic value.

The following table summarizes additional information about stock options outstanding at December 31, 2020:

	Options Outstanding and Exercisable
	Number of Shares Underlying Options	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price
$20.49 to $25.41	53,934	1.02	$25.41
$25.42 to $30.59	277,177	1.09	30.59
$30.60 to $32.78	225,044	0.10	31.33

Total	556,155	0.68	$30.39

The fair value of each option is estimated on the date of grant using a Black-Scholes pricing model. The expected term of options granted represents the period of time that the options are expected to be outstanding and is derived from historical exercise behavior, current trends and values derived from lattice-based models. Expected volatilities are based on implied volatilities of traded options on our shares, historical volatility of our shares, and other factors. The expected dividend yield is based on historical yields on the date of grant. The risk-free rate is based on the US Treasury yield curve in effect at the time of grant.

There were no non-vested stock option balances at December 31, 2020 or any changes during the year ended December 31, 2020. No new stock options were granted during the years ended December 31, 2020, 2019 and

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

2018. There was no compensation cost recognized during the years ended December 31, 2020, 2019 and 2018 related to stock options.

All outstanding options were cancelled as a result of the Chapter 11 Cases.

Restricted Stock Units (“RSUs”)

We have awarded both Time Vested (“TVRSUs”) and Performance Vested (“PVRSUs”) RSUs under the Noble Incentive Plan. The TVRSUs generally vest over a three-year period. The number of PVRSUs which vest will depend on the degree of achievement of specified corporate performance criteria over a three-year performance period. Depending on the date the PVRSU was awarded, these criteria consist of market based criteria or market and performance based criteria.

The TVRSUs are valued on the date of award at our underlying share price. The total compensation for units that ultimately vest is recognized over the service period. The shares and related nominal value are recorded when the restricted stock unit vests and additional paid-in capital is adjusted as the share-based compensation cost is recognized for financial reporting purposes.

The market-based PVRSUs are valued on the date of grant based on the estimated fair value. Estimated fair value is determined based on numerous assumptions, including an estimate of the likelihood that our stock price performance will achieve the targeted thresholds and the expected forfeiture rate. The fair value is calculated using a Monte Carlo Simulation Model. The assumptions used to value the PVRSUs include historical volatility and risk-free interest rates over a time period commensurate with the remaining term prior to vesting, as follows:

	2020	2019	2018
Valuation assumptions:
Expected volatility	69.8%	59.6%	61.8%
Risk-free interest rate	1.40%	2.50%	2.31%

Additionally, similar assumptions were made for each of the companies included in the defined index and the peer group of companies in order to simulate the future outcome using the Monte Carlo Simulation Model.

A summary of the RSUs awarded for each of the years ended December 31, 2020, 2019 and 2018 is as follows:

	2020	2019	2018
TVRSU
Units awarded	5,559,678	4,639,119	3,578,212
Weighted-average share price at award date	$0.82	$3.02	$4.71
Weighted-average vesting period (years)	3.0	3.0	3.0
PVRSU
Units awarded	2,696,774	1,623,399	2,733,906
Weighted-average share price at award date	$0.91	$3.13	$4.55
Three-year performance period ended December 31	2022	2021	2020
Weighted-average award date fair value	$1.14	$3.61	$2.96

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

During the years ended December 31, 2020, 2019 and 2018, we awarded zero, 280,635 and 267,204 shares, respectively, to our non-employee directors.

A summary of the status of non-vested RSUs at December 31, 2020 and changes during the year ended December 31, 2020 is presented below:

	TVRSUs Outstanding	Weighted Average Award-Date Fair Value	PVRSUs Outstanding (1)	Weighted Average Award-Date Fair Value
Non-vested RSUs at January 1, 2020	6,329,029	$3.89	4,854,352	$3.56
Awarded	5,559,678	0.82	2,696,774	1.14
Vested	(2,924,900)	4.24	(1,063,242)	4.37
Forfeited	(6,601,307)	1.19	(3,324,771)	1.67

Non-vested RSUs at December 31, 2020	2,362,500	$3.43	3,163,113	$3.22

(1)

For awards granted prior to 2019, the number of PVRSUs shown equals the units that would vest if the “maximum” level of performance is achieved. The minimum number of units is zero and the “target” level of performance is 50 percent of the amounts shown. For awards granted during 2020 and 2019, the number of PVRSUs shown equals the units that would vest if the “target” level of performance is achieved. The minimum number of units is zero and the “maximum” level of performance is 200 percent of the amounts shown.

At December 31, 2020, there was $3.5 million of total unrecognized compensation cost related to the TVRSUs, to be recognized over a remaining weighted-average period of 0.9 years. The total award-date fair value of TVRSUs vested during the year ended December 31, 2020 was $12.4 million.

At December 31, 2020, there was $1.7 million of total unrecognized compensation cost related to the PVRSUs, to be recognized over a remaining weighted-average period of 0.5 years. The total potential compensation for PVRSUs is recognized over the service period regardless of whether the performance thresholds are ultimately achieved.

Share-based amortization recognized during the years ended December 31, 2020, 2019 and 2018 related to all restricted stock totaled $9.2 million ($8.6 million net of income tax), $14.7 million ($14.1 million net of income tax) and $24.0 million ($21.9 million net of income tax), respectively. During the years ended December 31, 2020, 2019 and 2018, capitalized share-based amortization was zero.

All outstanding shares and equity awards were cancelled as a result of the Chapter 11 Cases.

Liability-Classified Cash Incentive Awards

In 2020, the Company granted cash incentive awards that vest over a three-year period and the final cash payment depends on the degree of achievement of specified corporate performance criteria over a three-year performance period. These criteria consist of market based criteria or market and performance based criteria. These awards were valued on the date of grant based on the estimated fair value. Estimated fair value is

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

determined based on numerous assumptions, including an estimate of the likelihood that our stock price performance will achieve the targeted thresholds and the expected forfeiture rate. The fair value is calculated using a Monte Carlo Simulation Model. The assumptions used to value the awards include historical volatility of 69.8% and a risk-free interest rate of 1.4% over a time period commensurate with the remaining term prior to vesting. Additionally, similar assumptions were made for each of the companies included in the defined index and the peer group of companies in order to simulate the future outcome using the Monte Carlo Simulation Model.

A summary of the status of non-vested RSUs at December 31, 2020 and changes during the year ended December 31, 2020 is presented below:

	Number of Awards	Weighted Average Award-Date Fair Value
Non-vested Liability-Classified Award at January 1, 2020	—	$—
Awarded	3,619,000	0.77
Vested (1)	(2,401,362)	0.77
Forfeited	(1,217,638)	0.77

Non-vested Liability-Classified Awards at December 31, 2020	—	$—

(1)

As of December 31, 2020, approximately 91,362 awards are still outstanding and fully vested. The remaining balance of the vested awards were cancelled and replaced as part of the 2020 Other Cash Award Plan.

All outstanding shares and equity awards were cancelled as a result of the Chapter 11 Cases.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 9—Accumulated Other Comprehensive Income (Loss)

The following table presents the changes in the accumulated balances for each component of “Accumulated other comprehensive income (loss)” for the years ended December 31, 2020 and 2019. All amounts within the tables are shown net of tax.

	Defined Benefit Pension Items (1)	Foreign Currency Items	Total
Balance at December 31, 2018	$(39,058)	$(18,014)	$(57,072)

Activity during period:
Other comprehensive loss before reclassifications	—	260	260
Amounts reclassified from AOCI	(1,577)	—	(1,577)

Net other comprehensive loss	(1,577)	260	(1,317)

Balance at December 31, 2019	$(40,635)	$(17,754)	$(58,389)

Activity during period:
Other comprehensive income before reclassifications	—	(521)	(521)
Amounts reclassified from AOCI	898	—	898

Net other comprehensive income (loss)	898	(521)	377

Balance at December 31, 2020	$(39,737)	$(18,275)	$(58,012)

(1)

Defined benefit pension items relate to actuarial changes and the amortization of prior service costs. Reclassifications from AOCI are recognized as expense on our Consolidated Statements of Operations through “Other income (expense).” See “Note 13—Employee Benefit Plans” for additional information.

Note 10—Revenue and Customers

Contract Balances

Accounts receivable are recognized when the right to consideration becomes unconditional based upon contractual billing schedules. Payment terms on invoiced amounts are typically 30 days. Current contract asset and liability balances are included in “Prepaid expenses and other current assets” and “Other current liabilities,” respectively, and noncurrent contract assets and liabilities are included in “Other assets” and “Other liabilities,” respectively, on our Consolidated Balance Sheets.

The following table provides information about contract assets and contract liabilities from contracts with customers:

	December 31, 2020	December 31, 2019
Current contract assets	$10,687	$21,292
Noncurrent contract assets	3,174	9,508

Total contract assets	13,861	30,800

Current contract liabilities (deferred revenue)	(34,990)	(34,196)
Noncurrent contract liabilities (deferred revenue)	(24,896)	(30,859)

Total contract liabilities	$(59,886)	$(65,055)

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Significant changes in the remaining performance obligation contract assets and the contract liabilities balances for the years ended December 31, 2020 and 2019 are as follows:

	Contract Assets	Contract Liabilities
Net balance at December 31, 2018	$47,664	$(80,753)
Amortization of deferred costs	(39,936)	—
Additions to deferred costs	23,072	—
Amortization of deferred revenue	—	65,312
Additions to deferred revenue	—	(49,614)

Total	(16,864)	15,698

Net balance at December 31, 2019	$30,800	$(65,055)
Amortization of deferred costs	(27,043)	—
Additions to deferred costs	10,104	—
Amortization of deferred revenue	—	57,915
Additions to deferred revenue	—	(52,746)

Total	(16,939)	5,169

Net balance at December 31, 2020	$13,861	$(59,886)

Contract Costs

Certain direct and incremental costs incurred for upfront preparation, initial rig mobilization and modifications are costs of fulfilling a contract and are recoverable. These recoverable costs are deferred and amortized ratably to contract drilling expense as services are rendered over the initial term of the related drilling contract. Certain of our contracts include capital rig enhancements used to satisfy our performance obligations. These capital items are capitalized and depreciated in accordance with our existing property and equipment accounting policy.

Costs incurred for the demobilization of rigs at contract completion are recognized as incurred during the demobilization process. Costs incurred for rig modifications or upgrades required for a contract, which are considered to be capital improvements, are capitalized as drilling and other property and equipment and depreciated over the estimated useful life of the improvement.

Transaction Price Allocated to the Remaining Performance Obligations

The following table reflects revenue expected to be recognized in the future related to unsatisfied performance obligations, by rig type, at the end of the reporting period:

	Year Ending December 31,
	2021	2022	2023	2024	2025 and beyond	Total
Floaters	$27,005	$13,487	$9,199	$915	$—	$50,606
Jackups	7,539	1,741	—	—	—	9,280

Total	$34,544	$15,228	$9,199	$915	$—	$59,886

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

The revenue included above consists of expected mobilization, demobilization, and upgrade revenue for unsatisfied performance obligations. The amounts are derived from the specific terms within drilling contracts that contain such provisions, and the expected timing for recognition of such revenue is based on the estimated start date and duration of each respective contract based on information known at December 31, 2020. The actual timing of recognition of such amounts may vary due to factors outside of our control. We have taken the optional exemption, permitted by accounting standards, to exclude disclosure of the estimated transaction price related to the variable portion of unsatisfied performance obligations at the end of the reporting period, as our transaction price is based on a single performance obligation consisting of a series of distinct hourly, or more frequent, periods, the variability of which will be resolved at the time of the future services.

Disaggregation of Revenue

The following table provides information about contract drilling revenue by rig types:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Floaters (1)	491,407	727,177
Jackups	417,829	518,881

Total (1)	909,236	1,246,058

(1)

Includes the impact of the Noble Bully II contract buyout during the year ended December 31, 2019. Exclusive of this item, revenue for the year ended December 31, 2019 would have been $560,319 for floaters and $1,079,200 for total rigs.

Note 11—Leases

Leases

We determine if an arrangement is a lease at inception. Our operating lease agreements are primarily for real estate, equipment, storage, dock space and automobiles and are included within “Other current liabilities,” “Other assets” and “Other liabilities,” on our Consolidated Balance Sheets. As discussed in “Note 1—Organization and Basis of Presentation,” since the Petition Date, the Company operated as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with provisions of the Bankruptcy Code. Accordingly, all of the leases liabilities on the Debtor companies have been presented as “Liabilities subject to compromise” on our Consolidated Balance Sheet at December 31, 2020.

As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Certain of our lease agreements include options to extend or terminate the lease, which we do not include in our minimum lease terms unless management is reasonably certain to exercise and reasonably certain not to exercise, respectively.

In early January 2021, the Company entered into agreements to surrender a portion of the Sugar Land office lease and to terminate the Brook Street London office leases with the respective lessors. This will reduce the Right of Use Asset and Lease Liability by approximately $11.3 million and $11.9 million, respectively.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Supplemental balance sheet information related to leases was as follows:

	December 31, 2020	December 31, 2019
Operating Leases
Operating lease right-of-use assets	$26,648	$33,480
Current operating lease liabilities	1,942	6,591
Long-term operating lease liabilities	4,969	26,778
Weighted average remaining lease term for operating leases (years)	7.8	7.7
Weighted average discounted rate for operating leases	11.1%	9.7%

The components of lease cost were as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Operating lease cost	$9,065	$8,878
Short-term lease cost	2,893	7,012
Variable lease cost	1,265	1,620

Total lease cost	$13,223	$17,510

Supplemental cash flow information related to leases was as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$9,614	$8,812

Maturities of lease liabilities as of December 31, 2020 were as follows:

Operating Leases
2021	$8,594
2022	5,545
2023	3,567
2024	3,629
2025	3,687
Thereafter	17,018

Total lease payments	42,040
Less: Interest	(14,343)

Present value of lease liability (1)	$27,697

(1)	Includes $21.0 million of lease liabilities which are currently classified as “Liabilities subject to compromise” on our Consolidated Balance Sheet.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 12— Income Taxes

Legacy Noble is a tax resident in the UK and, as such, is subject to UK corporation tax on its taxable profits and gains. A UK tax exemption is available in respect of qualifying dividends income and capital gains related to the sale of qualifying participations. We operate in various countries throughout the world, including the United States. The income or loss of the non-UK subsidiaries is not expected to be subject to UK corporation tax.

Consequently, we have taken account of the above exemption and provided for income taxes based on the laws and rates in effect in the countries in which operations are conducted, or in which we or our subsidiaries have a taxable presence for income tax purposes.

The components of the net deferred taxes are as follows:

	2020	2019
Deferred tax assets
United States
Net operating loss carry forwards	$79,047	$129,695
Disallowed interest deduction carryforwards	62,337	92,030
Deferred pension plan amounts	10,568	10,447
Accrued expenses not currently deductible	5,625	8,434
Other	3,178	2,356
Non-United States
Net operating loss carry forwards	47,187	22,426
Disallowed interest deduction carryforwards	13,625	13,942
Deferred pension plan amounts	558	787

Deferred tax assets	222,125	280,117
Less: valuation allowance	(191,835)	(8,084)

Net deferred tax assets	$30,290	$272,033

Deferred tax liabilities
United States
Excess of net book basis over remaining tax basis	$(30,349)	$(299,136)
Other	(1,796)	(2,420)
Non-United States
Excess of net book basis over remaining tax basis	(5,474)	(4,780)
Other	(1,272)	(1,342)

Deferred tax liabilities	(38,891)	(307,678)

Net deferred tax liabilities	$(8,601)	$(35,645)

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Loss from continuing operations before income taxes consists of the following:

	Year Ended December 31,
	2020	2019	2018
United States	$(2,150,591)	$(65,062)	$(136,083)
Non-United States	(2,088,271)	(844,022)	(1,101,093)

Total	$(4,238,862)	$(909,084)	$(1,237,176)

The income tax provision (benefit) for continuing operations consists of the following:

	Year Ended December 31,
	2020	2019	2018
Current- United States	$(257,552)	$(34,726)	$(56,574)
Current- Non-United States	23,474	14,011	18,348
Deferred- United States	(57,514)	(5,307)	(67,371)
Deferred- Non-United States	31,189	(12,518)	(1,044)

Total	$(260,403)	$(38,540)	$(106,641)

The following is a reconciliation of our reserve for uncertain tax positions, excluding interest and penalties.

	2020	2019	2018
Gross balance at January 1,	$130,837	$161,256	$174,437
Additions based on tax positions related to current year	20,266	934	97
Additions for tax positions of prior years	206	224	25
Reductions for tax positions of prior years	(109,330)	(28,542)	(12,806)
Expiration of statutes	(4,258)	(1,629)	(497)
Tax settlements	—	(1,406)	—

Gross balance at December 31,	37,721	130,837	161,256
Related tax benefits	(384)	(400)	(1,008)

Net reserve at December 31,	$37,337	$130,437	$160,248

The liabilities related to our reserve for uncertain tax positions are comprised of the following:

	2020	2019
Reserve for uncertain tax positions, excluding interest and penalties	$37,337	$130,437
Interest and penalties included in “Other liabilities”	5,164	29,232

Reserve for uncertain tax positions, including interest and penalties	$42,501	$159,669

At December 31, 2020, the reserves for uncertain tax positions totaled $42.5 million (net of related tax benefits of $0.4 million). If a portion or all of the December 31, 2020 reserves are not realized, the provision for income taxes could be reduced by up to $42.5 million. At December 31, 2019, the reserves for uncertain tax positions totaled $159.7 million (net of related tax benefits of $0.4 million).

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

It is reasonably possible that our existing liabilities related to our reserve for uncertain tax positions may fluctuate in the next 12 months primarily due to the completion of open audits or the expiration of statutes of limitation. We estimate the potential changes could range up to $14.0 million.

On March 27, 2020, the 45th President of the United States signed the CARES Act into law. The CARES Act makes significant changes to various areas of US federal income tax law by, among other things, allowing a five-year carryback period for 2018, 2019 and 2020 NOLs, accelerating the realization of remaining alternative minimum tax credits, and increasing the interest expense limitation under Section 163(j) for years 2019 and 2020. The Company recognized an income tax benefit of $39.0 million as a result of the application of the CARES Act in its 2020 financial statements. Such $39.0 million tax benefit was comprised primarily of a current income tax receivable of $151.4 million, partially offset by non-cash deferred tax expense of $112.4 million related to NOL utilization. As of December 31, 2020, we had received $134.0 million of the income tax receivable related to the CARES Act, along with an additional receipt of $4.4 million of related interest.

We include, as a component of our “Income tax benefit (provision),” potential interest and penalties related to recognized tax contingencies within our global operations. Interest and penalties resulted in an income tax benefit of $24.1 million in 2020, an income tax benefit of $3.0 million in 2019 and an income tax expense of $5.1 million in 2018.

During the year ended December 31, 2020, our income tax provision included the following non-recurring significant items:

Tax benefit related to the following:

•	gross benefit of $192.4 million related to the impairment of rigs and certain capital spares partially offset by a corresponding increase in valuation allowance of $92.7 million;

•	the application of the CARES Act of $39.0 million;

•	release of reserves related to the closure of the 2012-2017 US tax audit of $111.9 million; and

•	tax impact of an internal restructuring net of resulting adjustment of the valuation allowance of $17.9 million.

Tax expenses related to the following:

•	a 2019 US return-to-provision adjustment and resulting adjustment to the valuation allowance of $21.2 million;

•	an increase in UK valuation allowance of $31.1 million; and

•	an increase in non-US reserve of $7.8 million.

Our gross deferred tax asset balance at year-end reflects the application of our income tax accounting policies and is based on management’s estimates, judgments and assumptions regarding realizability. If it is more likely than not that a portion of the deferred tax assets will not be realized in a future period, the deferred tax assets will be reduced by a valuation allowance based on management’s estimates. During the year ended December 31, 2020, we recorded additional valuation allowance of $183.8 million for deferred tax assets in the US, Guyana and the UK.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

We conduct business globally and, as a result, we file numerous income tax returns in the US and in non-US jurisdictions. In the normal course of business, we are subject to examination by taxing authorities throughout the world, including in jurisdictions such as Brazil, Brunei, Bulgaria, Canada, Cyprus, Egypt, Ghana, Guyana, Hungary, Malta, Mexico, Nigeria, Norway, Saudi Arabia, Argentina, Australia, Denmark, Gabon, Luxembourg, Malaysia, Morocco, Myanmar, the Netherlands, Oman, Qatar, Tanzania, Timor-Leste, Singapore, Suriname, Switzerland, the United Kingdom and the United States. We are no longer subject to US Federal income tax examinations for years before 2009 and non-US income tax examinations for years before 2007.

Legacy Noble conducted substantially all of its business through Finco and its subsidiaries. The income or loss of our non-UK subsidiaries is not subject to UK income tax. Earnings are taxable in the United Kingdom at the UK statutory rate of 19 percent. The ongoing consultative process in the United Kingdom and a possible change in law could materially impact our tax rate on operations in the United Kingdom continental shelf. A reconciliation of tax rates outside of the United Kingdom and the Cayman Islands to our Legacy Noble effective rate for continuing operations is shown below:

	Year Ended December 31,
	2020	2019	2018
Effect of:
Tax rates which are different than the UK and Cayman Island rates	0.4%	4.3%	5.0%
Tax impact of asset impairment and disposition	4.5%	0.3%	2.9%
Tax impact of restructuring	2.1%	(4.1)%	— %
Tax impact of the tax regulation change	0.9%	— %	2.1%
Tax impact of valuation allowance	(4.3)%	0.5%	(1.0)%
Resolution of (reserve for) tax authority audits	2.5%	3.2%	(0.4)%

Total	6.1%	4.2%	8.6%

Due to US foreign tax credit limitation constraints, for the years ended December 31, 2020, 2019 and 2018, the Company has made the determination to take foreign tax expense as a deduction against US taxable income.

At December 31, 2020, the Company asserts that its unremitted earnings and/or book/tax outside basis differences in certain of its subsidiaries are either permanently reinvested or are not expected to result in a taxable event in the foreseeable future. Therefore, no deferred taxes have been recorded related to such earnings and/or investments.

Certain of the restructuring transactions effected by the Company in connection with the Plan have a material impact on the Company, the full extent of which is still being finalized. For example, cancellation of indebtedness income resulting from such restructuring transactions has significantly reduced the Company’s US tax attributes, including but not limited to NOL carryforwards. Further, the Plan was approved by the Bankruptcy Court on November 20, 2020. As a result, on the Effective Date, the Company experienced an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which is anticipated to subject certain remaining tax attributes to an annual limitation under Section 382 of the Code.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 13—Employee Benefit Plans

Defined Benefit Plans

Noble Drilling (Land Support) Limited, an indirect, wholly-owned subsidiary of Noble (“NDLS”), maintains a pension plan that covers all of its salaried, non-union employees, whose most recent date of employment is prior to April 1, 2014 (referred to as our “non-US plan”).

In addition to the non-US plan discussed above, we have a US noncontributory defined benefit pension plan that covers certain salaried employees and a US noncontributory defined benefit pension plan that covers certain hourly employees, whose initial date of employment is prior to August 1, 2004 (collectively referred to as our “qualified US plans”). These plans are governed by the Noble Drilling Employees’ Retirement Trust (the “Trust”). The benefits from these plans are based primarily on years of service and, for the salaried plan, employees’ compensation near retirement. These plans are designed to qualify under the Employee Retirement Income Security Act of 1974 (“ERISA”), and our funding policy is consistent with funding requirements of ERISA and other applicable laws and regulations. We make cash contributions, or utilize credits available to us, for the qualified US plans when required. The benefit amount that can be covered by the qualified US plans is limited under ERISA and the Internal Revenue Code of 1986. Therefore, we maintain an unfunded, nonqualified excess benefit plan designed to maintain benefits for specified employees at the formula level in the qualified salaried US plan. We refer to the qualified US plans and the excess benefit plan collectively as the “US plans.”

During the fourth quarter of 2016, we approved amendments, effective as of December 31, 2016, to our non-US and US defined benefit plans. With these amendments, employees and alternate payees will accrue no future benefits under the plans after December 31, 2016. However, these amendments will not affect any benefits earned through that date.

A reconciliation of the changes in projected benefit obligations (“PBO”) for our non-US and US plans is as follows:

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Benefit obligation at beginning of year	$62,485	$240,249	$54,898	$210,944
Service cost	—	—	—	—
Interest cost	1,877	7,567	1,814	8,711
Actuarial loss (gain)	7,190	28,266	6,649	29,078
Plan amendments	104	—	—	—
Benefits paid	(2,261)	(8,024)	(2,821)	(7,201)
Settlements and curtailments	(3,751)	(1,968)	—	(1,283)
Foreign exchange rate changes	2,299	—	1,945	—

Benefit obligation at end of year	$67,943	$266,090	$62,485	$240,249

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

A reconciliation of the changes in fair value of plan assets is as follows:

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Fair value of plan assets at beginning of year	$76,429	$194,160	$68,597	$165,730
Actual return on plan assets	8,741	36,247	8,282	35,597
Employer contributions	—	2,002	—	1,317
Benefits paid	(2,261)	(8,024)	(2,821)	(7,201)
Settlement and curtailment	(3,751)	(1,968)	—	(1,283)
Foreign exchange rate changes	4,650	—	2,371	—

Fair value of plan assets at end of year	$83,808	$222,417	$76,429	$194,160

The funded status of the plans is as follows:

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Funded status	$15,865	$(43,673)	$13,944	$(46,089)

Amounts recognized in the Consolidated Balance Sheets consist of:

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Other assets (noncurrent)	$15,865	$—	$13,944	$—
Other liabilities (current)	—	(8,169)	—	(2,535)
Other liabilities (noncurrent)	—	(35,504)	—	(43,554)

Net amount recognized	$15,865	$(43,673)	$13,944	$(46,089)

Amounts recognized in AOCI consist of:

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Net actuarial loss	$3,108	$47,094	$4,758	$46,420
Prior service cost	—	—	—	—
Deferred income tax asset	(558)	(9,890)	(787)	(9,748)

Accumulated other comprehensive loss	$2,550	$37,204	$3,971	$36,672

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Pension costs include the following components:

	Years Ended December 31,
	2020		2019		2018
	Non-US	US	Non-US	US	Non-US	US
Service cost	$—	$—	$—	$—	$—	$—
Interest cost	1,877	7,567	1,814	8,711	1,747	8,179
Return on plan assets	(1,649)	(11,676)	(2,471)	(10,313)	(2,762)	(11,914)
Amortization of prior service cost	10	—	10	—	—	—
Recognized net actuarial loss	—	2,866	—	2,771	—	1,642
Settlement and curtailment gains	9	154	—	(37)	—	135

Net pension benefit cost (gain)	$247	$(1,089)	$(647)	$1,132	$(1,015)	$(1,958)

There is less than $0.1 million and $2.9 million estimated net actuarial losses and prior service costs for the non-US plan and the US plans, respectively, that will be amortized from AOCI into net periodic pension cost in 2021.

During the years ended December 31, 2020, 2019 and 2018, we adopted the Retirement Plan (“RP”) mortality tables with the Mortality Projection (“MP”) scale as issued by the Society of Actuaries for each of the respective years. The RP 2020, 2019 and 2018 mortality tables represent the new standard for defined benefit mortality assumptions due to adjusted life expectancies. The adoption of the updated mortality tables and the mortality improvement scales decreased our pension liability on our US plans by approximately $1.7 million, $2.1 million and $0.6 million as of December 31, 2020, 2019 and 2018.

During the fourth quarter of 2018, the UK High Court made a judgement confirming that UK pension schemes are required to equalize male and female members’ benefits for the effect of guaranteed minimum pensions (GMP). We have accounted for the impact of the GMP equalization as a plan amendment to our non-US plan, and the impact is included as a prior service cost as of December 31, 2020, which will be amortized over the average life expectancy of the members at that date.

Defined Benefit Plans—Disaggregated Plan Information

Disaggregated information regarding our non-US and US plans is summarized below:

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Projected benefit obligation	$67,943	$266,090	$62,485	$240,249
Accumulated benefit obligation	67,943	266,090	62,485	240,249
Fair value of plan assets	83,808	222,417	76,429	194,160

The following table provides information related to those plans in which the PBO exceeded the fair value of the plan assets at December 31, 2020 and 2019. The PBO is the actuarially computed present value of earned

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

benefits based on service to date and includes the estimated effect of any future salary increases. Employees and alternate payees have no longer accrued future benefits under the plans since December 31, 2017.

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Projected benefit obligation	$—	$266,090	$—	$240,249
Fair value of plan assets	—	222,417	—	194,160

The PBO for the unfunded excess benefit plan was $9.7 million at December 31, 2020 as compared to $10.8 million in 2019, and is included under “US” in the above tables.

The following table provides information related to those plans in which the accumulated benefit obligation (“ABO”) exceeded the fair value of plan assets at December 31, 2020 and 2019. The ABO is the actuarially computed present value of earned benefits based on service to date, but differs from the PBO in that it is based on current salary levels. Employees and alternate payees have no longer accrued future benefits under the plans since December 31, 2016.

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Accumulated benefit obligation	$—	$266,090	$—	$240,249
Fair value of plan assets	—	222,417	—	194,160

The ABO for the unfunded excess benefit plan was $9.7 million at December 31, 2020 as compared to $10.8 million in 2019, and is included under “US” in the above tables.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Defined Benefit Plans—Key Assumptions

The key assumptions for the plans are summarized below:

	Years Ended December 31,
	2020		2019
	Non-US	US	Non-US	US
Weighted-average assumptions used to determine benefit obligations:
Discount Rate	1.40%	1.82%-2.60%	2.10%	2.56%-3.32%
Rate of compensation increase	N/A	N/A	N/A	N/A

	Years Ended December 31,
	2020		2019		2018
	Non-US	US	Non-US	US	Non-US	US
Weighted-average assumptions used to determine periodic benefit cost:
Discount Rate	2.10%	2.56%-3.32%	2.90%	3.65%-4.29%	2.60%	2.84%-3.66%
Expected long-term return on assets	2.90%	5.40%-6.30%	3.70%	5.40%-6.50%	3.70%	5.75%-6.50%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A

The discount rates used to calculate the net present value of future benefit obligations for our US plans is based on the average of current rates earned on long-term bonds that receive a Moody’s rating of “Aa” or better. We have determined that the timing and amount of expected cash outflows on our plans reasonably match this index. For our non-US plan, the discount rate used to calculate the net present value of future benefit obligations is determined by using a yield curve of high quality bond portfolios with an average maturity approximating that of the liabilities.

In developing the expected long-term rate of return on assets, we considered the current level of expected returns on risk free investments (primarily government bonds), the historical level of risk premium associated with the other asset classes in which the portfolio is invested and the expectations for future returns of each asset class. The expected return for each asset class was then weighted based on the target asset allocation to develop the expected long-term rate of return on assets for the portfolio. To assist us with this analysis, we employ third-party consultants for our US and non-US plans that use a portfolio return model.

Defined Benefit Plans—Plan Assets

Non-US Plan

As of December 31, 2020, the NDLS pension Scheme targets an asset allocation of 10.0% return-seeking securities (Growth) and 90.0% debt securities (Matching) in order to protect the strong funding position the Scheme had achieved and reduce the level of funding level volatility arising as a result of the Scheme’s investment portfolio while the Trustees and Company considered entering into a buy-out contract with an insurance provider. However, following the year end and the conclusion of the assessment of a buy-out contract, the Trustees increased the Scheme’s target an asset allocation of 20.0% return-seeking securities (Growth) and

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

80.0% in debt securities (Matching) and recommended the de-risking strategy whereby the level of investment risk reduces as the Scheme’s funding level improves. The overall investment objective of the Scheme, as adopted by the Scheme’s Trustees, is to reach a fully funded position on the agreed de-risking basis of Gilts—0.20% per annum. The objectives within the Scheme’s overall investment strategy is to outperform the cash + 4% per annum long term objective for Growth assets and to sufficiently hedge interest rate and inflation risk within the Matching portfolio in relation to the Scheme’s liabilities. By achieving these objectives, the Trustees believe the Scheme will be able to avoid significant volatility in the contribution rate and provide sufficient assets to cover the Scheme’s benefit obligations. To achieve this the Trustees have given Mercer, the appointed investment manager, full discretion in the day-to-day management of the Scheme’s assets and implementation of the de-risking strategy, who in turn invests in multiple underlying investment managers where appropriate. The Trustees meet with Mercer periodically to review and discuss their investment performance.

The actual fair values of the non-US plan are as follows:

	Year Ended December 31, 2020
		Estimated Fair Value Measurements
	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash and cash equivalents	$5,405	$5,405	$—	$—
Equity securities:
International companies	4,179	4,179	—	—
Fixed income securities:
Corporate bonds	72,407	72,407	—	—
Other	1,817	1,817	—	—

Total	$83,808	$83,808	$—	$—

	Year Ended December 31, 2019
		Estimated Fair Value Measurements
	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash and cash equivalents	$903	$903	$—	$—
Equity securities:
International companies	26,131	26,131	—	—
Fixed income securities:
Corporate bonds	49,395	49,395	—	—
Other	—	—	—	—

Total	$76,429	$76,429	$—	$—

US Plans

The fundamental objective of the US plan is to provide the capital assets necessary to meet the financial obligations made to plan participants. In order to meet this objective, the Investment Policy Statement depicts

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

how the investment assets of the plan are to be managed in accordance with the overall target asset allocation of approximately 41.0% equity securities, 57.7% fixed income securities, and 1.3% in cash and equivalents. The target asset allocation is intended to generate sufficient capital to meet plan obligations and provide a portfolio rate of return equal to or greater than the return realized using appropriate blended, market benchmark over a full market cycle (usually a five to seven year time period). Actual allocations may deviate from the target range, however any deviation from the target range of asset allocations must be approved by the Trust’s governing committee.

For investments in mutual funds, the assets of the Trust are subject to the guidelines and limits imposed by such mutual fund’s prospectus and the other governing documentation at the fund level.

No shares of Noble were included in equity securities at either December 31, 2020 or 2019.

The actual fair values of US plan assets are as follows:

	Year Ended December 31, 2020
		Estimated Fair Value Measurements
	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash and cash equivalents	$1,727	$1,727	$—	$—
Equity securities:
United States	78,019	32,387	45,632	—
International	32,310	32,310	—	—
Fixed income securities:
Corporate bonds	83,645	82,669	976	—
Municipal bonds	—	—	—
Treasury bonds	26,716	26,716	—	—

Total	$222,417	$175,809	$46,608	$—

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

	Year Ended December 31, 2019
		Estimated Fair Value Measurements
	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash and cash equivalents	$2,254	$2,254	$—	$—
Equity securities:
United States	60,422	21,502	38,920	—
International	23,470	23,470	—	—
Fixed income securities:
Corporate bonds	75,131	74,253	878	—
Municipal bonds	1,064	$—	$1,064
Treasury bonds	31,819	31,819	—	—

Total	$194,160	$153,298	$40,862	$—

Defined Benefit Plans—Cash Flows

In 2020, we made no contributions to our non-US plan and we made contributions of $2.0 million to our US plans. In 2019, we made no contributions to our non-US plan and contributions of $1.3 million to our US plans. In 2018, we made no contributions to our non-US plan and contributions of $4.6 million to our US plans. We expect our aggregate minimum contributions to our non-US and US plans in 2021, subject to applicable law, to be zero and $8.2 million, respectively. We continue to monitor and evaluate funding options based upon market conditions and may increase contributions at our discretion.

The following table summarizes our estimated benefit payments at December 31, 2020:

	Payments by Period
	Total	2021	2022	2023	2024	2025	Thereafter
Estimated benefit payments
Non-US plans	$24,311	$2,071	$2,143	$2,218	$2,296	$2,376	$13,207
US plans	115,735	17,319	9,648	10,157	10,367	10,824	57,420

Total estimated benefit payments	$140,046	$19,390	$11,791	$12,375	$12,663	$13,200	$70,627

Other Benefit Plans

We sponsor a 401(k) Restoration Plan, which is a nonqualified, unfunded employee benefit plan under which specified employees may elect to defer compensation in excess of amounts deferrable under our 401(k) savings plan. The 401(k) Restoration Plan has no assets, and amounts withheld for the 401(k) Restoration Plan are kept by us for general corporate purposes. The investments selected by employees and associated returns are tracked on a phantom basis. Accordingly, we have a liability to the employee for amounts originally withheld plus phantom investment income or less phantom investment losses. We are at risk for phantom investment

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

income and, conversely, benefit should phantom investment losses occur. At December 31, 2020 and 2019, our liability for the 401(k) Restoration Plan was $7.8 million and $8.4 million, respectively, and is included in “Accrued payroll and related costs.”

In 2005, we enacted a profit sharing plan, the Noble Drilling Services Inc. Profit Sharing Plan, which covers eligible employees, as defined in the plan. Participants in the plan become fully vested in the plan after three years of service. We sponsor other retirement, health and welfare plans and a 401(k) savings plan for the benefit of our employees. On January 1, 2019, the 401(k) savings plan and the profit sharing plan were merged into the Noble Drilling Services Inc. 401(k) and Profit Sharing Plan.

Profit sharing contributions are discretionary, require Board of Directors approval and are made in the form of cash. Contributions recorded related to this plan totaled $2.4 million, $2.4 million and $2.3 million, respectively, for three years ended December 31, 2020, 2019 and 2018. The cost of maintaining these plans for continuing operations aggregated approximately $24.9 million, $28.1 million and $25.0 million in 2020, 2019 and 2018, respectively. We do not provide post-retirement benefits (other than pensions) or any post-employment benefits to our employees.

Note 14—Derivative Instruments and Hedging Activities

We are exposed to certain concentrations of interest rate and foreign currency exchange rate risk: periodically, we enter into derivative instruments to manage our exposure to fluctuations in these rates. We have documented policies and procedures to monitor and control the use of derivative instruments. We do not engage in derivative transactions for speculative or trading purposes, nor are we a party to leveraged derivatives.

For foreign currency forward contracts, hedge effectiveness is evaluated at inception based on the matching of critical terms between derivative contracts and the hedged item. Any change in fair value resulting from ineffectiveness is recognized immediately in earnings.

Cash Flow Hedges

Several of our regional shorebases have a significant amount of their cash operating expenses payable in local currencies. To limit the potential risk of currency fluctuations, we periodically enter into forward contracts, which have historically settled monthly in the operations’ respective local currencies. All of these contracts had a maturity of less than 12 months. During 2020, we did not enter into any forward contracts. During 2019, we entered into forward contracts of approximately $15.8 million, all of which settled during 2019. At both December 31, 2020 and 2019, we had no outstanding derivative contracts.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Financial Statement Presentation

The following table, together with “Note 15—Fair Value of Financial Instruments,” summarizes the recognized gains and losses of cash flow hedges and non-designated derivatives through AOCI or as “Contract drilling services” revenue or costs for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
	Gain/(loss) reclassified from AOCI to “Contract drilling services” costs
Cash flow hedges
Foreign currency forward contracts	$—	$320

There were no foreign currency forward contracts outstanding as of December 31, 2020.

Note 15—Fair Value of Financial Instruments

The following tables present the carrying amount and estimated fair value of our financial instruments recognized at fair value on a recurring basis:

	December 31, 2020
		Estimated Fair Value Measurements
	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets —
Marketable securities	$12,326	$12,326	$—	$—

	December 31, 2019
		Estimated Fair Value Measurements
	Carrying Amount	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets —
Marketable securities	$10,433	$10,433	$—	$—

Our cash and cash equivalents, and restricted cash, accounts receivable, marketable securities and accounts payable are by their nature short-term. As a result, the carrying values included in our Consolidated Balance Sheets approximate fair value.

Note 16— Commitments and Contingencies

Transocean Ltd.

In January 2017, a subsidiary of Transocean Ltd. filed suit against us and certain of our subsidiaries seeking damages for patent infringement in a Texas federal court. The suit claimed that five of our newbuild rigs that operated in the US Gulf of Mexico violated Transocean patents relating to what is generally referred to as dual-activity drilling, and Transocean sought royalties of a $10.0 million fee and a five percent license fee for the

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

pertinent period of operation for each vessel and damages for the breach of contract alleged in February 2019, regarding a 2007 settlement agreement that we entered into with Transocean relating to patent claims in respect of another Noble rig. On September 15, 2020, the Company entered into a settlement agreement with Transocean to settle this matter in exchange for payment by the Company of an immaterial amount to be paid in three installment payments due 2020, 2021 and 2022, which was approved by the Bankruptcy Court on October 9, 2020 and is included in “Liabilities subject to compromise” on our Consolidated Balance Sheet as of December 31, 2020.

Paragon Offshore

On August 1, 2014, Legacy Noble completed the separation and spin-off of a majority of its standard specification offshore drilling business (the “Spin-off”) through a pro rata distribution of all of the ordinary shares of its wholly-owned subsidiary, Paragon Offshore plc (“Paragon Offshore”), to the holders of Legacy Noble’s ordinary shares. Paragon Offshore filed for protection under chapter 11 of the Bankruptcy Code in February 2016, and in connection with Paragon Offshore’s emergence from bankruptcy in July 2017, all claims it may have had against Legacy Noble were transferred to a litigation trust.

On December 15, 2017, the litigation trust filed fraudulent conveyance and related claims relating to the Spin-off in an action (the “Action”) against Legacy Noble and certain of its subsidiaries (the “Noble Defendants”) and certain of Legacy Noble’s then current and former officers and directors (the “Individual Defendants”) in the Delaware bankruptcy court that heard Paragon Offshore’s bankruptcy (the “Delaware Court”). The litigation trust sought total damages of approximately $2.6 billion and unspecified amounts in respect of the claims against the officer and director defendants, all of whom had indemnification agreements with Legacy Noble.

On September 23, 2020, the Noble Defendants entered into a settlement agreement (the “Settlement Agreement”) with the litigation trust to fully and finally settle the disputes among them in the Action on the terms set forth in the Settlement Agreement and, subject to certain terms and conditions, to allow the litigation trust’s claims to proceed against the Individual Defendants in the Delaware Court. Among other things, the Settlement Agreement provided that the claims asserted by the litigation trust against each of the Noble Defendants in the Action would be allowed as a prepetition unsecured claim in the Chapter 11 Cases in the aggregate amount of $85 million, and, on account of that claim, required the Debtors to either (a) make a $10 million payment to the litigation trust, if a full settlement and release of (i) all claims brought against all defendants in the Action, including the Noble Defendants and the Individual Defendants, (ii) the Noble Defense Cost Claim (as defined in the Settlement Agreement), and (iii) the Noble Indemnity Claim (as defined in the Settlement Agreement) (a “Global Resolution”) is reached on or before October 1, 2020, or (b) if a Global Resolution was not reached on or before October 1, 2020, make an up-front payment of $7.5 million for a release of only the claims against the Noble Defendants, and bring litigation against the insurers with respect to the Individual Defendants’ director and officer’s liability insurance policies the proceeds of which would be shared with the litigation trust on the terms and conditions set forth in the Settlement Agreement and with respect to a determination of the insurance coverage for the Noble Defendants. On October 9, 2020, the Bankruptcy Court entered an order approving the Debtors’ entry into the Settlement Agreement.

On February 3, 2021, the Noble Defendants, the Individual Defendants and the litigation trust entered into an agreement (the “Global Resolution Agreement”) to effectuate the global resolution contemplated by the

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Settlement Agreement. Pursuant to the Global Resolution Agreement, among other things, the Debtors made a $7.7 million payment into escrow which, together with $82.7 million contributed by certain insurers, will be paid to the litigation trust upon the satisfaction of certain conditions precedent, and all claims brought against all defendants, including the Noble Defendants and Individual Defendants will be settled and released. The Global Resolution Agreement was subject to approval by the Delaware Court, which approval was granted on February 24, 2021. All claims related to the Action have now been fully settled.

Tax matters

The Internal Revenue Service (“IRS”) has completed its examination procedures, including all appeals and administrative reviews, for the taxable years ended December 31, 2012 through December 31, 2017. In May 2020, the IRS examination team notified us that it was no longer proposing any adjustments with respect to our tax reporting for the taxable years ended December 31, 2012 through December 31, 2017. Subsequent to our filing of an Application for Tentative Refund with the IRS under the CARES Act in the months of April and August 2020, the IRS informed us that it would be conducting a limited scope examination of the taxable years ended December 31, 2012, 2013, 2014, 2018 and 2019. In the first quarter of 2020, we filed a foreign tax credit refund claim for taxable year 2009. The IRS is currently auditing taxable year 2009 in relation to our refund claim. We believe that we have accurately reported all amounts in our returns.

Audit claims of approximately $96.1 million attributable to income and other business taxes were assessed against Noble entities in Mexico related to tax years 2007, 2009 and 2010, in Australia related to tax years 2013 to 2016, in Guyana related to tax years 2019 and 2020 and in Saudi Arabia related to tax years 2015 to 2018. We intend to vigorously defend our reported positions and believe the ultimate resolution of the audit claims will not have a material adverse effect on our consolidated financial statements.

We operate in a number of countries throughout the world and our tax returns filed in those jurisdictions are subject to review and examination by tax authorities within those jurisdictions. We recognize uncertain tax positions that we believe have a greater than 50 percent likelihood of being sustained upon challenge by a tax authority. We cannot predict or provide assurance as to the ultimate outcome of any existing or future assessments.

Other contingencies

Legacy Noble had entered into agreements with certain of our executive officers, as well as certain other employees. These agreements were effective upon a change of control of Noble (within the meaning set forth in the agreements) or a termination of employment in connection with or in anticipation of a change of control, and remained effective for three years thereafter. These agreements provided for compensation and certain other benefits under such circumstances. On the Effective Date of our emergence from the Chapter 11 Cases, the Legacy Noble agreements were superseded by new employment agreements.

We are a defendant in certain claims and litigation arising out of operations in the ordinary course of business, including personal injury claims, the resolution of which, in the opinion of management, will not be material to our financial position, results of operations or cash flows. There is inherent risk in any litigation or dispute and no assurance can be given as to the outcome of these claims.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 17—Segment and Related Information

We report our contract drilling operations as a single reportable segment, Contract Drilling Services, which reflects how we manage our business. The mobile offshore drilling units comprising our offshore rig fleet operate in a global market for contract drilling services and are often redeployed to different regions due to changing demands of our customers, which consist primarily of large, integrated, independent and government-owned or controlled oil and gas companies throughout the world. As of December 31, 2020, our contract drilling services segment conducts contract drilling operations in Canada, Far East Asia, the Middle East, the North Sea, Oceania, South America and the US Gulf of Mexico.

The following table presents revenues and identifiable assets by country based on the location of the service provided:

	Revenues for Year Ended December 31,			Identifiable Assets as of December 31,
	2020	2019	2018	2020	2019
Australia	$50,434	$33,623	$—	$30,498	$244,244
Brazil	—	—	—	14,184	8,910
Brunei	—	—	3,080	—	—
Bulgaria	—	61,525	84,757	—	—
Canada	28,915	46,147	47,085	4,579	199,696
Curacao	—	—	—	—	75,776
Denmark	7,662	31,076	35,855	—	238,413
East Timor	—	—	33,733	—	—
Egypt	—	49,209	112,473	—	—
Gabon	147	—	—	4,509	4,160
Guyana	222,088	132,414	50,839	1,824,921	1,807,296
Malaysia	—	251,497	91,052	9,199	30,012
Mexico	—	—	—	1,297	28,032
Myanmar	21,084	56,207	16,572	—	151,116
Qatar	31,024	36,948	35,180	24,024	219,569
Saudi Arabia	133,246	154,807	156,989	398,093	673,884
Singapore	—	—	1,769	—	—
Suriname	61,474	17,374	(3)	585,994	599,659
Tanzania	—	—	381	—	—
Trinidad and Tobago	9,468	—	—	19,031	—
United Arab Emirates	—	—	(17)	52,266	31,150
United Kingdom	180,610	243,063	194,602	749,416	1,373,524
United States	209,401	191,548	218,479	545,926	2,599,057
Vietnam	8,719	—	—	—	—

Total	$964,272	$1,305,438	$1,082,826	$4,263,937	$8,284,498

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 18—Supplemental Financial Information

Consolidated Balance Sheets Information

Deferred revenues from drilling contracts totaled $59.9 million and $65.1 million at December 31, 2020 and 2019, respectively. Such amounts are included in either “Other current liabilities” or “Other liabilities” in the accompanying Consolidated Balance Sheets, based upon our expected time of recognition. Related expenses deferred under drilling contracts totaled $13.9 million at December 31, 2020 as compared to $30.8 million at December 31, 2019, and are included in either “Prepaid expenses and other current assets,” “Other assets” or “Property and equipment, net” in the accompanying Consolidated Balance Sheets, based upon our expected time of recognition.

Consolidated Statements of Cash Flows Information

Operating cash activities

The net effect of changes in other assets and liabilities on cash flows from operating activities is as follows:

	Noble			Finco
	December 31,			December 31,
	2020	2019	2018	2020	2019	2018
Accounts receivable	$50,802	$2,057	$3,974	$19,588	$2,057	$3,974
Other current assets	(866)	3,573	(2,722)	7,830	4,046	(2,700)
Other assets	(2,369)	16,218	(10,378)	(800)	18,749	(6,424)
Accounts payable	357	(2,279)	14,955	(11,018)	(2,182)	14,795
Other current liabilities	8,582	(4,700)	(13,940)	16,055	(4,549)	(13,495)
Other liabilities	(10,941)	(24,577)	(26,829)	(10,941)	(24,577)	(26,829)

Total net change in assets and liabilities	$45,565	$(9,708)	$(34,940)	$20,714	$(6,456)	$(30,679)

Non-cash investing and financing activities

Additions to property and equipment, at cost for which we had accrued a corresponding liability in accounts payable as of December 31, 2020, 2019 and 2018 were $35.3 million, $36.0 million and $52.1 million, respectively.

We entered into the $60.0 million 2018 Seller Loan to finance a portion of the purchase price for the Noble Johnny Whitstine in September 2018. We entered into the $53.6 million 2019 Seller Loan to finance a portion of the purchase price for the Noble Joe Knight in February 2019. See “Note 7—Debt” for additional information.

Additional cash flow information is as follows:

	Noble			Finco
	December 31,			December 31,
	2020	2019	2018	2020	2019	2018
Cash paid during the period for:
Interest, net of amounts capitalized	$138,040	$289,457	$286,506	$138,040	$289,457	$286,506
Income taxes paid (refunded), net	(133,708)	8,181	(107,554)	(133,708)	8,181	(107,554)

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 19—Combined Debtor-In-Possession Financial Information

The financial statements included below represent the combined financial statements of the Debtors only. These statements reflect the results of operations, financial position and cash flows of the combined Debtor subsidiaries, including certain amounts and activities between Debtor and non-Debtor subsidiaries of the Company, which are eliminated in the consolidated financial statements.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

COMBINED DEBTORS’ BALANCE SHEET

(In thousands)

December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$201,239
Accounts receivable	117,179
Receivables from non-debtor affiliates	2,921,225
Taxes receivable	24,475
Prepaid expenses and other current assets	58,973
Short-term notes receivable from non-debtor affiliates	365,112

Total current assets	3,688,203

Property and equipment, at cost	4,728,956
Accumulated depreciation	(1,184,698)

Property and equipment, net	3,544,258

Investment in non-debtor affiliates	19,622,028
Receivables from non-debtor affiliates	551,368
Other assets	60,173

Total assets	$27,466,030

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$76,190
Accounts payable to non-debtor affiliates	36,140
Accrued payroll and related costs	31,327
Taxes payable	24,865
Other current liabilities	40,652

Total current liabilities	209,174

Deferred income taxes	8,678
Other liabilities	99,441
Liabilities subject to compromise, inclusive of payables to non-debtor affiliates of $6,217,729	10,457,372

Total liabilities	10,774,665

Total debtors’ equity	16,691,365

Total liabilities and debtors’ equity	$27,466,030

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

COMBINED DEBTORS’ STATEMENTS OF OPERATIONS

(In thousands)

Year Ended December 31, 2020
Operating revenues
Contract drilling services	$717,655
Reimbursables and other	53,284
Non-debtor affiliates	103,551

874,490

Operating costs and expenses
Contract drilling services	477,144
Reimbursables	47,794
Depreciation and amortization	372,663
General and administrative	120,497
Pre-petition charges	14,409
Loss on impairment	3,914,608

4,947,115

Operating loss	(4,072,625)
Other income (expense)
Interest expense, net of amounts capitalized	(164,421)
Interest expense from non-debtor affiliates	(33,421)
Gain on extinguishment of debt, net	17,254
Interest income and other, net	9,548
Interest income from non-debtor affiliates	31,751
Reorganization items, net	(23,930)

Loss from continuing operations before income taxes	(4,235,844)

Income tax benefit (provision)	247,021

Net loss	$(3,988,823)

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

COMBINED DEBTORS’ STATEMENTS OF CASH FLOWS

(In thousands)

Year Ended December 31, 2020
Cash flows from operating activities
Net loss	$(3,988,823)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	372,663
Loss on impairment	3,914,608
Reorganization items, net	(17,366)
Gain on extinguishment of debt, net	(17,254)
Deferred income taxes	(26,435)
Amortization of share-based compensation	9,169
Other costs, net	(42,020)
Changes in components of working capital:
Change in taxes receivable	28,117
Net changes in other operating assets and liabilities	(274,902)
Net changes in other operating assets and liabilities with non-debtor affiliates	(143,759)

Net cash used in operating activities	(186,002)

Cash flows from investing activities
Capital expenditures	(148,028)
Proceeds from disposal of assets, net	26,999

Net cash used in investing activities	(121,029)

Cash flows from financing activities
Borrowings on credit facilities	210,000
Repayments of senior notes	(101,132)
Cash paid to settle equity awards	(1,010)
Other financing activities with non-debtor affiliates	348,107
Taxes withheld on employee stock transactions	(418)

Net cash provided by financing activities	455,547

Net increase in cash, cash equivalents and restricted cash	148,516
Cash, cash equivalents and restricted cash, beginning of period	73,682

Cash, cash equivalents and restricted cash, end of period	$222,198

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOBLE FINANCE COMPANY (formerly known as Noble Corporation) AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unless otherwise indicated, dollar and share amounts in tables are in thousands)

Note 20—Unaudited Interim Financial Data

Unaudited interim consolidated financial information from continuing operations for Noble is as follows:

	Quarter Ended
	March 31	June 30	September 30	December 31
2020
Operating revenues	$281,311	$237,918	$241,836	$203,207
Operating income (loss)	(1,132,555)	(95,453)	(18,875)	(2,829,662)
Net loss from continuing operations	(1,062,677)	(42,194)	(50,868)	(2,822,720)
Net loss per share from continuing operations attributable to Noble (1)
Basic
Loss from continuing operations	(4.25)	(0.17)	(0.20)	(11.24)
Diluted
Loss from continuing operations	(4.25)	(0.17)	(0.20)	(11.24)

	Quarter Ended
	March 31	June 30	September 30	December 31
2019
Operating revenues	$282,888	$292,936	$275,526	$454,088
Operating loss	(23,812)	(118,710)	(640,012)	116,261
Net loss from continuing operations	(67,068)	(151,960)	(444,871)	(32,870)
Net loss from discontinued operations, net of tax	(3,821)	—	—	—
Net loss per share from continuing operations attributable to Noble (1)
Basic
Loss from continuing operations	(0.27)	(0.61)	(1.79)	(0.13)
Loss from discontinued operations	(0.02)	—	—	—
Diluted
Loss from continuing operations	(0.27)	(0.61)	(1.79)	(0.13)
Loss from discontinued operations	(0.02)	—	—	—

(1)	Net loss per share is computed independently for each of the quarters presented. Therefore, the sum of the quarters’ net loss per share may not equal the total computed for the year.

NOBLE FINANCE COMPANY

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

PROSPECTUS

Until                 , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (other than underwriting discounts and commissions) to be incurred by us in connection with a distribution of the securities registered under this registration statement.

SEC registration fee		$55,655.21
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Trustee fees and expenses		*
Miscellaneous		*

Total	$	*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 14. Indemnification of Directors and Officers

Cayman Islands Issuer

Noble Finance Company

Noble Finance Company (“Finco”) is an exempted company incorporated in the Cayman Islands with limited liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

Finco’s articles of association provide the following:

Article 44.1 of Finco’s articles of association provides that no Finco director will be personally liable to Finco or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to Finco or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

Article 44.2 of Finco’s articles of association provides that Finco will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Finco), by reason of the fact that such person is or was a director, officer, employee or agent of Finco, or is or was serving at the request of Finco as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Finco, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Finco, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article 44.3 of Finco’s articles of association provides that Finco shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Finco to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Finco, or is or was serving at the request of Finco as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Finco, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Finco unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

Any indemnification under Article 44.2 or Article 44.3 of Finco’s articles of association (unless ordered by a court) shall be made by Finco only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 44.2 or Article 44.3 of Finco’s articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by Finco’s members.

To the extent that a present or former director or officer of Finco has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 44.2 or 44.3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Finco in advance of the final disposition of such action, suit or proceeding upon receipt by Finco of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by Finco under its articles of association or otherwise. Such expenses (including attorneys’ fees) incurred by present or former employees or agents of Finco other than officers or directors may be so paid upon such terms and conditions, if any, as Finco deems appropriate.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or modification of the rights to indemnification and advancement of expenses provided for in Finco’s articles of association shall not affect any rights or obligations then existing.

Finco has entered into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under Finco’s articles of association referred to above. These indemnity agreements generally provide that Finco will indemnify the parties thereto to the fullest extent permitted by law.

Finco also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

Cayman Islands Guarantors

Noble Cayman SCS Holding Ltd

Article 45.1 of the articles of association of Noble Cayman SCS Holding Ltd, a Cayman Islands exempted company (“NCSHL”), provides that every director and officer of NCSHL (which for the avoidance of doubt, shall not include auditors of NCSHL), together with every former director and former officer of NCSHL shall be indemnified out of the assets of NCSHL against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No such director or officer shall be liable to NCSHL for any loss or damage incurred by NCSHL as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such director or officer. No person shall be found to have committed actual fraud or wilful default under Article 45.1 unless or until a court of competent jurisdiction shall have made a finding to that effect.

Article 45.2 of NCSHL’s articles of association provides that NCSHL shall advance to each director and officer reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such director and officer for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the director and officer shall execute an undertaking to repay the advanced amount to NCSHL if it shall be determined by final judgment or other final adjudication that such director and officer was not entitled to indemnification pursuant to Article 45.2. If it shall be determined by a final judgment or other final adjudication that such director or officer was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to NCSHL (without interest) by the director of officer.

Noble Drilling (TVL) Ltd.

Article 45.1 of the articles of association of Noble Drilling (TVL), a Cayman Islands exempted company (“NDTVL”), provides that no NDTVL director will be personally liable to NDTVL or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to NDTVL or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

Article 45.2 of NDTVL’s articles of association provides that NDTVL will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of NDTVL), by reason of the fact that such person is or was a director, officer, employee or agent of NDTVL, or is or was serving at the request of NDTVL as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NDTVL, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of NDTVL, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article 45.3 of NDTVL’s articles of association provides that NDTVL shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of NDTVL to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of NDTVL, or is or was serving at the request of NDTVL as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NDTVL, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to NDTVL unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

Any indemnification under Article 45.2 or Article 45.3 of NDTVL’s articles of association (unless ordered by a court) shall be made by NDTVL only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 45.2 or Article 45.3 of NDTVL’s articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by NDTVL’s members.

To the extent that a present or former director or officer of NDTVL has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 45.2 or 45.3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by NDTVL in advance of the final disposition of such action, suit or proceeding upon receipt by NDTVL of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by NDTVL under its articles of association or otherwise. Such expenses (including attorneys’ fees) incurred by present or former employees or agents of NDTVL other than officers or directors may be so paid upon such terms and conditions, if any, as NDTVL deems appropriate.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or modification of the rights to indemnification and advancement of expenses provided for in NDTVL’s articles of association shall not affect any rights of obligations then existing.

Noble International Finance Company

Article 45.1 of the articles of association of Noble International Finance Company, a Cayman Islands exempted company (“NIFC”), provides that no NIFC director will be personally liable to NIFC or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to NIFC or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

Article 45.2 of NIFC’s articles of association provides that NIFC will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of NIFC), by reason of the fact that such person is or was a director, officer, employee or agent of NIFC, or is or was serving at the request of NIFC as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NIFC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of NIFC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article 45.3 of NIFC’s articles of association provides that NIFC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of NIFC to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of NIFC, or is or was serving at the request of NIFC as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NIFC, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to NIFC unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

Any indemnification under Article 45.2 or Article 45.3 of NIFC’s articles of association (unless ordered by a court) shall be made by NIFC only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 45.2 or Article 45.3 of NIFC’s articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by NIFC’s members.

To the extent that a present or former director or officer of NIFC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 45.2 or 45.3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by NIFC in advance of the final disposition of such action, suit or proceeding upon receipt by NIFC of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by NIFC under its articles of association or otherwise. Such expenses (including attorneys’ fees) incurred by present or former employees or agents of NIFC other than officers or directors may be so paid upon such terms and conditions, if any, as NIFC deems appropriate.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law,

agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or modification of the rights to indemnification and advancement of expenses provided for in NIFC’s articles of association shall not affect any rights of obligations then existing.

Noble Resources Limited

Article 45.1 of the articles of association of Noble Resources Limited, a Cayman Islands exempted company (“NRL”), provides that no NRL director will be personally liable to NRL or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to NRL or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

Article 45.2 of NRL’s articles of association provides that NRL will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of NRL), by reason of the fact that such person is or was a director, officer, employee or agent of NRL, or is or was serving at the request of NRL as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NRL, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of NRL, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article 45.3 of NRL’s articles of association provides that NRL shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of NRL to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of NRL, or is or was serving at the request of NRL as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NRL, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to NRL unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

Any indemnification under Article 45.2 or Article 45.3 of NRL’s articles of association (unless ordered by a court) shall be made by NRL only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 45.2 or Article 45.3 of NRL’s articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by NRL’s members.

To the extent that a present or former director or officer of NRL has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 45.2 or 45.3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by NRL in advance of the final disposition of such action, suit or proceeding upon receipt by NRL of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by NRL under its articles of association or otherwise. Such expenses (including attorneys’ fees) incurred by present or former employees or agents of NRL other than officers or directors may be so paid upon such terms and conditions, if any, as NRL deems appropriate.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or modification of the rights to indemnification and advancement of expenses provided for in NRL’s articles of association shall not affect any rights of obligations then existing.

Noble Rig Holding 2 Limited

Article 45.1 of the articles of association of Noble Rig Holding 2 Limited, a Cayman Islands exempted company (“NRH2L”), provides that every director and officer of NRH2L (which for the avoidance of doubt, shall not include auditors of NRH2L), together with every former director and former officer of NRH2L shall be indemnified out of the assets of NRH2L against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No such director or officer shall be liable to NRH2L for any loss or damage incurred by NRH2L as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such director or officer. No person shall be found to have committed actual fraud or wilful default under Article 45.1 unless or until a court of competent jurisdiction shall have made a finding to that effect.

Article 45.2 of NRH2L’s articles of association provides that NRH2L shall advance to each director and officer reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such director and officer for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the director and officer shall execute an undertaking to repay the advanced amount to NRH2L if it shall be determined by final judgment or other final adjudication that such director and officer was not entitled to indemnification pursuant to Article 45.2. If it shall be determined by a final judgment or other final adjudication that such director or officer was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to NRH2L (without interest) by the director of officer.

Noble Rig Holding I Limited

Article 45.1 of the articles of association of Noble Rig Holding I Limited, a Cayman Islands exempted company (“NRHIL”), provides that every director and officer of NRHIL (which for the avoidance of doubt, shall not include auditors of NRHIL), together with every former director and former officer of NRHIL shall be indemnified out of the assets of NRHIL against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No such director or officer shall be liable to NRHIL for any loss or damage incurred by NRHIL as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such director or officer. No person shall be found to have committed actual fraud or wilful default under Article 45.1 unless or until a court of competent jurisdiction shall have made a finding to that effect.

Article 45.2 of NRHIL’s articles of association provides that NRHIL shall advance to each director and officer reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such director and officer for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the director and officer shall execute an undertaking to repay the advanced amount to NRHIL if it shall be determined by final judgment or other final adjudication that such director and officer was not entitled to indemnification pursuant to Article 45.2. If it shall be determined by a final judgment or other final adjudication that such director or officer was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to NRHIL (without interest) by the director of officer.

Noble SA Limited

Article 45.1 of the articles of association of Noble SA Limited, a Cayman Islands exempted company (“NSAL”), provides that every director and officer of NSAL (which for the avoidance of doubt, shall not include auditors of NSAL), together with every former director and former officer of NSAL shall be indemnified out of the assets of NSAL against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No such director or officer shall be liable to NSAL for any loss or damage incurred by NSAL as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such director or officer. No person shall be found to have committed actual fraud or wilful default under Article 45.1 unless or until a court of competent jurisdiction shall have made a finding to that effect.

Article 45.2 of NSAL’s articles of association provides that NSAL shall advance to each director and officer reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such director and officer for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the director and officer shall execute an undertaking to repay the advanced amount to NSAL if it shall be determined by final judgment or other final adjudication that such director and officer was not entitled to indemnification pursuant to Article 45.2. If it shall be determined by a final judgment or other final adjudication that such director or officer was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to NSAL (without interest) by the director of officer.

Noble Services International Limited

Article 45.1 of the articles of association of Noble Services International Limited, a Cayman Islands exempted company (“NSIL”), provides that no NSIL director will be personally liable to NSIL or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to NSIL or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

Article 45.2 of NSIL’s articles of association provides that NSIL will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of NSIL), by reason of the fact that such person is or was a director, officer, employee or agent of NSIL, or is or was serving at the request of NSIL as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NSIL, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of NSIL, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article 45.3 of NSIL’s articles of association provides that NSIL shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of NSIL to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of NSIL, or is or was serving at the request of NSIL as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NSIL, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to NSIL unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

Any indemnification under Article 45.2 or Article 45.3 of NSIL’s articles of association (unless ordered by a court) shall be made by NSIL only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 45.2 or Article 45.3 of NSIL’s articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by NSIL’s members.

To the extent that a present or former director or officer of NSIL has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 45.2 or 45.3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by NSIL in advance of the final disposition of such action, suit or proceeding upon receipt by NSIL of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by NSIL under its articles of association or otherwise. Such expenses (including attorneys’ fees) incurred by present or former employees or agents of NSIL other than officers or directors may be so paid upon such terms and conditions, if any, as NSIL deems appropriate.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or modification of the rights to indemnification and advancement of expenses provided for in NSIL’s articles of association shall not affect any rights of obligations then existing.

Delaware Guarantors

Each of Noble BD LLC, Noble Drilling (U.S.) LLC, Noble Drilling Services LLC, Noble DT LLC and Noble Services Company LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any restrictions set forth in its limited liability company agreement, a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each of Noble BD LLC, Noble Drilling (U.S.) LLC, Noble Drilling Services LLC, Noble DT LLC and Noble Services Company LLC provides that the company shall, to the fullest extent permitted by applicable law, indemnify each Member (as defined therein), officer, director, manager, member, shareholder, partner, employee, representative or agent of a Member or their respective affiliates, and each officer, employee or agent of the company or its affiliates, who is made a party or threatened to be made a party to any action, suit or proceeding, by reason of such person’s position with the company, against any and all expenses and other liabilities actually and reasonably incurred by such person if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company or had no reasonable cause to believe such conduct was unlawful, except that such person shall not be indemnified for fraud, intentional misconduct, knowing violation of the law or gross negligence or for any transaction for which such person received personal benefit in violation or breach of the limited liability company agreement. Any such indemnification shall be satisfied out of the assets of the company.

Swiss Guarantors

Neither Swiss statutory law nor any of the articles of association or organizational regulations of each of Bully 1 (Switzerland) GmbH, Noble Contracting II GmbH, Noble Drilling International GmbH, Noble Leasing (Switzerland) GmbH and Noble Leasing III (Switzerland) GmbH contain any specific provision regarding the indemnification of directors and officers.

According to Swiss law, a corporation, under certain circumstances, may, or may be required to, indemnify its directors and officers against losses and expenses incurred by them in the execution of their duties, unless the losses and expenses arise from the directors’ or officers’ negligence or willful misconduct.

Noble Corporation, the parent company of, among others, Bully 1 (Switzerland) GmbH, Noble Contracting II GmbH, Noble Drilling International GmbH, Noble Leasing (Switzerland) GmbH and Noble Leasing III (Switzerland) GmbH, maintains insurance to protect, among other things, the directors and officers of all subsidiaries, including the directors and officers of Bully 1 (Switzerland) GmbH, Noble Contracting II GmbH, Noble Drilling International GmbH, Noble Leasing (Switzerland) GmbH and Noble Leasing III (Switzerland) GmbH against liabilities incurred by such persons in connection with their services in the foregoing capacities.

Guyanese Guarantor

Pursuant to Article 10.1 of the By-laws of Noble Drilling (Guyana) Inc., except in respect of an action by or on behalf of Noble Drilling (Guyana) Inc. to obtain a judgment in its favour, Noble Drilling (Guyana) Inc. indemnifies: (1) each director or officer of the company, (2) each former director or officer of the company, (3) each former director or officer of the company who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and in relation to (1) to (3) inclusive, each of their personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him/her in respect of any civil, criminal or administrative action or proceeding to which he/she is made a party by reason of being or having been a director or officer of such company, if:

(a)	he/she acted honestly and in good faith with a view to the best interest of the company; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he/she had reasonable grounds for believing that his conduct was lawful.

This indemnity is statutory in nature and is expressly provided under and made subject to section 99 of the Companies Act, Cap. 89:01 of Guyana.

Norwegian Guarantor

Noble Drilling (Norway) AS is a private limited liability company incorporated under the laws of Norway. Under Norwegian law, the directors and the Chief Executive Officer can each be held liable for any damage they negligently or willfully cause. Neither Norwegian law nor the articles of association of Noble Drilling (Norway) AS contains any provision concerning indemnification of its Board of Directors nor Chief Executive Officer or other officers of Noble Drilling (Norway) AS. Noble Drilling (Norway) AS maintains insurance for the indemnification of its directors and officers against certain liabilities which they may incur in their capacities as such.

Qatari Guarantor

There are no statutes, charter provisions or by-laws in the State of Qatar or any contract or other arrangements which we have had sight of under which any controlling person, director or officer of Noble Drilling Doha LLC is insured or indemnified in any manner against liability which he may incur in his capacity as a controlling person, director or officer of Noble Drilling Doha LLC.

Item 15. Recent Sales of Unregistered Securities

Upon emergence from bankruptcy on February 5, 2021, Finco issued an aggregate principal amount of $216 million of the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”).

The Notes described above were exempt from registration pursuant to Section 1145 of the Bankruptcy Code or Section 4(a)(2) of the Securities Act of 1933, as amended, including Rule 305(b) or Regulation D promulgated thereunder, as applicable. We are registering the offer and sale of the applicable Notes pursuant to registration rights we have granted under a registration rights agreement dated as of February 5, 2021.

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits.

Exhibit Number	Description

2.1	Merger Agreement, dated as of June 30, 2013, between Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation Limited (filed as Exhibit 2.1 to Noble-Swiss’ Current Report on Form 8-K filed on July 1, 2013 and incorporated herein by reference).

2.2	Agreement and Plan of Merger, Reorganization and Consolidation, dated as of December 19, 2008, among Noble-Swiss, Noble Corporation (n/k/a Noble Finance Company), a Cayman Islands company (“Finco”), and Noble Cayman Acquisition Ltd. (filed as Exhibit 1.1 to Finco’s Current Report on Form 8-K filed on December 22, 2008 and incorporated herein by reference).

2.3	Amendment No. 1 to Agreement and Plan of Merger, Reorganization and Consolidation, dated as of February 4, 2009, among Noble-Swiss, Finco and Noble Cayman Acquisition Ltd. (filed as Exhibit 2.2 to Finco’s Current Report on Form 8-K filed on February 4, 2009 and incorporated herein by reference).

Exhibit Number	Description

2.4	Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc), a company incorporated under the laws of England and Wales (“Legacy Noble”), and its Debtor Affiliates (filed as Exhibit 2.1 to Legacy Noble’s Current Report on Form 8-K filed on November 23, 2020 and incorporated herein by reference).

2.5†	Agreement and Plan of Merger, dated as of March 25, 2021, by and among Noble Corporation, a Cayman Islands company (“Noble”), Duke Merger Sub, LLC and Pacific Drilling Company LLC (filed as Exhibit 2.1 to Noble’s Current Report on Form 8-K filed on March 25, 2021 and incorporated herein by reference).

3.1	Composite Copy of Articles of Association of Legacy Noble, as of June 10, 2014 (filed as Exhibit 3.1 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2014 and incorporated herein by reference).

3.2	Memorandum and Articles of Association of Finco (filed as Exhibit 3.1 to Finco’s Current Report on Form 8-K filed on March 30, 2009 and incorporated herein by reference).

3.3	Amended and Restated Memorandum of Association of Noble (filed as Exhibit 3.1 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

3.4	Amended and Restated Articles of Association of Noble (filed as Exhibit 3.2 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

3.5	Articles of Incorporation of Bully 1 (Switzerland) GmbH.

3.6	Certificate of Formation of Noble BD LLC (f/k/a Noble Bob Douglas LLC), as amended.

3.7	Second Amended and Restated Limited Liability Company Agreement of Noble BD LLC, as amended by Amendment No. 1 thereto.

3.8	Certificate of Incorporation of Noble Cayman SCS Holding Ltd.

3.9	Memorandum and Articles of Association of Noble Cayman SCS Holding Ltd, as amended by shareholder resolutions.

3.10	Articles of Incorporation of Noble Contracting II GmbH.

3.11	Certificate of Incorporation of Noble Drilling (Guyana) Inc.

3.12	Articles of Incorporation of Noble Drilling (Guyana) Inc.

3.13	By Laws of Noble Drilling (Guyana) Inc.

3.14	Articles of Amendment of Noble Drilling (Guyana) Inc.

3.15	Certificate of Registration of Noble Drilling (Norway) AS.

3.16	Articles of Incorporation for Noble Drilling (Norway) AS.

3.17	Articles of Association for Noble Drilling (Norway) AS.

3.18	Certification of Incorporation of Noble Drilling (TVL) Ltd.

3.19	Amended and Restated Memorandum and Articles of Association of Noble Drilling (TVL) Ltd., as amended by shareholder resolutions.

3.20	Certificate of Formation and Conversion of Noble Drilling (U.S.) LLC.

3.21	Second Amended and Restated Limited Liability Company Agreement of Noble Drilling (U.S.) LLC.

3.22	Deed of Incorporation of Noble Drilling Doha LLC.

3.23	Articles of Incorporation of Noble Drilling International GmbH.

3.24	Certificate of Formation and Conversion of Noble Drilling Services LLC (f/k/a Noble Drilling Services Inc.).

3.25	Limited Liability Company Agreement of Noble Drilling Services LLC (f/k/a Noble Drilling Services Inc.), as amended by Amendment No. 1 thereto.

Exhibit Number	Description

3.26	Certificate of Formation of Noble DT LLC.

3.27	Amended and Restated Limited Liability Company Agreement of Noble DT LLC, as amended by Amendment No. 1 thereto.

3.28	Certificate of Incorporation of Noble International Finance Company.

3.29	Amended and Restated Memorandum and Articles of Association of Noble International Finance Company, as amended by shareholder resolutions.

3.30	Articles of Incorporation of Noble Leasing (Switzerland) GmbH.

3.31	Articles of Incorporation of Noble Leasing III (Switzerland) GmbH.

3.32	Certificate of Incorporation of Noble Resources Limited.

3.33	Memorandum and Articles of Association of Noble Resources Limited, as amended by shareholder resolutions.

3.34	Certificate of Incorporation of Noble Rig Holding 2 Limited.

3.35	Memorandum and Articles of Association of Noble Rig Holding 2 Limited, as amended by shareholder resolutions.

3.36	Certificate of Incorporation of Noble Rig Holding I Limited.

3.37	Memorandum and Articles of Association of Noble Rig Holding I Limited, as amended by shareholder resolutions.

3.38	Certificate of Incorporation of Noble SA Limited.

3.39	Memorandum and Articles of Association of Noble SA Limited, as amended by shareholder resolutions.

3.40	Certificate of Formation of Noble Services Company LLC.

3.41	Amended and Restated Limited Liability Company Agreement of Noble Services Company LLC, as amended by the amendment thereto.

3.42	Certificate of Incorporation of Noble Services International Limited.

3.43	Amended and Restated Memorandum and Articles of Association of Noble Services International Limited, as amended by shareholder resolutions.

4.1	Indenture, dated as of February 5, 2021, among Noble Finance Company, the subsidiaries of Noble Finance Company party thereto, as guarantors, and U.S. Bank National Association, a national banking association, as collateral agent and trustee (including the form of Second Lien Note attached thereto) (filed as Exhibit 4.1 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

5.1	Legal Opinion of Baker Botts L.L.P.

5.2	Legal Opinion of Maples and Calder (Cayman) LLP.

5.3	Legal Opinion of Pestalozzi Rechtsanwälte AG.

5.4	Legal Opinion of Hughes, Fields & Stoby.

5.5	Legal Opinion of Simonsen Vogt Wiig AS.

5.6	Legal Opinion of Arab Law Bureau L.L.P.

10.1*	Noble Drilling Corporation 401(k) Savings Restoration Plan (filed as Exhibit 10.1 to Noble Drilling Corporation’s Registration Statement on Form S-8 dated January 18, 2001 (No. 333-53912) and incorporated herein by reference).

10.2*	Amendment No. 1 to the Noble Drilling Corporation 401(k) Savings Restoration Plan (filed as Exhibit 10.1 to Post-Effective Amendment No. 1 to Finco’s Registration Statement on Form S-8 (No. 333-53912) and incorporated herein by reference).

Exhibit Number	Description

10.3*	Amendment No. 2 to the Noble Drilling Corporation 401(k) Savings Restoration Plan, dated February 25, 2003 (filed as Exhibit 10.30 to Finco’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.4*	Amendment No. 3 to the Noble Drilling Corporation 401(k) Savings Restoration Plan, dated March 9, 2005 (filed as Exhibit 10.31 to Finco’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.5*	Amendment No. 4 to the Noble Drilling Corporation 401(k) Savings Restoration Plan, dated March 30, 2007 (filed as Exhibit 10.41 to Finco’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).

10.6*	Amendment No. 5 to the Noble Drilling Corporation 401(k) Savings Restoration Plan, effective May 1, 2010 (filed as Exhibit 10.11 to Noble-Swiss’ Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference).

10.7*	Noble Drilling Corporation Retirement Restoration Plan dated December 29, 2008, effective as of January 1, 2009 (filed as Exhibit 10.32 to Finco’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

10.8*	Amendment No. 1 to the Noble Drilling Corporation Retirement Restoration Plan, dated July 10, 2009 (filed as Exhibit 10.16 to Noble-Swiss’ Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference).

10.9*	Noble Drilling Corporation 2009 401(k) Savings Restoration Plan, effective January 1, 2009 (filed as Exhibit 10.31 to Finco’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference).

10.10*	Amendment No. 1 to the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan, effective May 1, 2010 (filed as Exhibit 10.23 to Noble-Swiss’ Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference).

10.11*	Amendment No. 2 to the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan, effective November 1, 2013 (filed as Exhibit 10.32 to Legacy Noble’s Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by reference).

10.12*	Noble Corporation plc 2020 Short-Term Incentive Plan (filed as Exhibit 10.1 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated herein by reference).

10.13*	Form of Noble Corporation Performance-Vested Restricted Stock Unit Award under the Noble Corporation 2015 Omnibus Incentive Plan (filed as Exhibit 10.2 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated herein by reference).

10.14*	Form of Noble Corporation Performance-Vested Cash Award under the Noble Corporation 2015 Omnibus Incentive Plan (filed as Exhibit 10.3 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated herein by reference).

10.15*	Amendment to Noble Corporation plc 2015 Omnibus Incentive Plan (filed as Exhibit 10.5 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated herein by reference).

10.16*	General Release Agreement, dated February 10, 2020, by Scott W. Marks (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on February 12, 2020 and incorporated herein by reference).

10.17*	Transition Agreement, dated February 19, 2020, by and among Noble Corporation plc, Noble Drilling Services Inc. and Julie J. Robertson (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on February 21, 2020 and incorporated herein by reference).

Exhibit Number	Description

10.18*	Separation Agreement, dated as of March 11, 2020, by and among Noble Corporation plc, Noble Drilling Services Inc. and Stephen M. Butz (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on February 21, 2020 and incorporated herein by reference).

10.19*	Noble Corporation plc 2015 Omnibus Incentive Plan, restated as of May 21, 2020 (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on May 27, 2020 and incorporated herein by reference).

10.20*	Noble Corporation plc 2015 Omnibus Incentive Plan, restated as of June 26, 2020 (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on July 2, 2020 and incorporated herein by reference).

10.21*†	Noble Corporation plc 2020 Short-Term Incentive Plan, amended and restated effective as of July 1, 2020 (filed as Exhibit 10.3 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and incorporated herein by reference).

10.22*†	Noble Corporation plc 2020 Other Cash Award Plan, effective as of July 1, 2020 (filed as Exhibit 10.4 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and incorporated herein by reference).

10.23*	Form of Letter Agreement relating to Restructured 2020 Executive Incentive Compensation (filed as Exhibit 10.3 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and incorporated herein by reference).

10.24*	Noble Corporation plc Time-Vested Cash Award (Inducement Award) Agreement, effective July 1, 2020, by and between Noble Corporation plc and Robert W. Eifler (filed as Exhibit 10.4 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and incorporated herein by reference).

10.25*†	Noble Corporation plc Performance-Vested Cash Award (Inducement Award) Agreement, effective July 1, 2020, by and between Noble Corporation plc and Robert W. Eifler (filed as Exhibit 10.5 to Legacy Noble’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and incorporated herein by reference).

10.26†	Restructuring Support Agreement, dated July 31, 2020, by and among Noble Corporation plc, the subsidiaries of Noble Corporation plc party thereto and the Consenting Creditors party thereto (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on July 31, 2020 and incorporated herein by reference).

10.27†	First Amendment to Restructuring Support Agreement, dated August 20, 2020, by and among Noble Corporation plc and the Consenting Creditors party thereto (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on August 26, 2020 and incorporated herein by reference).

10.28†	Settlement Agreement, dated September 23, 2020, by and among the Paragon Litigation Trust and Noble Corporation plc, Noble Corporation Holdings Ltd, Noble Corporation, Noble FDR Holdings Limited, Noble Holding International Limited, Noble Holding (U.S.) LLC and Noble International Finance Company (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on September 28, 2020 and incorporated herein by reference).

10.29†	Backstop Commitment Agreement, dated October 12, 2020, by and among Noble Corporation plc, the subsidiaries of Noble Corporation plc party thereto and the Backstop Parties party thereto (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on October 15, 2020 and incorporated herein by reference).

Exhibit Number	Description

10.30†	Amendment No. 1 to Backstop Commitment Agreement, dated as of November 25, 2020, by and among Noble Corporation plc, the subsidiaries of Noble Corporation plc party thereto and the Backstop Parties party thereto (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on December 1, 2020 and incorporated herein by reference).

10.31	Settlement Agreement, dated as of February 3, 2021, by and among Michael A. Cawley, Julie H. Edwards, Gordon T. Hall, Jon A. Marshall, James A. MacLennan, Mary P. Ricciardello, Julie J. Robertson, and David Williams, Noble Corporation plc and the Paragon Litigation Trust (filed as Exhibit 10.1 to Legacy Noble’s Current Report on Form 8-K filed on February 5, 2021 and incorporated herein by reference).

10.32†	Senior Secured Revolving Credit Agreement, dated as of February 5, 2021, by and among Noble Finance Company and Noble International Finance Company, as borrowers, the lenders and issuing banks party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security trustee (filed as Exhibit 10.1 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.33	Tranche 1 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.2 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.34	Tranche 2 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.3 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.35	Tranche 3 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.4 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.36	Penny Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.5 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.37	Equity Registration Rights Agreement, dated as of February 5, 2021, by and among Noble Corporation and the holders party thereto (filed as Exhibit 10.6 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.38	Notes Registration Rights Agreement, dated as of February 5, 2021, by and among Noble Finance Company and the holders party thereto (filed as Exhibit 10.7 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.39*	Executive Employment Agreement, dated as of February 5, 2021, by and between Noble Services Company LLC and Robert Eifler (including the Deed of Guaranty of Noble Corporation attached thereto) (filed as Exhibit 10.8 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.40*	First Amendment to Executive Employment Agreement, dated as of March 11, 2021, by and between Noble Services Company LLC and Robert Eifler (filed as Exhibit 10.2 to Noble’s Current Report on Form 8-K filed on March 11, 2021 and incorporated herein by reference).

10.41*	Executive Employment Agreement, dated as of February 5, 2021, by and between Noble Services Company LLC and Richard Barker (including the Deed of Guaranty of Noble Corporation attached thereto) (filed as Exhibit 10.9 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

Exhibit Number	Description

10.42*	Executive Employment Agreement, dated as of February 5, 2021, by and between Noble Services Company LLC and William Turcotte (including the Deed of Guaranty of Noble Corporation attached thereto) (filed as Exhibit 10.10 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.43*	Form of Indemnification Agreement, by and between Noble Corporation and its officers and directors (filed as Exhibit 10.11 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.44	Relationship Agreement, dated as of February 5, 2021, by and between Noble Corporation, the Investors and certain of the former holders of the Legacy Notes (filed as Exhibit 10.12 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

10.45*	Noble Corporation 2021 Long-Term Incentive Plan (filed as Exhibit 10.1 to Noble’s Current Report on Form 8-K filed on February 24, 2021 and incorporated herein by reference).

10.46*	Noble Corporation 2021 Short-Term Incentive Plan (filed as Exhibit 10.1 to Noble’s Current Report on Form 8-K filed on March 11, 2021 and incorporated herein by reference).

10.47	Form of Voting and Support Agreement, dated as of March 25, 2021, by and among Noble Corporation and each member of Pacific Drilling Company LLC party thereto (filed as Exhibit 10.1 to Noble’s Current Report on Form 8-K filed on March 25, 2021 and incorporated herein by reference).

10.48	Form of Registration Rights Agreement by and among Noble Corporation and the holders party thereto (filed as Exhibit 10.2 to Noble’s Current Report on Form 8-K filed on March 25, 2021 and incorporated herein by reference).

21.1	List of Subsidiaries of Noble Finance Company.

22.1	List of Guarantor Subsidiaries and Affiliate Securities Pledged as Collateral.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1).

23.4	Consent of Maples and Calder (Cayman) LLP (included as part of Exhibit 5.2).

23.5	Consent of Pestalozzi Rechtsanwälte AG (included as part of Exhibit 5.3).

23.6	Consent of Hughes, Fields & Stoby (included as part of Exhibit 5.4).

23.7	Consent of Simonsen Vogt Wiig AS (included as part of Exhibit 5.5).

23.8	Consent of Arab Law Bureau L.L.P. (included as part of Exhibit 5.6).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Indenture.

*	Management contract or compensatory plan or arrangement.

†	Certain portions of the exhibit have been omitted. Finco agrees to furnish a supplemental copy with any omitted information to the Securities and Exchange Commission (“SEC”) upon request.

(b) Financial Statement Schedules.

See our Financial Statements starting on page F-1. All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required, are inapplicable or the information is included in the financial statements and have therefore been omitted.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on April 6, 2021.

NOBLE FINANCE COMPANY

By:	/s/ Robert W. Eifler
Robert W. Eifler
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Eifler Robert W. Eifler	President and Chief Executive Officer (Principal Executive Officer)	April 6, 2021

/s/ Richard B. Barker Richard B. Barker	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Vice President and Controller and Authorized Representative in the United States (Principal Accounting Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Director	April 6, 2021

/s/ Brad A. Baldwin Brad A. Baldwin	Director	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baar, Switzerland, on April 6, 2021.

BULLY 1 (SWITZERLAND) GMBH

By:	/s/ Caroline Yu Gin Cho
Caroline Yu Gin Cho
Managing Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M.J. Dujacquier David M.J. Dujacquier	Chairman and General Manager (Principal Executive Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Managing Officer (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Matthew John Brodie Matthew John Brodie	Managing Officer	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE BD LLC

By: Noble NBD Cayman LP, its member

By: Noble NBD GP Holding, its general partner

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President and Secretary (Principal Executive, Financial and Accounting Officer)	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE CAYMAN SCS HOLDING LTD

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President, Secretary and Director (Principal Executive Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Director and Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baar, Switzerland, on April 6, 2021.

NOBLE CONTRACTING II GMBH

By:	/s/ Caroline Yu Gin Cho
Caroline Yu Gin Cho
Managing Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M.J. Dujacquier David M.J. Dujacquier	Chairman (Principal Executive Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Managing Officer (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Matthew John Brodie Matthew John Brodie	Managing Officer	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE DRILLING (GUYANA) INC.

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	Director (Principal Executive, Financial and Accounting Officer)	April 6, 2021

/s/ C.A. Nigel Hughes C.A. Nigel Hughes	Secretary and Director	April 6, 2021

/s/ Brett Blackman Brett Blackman	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Luxembourg, on April 6, 2021.

NOBLE DRILLING (NORWAY) AS

By:	/s/ David M.J. Dujacquier
David M.J. Dujacquier
General Manager and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M.J. Dujacquier David M.J. Dujacquier	General Manager and Director (Principal Executive, Financial and Accounting Officer)	April 6, 2021

/s/ Matthew John Brodie Matthew John Brodie	Director	April 6, 2021

/s/ Gunnar Espeland Gunnar Espeland	Director	April 6, 2021

/s/ Ronald Lee Ronald Lee	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE DRILLING (TVL) LTD.

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President, Secretary and Director (Principal Executive and Financial Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Accounting Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on April 6, 2021.

NOBLE DRILLING (U.S.) LLC

By: Noble Drilling Services LLC, its member

By:	/s/ Blake A. Denton
Blake A. Denton
President

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Blake A. Denton Blake A. Denton	President (Principal Executive Officer)	April 6, 2021

/s/ Craig M. Muirhead Craig M. Muirhead	Vice President and Treasurer (Principal Financial Officer)	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Vice President and Controller (Principal Accounting Officer)	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE DRILLING DOHA LLC

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
General Manager

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	General Manager and Manager (Principal Executive, Financial and Accounting Officer)	April 6, 2021

/s/ Firas Adi Firas Adi	Manager	April 6, 2021

/s/ Ullatil Achu Ullatil Achu	Manager	April 6, 2021

/s/ Ebrahim Ahmad H M Al-Neama Ebrahim Ahmad H M Al-Neama	Manager	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baar, Switzerland, on April 6, 2021.

NOBLE DRILLING INTERNATIONAL GMBH

By:	/s/ Caroline Yu Gin Cho
Caroline Yu Gin Cho
Managing Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M.J. Dujacquier David M.J. Dujacquier	Chairman (Principal Executive Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Managing Officer (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Matthew John Brodie Matthew John Brodie	Managing Officer	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on April 6, 2021.

NOBLE DRILLING SERVICES LLC

By: NDSI Holding Limited, its member

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Blake A. Denton Blake A. Denton	President (Principal Executive Officer)	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Vice President and Controller (Principal Accounting Officer)	April 6, 2021

/s/ Craig M. Muirhead Craig M. Muirhead	Vice President (Principal Financial Officer)	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on April 6, 2021.

NOBLE DT LLC

By: Noble Boudreaux Limited, its member

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laura D. Campbell Laura D. Campbell	President (Principal Executive and Accounting Officer)	April 6, 2021

/s/ Craig M. Muirhead Craig M. Muirhead	Vice President and Treasurer (Principal Financial Officer)	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE INTERNATIONAL FINANCE COMPANY

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President and Secretary (Principal Executive Officer)	April 6, 2021

/s/ Craig M. Muirhead Craig M. Muirhead	Treasurer (Principal Financial Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Accounting Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baar, Switzerland, on April 6, 2021.

NOBLE LEASING (SWITZERLAND) GMBH

By:	/s/ Caroline Yu Gin Cho
Caroline Yu Gin Cho
Managing Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M.J. Dujacquier David M.J. Dujacquier	Chairman (Principal Executive Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Managing Officer (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Matthew John Brodie Matthew John Brodie	Managing Officer	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baar, Switzerland, on April 6, 2021.

NOBLE LEASING III (SWITZERLAND) GMBH

By:	/s/ Caroline Yu Gin Cho
Caroline Yu Gin Cho
Managing Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M.J. Dujacquier David M.J. Dujacquier	Chairman (Principal Executive Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Managing Officer (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Matthew John Brodie Matthew John Brodie	Managing Officer	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE RESOURCES LIMITED

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President, Secretary and Director (Principal Executive Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE RIG HOLDING 2 LIMITED

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President, Secretary and Director (Principal Executive Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE RIG HOLDING I LIMITED

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President, Secretary and Director (Principal Executive Officer)	April 6, 2021

/s/ Craig M. Muirhead Craig M. Muirhead	Treasurer (Principal Financial Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Accounting Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE SA LIMITED

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President, Secretary and Director (Principal Executive Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on April 6, 2021.

NOBLE SERVICES COMPANY LLC

By: Noble Drilling (U.S.) LLC, its member

By:	/s/ Blake A. Denton
Blake A. Denton
President

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Eifler Robert W. Eifler	President and Chief Executive Officer (Principal Executive Officer)	April 6, 2021

/s/ Richard B. Barker Richard B. Barker	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Chief Accounting Officer, Vice President and Controller (Principal Accounting Officer)	April 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Cayman Islands, on April 6, 2021.

NOBLE SERVICES INTERNATIONAL LIMITED

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert W. Eifler and Richard B. Barker, and each of them, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad A. Baldwin Brad A. Baldwin	President, Secretary and Director (Principal Executive Officer)	April 6, 2021

/s/ David M.J. Dujacquier David M.J. Dujacquier	Controller and Director (Principal Financial and Accounting Officer)	April 6, 2021

/s/ Caroline Yu Gin Cho Caroline Yu Gin Cho	Director	April 6, 2021

/s/ Laura D. Campbell Laura D. Campbell	Authorized Representative in the United States	April 6, 2021